                                        Exhibit 17(c)(v)

W&R Funds

Asset Strategy Fund

Core Equity Fund

High Income Fund

International Growth Fund

Large Cap Growth Fund

Limited-Term Bond Fund

Mid Cap Growth Fund

Money Market Fund

Municipal Bond Fund

Science and Technology Fund

Small Cap Growth Fund

Tax-Managed Equity Fund

Annual Report
March 31, 2002

This report is submitted for the general information of the shareholders of
W&R Funds, Inc. It is not authorized for distribution to prospective investors unless accompanied with or preceded by the W&R Funds, Inc.
current prospectus and current Fund performance information.

MANAGERS' DISCUSSION
March 31, 2002

An interview with Michael L. Avery and Daniel J. Vrabac, portfolio managers of
W&R Funds, Inc. - Asset Strategy Fund

This report relates to the operation of W&R Funds, Inc. - Asset Strategy Fund for the fiscal year ended March 31, 2002. The following discussion, graphs and tables provide you with information regarding the Fund's performance during that period.

How did the Fund perform during the last fiscal year?

The Fund posted slightly negative returns for the fiscal year, as the Class C shares of the Fund declined 1.98 percent, compared with the S&P 500 Index
(reflecting the performance of securities that generally represent the stock market), which increased 0.21 percent during the fiscal year, and the Lipper
Flexible Portfolio Funds Universe Average (generally representing the performance of the universe of funds with similar investment objectives), which increased 1.44 percent for the fiscal year. The Fund also lagged its bond benchmark indexes, as the Salomon Brothers Broad Investment Grade Index
(reflecting the performance of securities that generally represent the bond market) increased 5.34 percent for the fiscal year, and the Salomon Brothers
Short-Term Index for 1 Month Certificates of Deposit (reflecting the performance of securities that generally represent one-month certificates of deposit) increased 3.14 percent for the year. Multiple indexes are presented because the Fund primarily invests in stocks and bonds and short-term instruments.

Why did the Fund lag its benchmark indexes during the fiscal year?

Our relative performance had a lot to do with our allocation decisions, in our opinion. Early in the fiscal year, as we entered the economic slowdown that turned into a recession, we decided to be very conservative and to be overweighted in Treasury securities. We decided to own some equity shares, primarily in companies that we feel should benefit from the changed global environment brought on by the terrorist attacks. We also have acquired some gold bullion and gold-related equity securities. It was a very volatile year, quarter by quarter. The stock market was very inconsistent, as it appeared that investors kept trying to sense the end of the recession and rally the market, only to see those hopes extinguished. This led to a strong stock rally in the first fiscal quarter, a devastating stock market decline in the second fiscal quarter (furthered by the terrorist attacks), a powerful rally toward the end of 2001, and a flat performance in the fiscal fourth quarter. At the same time, bond yields rose 50 basis points (which is not desirable), then fell 80 basis points (which is good), rose another 40 basis points, then rose a further 40 basis points. In spite of yields rising 50 basis points during the fiscal year, we earned a positive return on our bond positions. We also realized strong returns on our investments in gold bullion and gold-related equity securities. However, this was not enough to offset the lower returns on our other equity holdings or to offset the fact that we were under-invested in equities during the rallies that did occur.

What other market conditions or events influenced the Fund's performance during the fiscal year?

We correctly anticipated the economic decline during 2001. However, we miscalculated investor psychology after the September 11 terrorist attacks. In our view, the economy remains weak, and it is unclear as to whether we will see a rebound by the second half of 2002 or whether we will have to wait until
2003. We believe that the biggest influence on Fund performance was our attempt to time the market early in the year in the face of our underlying bearish attitude.

What strategies and techniques did you employ that specifically affected the
Fund's performance?

Generally, our strategy was to remain predominantly in fixed income (including cash) throughout the year. Had we stayed with this strategy alone, performance likely would have been far better. Where we miscalculated, we believe, was trying to move in and out of the equity market in volatile and uncertain times.

What industries or sectors did you emphasize during the fiscal year, and what looks attractive to you going forward?

Our view on the equity market is that it likely will continue to be very volatile, responding to profit announcements, Federal Reserve action on interest rates, and economic growth. However, unlike the late 1990s, we believe that investors will be unable to simply "ride the market"
higher and higher. We anticipate that our emphasis will continue to be placed on strong security analysis and selection. The equity portion of the portfolio may be gradually increased, but only as we find stocks that we believe will prosper in an era of slower global growth, increased risk of terrorism, and higher costs of security (for government, corporations and individuals). Until that time, U.S. Treasuries, gold bullion and gold-related equity securities likely will continue to dominate the portfolio.

Respectfully,

/s/ Michael L. Avery
Michael L. Avery

/s/Daniel J. Vrabac
Daniel J. Vrabac
Managers
W&R Asset Strategy Fund

Comparison of Change in Value of $10,000 Investment

                                                Salomon
                     W&R              Salomon  Brothers     Lipper
                   Asset             Brothers  Short-Term   Flexible
                Strategy                Broad  Index for    Portfolio
                   Fund,           Investment  1 month      Funds
                 Class C   S&P 500      Grade  Certificates Universe
                  Shares     Index      Index  of Deposit   Average
     -------     -------   -------   --------    ------     ---------
     04-30-95     10,000    10,000     10,000    10,000      10,000
     03-31-96     10,300    12,832     10,936    10,541      11,934
     03-31-97     10,212    15,366     11,473    11,122      13,185
     03-31-98     12,758    22,748     12,848    11,760      17,058
     03-31-99     12,987    26,963     13,682    12,406      18,297
     03-31-00     18,129    31,862     13,930    13,097      21,135
     03-31-01     17,365    24,898     15,681    13,949      19,085
     03-31-02     17,020    24,950     16,519    14,387      19,360

====     W&R Asset Strategy Fund, Class C Shares (1)(2) --  $17,020
++++     S&P 500 Index (1) -- $24,950
-+-+-+   Salomon Brothers Broad Investment Grade Index (1) -- $16,519
*--*--   Salomon Brothers Short-Term Index for 1 Month
              Certificates of Deposit (1) --  $14,387
----     Lipper Flexible Portfolio Funds Universe Average (1) -- $19,360

(1)Because the Fund commenced operations on a date other than at the end of a month, and partial month calculations of the performance of the indexes
   (including income) are not available, the investments were effected as of
   April 30, 1995.

(2)The value of the investment in the Fund is impacted by the ongoing expenses of the Fund and assumes reinvestment of dividends and distributions.

Average Annual Total Return*

                             Class A   Class B   Class C**   Class Y

1-year period ended 3-31-02   -6.93%    -5.82%    -1.98%      -1.14%

5-year period ended 3-31-02      --        --     10.76%      11.75%

Since inception of Class
  through 3-31-02***          -6.19%    -5.43%     7.95%       9.25%

*Performance data quoted represents past performance and is based on deduction of the maximum applicable sales load for each of the periods. Class A shares carry a maximum front-end sales load of 5.75%. Class B and Class C shares carry maximum contingent deferred sales charges of 5% and 1%, respectively.
Total returns reflect share price appreciation (depreciation), including reinvestment of all income and capital gains distributions. Investment return and principal value will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

**Performance data from 3-24-00 represents the actual performance of Class C shares. Performance data prior to 3-24-00 represents the performance of the
Fund's original Class B shares. The original Class B shares were combined with
Class C shares effective 3-24-00, and redesignated as Class C shares. The original Class B's performance has been adjusted to reflect the current contingent deferred sales charge (CDSC) structure applicable to Class C (1.00%
maximum and declining to zero at the end of the first year after investment).
Accordingly, these returns reflect no CDSC since it only applies to Class C shares held for twelve months or less. New Class B shares, with fees and expenses different from the original Class B shares, were added to the Fund on
6-30-00.

***7-10-00 for Class A shares, 7-3-00 for Class B shares, 4-20-95 for Class C shares and 12-29-95 for Class Y shares (the date on which shares were first acquired by shareholders).

Past performance is not necessarily indicative of future performance. Indexes are unmanaged. The performance graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of
Fund shares.

SHAREHOLDER SUMMARY OF ASSET STRATEGY FUND

Asset Strategy Fund

GOAL

To seek high total return over the long term.

Strategy

Invests in stocks, bonds and short-term instruments. Within each of these classes, the Fund may invest in both domestic and foreign securities.

Founded

1995

Scheduled Dividend Frequency

Quarterly (March, June, September and December)

Performance Summary - Class C Shares

Per Share Data

For the Fiscal Year Ended March 31, 2002

Dividends paid                                   $0.21
                                                 =====

Capital gains distribution                       $0.20
                                                 =====

Net asset value on
  3-31-02            $11.32 adjusted to:        $11.52(A)
  3-31-01                                        11.97
                                                ------

Change per share                              $  (0.45)
                                                ======

(A)This number includes the capital gains distribution of $0.20 paid in
December 2001 added to the actual net asset value on March 31, 2002.

Past performance is not necessarily indicative of future results.

SHAREHOLDER SUMMARY OF ASSET STRATEGY FUND

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be less than the results shown below. Please check the Waddell & Reed website at
www.waddell.com for more current performance information.

Average Annual Total Return (A)
                             Class A                    Class B
                   ---------------------------  ---------------------
                         With         Without        With    Without
Period             Sales Load(B)  Sales Load(C)     CDSC(D)  CDSC(E)
------             -------------  ------------  -----------  -------
 1-year period
     ended 3-31-02......  -6.93%    -1.25%        -5.82%      -2.03%
 5-year period
     ended 3-31-02......   ---       ---           ---         ---
10-year period
     ended 3-31-02......   ---       ---           ---         ---
Since inception
     of Class(F)........ -6.19%    -2.91%        -5.43%      -3.66%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
Performance data represents past performance and is no guarantee of future results. Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

(B)Performance data is based on deduction of 5.75% sales load on the initial purchase in the periods.

(C)Performance data does not take into account the sales load deducted on an initial purchase.

(D)Performance data reflects the effect of paying the applicable contingent deferred sales charge (CDSC) at a maximum of 5.00% upon redemption at the end of each of the periods.

(E)Performance data does not reflect the effect of paying the applicable CDSC upon redemption at the end of each of the periods.

(F)7-10-00 for Class A shares and 7-3-00 for Class B shares (the date on which shares were first acquired by shareholders).

Average Annual Total Return(A)
Period                Class C(B)   Class Y(C)
------                 ---------    ---------
 1-year period
   ended 3-31-02...     -1.98%      -1.14%
 5-year period
   ended 3-31-02...     10.76%      11.75%
10-year period
   ended 3-31-02...       ---         ---
Since inception
   of Class(D).....      7.95%       9.25%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
Performance data represents past performance and is no guarantee of future results. Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

(B)Performance data from 3-24-00 represents the actual performance of Class C shares. Performance data prior to 3-24-00 represents the performance of the
Fund's original Class B shares. The original Class B shares were combined with
Class C shares effective 3-24-00, and redesignated as Class C shares. The original Class B's performance has been adjusted to reflect the current contingent deferred sales charge (CDSC) structure applicable to Class C (1.00%
maximum and declining to zero at the end of the first year after investment).
Accordingly, these returns reflect no CDSC since it only applies to Class C shares held for twelve months or less. New Class B shares, with fees and expenses different from the original Class B shares, were added to the Fund on
6-30-00.

(C)Performance data does not include the effect of sales charges, as Class Y shares are not subject to these charges.

(D)4-20-95 for Class C shares and 12-29-95 for Class Y shares (the date on which shares were first acquired by shareholders).

SHAREHOLDER SUMMARY OF ASSET STRATEGY FUND

Portfolio Highlights

On March 31, 2002, Asset Strategy Fund had net assets totaling $54,133,684 invested in a diversified portfolio of:

61.56%    United States Government Securities

19.12%    Common Stocks

10.76%    Cash and Cash Equivalents and Unrealized Loss on Open Forward
          Currency Contracts

4.95%     Corporate Debt Securities

3.11%     Bullion

0.50%     Other Government Securities

As a shareholder of Asset Strategy Fund, for every $100 you had invested on
March 31, 2002, your Fund owned:

United States Government Securities                         $61.56

Common Stocks                                               $19.12

Cash and Cash Equivalents and Unrealized Loss
  on Open Forward Currency Contracts                        $10.76

Corporate Debt Securities                                   $ 4.95

Bullion                                                     $ 3.11

Other Government Securities                                 $ 0.50

THE INVESTMENTS OF ASSET STRATEGY FUND
March 31, 2002

                                                  Troy
                                                  Ounces       Value

BULLION - 3.11%
Gold.........................................     5,566     $ 1,684,286
(Cost: $1,519,910)

COMMON STOCKS                                    Shares

Banks - 0.21%
     Charter One Financial, Inc..............     3,600         112,392

Broadcasting - 0.26%
     Westwood One, Inc.*.....................     3,600         138,060

Business Equipment and Services - 0.22%
     Accenture Ltd*..........................     2,100          56,070
     KPMG Consulting, Inc.*..................     3,200          64,784
                                                            ------------
                                                                120,854

Chemicals - Specialty - 1.01%
     Air Products and Chemicals, Inc.........     2,300          118,795
     OM Group, Inc...........................     3,900          281,970
     USEC Inc................................    23,100          147,840
                                                            ------------
                                                                 548,605

Computers - Peripherals - 1.99%
     EMC Corporation*........................     24,400         290,848
     Lexmark International, Inc.*............      2,300         131,514
     Microsoft Corporation*..................      4,000         241,020
     SAP Aktiengesellschaft, ADR.............      8,200         305,040
     Take-Two Interactive Software, Inc.*....      5,300         106,557
                                                            ------------
                                                               1,074,979

Forest and Paper Products - 0.25%
     Sealed Air Corporation*.................      2,900         136,532

Gold and Precious Metals - 4.94%
     Agnico-Eagle Mines Limited..............     19,300         257,655
     AngloGold Limited, ADR..................     29,700         747,846
     Barrick Gold Corporation................     34,091         632,729
     Glamis Gold Ltd.*.......................     44,815         239,760
     Goldcorp Incorporated (A)...............      8,220         143,138
     Meridian Gold Inc. (A)*.................      8,870         129,410
     Placer Dome Inc.........................     42,891         525,415
                                                            ------------
                                                               2,675,953

Health Care - Drugs - 1.26%
     Pfizer Inc..............................      6,500         258,310
     Pharmacia Corporation...................      9,400         423,752
                                                            ------------
                                                                 682,062

Health Care - General - 0.57%
     Wyeth...................................      4,700        $308,555

Home Builders, Mobile Homes - 0.46%
     Lennar Corporation......................      4,700         247,972

Hospital Supply and Management - 1.12%
     Health Management Associates, Inc., Class A* 14,500         300,585
     Tenet Healthcare Corporation*...........      4,600         308,292
                                                            ------------
                                                                 608,877

Leisure Time Industry - 0.93%
     Midway Games Inc.*......................      9,200         123,832
     Sturm, Ruger & Company, Inc.............     10,700         138,030
     THQ Inc.*...............................      4,900         240,124
                                                            ------------
                                                                 501,986

Mining - 1.96%
     Newmont Mining Corporation..............     38,245       1,059,004

Petroleum - Domestic - 0.94%
     Anadarko Petroleum Corporation..........      4,300         242,692
     Burlington Resources Inc................      6,600         264,594
                                                            ------------
                                                                 507,286

Petroleum - Services - 0.76%
     Baker Hughes Incorporated...............      7,200         275,400
     Smith International, Inc.*..............      2,000         135,500
                                                            ------------
                                                                 410,900

Steel - 1.01%
     Gibraltar Steel Corporation.............     25,200         548,604

Utilities - Electric - 0.52%
     Dominion Resources, Inc.................      4,300         280,188

Utilities - Gas and Pipeline - 0.71%
     El Paso Corporation.....................      7,400         325,822
     Questar Corporation.....................      2,200          56,562
                                                            ------------
382,384
TOTAL COMMON STOCKS - 19.12%.................                $10,345,193
     (Cost: $8,907,279)

                                                  Principal
                                                  Amount in
CORPORATE DEBT SECURITIES                         Thousands   Value

Banks - 0.56%
     Banco Latinoamericano de
          Exportaciones, S.A.,
          6.59%, 10-6-02 (B).................      $300        $303,492

Beverages - 0.57%
     Diageo Capital plc,
          6.0%, 3-27-03......................      300         307,037

Food and Related - 0.26%
     GRUMA, S.A. de C.V.,
          7.625%, 10-15-07...................      150         142,125

Petroleum - Domestic - 0.56%
     Apache Corporation,
          9.25%, 6-1-02......................      300         303,564

Retail - General Merchandise - 0.56%
     Wal-Mart Stores, Inc.,
          6.875%, 8-1-02.....................      300         304,539

Steel - 0.56%
     CSN Islands Corporation,
          9.625%, 8-2-02 (B).................      300         304,875

Trucking and Shipping - 0.56%
     WMX Technologies, Inc.,
          7.7%, 10-1-02......................      300         305,024

Utilities - Electric - 1.04%
     Dominion Resources, Inc.,
          7.4%, 9-16-02......................      300         305,101
     PP&L Capital Funding, Inc.,
           7.7%, 11-15-07.....................     250         256,081
                                                          ------------
561,182

Utilities - Telephone - 0.28%
     Comtel Brasileira Ltda.,
          10.75%, 9-26-04....................      150         153,750

TOTAL CORPORATE DEBT SECURITIES - 4.95%                    $ 2,685,588
     (Cost: $2,638,929)

                                                  Principal
                                                  Amount in
OTHER GOVERNMENT SECURITY - 0.50%                 Thousands    Value

Mexico
     United Mexican States,
           8.625%, 3-12-08....................        $250      $269,125
     (Cost: $244,661)

UNITED STATES GOVERNMENT SECURITIES
     United States Treasury Notes:
          2.75%, 10-31-03....................      10,375     10,283,005
          5.75%, 11-15-05 (C)................      13,400     13,927,102
          6.125%, 8-15-07....................       8,675      9,115,187

TOTAL UNITED STATES GOVERNMENT SECURITIES - 61.56%           $33,325,294
     (Cost: $33,381,546)

                                                  Face
UNREALIZED LOSS ON OPEN                           Amount in
FORWARD CURRENCY CONTRACTS - (0.00%)              Thousands
     Japanese Yen, 12-11-02 (D)..............     Y352,441        (1,870)
     Eurodollar, 5-15-02 (D).................     EUR6              (139)
                                                            ------------
                                                                 $(2,009)

TOTAL SHORT-TERM SECURITIES - 4.56%..........                 $2,467,658
     (Cost: $2,467,658)

TOTAL INVESTMENTS - 93.80%...................                $50,775,135
     (Cost: $49,159,983)

CASH AND OTHER ASSETS, NET OF LIABILITIES - 6.20%              3,358,549

NET ASSETS - 100.00%.........................                $54,133,684

Notes to Schedule of Investments

*No income dividends were paid during the preceding 12 months.

(A)Listed on an exchange outside the United States.

(B)Securities were purchased pursuant to Rule 144A under the Securities Act of
   1933 and may be resold in transactions exempt from registration, normally to qualified institutional buyers. At March 31, 2002, the total value of these securities amounted to $608,367 or 1.12% of net assets.

(C)As of March 31, 2002, a portion of the security is used as cover for the following written call options. (See Note 6 to financial statements):

Contracts
Underlying               Subject      Expiration Month/   Premium        Market
Security                 to Call      Exercise Price      Received       Value
---------------------------------------------------------------------------------
Phelps Dodge Corporation      32       July/40             $11,744        $13,120
Phelps Dodge Corporation      103      July/40              36,771         42,230
                                                           ----------------------
                                                           $48,515        $55,350
                                                           ======================

(D)Principal amounts are denominated in the indicated foreign currency, where applicable (Y - Japanese Yen, EUR - Euro.)

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES

ASSET STRATEGY FUND

March 31, 2002

(In Thousands, Except for Per Share Amounts)

ASSETS
     Investments - at value (Notes 1 and 3):
             Bullion (cost - $1,520)......................  $ 1,684
             Securities (cost - $47,640)..................   49,091
                                                            -------
                                                             50,775
     Cash...............................................         16
     Receivables:
          Investment securities sold.....................     2,840
          Dividends and interest.........................       538
          Fund shares sold...............................       170
                                                            -------
               Total assets.............................     54,339
                                                            -------

LIABILITIES
     Payable to Fund shareholders...........................     91
     Outstanding call options at market (Note 6)............     55
     Accrued shareholder servicing (Note 2).................     20
     Payable for investment securities purchased............     10
     Accrued management fee (Note 2)........................      7
     Accrued distribution fee (Note 2)......................      4
     Accrued accounting services fee (Note 2)...............      3
     Accrued service fee (Note 2)...........................      1
     Other..................................................     14
                                                            -------
               Total liabilities...........................     205
                                                            -------
                    Total net assets...................     $54,134
                                                            =======

NET ASSETS
     $0.01 par value capital stock:
          Capital stock....................................     $48
          Additional paid-in capital....................     55,873
     Accumulated undistributed income (loss):
          Accumulated undistributed net investment income...     66
          Accumulated undistributed net realized loss
               on investment transactions...............     (3,461)
          Net unrealized appreciation in value
               of investments............................     1,608
                                                            -------
               Net assets applicable to outstanding
                    units of capital...................     $54,134
                                                            =======

Net asset value per share (net assets divided by
     shares outstanding):
     Class A............................................     $11.33
     Class B............................................     $11.32
     Class C............................................     $11.32
     Class Y............................................     $11.33

Capital shares outstanding:
     Class A...............................................     363
     Class B...............................................     228
     Class C.............................................     4,134
     Class Y................................................     55

Capital shares authorized..............................     200,000

See Notes to Financial Statements.

STATEMENT OF OPERATIONS

ASSET STRATEGY FUND

For the Fiscal Year Ended March 31, 2002

(In Thousands)

INVESTMENT INCOME
     Income (Note 1B):
          Interest and amortization..........................    $2,031
          Dividends (net of foreign withholding taxes of $2).       129
                                                                -------
               Total income..................................     2,160
                                                                -------
     Expenses (Note 2):
          Investment management fee............................     402
          Distribution fee:
               Class A..........................................      2
               Class B..........................................     18
               Class C..........................................    380
               Class Y..........................................      2
          Shareholder servicing:
               Class A..........................................      9
               Class B..........................................      8
               Class C..........................................    136
               Class Y..........................................      1
          Service fee:
               Class A..........................................      6
               Class B..........................................      6
               Class C..........................................    127
          Accounting services fee...............................     35
          Custodian fees........................................     20
          Audit fees............................................     12
          Legal fees............................................      2
          Other.................................................     61
                                                                -------
               Total............................................  1,227
                                                                -------
                    Net investment income.......................    933
                                                                -------

REALIZED AND UNREALIZED GAIN
(LOSS) ON INVESTMENTS (NOTES 1 AND 3)
     Realized net loss on securities...........................  (3,253)
     Realized net loss on written call options.................     (66)
     Realized net loss on purchased call options...............     (11)
     Realized net gain on purchased put options................      --*
                                                                -------
          Realized net loss on investments.....................  (3,330)
                                                                -------
     Unrealized appreciation in value of securities
          during the period....................................   1,338
     Unrealized depreciation in value of forward currency
          contracts during the period..........................     (88)
     Unrealized depreciation in value of written call options
          during the period....................................     (73)
                                                                -------
          Unrealized appreciation in value of investments
               during the period...............................   1,177
                                                                -------
               Net loss on investments.........................  (2,153)
                                                                -------
                    Net decrease in net assets resulting
                         from operations....................... $(1,220)
                                                                =======

*Not shown due to rounding.

See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS

ASSET STRATEGY FUND

(In Thousands)

                                                       For the Fiscal Year
                                                       Ended March 31,
                                                       --------------
                                                       2002      2001
INCREASE (DECREASE) IN NET ASSETS
     Operations:
          Net investment income....................     $933       $517
          Realized net gain (loss) on investments     (3,330)     3,825
          Unrealized appreciation (depreciation)..     1,177     (6,973)
                                                     ------------------
               Net decrease in net assets resulting
                    from operations..............     (1,220)    (2,631)
                                                     ------------------
     Distributions to shareholders from (Note 1E):*
          Net investment income:
               Class A............................       (89)       (20)
               Class B............................       (44)        (7)
               Class C............................      (911)      (288)
               Class Y............................       (16)        (9)
          Realized net gain on investment transactions:
               Class A............................       (64)      (281)
               Class B............................       (43)      (139)
               Class C............................      (833)    (9,737)
               Class Y............................       (10)       (96)
                                                     ------------------
                                                      (2,010)   (10,577)
                                                     ------------------
     Capital share transactions (Note 5)..........    (1,608)    19,464
                                                     ------------------
          Total increase (decrease)...............    (4,838)     6,256

NET ASSETS
     Beginning of period..........................    58,972     52,716
                                                     ------------------
     End of period................................   $54,134    $58,972
                                                     ===================
          Undistributed net investment  income....       $66       $193
                                                         ===============

*See "Financial Highlights" on pages 17 - 20.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

ASSET STRATEGY FUND

Class A Shares

For a Share of Capital Stock Outstanding Throughout Each Period:

                                                                    For the
                                                       For the      period from
                                                       fiscal year  7-10-00*
                                                       ended        to
                                                       3-31-02      3-31-01

Net asset value, beginning of period..............     $11.98       $15.22
                                                       -------------------

Income (loss) from investment operations:
     Net investment income........................       0.25         0.15
     Net realized and unrealized loss
          on investments..........................      (0.40)       (0.60)
                                                       -------------------

Total from investment operations..................      (0.15)       (0.45)
                                                       -------------------

Less distributions:
     From net investment income...................      (0.30)       (0.13)
     From capital gains...........................      (0.20)       (2.66)
                                                       -------------------

Total distributions...............................      (0.50)       (2.79)
                                                       -------------------

Net asset value, end of period....................     $11.33       $11.98
                                                       ===================

Total return**....................................     -1.25%        -3.77%

Net assets, end of period (in millions)............       $4            $2

Ratio of expenses to average net assets.............    1.45%         1.26%***

Ratio of net investment income
     to average net assets..........................    2.28%         2.26%***

Portfolio turnover rate...........................    143.38%       214.77%****

   *Commencement of operations.

  **Total return calculated without taking into account the sales load deducted on an initial purchase.

 ***Annualized.

****For the fiscal year ended March 31, 2001.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

ASSET STRATEGY FUND

Class B Shares

For a Share of Capital Stock Outstanding Throughout Each Period:

                                                                     For the
                                                       For the       period from
                                                       fiscal year   7-3-00*
                                                       ended         to
                                                       3-31-02       3-31-01

Net asset value, beginning of period..............     $11.97       $15.21
                                                       -------------------

Income (loss) from investment operations:
     Net investment income........................       0.17         0.07
     Net realized and unrealized loss
          on investments..........................      (0.41)       (0.60)
                                                       -------------------

Total from investment operations..................      (0.24)       (0.53)
                                                       -------------------

Less distributions:
     From net investment income...................      (0.21)       (0.05)
     From capital gains...........................      (0.20)       (2.66)
                                                       -------------------

Total distributions...............................      (0.41)       (2.71)
                                                       -------------------

Net asset value, end of period....................     $11.32       $11.97
                                                       ===================

Total return.....................................       -2.03%       -4.35%

Net assets, end of period (in millions)...........         $3           $2

Ratio of expenses to average net assets...........       2.25%        2.15%**

Ratio of net investment income to
     average net assets...........................       1.50%        1.37%**

Portfolio turnover rate...........................     143.38%      214.77%***

  *Commencement of operations.

 **Annualized.

***For the fiscal year ended March 31, 2001.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

ASSET STRATEGY FUND

Class C Shares (A)

For a Share of Capital Stock Outstanding Throughout Each Period:

                              For the fiscal year ended March 31,
                              --------------------------------------------
                              2002      2001      2000      1999      1998

Net asset value,
     beginning of period      $11.97    $15.21    $11.20    $11.42    $9.73
                              ---------------------------------------------

Income (loss) from
     investment operations:
     Net investment income     0.19      0.11      0.03      0.15      0.21
     Net realized and
          unrealized
          gain (loss) on
          investments....     (0.43)    (0.62)    4.33      0.05      2.16
                              ---------------------------------------------

Total from investment
     operations..........     (0.24)    (0.51)    4.36      0.20      2.37
                              ---------------------------------------------

Less distributions:
     From net investment
          income.........     (0.21)    (0.07)    (0.05)    (0.16)    (0.22)
     From capital gains..     (0.20)    (2.66)    (0.30)    (0.26)    (0.46)
                              ---------------------------------------------

Total distributions......     (0.41)    (2.73)    (0.35)    (0.42)    (0.68)
                              ---------------------------------------------

Net asset value,
     end of period.......     $11.32    $11.97    $15.21    $11.20    $11.42
                              ==============================================

Total return.............     -1.98%    - 4.22%   39.60%    1.79%     24.94%

Net assets, end of
     period (in millions)       $47       $54       $52       $30       $19

Ratio of expenses
     to average net assets     2.20%     2.15%     2.24%     2.32%     2.44%

Ratio of net investment
     income to average
     net assets..........      1.59%     0.86%     0.24%     1.38%     2.02%

Portfolio turnover rate..    143.38%   214.77%   204.12%   168.17%   220.67%

(A)See Note 5.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

ASSET STRATEGY FUND

Class Y Shares

For a Share of Capital Stock Outstanding Throughout Each Period:

                              For the fiscal year ended March 31,
                              --------------------------------------------
                              2002      2001      2000      1999      1998
Net asset value,
     beginning of period      $11.98    $15.26    $11.21    $11.43    $9.73
                              ---------------------------------------------

Income (loss) from
     investment operations:
     Net investment income     0.28      0.24     0.15      0.26      0.31
     Net realized and
          unrealized  gain
          (loss) on
          investments....     (0.42)    (0.63)    4.33      0.05      2.16
                              ---------------------------------------------

Total from investment
     operations..........     (0.14)    (0.39)    4.48      0.31      2.47
                              ---------------------------------------------

Less distributions:
     From net investment
          income.........     (0.31)    (0.23)    (0.13)    (0.27)    (0.31)
     From capital gains..     (0.20)    (2.66)    (0.30)    (0.26)    (0.46)
                              ---------------------------------------------

Total distributions......     (0.51)    (2.89)    (0.43)    (0.53)    (0.77)
                              ---------------------------------------------

Net asset value,
     end of period.......     $11.33    $11.98    $15.26    $11.21    $11.43
                              ==============================================

Total return.............     -1.14%    -3.39%    40.85%    2.75%     26.06%

Net assets, end of
     period (in thousands)     $627      $550      $508      $307      $225

Ratio of expenses
     to average net assets      1.33%     1.32%     1.33%     1.45%     1.58%

Ratio of net investment
     income to average
     net assets..........       2.44%     1.71%     1.14%     2.25%     2.90%

Portfolio turnover rate..     143.38%   214.77%   204.12%   168.17%   220.67%

See Notes to Financial Statements.

MANAGER'S DISCUSSION
March 31, 2002

An interview with James D. Wineland, portfolio manager of W&R Funds, Inc.
- Core Equity Fund

This report relates to the operation of W&R Funds, Inc. - Core Equity Fund for the fiscal year ended March 31, 2002. The following discussion, graphs and tables provide you with information regarding the Fund's performance during that period.

How did the Fund perform during the last fiscal year?

The Fund had a negative return for the fiscal year, underperforming its benchmark indexes. In a difficult economic environment, most large capitalization stocks struggled, and the benchmark index had a flat return for the period. The Class C shares of the Fund declined 3.94 percent during the last fiscal year, compared with the Lipper Large-Cap Core Funds Universe
Average (generally reflecting the performance of the universe of funds with similar investment objectives), which declined 1.86 percent for the year, and the S&P 500 Index (reflecting the performance of securities that generally represent the stock market), which had a slight increase of 0.21 percent for the year.

Why did the Fund lag its benchmark index during the fiscal year?

We believe that our performance lagged the benchmark over the last 12 months due primarily to our holdings in telecommunications and energy stocks. Both of these groups performed poorly throughout 2001. While the energy group has recovered somewhat in the first quarter of 2002, the telecommunications sector has continued to struggle.

What other market conditions or events influenced the Fund's performance during the fiscal year?

A key issue during the second half of the fiscal year was the revelation and market response to the Enron bankruptcy. Accounting practices of corporate
America and Wall Street came under scrutiny as never before. Companies with a history of aggressive accounting policies and questionable financial practices came under broad selling pressure. The war on terror also clearly had a heavy impact on the market. Defense-related stocks performed very well, as it became apparent that the campaign against terror will be lengthy and costly in terms of security and defense appropriations. Corporate earnings remained depressed during most of the fiscal year, despite signs of economic recovery in early
2002. By fiscal year-end, valuations of many stocks seemed to be quite extended with relatively high price-to-earnings ratios; we also feel that there is a growing likelihood that the Federal Reserve may increase interest rates in the coming months.

What strategies and techniques did you employ that specifically affected the
Fund's performance?

The U.S. continues to be involved in a highly uncertain geopolitical situation. We feel that there is a high risk that an energy supply disruption could quickly develop. The Fund is thus currently heavily weighted in stocks of North American oil, natural gas, and oil service companies. Health care continues to be an area of emphasis as well. Few industries possess the demographics, revenue and earnings growth dynamics of the large pharmaceutical sector, in our opinion.

We also feel that valuations of many market sectors remain quite high. We believe that technology stocks generally do not have sufficient earnings growth visibility to support their current stock prices, particularly if we are about to enter a period of tightening monetary policy. We have reduced our holdings in technology substantially since the beginning of 2002. On the other hand, we continue to have substantial holdings in the financial sector. While many stocks in this area have been under pressure due to investors' concerns regarding credit quality, we think the improving economy and the highly positive shape of the interest rate yield curve could create conditions for some positive earnings surprises and good stock performance later in 2002.
Additionally, we feel that aerospace/defense has been very strong and we maintain holdings in that sector.

What industries or sectors did you emphasize during the fiscal year, and what looks attractive to you going forward?

We believe that geopolitical events will be critical to the financial markets in the near term. We think it is quite likely that the U.S. will broaden the campaign against terrorism during the remainder of 2002. The pace of global economic recovery is secondary to the war on terrorism as an investment issue.
Our portfolio is structured to reflect the likely continued importance of defense spending on a long-term basis. We also are positioned for a potential growing concern regarding the supply of oil and natural gas. Companies that generate North American sources of energy remain very solid investments, in our opinion.

We feel that the economy, both in the U.S. and globally, is likely to gather strength as 2002 progresses. However, we think current stock values, generally, are already reflecting a positive economic scenario and a rebound in corporate earnings that may prove to be too aggressive. Generally, the U.S.
consumer remains strong. Auto sales, housing activity, and retail spending patterns continue to be encouraging. Having moved through the recent recession with only modest slowing of consumption, we should not expect the ensuing recovery to produce a strong positive rebound from already high absolute spending levels. Given the economic outlook, we feel that interest rates are likely to rise. The Federal Reserve aggressively eased monetary policy in 2000 and 2001 to prevent a more intense slowdown. Stock valuations, which benefit from lower capital costs, may not improve easily if there is a period of rising interest rates.

Overall, the capital-spending boom of the late 1990s created a condition of enlarged capacity in many industries that may take time for our system to absorb. Some industries (telecommunications, financial services, technology)
likely will face a period of difficult industry pricing and protracted consolidation and downsizing. Investor confidence has been shaken by the
September 11 terrorist attacks and the Enron debacle. Our outlook remains cautious. Our expectations are modest, yet hopeful. We believe that the U.S.
remains the world's most powerful nation economically, technologically, and militarily. While past performance is no guarantee of future results, high quality U.S. stocks have historically provided competitive returns to patient investors. We think this pattern is solidly intact, despite the current difficulties.

Respectfully,

/s/James D. Wineland
James D. Wineland
Manager
W&R Core Equity Fund

Comparison of Change in Value of $10,000 Investment

                         W&R
                         Core                     Lipper
                         Equity                   Large-Cap
                         Fund,                    Core Funds
                         Class C    S&P 500       Universe
                         Shares     Index         Average
                         ---------  ---------     ----------
     09-30-92            10,000     10,000        10,000
     03-31-93            11,147     10,962        11,072
     03-31-94            12,073     11,123        11,408
     03-31-95            12,818     12,855        12,651
     03-31-96            16,503     16,982        16,281
     03-31-97            18,472     20,334        18,781
     03-31-98            25,781     30,103        26,968
     03-31-99            27,707     35,681        30,911
     03-31-00            34,352     42,164        36,764
     03-31-01            28,720     32,950        28,637
     03-31-02            27,587     33,019        28,776

===== W&R Core Equity Fund, Class C Shares (1) (2) -- $27,587
+++++ S&P 500 Index (1)  -- $33,019
----- Lipper Large-Cap Core Funds Universe Average (1) -- $28,776

(1)Because the Fund commenced operations on a date other than at the end of a month, and partial month calculations of the performance of both the indexes are not available, the investments were effected as of September 30, 1992.

(2)The value of the investment in the Fund is impacted by the ongoing expenses of the Fund and assumes reinvestment of dividends and distributions.

Average Annual Total Return*
                              Class A   Class B   Class C** Class Y
1-year period ended 3-31-02   -8.74%    -7.76%    -3.94%    -3.18%
5-year period ended 3-31-02      --        --      8.35%     9.24%
Since inception of Class
     through 3-31-02***       -14.57%   -14.93%   11.18%    10.56%

  *Performance data quoted represents past performance and is based on deduction of the maximum applicable sales load for each of the periods. Class A shares carry a maximum front-end sales load of 5.75%. Class B and Class C shares carry maximum contingent deferred sales charges of 5% and 1%, respectively.
   Total returns reflect share price appreciation (depreciation), including reinvestment of all income and capital gains distributions. Investment return and principal value will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

 **Performance data from 3-24-00 represents the actual performance of Class C shares. Performance data prior to 3-24-00 represents the performance of the
   Fund's original Class B shares. The original Class B shares were combined with Class C shares effective 3-24-00, and redesignated as Class C shares.
   The original Class B's performance has been adjusted to reflect the current contingent deferred sales charge (CDSC) structure applicable to Class C
   (1.00% maximum and declining to zero at the end of the first year after investment). Accordingly, these returns reflect no CDSC since it only applies to Class C shares held for twelve months or less. New Class B shares, with fees and expenses different from the original Class B shares, were added to the Fund on 6-30-00.

***7-3-00 for Class A shares, 7-11-00 for Class B shares, 9-21-92 for Class C shares and 12-29-95 for Class Y shares (the date on which shares were first acquired by shareholders).

Past performance is not necessarily indicative of future performance. Indexes are unmanaged. The performance graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of
Fund shares.

SHAREHOLDER SUMMARY OF CORE EQUITY FUND

Core Equity Fund

GOALS

To seek capital growth and income.

Strategy

Invests primarily in common stocks of large U.S. and foreign companies with dominant market positions in their industries and that have the potential for capital appreciation or that are expected to resist market decline.

Founded
1992

Scheduled Dividend Frequency
Annually (December)

Performance Summary - Class C Shares

Per Share Data
For the Fiscal Year Ended March 31, 2002
Capital gains distribution                             $0.31
                                                       =====
Net asset value on
  3-31-02                $8.76 adjusted to:             $9.07(A)
  3-31-01                                                9.45
                                                       ------
Change per share                                       $(0.38)
                                                       ======

(A)This number includes the capital gains distribution of $0.31 paid in
   December 2001 added to the actual net asset value on March 31, 2002.

Past performance is not necessarily indicative of future results.

SHAREHOLDER SUMMARY OF CORE EQUITY FUND

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be less than the results shown below. Please check the Waddell & Reed website at
www.waddell.com for more current performance information.

Average Annual Total Return (A)

                                  Class A                   Class B
                         ---------------------------   -----------------
                         With Without   With Without
Period                   Sales Load(B)  Sales Load(C)  CDSC(D)   CDSC(E)
--------------------     ------------   ------------   -----------------
1-year period
     ended 3-31-02.....      -8.74%       -3.18%       -7.76%     -4.06%
 5-year period
     ended 3-31-02.....         --           --           --         --
10-year period
     ended 3-31-02.....         --           --           --         --
Since inception
     of Class(F).......     -14.57%      -11.62%      -14.93%    -13.32%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
   Performance data represents past performance and is no guarantee of future results. Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

(B)Performance data is based on deduction of 5.75% sales load on the initial purchase in the periods.

(C)Performance data does not take into account the sales load deducted on an initial purchase.

(D)Performance data reflects the effect of paying the applicable contingent deferred sales charge (CDSC) at a maximum of 5.00% upon redemption at the end of each of the periods.

(E)Performance data does not reflect the effect of paying the applicable
   CDSC upon redemption at the end of each of the periods.

(F)7-3-00 for Class A shares and 7-11-00 for Class B shares (the date on which shares were first acquired by shareholders).

Average Annual Total Return(A)

Period                   Class C(B)     Class Y(C)
------                   ---------      ---------
1-year period
     ended 3-31-02.....   -3.94%         -3.18%
 5-year period
     ended 3-31-02.....    8.35%          9.24%
10-year period
     ended 3-31-02.....      --             --
Since inception
     of Class(D).......   11.18%         10.56%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
   Performance data represents past performance and is no guarantee of future results. Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

(B)Performance data from 3-24-00 represents the actual performance of Class
   C shares. Performance data prior to 3-24-00 represents the performance of the Fund's original Class B shares. The original Class B shares were combined with Class C shares effective 3-24-00, and redesignated as Class C shares. The original Class B's performance has been adjusted to reflect the current contingent deferred sales charge (CDSC) structure applicable to
   Class C (1.00% maximum and declining to zero at the end of the first year after investment). Accordingly, these returns reflect no CDSC since it only applies to Class C shares held for twelve months or less. New Class B shares, with fees and expenses different from the original Class B shares, were added to the Fund on 6-30-00.

(C)Performance data does not include the effect of sales charges, as Class
   Y shares are not subject to these charges.

(D)9-21-92 for Class C shares and 12-29-95 for Class Y shares (the date on which shares were first acquired by shareholders).

SHAREHOLDER SUMMARY OF CORE EQUITY FUND

Portfolio Highlights

On March 31, 2002, Core Equity Fund had net assets totaling $374,556,004 invested in a diversified portfolio of:

93.15%    Common Stocks

 6.34%    Cash and Cash Equivalents

 0.51%    Preferred Stock

As a shareholder of Core Equity Fund, for every $100 you had invested on March
31, 2002, your Fund owned:

Financial Services Stocks               $18.39

Energy Stocks                           $17.12

Health Care Stocks                      $14.91

Technology Stocks                       $12.48

Utilities Stocks                        $10.16

Consumer Goods and Services Stocks      $ 7.79

Cash and Cash Equivalents               $ 6.34

Raw Materials Stocks                    $ 4.22

Retail Stocks                           $ 3.24

Capital Goods Stocks                    $ 2.75

Miscellaneous Stocks                    $ 2.09

Preferred Stock                         $ 0.51

THE INVESTMENTS OF CORE EQUITY FUND
March 31, 2002

COMMON STOCKS                                      Shares      Value

Aircraft - 3.99%
     Lockheed Martin Corporation                  259,300  $ 14,930,494
                                                           ------------
Aluminum - 1.88%
     Alcoa Incorporated                           186,400     7,034,736
                                                           ------------
Banks - 6.39%
     Citigroup Inc.                               117,300     5,808,696
     Morgan (J.P.) Chase & Co.                    148,100     5,279,765
     U.S. Bancorp                                 314,400     7,096,008
     Wells Fargo & Company                        116,600     5,760,040
                                                           ------------
                                                             23,944,509
                                                           ------------
Beverages - 1.38%
     Anheuser-Busch Companies, Inc.                98,900     5,162,580
                                                           ------------
Broadcasting - 3.19%
     Clear Channel Communications, Inc.*          140,100     7,202,541
     Viacom Inc., Class B*                         97,900     4,735,423
                                                           ------------
                                                             11,937,964
                                                           ------------
Capital Equipment - 1.33%
     Caterpillar Inc.                              87,600     4,980,060
                                                           ------------
Chemicals - Petroleum and Inorganic - 0.98%
     du Pont (E.I.) de Nemours and Company         78,000     3,677,700
                                                           ------------
Chemicals - Specialty - 1.36%
     Air Products and Chemicals, Inc.              98,900     5,108,185
                                                           ------------
Communications Equipment - 1.49%
     Cisco Systems, Inc.*                         147,100     2,489,667
     Nokia Oyj (A)                                146,000     3,080,525
                                                           ------------
                                                              5,570,192
                                                           ------------
Computers - Micro - 0.76%
     Dell Computer Corporation*                   109,000     2,844,355
                                                           ------------
Computers - Peripherals - 3.96%
     EMC Corporation*                             185,900     2,215,928
     Microsoft Corporation*                       176,000    10,604,880
     SAP Aktiengesellschaft, ADR                   53,900     2,005,080
                                                           ------------
                                                             14,825,888
                                                           ------------
Electronic Components - 2.28%
     Analog Devices, Inc.*                         67,300     3,031,192
     Intel Corporation                            123,900     3,768,418
     Xilinx, Inc.*                                 44,100     1,760,252
                                                           ------------
                                                              8,559,862
                                                           ------------
Farm Machinery - 1.42%
     Deere & Company                              116,600     5,311,130
                                                           ------------
Health Care - Drugs - 10.88%
     Biogen, Inc.*                                 75,600     3,708,558
     Forest Laboratories, Inc.*                   144,900    11,838,330
     Merck & Co., Inc.                             65,900     3,794,522
     Pfizer Inc.                                  255,675    10,160,525
     Pharmacia Corporation                        125,773     5,669,847
     Schering-Plough Corporation                  178,300     5,580,790
                                                           ------------
                                                             40,752,572
                                                           ------------
Health Care - General - 2.16%
     Johnson & Johnson                             50,000     3,247,500
     Wyeth                                         73,800     4,844,970
                                                           ------------
                                                              8,092,470
                                                           ------------
Hospital Supply and Management - 1.87%
     Guidant Corporation*                         101,400     4,392,648
     Medtronic, Inc.                               57,600     2,604,096
                                                           ------------
                                                              6,996,744
                                                           ------------
Insurance - Property and Casualty - 6.02%
     American International Group, Inc.           114,250     8,241,995
     Chubb Corporation (The)                      111,200     8,128,720
     Munchener Ruckversicherungs - Gesellschaft
          Aktiengesellschaft (A)                   24,900     6,179,632
                                                           ------------
                                                             22,550,347
                                                           ------------
Leisure Time Industry - 1.15%
     Walt Disney Company (The)                    187,100     4,318,268
                                                           ------------
Motion Pictures - 2.07%
     AOL Time Warner Inc.*                        327,850     7,753,652
                                                           ------------
Multiple Industry - 1.61%
     General Electric Company                     160,900     6,025,705
                                                           ------------
Petroleum - Domestic - 5.76%
     Anadarko Petroleum Corporation               227,400    12,834,456
     Burlington Resources Inc.                    217,700     8,727,593
                                                           ------------
                                                             21,562,049
                                                           ------------
Petroleum - International - 4.71%
     Exxon Mobil Corporation                      242,068    10,609,840
     Royal Dutch Petroleum Company, NY Shares     129,600     7,039,872
                                                           ------------
                                                             17,649,712
                                                           ------------
Petroleum - Services - 6.65%
     Baker Hughes Incorporated                    290,600    11,115,450
     Schlumberger Limited                         151,100     8,887,702
     Transocean Sedco Forex Inc.                  147,346     4,896,308
                                                           ------------
                                                             24,899,460
                                                           ------------
Retail - General Merchandise - 3.24%
     Target Corporation                           281,500    12,138,280
                                                           ------------
Security and Commodity Brokers - 5.98%
     Charles Schwab Corporation (The)             125,150     1,638,214
     Fannie Mae                                    69,600     5,559,648
     Freddie Mac                                   82,400     5,221,688
     Goldman Sachs Group, Inc. (The)              110,600     9,981,650
                                                           ------------
                                                             22,401,200
                                                           ------------
Timesharing and Software - 0.48%
     eBay Inc.*                                    31,700     1,792,476
                                                           ------------
Utilities - Electric - 1.18%
     Dominion Resources, Inc.                      67,700     4,411,332
                                                           ------------
Utilities - Gas and Pipeline - 2.76%
     El Paso Corporation                          234,800    10,338,244
                                                           ------------
Utilities - Telephone - 6.22%
     BellSouth Corporation                        103,200     3,803,952
     Cox Communications, Inc., Class A*           236,900     8,916,916
     SBC Communications Inc.                      194,700     7,289,568
     Vodafone Group Plc, ADR                      179,400     3,306,342
                                                           ------------
                                                             23,316,778
                                                           ------------

TOTAL COMMON STOCKS - 93.15%                               $348,886,944
     (Cost: $266,195,947)                                  ------------

PREFERRED STOCK - 0.51%

Utilities - Telephone
     Cox Communications, Inc., 7.0% Convertible    37,600  $  1,896,920
     (Cost: $1,875,410)                                    ------------

                                                Principal
                                                Amount In
SHORT-TERM SECURITIES                           Thousands      Value

Food and Related - 0.89%
General Mills, Inc.,
          2.0588%, Master Note                     $3,350  $  3,350,000
                                                           ------------
Health Care - Drugs - 1.33%
     Abbott Laboratories
          1.81%, 5-7-02                             5,000     4,990,950
                                                           ------------
Household - General Products - 1.87%
     Kimberly-Clark Worldwide Inc.,
          1.77%, 4-17-02                            7,000     6,994,493
                                                           ------------
Security and Commodity Brokers - 1.71%
     UBS Finance Delaware LLC,
          1.85%, 4-1-02                             6,396     6,396,000
                                                           ------------
Utilities - Gas and Pipeline - 0.53%
     Questar Corporation,
          1.87%, 4-23-02                            2,000     1,997,715
                                                           ------------

TOTAL SHORT-TERM SECURITIES - 6.33%                        $ 23,729,158
     (Cost: $23,729,158)                                   ------------

TOTAL INVESTMENT SECURITIES - 99.99%                       $374,513,022
     (Cost: $291,800,515)                                  ------------

CASH AND OTHER ASSETS, NET OF LIABILITIES - 0.01%                42,982
                                                           ------------

NET ASSETS - 100.00%                                       $374,556,004
                                                           ------------

Notes to Schedule of Investments

*No income dividends were paid during the preceding 12 months.

(A)Listed on an exchange outside the United States.

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES
CORE EQUITY FUND
March 31, 2002
(In Thousands, Except for Per Share Amounts)

ASSETS
    Investment securities - at value (Notes 1 and 3)....... $374,513
    Cash...................................................        1
    Receivables:
        Investment securities sold..........................     980
        Dividends and interest..............................     418
        Fund shares sold....................................     154
    Prepaid insurance premium...............................       2
                                                            --------
            Total assets.................................... 376,068
                                                            --------
LIABILITIES
    Payable to Fund shareholders............................   1,254
    Accrued shareholder servicing (Note 2)..................     147
    Accrued management fee (Note 2).........................      36
    Accrued distribution fee (Note 2).......................      29
    Accrued service fee (Note 2)............................      10
    Accrued accounting services fee (Note 2)................       6
    Other...................................................      30
                                                            --------
            Total liabilities...............................   1,512
                                                            --------
                Total net assets........................... $374,556
                                                            ========
NET ASSETS
    $0.01 par value capital stock:
        Capital stock.....................................      $427
        Additional paid-in capital........................   329,240
    Accumulated undistributed income (loss):
        Accumulated undistributed net investment loss.....        (5)
        Accumulated undistributed net realized loss on
            investment transactions.......................   (37,815)
        Net unrealized appreciation in value
            of investments................................    82,709
                                                            --------
            Net assets applicable to outstanding
                units of capital..........................  $374,556
                                                            ========
Net asset value per share (net assets
    divided by shares outstanding):
    Class A..............................................     $8.89
    Class B..............................................     $8.74
    Class C..............................................     $8.76
    Class Y..............................................     $9.19
Capital shares outstanding:
    Class A..............................................     1,048
    Class B..............................................       698
    Class C..............................................    40,587
    Class Y..............................................       379
Capital shares authorized................................   400,000

See Notes to Financial Statements.

STATEMENT OF OPERATIONS
CORE EQUITY FUND
For the Fiscal Year Ended March 31, 2002
(In Thousands)

INVESTMENT LOSS
    Income (Note 1B):
        Dividends (net of foreign withholding
            taxes of $39)..............................   $  4,466
        Interest and amortization......................        258
                                                          --------
            Total income...............................      4,724
                                                          --------
    Expenses (Note 2):
        Distribution fee:
            Class A......................................        4
            Class B......................................       42
            Class C......................................    2,996
            Class Y......................................        7
        Investment management fee........................    2,901
        Shareholder servicing:
            Class A......................................       15
            Class B......................................       22
            Class C......................................    1,117
            Class Y......................................        4
        Service fee:
            Class A......................................       12
            Class B......................................       14
            Class C......................................      998
        Accounting services fee..........................       71
        Custodian fees...................................       41
        Audit fees.......................................       19
        Legal fees.......................................        6
        Other............................................      161
                                                          --------
            Total expenses...............................    8,430
                                                          --------
                Net investment loss......................   (3,706)
                                                          --------
REALIZED AND UNREALIZED GAIN
(LOSS) ON INVESTMENTS (NOTES 1 AND 3)
    Realized net loss on securities.....................   (37,018)
    Realized net loss on written call options...........      (795)
    Realized net gain on foreign currency transactions..        12
                                                          --------
        Realized net loss on investments................   (37,801)
        Unrealized appreciation in value of investments
            during the period...........................    23,521
                                                          --------
            Net loss on investments.....................   (14,280)
                                                          --------
                Net decrease in net assets resulting
                    from operations.....................  $(17,986)
                                                          ========

See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS
CORE EQUITY FUND
(In Thousands)

                                             For the Fiscal Year
                                                Ended March 31,
                                           ------------------------
                                              2002            2001
                                           --------        --------
DECREASE IN NET ASSETS
    Operations:
        Net investment loss.............   $ (3,706)       $ (5,135)
        Realized net gain (loss)
            on investments..............    (37,801)         58,202
        Unrealized appreciation
            (depreciation)..............     23,521        (143,457)
                                           --------        --------
            Net decrease in net
                assets resulting from
                operations..............    (17,986)        (90,390)
                                           --------        --------
    Distributions to shareholders
        from (Note 1E):*
        Net investment income:
            Class A.........................     --             --
            Class B.........................     --             --
            Class C.........................     --             --
            Class Y.........................     --             --
        Realized net gain on investment
            transactions:
            Class A.......................     (247)           (426)
            Class B.......................     (199)           (600)
            Class C.......................  (12,921)        (95,020)
            Class Y.......................     (112)           (404)
                                           --------        --------
                                            (13,479)        (96,450)
                                           --------        --------
    Capital share transactions
        (Note 5).......................     (44,714)         50,130
                                           --------        --------
        Total decrease.................     (76,179)       (136,710)
NET ASSETS
    Beginning of period................     450,735         587,445
                                           --------        --------
    End of period......................    $374,556        $450,735
                                           ========        ========
        Undistributed net
            investment loss............        $(5)             $(2)
                                              ====              ===

*See "Financial Highlights" on pages 35 - 38.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
   CORE EQUITY FUND (A)
   Class A Shares
   For a Share of Capital Stock Outstanding Throughout Each Period:

                                                                     For the
                                                     For the       period from
                                                   fiscal year       7-3-00*
                                                     ended             to
                                                    3-31-02         3-31-01
                                                  -------------   -------------

Net asset value, beginning of period...............  $9.51          $13.89
                                                     -----          ------
Loss from investment operations:
    Net investment loss............................  (0.20)          (0.00)
    Net realized and unrealized loss
        on investments.............................  (0.11)          (2.00)
                                                     -----          ------
Total from investment operations...................  (0.31)          (2.00)
                                                     -----          ------
Less distributions:
    From net investment income.....................  (0.00)          (0.00)
    From capital gains.............................  (0.31)          (2.38)
                                                     -----          ------
Total distributions................................  (0.31)          (2.38)
                                                     -----          ------
Net asset value, end of period.....................  $8.89          $ 9.51
                                                     =====          ======
Total return**.....................................  -3.18%         -16.72%
Net assets, end of
    period (in millions)...........................     $9              $4
Ratio of expenses to average
    net assets.....................................   1.26%           1.18%***
Ratio of net investment loss to
    average net assets.............................  -0.11%          -0.11%***
Portfolio turnover rate............................  22.36%          39.02%****

(A)Core Equity Fund (formerly Total Return Fund) changed its name effective
   October 2, 2000.
   *Commencement of operations.
  **Total return calculated without taking into account the sales load deducted on an initial purchase.
 ***Annualized.
****For the fiscal year ended March 31, 2001.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
   CORE EQUITY FUND (A)
   Class B Shares
   For a Share of Capital Stock Outstanding Throughout Each Period:

                                                                    For the
                                                    For the       period from
                                                  fiscal year       7-11-00*
                                                     ended             to
                                                    3-31-02         3-31-01
                                                --------------    ------------
Net asset value, beginning
    of period.....................................  $9.44           $14.10
                                                    -----           ------
Loss from investment operations:
    Net investment loss...........................  (0.14)           (0.05)
    Net realized and unrealized loss
        on investments............................  (0.25)            2.23)
                                                    -----           ------
Total from investment operations..................  (0.39)           (2.28)
                                                    -----           ------
Less distributions:
    From net investment income....................  (0.00)           (0.00)
    From capital gains............................  (0.31)           (2.38)
                                                    -----           ------
Total distributions...............................  (0.31)           (2.38)
                                                    -----           ------
Net asset value, end of period....................  $8.74           $ 9.44
                                                    =====           ======
Total return......................................  -4.06%          -18.50%
Net assets, end of period
    (in millions).................................     $6               $5
Ratio of expenses to average
    net assets....................................   2.18%            2.11%**
Ratio of net investment loss
    to average net assets.........................  -1.04%           -1.02%**
Portfolio turnover rate...........................  22.36%            9.02%***

(A)Core Equity Fund (formerly Total Return Fund) changed its name effective
   October 2, 2000.
  *Commencement of operations.
 **Annualized.
***For the fiscal year ended March 31, 2001.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
   CORE EQUITY FUND (A)
   Class C Shares (B)
   For a Share of Capital Stock Outstanding Throughout Each Period:*

                                         For the fiscal year ended March 31,
                                        -------------------------------------
                                         2002    2001    2000    1999    1998

Net asset value, beginning
    of period.........................  $9.45   $13.76  $11.52  $12.24  $ 9.09
                                        -----   ------  ------  ------  ------
Income (loss) from investment
    operations:
    Net investment
        income (loss).................  (0.08)   (0.11)  (0.01)   0.03   (0.02)
    Net realized and
        unrealized gain (loss)
        on investments................   0.30)   (1.82)   2.71    0.82    3.56
                                        -----   ------  ------  ------  ------
Total from investment
    operations........................  (0.38)   (1.93)   2.70    0.85    3.54
                                        -----   ------  ------  ------  ------
Less distributions:
    From net investment
        income........................  (0.00)  (0.00)  (0.03)  (0.01)  (0.00)
    From capital gains................  (0.31)  (2.38)  (0.43)  (1.56)  (0.39)
                                        -----   ------  ------  ------  ------
Total distributions...................  (0.31)  (2.38)  (0.46)  (1.57)  (0.39)
                                        -----   ------  ------  ------  ------
Net asset value,
    end of period.....................  $8.76   $9.45  $13.76  $11.52  $12.24
                                        =====   =====  ======  ======  ======
Total return..........................  -3.94% -16.40%  23.98%   7.47%  39.57%
Net assets, end of
    period (in millions)..............   $356    $440    $585    $508    $473
Ratio of expenses to average
    net assets........................   2.05%   1.97%   1.98%   1.93%   1.92%
Ratio of net investment
    income (loss) to average
    net assets........................  -0.91%  -0.93%  -0.12%   0.30%  -0.23%
Portfolio turnover rate...............  22.36%  39.02%  75.64%  54.73%  36.94%

(A)Core Equity Fund (formerly Total Return Fund) changed its name effective
   October 2, 2000.
(B)See Note 5.
  *Per share amounts have been adjusted retroactively to reflect the 100% stock dividend effected June 26, 1998.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
   CORE EQUITY FUND (A)
   Class Y Shares
   For a Share of Capital Stock Outstanding Throughout Each Period:*

                                       For the fiscal year ended March 31,
                                      -------------------------------------
                                      2002    2001    2000    1999    1998
                                      -----  ------  ------  ------  ------

Net asset value, beginning
    of period........................ $9.82  $14.08  $11.78  $12.46  $ 9.18
                                      -----  ------  ------  ------  ------
Income (loss) from investment
    operations:
    Net investment
        income (loss)................ (0.11)  (0.04)   0.06    0.12    0.05
    Net realized and unrealized
        gain (loss) on
        investments.................. (0.21)  (1.84)   2.80    0.84    3.62
                                      -----  ------  ------  ------  ------
Total from investment
    operations....................... (0.32)  (1.88)   2.86    0.96    3.67
                                      -----  ------  ------  ------  ------
Less distributions:
    From net investment
        income....................... (0.00)  (0.00)  (0.13)  (0.08)  (0.00)
    From capital gains............... (0.31)  (2.38)  (0.43)  (1.56)  (0.39)
                                      -----  ------  ------  ------  ------
Total distributions.................. (0.31)  (2.38)  (0.56)  (1.64)  (0.39)
                                      -----  ------  ------  ------  ------
Net asset value,
    end of period.................... $9.19  $ 9.82  $14.08  $11.78  $12.46
                                      =====  ======  ======  ======  ======
Total return......................... -3.18% -15.62%  24.96%   8.37%  40.63%
Net assets, end of
    period (in millions).............    $4      $2      $2      $1      $1
Ratio of expenses to average
    net assets.......................  1.17%   1.15%   1.16%   1.15%   1.20%
Ratio of net investment
    income (loss) to average
    net assets....................... -0.03%  -0.11%   0.67%   1.10%   0.50%
Portfolio turnover rate.............. 22.36%  39.02%  75.64%  54.73%  36.94%

(A)Core Equity Fund (formerly Total Return Fund) changed its name effective
   October 2, 2000.
  *Per share amounts have been adjusted retroactively to reflect the 100%
   stock dividend effected June 26, 1998.

See Notes to Financial Statements.

MANAGER'S DISCUSSION

March 31, 2002

An interview with Louise D. Rieke, portfolio manager of W&R Funds, Inc.
- High Income Fund

This report relates to the operation of W&R Funds, Inc. - High Income
Fund for the fiscal year ended March 31, 2002. The following discussion, graphs and tables provide you with information regarding the Fund's performance during that period.

How did the Fund perform during the last fiscal year?

The Fund did rather well during the fiscal year, significantly outperforming its benchmark index. The Class C shares of the Fund increased
7.58 percent for the fiscal year, compared with the Salomon Brothers High
Yield Market Index (generally reflecting the performance of securities that represent the high yield bond market), which increased 1.4 percent during the period, and the Lipper High Current Yield Funds Universe Average
(reflecting the performance of the universe of funds with similar objectives), which declined 1.09 percent during the period.

What helped the Fund to outperform its benchmark index during the fiscal year?

One reason behind the Fund's strong performance was our lack of exposure to the wireline telecommunications companies and Competitive Local Exchange
Carriers (CLECs), many of which ran into financial difficulty during the year and are now restructuring. Another contributing reason was our emphasis on stable industries, including cable, broadcast media, health care and the leisure sector. Our rationale was that the consumer, while appearing strong, was holding back on major purchases, while the manufacturing sector began to show weakness. That philosophy held up until the tragic attacks on September 11. The leisure and lodging sectors were severely impacted immediately after the attacks, but by fiscal year-end had bounced back to even higher prices than before.

What other market conditions or events influenced the Fund's performance during the fiscal year?

One of the largest factors, we believe, was our desire to protect the downside by avoiding the wireline (long distance, CLEC) sector, as mentioned above. The whole sector has fallen tremendously, due primarily to overbuilding of the infrastructure. The composition of the Fund during the fiscal year was neutral to defensive. We entered January 2002 believing that this was the year for an economic turnaround, although we intend to wait to see specific signs of one before structuring the Fund in a more offensive position.

What strategies and techniques did you employ that specifically affected the Fund's performance?

Primarily, we tried to stay defensive, meaning we emphasized what we felt were stable industries such as cable, health care and gaming. At fiscal year-end, the Fund had approximately 25 percent of its holdings invested in
BB and higher-rated securities. We generally attempted to stay with quality credits until we could see signs of an economic turnaround.

What industries or sectors did you emphasize during the fiscal year, and what looks attractive to you going forward?

We feel that attractive sectors currently are the broadcast media, environmental services, health care, lodging and energy. We continue to look for sectors such as environmental services and broadcasting, which we believe will do better during an improving economy. Also of interest currently are individual names that we feel are potential turnaround candidates and that show above-market return potential.

Respectfully,

/s/Louise D. Rieke
Louise D. Rieke
Manager
W&R High Income Fund

Comparison of Change in Value of $10,000 Investment

                                    Salomon         Lipper
                                    Brothers        High
                    W&R             High            Current
                    High Income     Yield           Yield Funds
                    Fund, Class     Market          Universe
                    C Shares        Index           Average
                    -----------     ------          ---------
    07-31-97        $10,000         $10,000         $10,000
    03-31-98         11,177          10,868          10,851
    03-31-99         10,986          10,982          10,742
    03-31-00         11,005          10,720          10,809
    03-31-01         11,025          11,010          10,514
    03-31-02         11,860          11,164          10,399

+++++ W&R High Income Fund, Class C Shares(1) -- $11,860
===== Salomon Brothers High Yield Market Index -- $11,164
----- Lipper High Current Yield Funds Universe Average -- $10,399

(1)The value of the investment in the Fund is impacted by the ongoing expenses of the Fund and assumes reinvestment of dividends and distributions.

Average Annual Total Return*

                        Class A     Class B     Class C**       Class Y
1-year period ended
    3-31-02             2.23%       3.66%       7.58%           8.50%

Since inception of
    Class through
    3-31-02***          1.79%       2.32%       3.72%           3.86%

  *Performance data quoted represents past performance and is based on deduction of the maximum applicable sales load for each of the periods.
   Class A shares carry a maximum front-end sales load of 5.75%. Class B and
   Class C shares carry maximum contingent deferred sales charges of 5% and
   1%, respectively. Total returns reflect share price appreciation
   (depreciation), including reinvestment of all income and capital gains distributions. Investment return and principal value will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

 **Performance data from 3-24-00 represents the actual performance of Class
   C shares. Performance data prior to 3-24-00 represents the performance of the Fund's original Class B shares. The original Class B shares were combined with Class C shares effective 3-24-00, and redesignated as Class C shares. The original Class B's performance has been adjusted to reflect the current contingent deferred sales charge (CDSC) structure applicable to
   Class C (1.00% maximum and declining to zero at the end of the first year after investment). Accordingly, these returns reflect no CDSC since it only applies to Class C shares held for twelve months or less. New Class B shares, with fees and expenses different from the original Class B shares, were added to the Fund on 6-30-00.

***7-3-00 for Class A shares, 7-18-00 for Class B shares, 7-31-97 for Class
   C shares and 12-30-98 for Class Y shares (the date on which shares were first acquired by shareholders).

Past performance is not necessarily indicative of future performance.
Indexes are unmanaged. The performance graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

SHAREHOLDER SUMMARY OF HIGH INCOME FUND

High Income Fund

GOALS

To seek a high level of current income as a primary goal and capital growth as a secondary goal when consistent with its primary goal.

Strategy

Invests primarily in high-yield, high-risk, fixed-income securities of U.S.
and foreign issuers. The Fund may invest up to 20% of its total assets in common stocks in order to seek capital growth.

Founded

1997

Scheduled Dividend Frequency

Declared daily, paid monthly

Performance Summary - Class C Shares

Per Share Data

For the Fiscal Year Ended March 31, 2002

Dividends paid                                               $0.68
                                                             =====

Net asset value on
  3-31-02                                                   $ 8.48
  3-31-01                                                     8.54
                                                            ------
Change per share                                            $(0.06)
                                                            ======

Past performance is not necessarily indicative of future results.

SHAREHOLDER SUMMARY OF HIGH INCOME FUND

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be less than the results shown below. Please check the Waddell & Reed website at www.waddell.com for more current performance information.

Average Annual Total Return (A)
                                Class A                     Class B
                        --------------------------    -------------------
                        With          Without         With        Without
Period                  Sales Load(B) Sales Load(C)   CDSC(D)     CDSC(E)
----------------------  ----------    -------------   ----------- -------
1-year period
    ended 3-31-02.....      2.23%       8.46%          3.66%       7.64%
 5-year period
    ended 3-31-02.....        --          --             --          --
10-year period
    ended 3-31-02.....        --          --             --          --
Since inception
    of Class(F).......      1.79%       5.31%           2.32%       4.48%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
   Performance data represents past performance and is no guarantee of future results. Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

(B)Performance data is based on deduction of 5.75% sales load on the initial purchase in the periods.

(C)Performance data does not take into account the sales load deducted on an initial purchase.

(D)Performance data reflects the effect of paying the applicable contingent deferred sales charge (CDSC) at a maximum of 5.00% upon redemption at the end of each of the periods.

(E)Performance data does not reflect the effect of paying the applicable
   CDSC upon redemption at the end of each of the periods.

(F)7-3-00 for Class A shares and 7-18-00 for Class B shares (the date on which shares were first acquired by shareholders).

Average Annual Total Return (A)

Period                      Class C(B)      Class Y(C)
----------------            --------        --------
 1-year period
    ended 3-31-02.....      7.58%           8.50%
 5-year period
    ended 3-31-02.....        --              --
10-year period
    ended 3-31-02.....        --              --
Since inception
    of Class(D).......      3.72%           3.86%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
   Performance data represents past performance and is no guarantee of future results. Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

(B)Performance data from 3-24-00 represents the actual performance of Class
   C shares. Performance data prior to 3-24-00 represents the performance of the Fund's original Class B shares. The original Class B shares were combined with Class C shares effective 3-24-00, and redesignated as Class C shares. The original Class B's performance has been adjusted to reflect the current contingent deferred sales charge (CDSC) structure applicable to
   Class C (1.00% maximum and declining to zero at the end of the first year after investment). Accordingly, these returns reflect no CDSC since it only applies to Class C shares held for twelve months or less. New Class B shares, with fees and expenses different from the original Class B shares, were added to the Fund on 6-30-00.

(C)Performance data does not include the effect of sales charges, as Class
   Y shares are not subject to these charges.

(D)7-31-97 for Class C shares and 12-30-98 for Class Y shares (the date on which shares were first acquired by shareholders).

A substantial portion of the Fund's returns during recent periods is attributable to investments in initial public offerings. No assurance can be given that the Fund will continue to be able to invest in such offerings to the same extent as it has in the past or that future offerings in which the Fund invests will have as equally beneficial impact on performance.

Investing in high income securities may carry a greater risk of nonpayment of interest or principal than higher-rated bonds.

SHAREHOLDER SUMMARY OF HIGH INCOME FUND

Portfolio Highlights

On March 31, 2002, High Income Fund had net assets totaling $20,231,237 invested in a diversified portfolio of:

82.26%  Corporate Debt Securities

 7.79%  Cash and Cash Equivalents

 7.43%  Common and Preferred Stocks, Rights and Warrants

 2.52%  Other Government Securities

As a shareholder of High Income Fund, for every $100 you had invested on
March 31, 2002, your Fund owned:

Consumer Goods and Services Bonds           $26.45

Business Equipment and Services Bonds       $ 9.14

Health Care Bonds                           $ 8.61

Cash and Cash Equivalents                   $ 7.79

Common and Preferred Stocks,
    Rights and Warrants                     $ 7.43

Retail Bonds                                $ 6.27

Utilities Bonds                             $ 6.18

Shelter Bonds                               $ 6.07

Multi-Industry Bonds                        $ 5.69

Energy Bonds                                $ 4.93

Miscellaneous Bonds                         $ 4.56

Raw Materials Bonds                         $ 4.36

Other Government Securities                 $ 2.52

THE INVESTMENTS OF HIGH INCOME FUND
March 31, 2002

COMMON AND PREFERRED STOCKS,
     RIGHTS AND WARRANTS                             Shares      Value

Broadcasting - 1.73%
    Adelphia Communications Corporation,
        13% Preferred..........................       2,500  $    237,500
    Charter Communications, Inc.*..............      10,000       113,100
                                                             ------------
                                                                  350,600
                                                             ------------
Communications Equipment - 0.00%
    Primus Telecommunications Group,
        Incorporated, Warrants*................        300              3
                                                             ------------
Homebuilders, Mobile Homes - 0.27%
    WCI Communities, Inc. *....................      2,200         53,680
                                                             ------------
Multiple Industry - 2.45%
    Anvil Holdings, Inc., 13.0% Preferred*.....     14,774        229,000
    CSC Holdings, Inc., 11.125% Preferred......      2,569        267,176
                                                             ------------
                                                                  496,176
                                                             ------------
Retail - General Merchandise - 1.10%
    United Auto Group, Inc. *..................      9,900        223,146
                                                             ------------
Savings and Loans - 1.85%
    California Federal Preferred Capital
        Corporation, 9.125% Preferred..........     15,000        373,650
                                                             ------------
Security and Commodity Brokers - 0.00%
    ONO Finance Plc Rights (A)*.................       250             63
                                                             ------------
Utilities - Telephone - 0.03%
    Intermedia Communications Inc.,
       13.5% Preferred* 1  614
    IWO Holdings, Inc., Warrants (A)*..........        250          6,250
                                                             ------------
                                                                    6,864
                                                             ------------

TOTAL COMMON AND PREFERRED STOCKS, RIGHTS
AND WARRANTS - 7.43%                                         $  1,504,182
    (Cost: $1,625,200)                                       ------------

                                                    Principal
                                                    Amount in
CORPORATE DEBT SECURITIES                           Thousands

Beverages - 1.26%
    Constellation Brands, Inc.,
        8.125%, 1-15-12.....................          $250        255,000
                                                             ------------

Broadcasting - 6.41%
    Charter Communications Holdings, LLC  and Charter
        Communications Holdings Capital Corporation,
        9.625%, 11-15-09 (A)................           250        237,500
    Entravision Communications Corporation,
        8.125%, 3-15-09 (A).................           100        101,000
    Gray Communications Systems, Inc.,
        9.25%, 12-15-11 (A).................           125        128,750
    Insight Communications Company, Inc.,
        0.0%, 2-15-11 (B)...................           250        163,750
    Mediacom Broadband LLC and Mediacom
        Broadband Corporation,
        11.0%, 7-15-13......................           250        276,250
    Young Broadcasting Inc.,
        10.0%, 3-1-11.......................           375        390,000
                                                             ------------
                                                                1,297,250
                                                             ------------
Business Equipment and Services - 9.14%
    Allbritton Communications Company,
        9.75%, 11-30-07.....................          250         263,750
    Allied Waste North America, Inc.,
        10.0%, 8-1-09.......................          300         303,750
    Avis Rent A Car, Inc.,
        11.0%, 5-1-09.......................          250         272,500
    Graphic Packaging Corporation,
        8.625%, 2-15-12 (A).................          100         103,750
    Iron Mountain Incorporated,
        8.625%, 4-1-13......................          300         315,000
    Lamar Advertising Company,
        8.625%, 9-15-07.....................          250         261,250
    Nextel Partners, Inc.,
        12.5%, 11-15-09 (A).................          100          67,000
    Owens & Minor, Inc.,
        8.5%, 7-15-11.......................          250         261,250
                                                             ------------
                                                                1,848,250
                                                             ------------
Capital Equipment - 1.21%
    CSK Auto, Inc.,
        12.0%, 6-15-06 (A)..................          230         243,800
                                                             ------------
Chemicals - Specialty - 4.36%
    Applied Extrusion Technologies, Inc.,
        10.75%, 7-1-11......................          250         265,000
    Buckeye Cellulose Corporation,
        8.5%, 12-15-05......................          250         225,000
    OM Group, Inc.,
        9.25%, 12-15-11 (A).................          125         130,000
    UCAR Finance Inc.,
        10.25%, 2-15-12 (A).................          250         262,500
                                                             ------------
                                                                  882,500
                                                             ------------
Communications Equipment - 1.23%
    PanAmSat Corporation,
        8.5%, 2-1-12 (A)....................          250         248,750
                                                             ------------
Construction Materials - 1.30%
    Interface, Inc.,
        10.375%, 2-1-10 (A).................          250         262,812
                                                             ------------
Consumer Electronics - 1.51%
    LIN Holdings Corp.:
        0.0%, 3-1-08 (B)....................          250         216,562
        0.0%, 3-1-08 (B)....................          100          89,000
                                                             ------------
                                                                  305,562
                                                             ------------
Containers - 1.22%
    Corporacion Durango, S.A. de C.V.,
        13.125%, 8-1-06.....................          250         247,500
                                                             ------------
Cosmetics and Toiletries - 1.76%
    Armkel, LLC, and Armkel Finance, Inc.,
        9.5%, 8-15-09.......................          100         106,500
    Chattem, Inc.,
        8.875%, 4-1-08......................          250         250,000
                                                             ------------
                                                                  356,500
                                                             ------------
Food and Related - 2.23%
    Aurora Foods Inc.,
        8.75%, 7-1-08.......................          335         319,088
    Pilgrim's Pride Corporation,
        9.625%, 9-15-11.....................          125         131,250
                                                             ------------
                                                                  450,338
                                                             ------------
Forest and Paper Products - 1.00%
    Norske Skog Canada Limited,
        8.625%, 6-15-11 (A).................          200         202,500
                                                             ------------
Health Care - General - 1.83%
    Alliance Imaging, Inc.,
        10.375%, 4-15-11....................          250         266,250
    AmerisourceBergen Corporation,
        8.125%, 9-1-08......................          100         104,500
                                                             ------------
                                                                  370,750
                                                             ------------
Homebuilders, Mobile Homes - 0.53%
    WCI Communities, Inc.,
        10.625%, 2-15-11....................          100         108,000
                                                             ------------
Hospital Supply and Management - 6.78%
    Beverly Enterprises, Inc.,
        9.625%, 4-15-09.....................          250         255,313
    Columbia/HCA Healthcare Corporation,
        7.0%, 7-1-07........................          250         252,704
    Extendicare Health Services, Inc.,
        9.35%, 12-15-07.....................          250         227,500
    Triad Hospitals, Inc.,
        8.75%, 5-1-09.......................          250         266,250
    United Surgical Partners Holdings, Inc.,
        10.0%, 12-15-11.....................          125         127,656
    US Oncology, Inc.,
        9.625%, 2-1-12 (A)..................          250         242,500
                                                             ------------
                                                                1,371,923
                                                             ------------
Hotels and Gaming - 2.32%
    Ameristar Casinos, Inc.,
        10.75%, 2-15-09.....................          150         164,625
    Choctaw Resort Development Enterprise,
        9.25%, 4-1-09.......................           50          51,500
    Circus and Eldorado Joint Venture and
        Silver Legacy Capital Corp.,
        10.125%, 3-1-12 (A).................          100         102,750
    Mohegan Tribal Gaming Authority,
        8.0%, 4-1-12 (A)....................          150         149,625
                                                             ------------
                                                                  468,500
                                                             ------------
Household - General Products - 3.70%
    Core-Mark International, Inc.,
        11.375%, 9-15-03....................          250         240,000
    Sealy Mattress Company,
        0.0%, 12-15-07 (B)..................          250         244,375
    Simmons Company,
        10.25%, 3-15-09.....................          250         264,687
                                                             ------------
                                                                  749,062
                                                             ------------
Leisure Time Industry - 2.48%
    Hollywood Park, Inc.,
        9.25%, 2-15-07......................          250         238,750
    Premier Parks Inc.,
        9.75%, 6-15-07......................          250         262,188
                                                             ------------
                                                                  500,938
                                                             ------------
Metal Fabrication - 0.50%
    Wolverine Tube, Inc.,
        10.5%, 4-1-09 (A)...................          100         100,750
                                                             ------------
Motion Pictures - 2.52%
    AMC Entertainment Inc.:
        9.5%, 3-15-09.......................          150         149,250
        9.5%, 2-1-11........................          100          99,500
    Regal Cinemas Corporation,
        9.375%, 2-1-12 (A)..................          250         261,250
                                                             ------------
                                                                  510,000
                                                             ------------
Motor Vehicle Parts - 0.52%
    Collins & Aikman Floorcoverings, Inc.,
        9.75%, 2-15-10 (A)..................          100         104,625
                                                             ------------
Multiple Industry - 5.69%
    AAF-McQuay Inc.,
        8.875%, 2-15-03.....................          370         370,000
    Phoenix Color Corp.,
        10.375%, 2-1-09.....................          100          74,500
    Renaissance Media Group LLC,
        0.0%, 4-15-08 (B)...................          250         207,500
    TransWestern Publishing Company LLC,
        9.625%, 11-15-07....................          250         262,500
    WESCO Distribution, Inc.,
        9.125%, 6-1-08......................          250         236,250
                                                             ------------
                                                                1,150,750
                                                             ------------
Petroleum - Domestic - 2.28%
    Chesapeake Energy Corporation,
        8.125%, 4-1-11......................          200         200,500
    Snyder Oil Corporation,
        8.75%, 6-15-07......................          250         260,625
                                                             ------------
                                                                  461,125
                                                             ------------
Petroleum - Services - 2.65%
    Key Energy Services, Inc.,
        8.375%, 3-1-08......................          250         255,000
    R&B Falcon Corporation,
        9.5%, 12-15-08......................          250         280,830
                                                             ------------
                                                                  535,830
                                                             ------------
Railroad - 0.32%
    TFM, S.A. de C.V.,
        0.0%, 6-15-09 (B)...................           70          65,100
                                                             ------------
Real Estate Investment Trusts - 4.54%
    Host Marriott, L.P.,
        9.25%, 10-1-07......................          250         258,750
    Meditrust:
        7.51%, 9-26-03......................          150         147,986
        7.82%, 9-10-26......................          250         250,000
    Meritage Corporation,
        9.75%, 6-1-11.......................          250         261,875
                                                             ------------
                                                                  918,611
                                                             ------------
Retail - General Merchandise - 3.91%
    Advance Stores Company, Incorporated,
        10.25%, 4-15-08 (A).................          250         264,375
    AutoNation, Inc.,
        9.0%, 8-1-08........................          150         157,500
    Domino's, Inc.,
        10.375%, 1-15-09....................          250         267,500
    United Auto Group, Inc.,
        9.625%, 3-15-12 (A).................          100         102,625
                                                             ------------
                                                                  792,000
                                                             ------------
Retail - Specialty Stores - 2.36%
    AmeriGas Partners, L.P. and AP Eagle Finance Corp.,
        8.875%, 5-20-11.....................          100         103,000
    Jo-Ann Stores, Inc.,
        10.375%, 5-1-07.....................          110         107,250
    Michaels Stores, Inc.,
        9.25%, 7-1-09.......................          250         266,563
                                                             ------------
                                                                  476,813
                                                             ------------
Tobacco - 0.52%
    DIMON Incorporated,
        9.625%, 10-15-11....................          100         106,000
                                                             ------------
Utilities - Telephone - 6.18%
    AT&T Wireless Group,
        7.875%, 3-1-11......................          250         249,420
    Alamosa (Delaware), Inc.,
        12.5%, 2-1-11.......................          150         123,000
    Horizon PCS, Inc.,
        13.75%, 6-15-11 (A).................          100          77,500
    IWO Holdings, Inc.,
        14.0%, 1-15-11......................          250         212,500
                                                             ------------
Insight Midwest, L.P. and Insight
        Capital, Inc.,
        10.5%, 11-1-10......................          125         135,625
    Tritel PCS, Inc.,
        10.375%, 1-15-11....................          250         281,250
    Utilities - Telephone
 US Unwired Inc.,
        0.0%, 11-01-09 (B)..................          100          66,000
    VoiceStream Wireless Corporation,
        10.375%, 11-15-09...................           97         104,760
                                                             ------------
                                                                1,250,055
                                                             ------------

TOTAL CORPORATE DEBT SECURITIES - 82.26%                     $ 16,641,594
    (Cost: $16,034,453)                                      ------------

OTHER GOVERNMENT SECURITIES

Brazil - 1.15%
    Federative Republic of Brazil (The),
        11.0%, 1-11-12......................          250         232,500
                                                             ------------
Mexico - 1.37%
    United Mexican States,
        9.75%, 4-6-05.......................          250         277,500
                                                             ------------

TOTAL OTHER GOVERNMENT SECURITIES - 2.52%                    $    510,000
    (Cost: $477,702)                                         ------------

SHORT-TERM SECURITIES - 6.27%

Retail - Food Stores
    Kroger Co. (The),
        2.85%, 4-1-02.......................        1,000       1,000,000
    Safeway Inc.,
        2.15%, 4-1-02.......................          268         268,000
                                                             ------------
    (Cost: $1,268,000)                                       $  1,268,000
                                                             ------------

TOTAL INVESTMENT SECURITIES - 98.48%                         $ 19,923,776
    (Cost: $19,405,355)                                      ------------

CASH AND OTHER ASSETS, NET OF LIABILITIES - 1.52%                 307,461
                                                             ------------
NET ASSETS - 100.00%                                         $ 20,231,237
                                                             ------------

Notes to Schedule of Investments

*No income dividends were paid during the preceding 12 months.

(A)Security was purchased pursuant to Rule 144A under the Securities Act of
   1933 and may be resold in transactions exempt from registration, normally to qualified institutional buyers. At March 31, 2002, the total value of these securities amounted to $3,400,675 or 16.81% of net assets.

(B)The security does not bear interest for an initial period of time and subsequently becomes interest bearing.

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES
HIGH INCOME FUND
March 31, 2002
(In Thousands, Except for Per Share Amounts)

ASSETS
     Investment securities - at value (Notes 1 and 3)          $19,924
     Receivables:
             Dividends and interest..........................      385
             Fund shares sold................................       26
                                                               -------
               Total assets..................................   20,335
                                                               -------
LIABILITIES
     Payable to Fund shareholders............................       59
     Dividends payable.......................................       18
     Accrued shareholder servicing (Note 2)..................        9
     Due to custodian........................................        4
     Accrued accounting services fee (Note 2)................        1
     Accrued distribution fee (Note 2).......................        1
     Accrued service fee (Note 2)............................        1
     Other...................................................       11
                                                               -------
               Total liabilities.............................      104
                                                               -------
                    Total net assets........................   $20,231
                                                              ========
NET ASSETS
     $0.01 par value capital stock:
             Capital stock..................................   $    24
             Additional paid-in capital.....................    24,597
     Accumulated undistributed income (loss):
             Accumulated undistributed net realized loss
               on investment transactions...................    (4,908)
             Net unrealized appreciation in
               value of investments.........................       518
                                                               -------
               Net assets applicable to outstanding
                    units of capital........................   $20,231
                                                               ========
Net asset value per share (net assets divided by
     shares outstanding):
     Class A................................................     $8.48
     Class B................................................     $8.48
     Class C................................................     $8.48
     Class Y................................................     $8.48
Capital shares outstanding:
     Class A................................................       223
     Class B................................................       113
     Class C................................................     2,042
     Class Y................................................         8
Capital shares authorized...................................   200,000

See Notes to Financial Statements.

STATEMENT OF OPERATIONS
HIGH INCOME FUND
For the Fiscal Year Ended March 31, 2002
(In Thousands)

INVESTMENT INCOME
     Income (Note 1B):
             Interest and amortization......................    $1,804
             Dividends......................................       140
                                                               -------
               Total income.................................     1,944
                                                               -------
     Expenses (Note 2):
             Distribution fee:

               Class Y......................................        --*
             Investment management fee......................       124
             Shareholder servicing:

               Class Y......................................        --*
             Service fee:
               Class A......................................         2
               Class B......................................         2
               Class C......................................        45
             Registration fees..............................        47
             Accounting services fee........................        12
             Audit fees.....................................        11
             Custodian fees.................................         7
             Other..........................................        10
                                                               -------
             Total..........................................       472
               Less expenses in excess of voluntary
                    waiver of investment management
                    fee (Note 2)............................      (124)
                                                               -------
                    Total expenses..........................       348
                                                               -------
                         Net investment income..............     1,596
                                                               -------
REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS (NOTES 1 AND 3)
     Realized net loss on investments.......................      (641)
     Unrealized appreciation in value of
             investments during the period..................       490
                                                               -------
             Net loss on investments........................      (151)
                                                               -------
               Net increase in net assets
                    resulting from operations...............    $1,445
                                                               ========

*Not shown due to rounding.

See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS
HIGH INCOME FUND
(In Thousands)

                                                        For the Fiscal Year
                                                           Ended March 31,
                                                         -------------------
                                                          2002          2001
                                                         ------       ------
INCREASE (DECREASE) IN NET ASSETS
     Operations:
             Net investment income..................     $1,596       $1,703
             Realized net loss on investments.......       (641)      (3,053)
             Unrealized appreciation................        490        1,325
                                                         ------       ------
               Net increase (decrease) in net assets
                    resulting from operations.......      1,445          (25)
                                                         ------       ------
     Distributions to shareholders from
             net investment income (Note 1E):*
             Class A................................        (94)         (18)
             Class B................................        (72)         (21)
             Class C................................     (1,428)      (1,663)
             Class Y................................         (2)          (1)
                                                         ------       ------
                                                         (1,596)      (1,703)
                                                         ------       ------
     Capital share transactions (Note 5)............        733       (1,506)
                                                         ------       ------
             Total increase (decrease)..............        582       (3,234)

NET ASSETS
     Beginning of period............................     19,649       22,883
                                                         ------       ------
     End of period..................................     $20,231     $19,649
                                                         =======     =======
     Undistributed net investment income............     $ --        $ --
                                                          ====        ====

 *See "Financial Highlights" on pages 56 - 59.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
HIGH INCOME FUND
Class A Shares
For a Share of Capital Stock Outstanding Throughout Each Period:

                                                                 For the
                                               For the         period from
                                             fiscal year         7-3-00*
                                                ended              to
                                               3-31-02           3-31-01
                                            -------------      ------------

Net asset value, beginning
    of period..............................     $8.54             $9.04
                                                -----             -----
Income (loss) from investment
    operations:
    Net investment income..................      0.74              0.58
    Net realized and unrealized
        loss on investments................     (0.06)            (0.50)
                                                -----             -----
Total from investment operations...........      0.68              0.08
                                                -----             -----
Less distributions:
    Declared from net
        investment income..................     (0.74)            (0.58)
    From capital gains.....................     (0.00)            (0.00)
                                                -----             -----
Total distributions........................     (0.74)            (0.58)
                                                -----             -----
Net asset value, end of period.............     $8.48             $8.54
                                                =====             =====
Total return**.............................      8.46%             0.90%
Net assets, end of period
    (000 omitted)..........................    $1,895              $442
Ratio of expenses to average net
    assets including
    voluntary expense waiver...............      0.84%             1.05%***
Ratio of net investment income to
    average net assets including
    voluntary expense waiver...............      9.00%             9.01%***
Ratio of expenses to average net
    assets excluding
    voluntary expense waiver...............      1.14%             1.42%***
Ratio of net investment income to
    average net assets excluding
    voluntary expense waiver...............      8.70%             8.64%***
Portfolio turnover rate....................     82.42%           114.89%****

   *Commencement of operations.
  **Total return calculated without taking into account the sales load deducted on an initial purchase.
 ***Annualized.
****For the fiscal year ended March 31, 2001.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
HIGH INCOME FUND
Class B Shares
For a Share of Capital Stock Outstanding Throughout Each Period:

                                                                   For the
                                                   For the       period from
                                                 fiscal year       7-18-00*
                                                    ended            to
                                                   3-31-02         3-31-01
                                                 ------------     ------------

Net asset value,
    beginning of period.......................     $8.54            $9.03
                                                   -----            -----
Income (loss) from investment
    operations:
    Net investment income.....................      0.68             0.48
    Net realized and unrealized loss
        on investments........................     (0.06)           (0.49)
                                                   -----            -----
Total from investment operations..............      0.62            (0.01)
                                                   -----            -----
Less distributions:
    Declared from net
        investment income.....................     (0.68)           (0.48)
    From capital gains........................     (0.00)           (0.00)
                                                   -----            -----
Total distributions...........................     (0.68)           (0.48)
                                                   -----            -----
Net asset value, end of period................     $8.48            $8.54
                                                   =====            =====
Total return..................................      7.64%            0.09%
Net assets, end of period
    (in millions).............................     $1               $1
Ratio of expenses to average net
    assets including
    voluntary expense waiver..................      1.74%            1.85%**
Ratio of net investment income
    to average net assets including
        voluntary expense waiver..............      8.09%            8.30%**
Ratio of expenses to average net
    assets excluding
    voluntary expense waiver..................      2.36%            2.50%**
Ratio of net investment income to
    average net assets excluding
    voluntary expense waiver..................      7.47%            7.65%**
Portfolio turnover rate.......................     82.42%          114.89%***

  *Commencement of operations.
 **Annualized.
***For the fiscal year ended March 31, 2001.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
HIGH INCOME FUND
Class C Shares (A)
For a Share of Capital Stock Outstanding Throughout Each Period:

                                                                       For the
                                                                       period
                                         For the fiscal                 from
                                     year ended March 31,             7-31-97*
                               ----------------------------------        to
                                2002      2001     2000     1999       3-31-98
                               ------    ------   ------   ------     ----------
Net asset value,
    beginning of
    period.................     $8.54     $9.27    $9.94    $10.79     $10.00
                                -----     -----    -----    ------     ------
Income (loss) from
    investment operations:
    Net investment income        0.68      0.73     0.69      0.63       0.37
    Net realized and
        unrealized gain
        (loss) on
        investments........     (0.06)    (0.73)   (0.67)    (0.82)      0.79
                                -----     -----    -----    ------     ------
Total from investment
    operations.............      0.62      0.00     0.02     (0.19)      1.16
                                -----     -----    -----    ------     ------
Less distributions:
    Declared from net
        investment income..     (0.68)    (0.73)   (0.69)    (0.63)     (0.37)
    From capital gains.....     (0.00)    (0.00)   (0.00)    (0.03)     (0.00)
                                -----     -----    -----    ------     ------
Total distributions........     (0.68)    (0.73)   (0.69)    (0.66)     (0.37)
                                -----     -----    -----    ------     ------
Net asset value,
    end of period..........     $8.48     $8.54    $9.27    $ 9.94     $10.79
                                =====     =====    =====    ======     ======
Total return...............      7.58%     0.18%    0.17%    -1.72%     11.77%
Net assets, end of period
    (in millions)..........      $17       $19      $23       $25        $12
Ratio of expenses to average
    net assets including
    voluntary expense
    waiver.................      1.82%     1.78%    2.17%     2.20%     2.52%**
Ratio of net investment
    income to average net
    assets including
    voluntary expense
    waiver.................      8.01%     8.38%    7.16%     6.29%     5.98%**
Ratio of expenses to average
    net assets excluding
    voluntary expense
    waiver.................      2.46%     2.41%    2.26%     --          --
Ratio of net investment income
    to average net assets
    excluding voluntary
    expense waiver.........      7.36%     7.75%    7.07%     --          --
Portfolio turnover rate         82.42%   114.89%   71.31%    50.98%    67.82%

(A)See Note 5.
  *Commencement of operations.
 **Annualized.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
HIGH INCOME FUND
Class Y Shares
For a Share of Capital Stock Outstanding Throughout Each Period:

                                                                       For the
                                                                        period
                                               For the fiscal            from
                                            year ended March 31,       12-30-98*
                                       ----------------------------       to
                                           2002      2001     2000      3-31-99
                                       ---------  --------  -------   ---------
Net asset value,
    beginning of period..............     $8.54     $9.27     $9.94      $9.97
                                          -----     -----     -----      -----
Income (loss) from
    investment operations:
    Net investment income............      0.75      0.78      0.77       0.20
    Net realized and
        unrealized gain (loss)
        on investments...............     (0.06)    (0.73)    (0.67)      0.00
                                          -----     -----     -----      -----
Total from investment
    operations.......................      0.69      0.05      0.10       0.20
                                          -----     -----     -----      -----
Less distributions:
    Declared from net
        investment income............     (0.75)    (0.78)    (0.77)     (0.20)
    From capital gains...............     (0.00)    (0.00)    (0.00)     (0.03)
                                          -----     -----     -----      -----
Total distributions..................     (0.75)    (0.78)    (0.77)     (0.23)
                                          -----     -----     -----      -----
Net asset value, end
    of period........................     $8.48     $8.54     $9.27      $9.94
                                          =====     =====     =====      =====
Total return.........................     8.50%     0.79%     0.94%      2.45%
Net assets, end of
    period (000 omitted).............     $64       $12        $6         $6
Ratio of expenses to average
    net assets including
    voluntary expense waiver.........     0.79%     1.20%     1.40%      0.26%**
Ratio of net investment
    income to average net
    assets including voluntary
    expense waiver...................     8.99%     8.95%     7.85%      8.55%**
Ratio of expenses to average
    net assets excluding
    voluntary expense waiver.........     1.08%     1.62%     1.46%      --
Ratio of net investment
    income to average net
    assets excluding voluntary
    expense waiver...................     8.71%     8.52%     7.79%      --
Portfolio turnover rate..............    82.42%   114.89%    71.31%     50.98%**

 *Commencement of operations.
**Annualized.

See Notes to Financial Statements.

MANAGER'S DISCUSSION

March 31, 2002

An interview with Thomas A. Mengel, portfolio manager of W&R Funds,
Inc. - International Growth Fund

This report relates to the operation of W&R Funds, Inc. - International
Growth Fund for the fiscal year ended March 31, 2002. The following discussion, graphs and tables provide you with information regarding the
Fund's performance during that period.

How did the Fund perform during the last fiscal year?

The Fund struggled during what proved to be a difficult environment for international equities, underperforming its benchmark index. The Class C shares of the Fund declined 18.73 percent, compared with the Morgan Stanley
Capital International E.A.FE. Index (the index that generally reflects the performance of the securities markets in Europe, Australia and the Far
East), which declined 8.5 percent for the fiscal year, and the Lipper
International Funds Universe Average (the index that generally reflects the performance of funds with similar investment objectives), which declined
7.4 percent during the period.

Why did the Fund lag its benchmark indexes during the fiscal year?

The Fund underperformed its benchmark index, we believe, because we remained in a defensive investment position for the first half of the fiscal year. Our cautious approach was initially a reaction to the rapidly deteriorating global technology sector and its potential impact on earnings, equity prices, investor sentiment and global economies. Early in
2001 it was apparent that this tremendous capital spending disruption had thrown the United States into recession, and we felt that there was serious risk that the global economic slowdown might become a global recession.
Uncertainty following the terrorist attacks of September 11 further supported our cautious investment mode. In the final calendar quarter of
2001, we pared our defensive investment positions and raised our holdings of cyclical and growth-oriented companies. This was in response to improved investor confidence and early signs of global economic stabilization late in that quarter, which we believe primarily resulted from an unprecedented pace of monetary ease in the United States. Most major foreign central banks also reduced interest rates throughout 2001. In addition, several countries provided fiscal stimulus, such as tax cuts, to aid their economies.

The Fund also was negatively impacted by the generally strong U.S. dollar during the period. Europe's single currency, the euro, was especially weak in the first half of the fiscal year, as the European Central Bank was slow to reduce interest rates. The dollar, in contrast, was boosted by aggressive U.S. monetary easing and safe-haven inflows during the global slowdown. This resulted in a negative currency contribution to our investment performance.

What other market conditions or events influenced the Fund's performance during the fiscal year?

Investors in 2001 were faced with the first major global economic downturn in over 25 years. In addition to the cyclical business slowdown, we were on the painful downside of a massive technology sector capital spending boom/bust. Despite efforts to cut operating costs, many companies announced major earnings disappointments. Corporate profitability continued to be hurt by broad disinflationary pressures in the prices of many goods, and even outright deflation in the retail prices of consumer electronics and personal computers. Global central banks responded swiftly and, we feel, appropriately by reducing interest rates and providing ample liquidity to financial markets. Additional interest-rate cuts and fiscal stimulus were added in response to the tragic terrorist attacks of September 11. This external shock immediately created disruptions and distortions in the global economy, while introducing additional uncertainty into the global business cycle.

Now it appears as though the unprecedented amount of global monetary ease has pulled the world economy out of a sharp, but short, downturn. Europe was able to avoid an outright recession. Continental Europe enjoyed a successful introduction of euro notes and coins in January 2002, which was a major step in reducing transaction costs and barriers to business.
Consumer and business sentiment in major countries has improved for several months now.

What strategies and techniques did you employ that specifically affected the Fund's performance?

Because the Fund holds primarily foreign investments, the strong U.S.
dollar had a negative impact on valuation for much of the fiscal year. The
Fund continued to hold what we felt were fundamentally sound growth companies that were negatively impacted early in the fiscal year by high energy prices and, later in the period, by the global economic slowdown which favored fixed income investments rather than equity exposure. We continue to believe in the investment discipline that foreign investments provide important long-term portfolio diversification. However, the U.S.
equity market outperformed major foreign markets during both the high-tech boom and the global slowdown that followed.

What industries did you emphasize during the fiscal year, and what looks attractive to you going forward?

Early in the fiscal year we remained in a defensive investment approach, with limited exposure to regions most closely aligned with the slowing U.S.
economic activity: Asia, Latin America, Japan, Canada and emerging markets in general. Holdings in Japan and minor markets also were minimized due to what we felt were unresolved domestic financial issues, along with the increased credit risk associated with a global downturn. In the fourth calendar quarter we observed improved investor confidence and early signs of global economic stabilization. In response, we pared our cash and defensive holdings and increased our investments in cyclical and growth-oriented companies. We raised sector weightings in banking, insurance, telecommunications and services. We also repositioned European holdings to further highlight France and Britain, where we felt that early resumption of economic growth was most likely to occur within Europe.

While investors continue to debate the strength and duration of this global recovery, we believe that companies may still face deflationary pricing pressures and uncertain cost structures. These challenges should increase business competition and stress the importance of prudent corporate governance. We are hopeful that our careful financial scrutiny of investment opportunities will help us select those growth companies that are well managed and in the best position to thrive in this new business environment. We intend to continue to closely monitor industrial and consumer activities so we may take advantage of shifts between economic sectors. Several important foreign elections this year will be observed for their potential impact on business, industry and consumers. We remain alert to the heightened military and political tension in the Middle East and
Gulf regions, and intend to quickly shift to a more defensive investment posture if such a move becomes appropriate. Crude oil prices have moved up moderately, but we will be vigilant to the risks and windfalls of any dramatic price rise in this critical commodity.

Aside from a possible temporary oil-price shock, we believe that a global recovery should be free of broad inflationary concerns. Monetary and fiscal policy should remain supportive of the global business cycle, in our opinion. Central banks will need to raise interest rates from current extremely low levels, but we believe that rates likely will remain at levels that are historically quite modest. Tax rates for both consumers and business have been lowered in many major and minor countries, creating the potential for a more efficient allocation of capital.

Respectfully,

/s/Thomas A. Mengel
Thomas A. Mengel
Manager
W&R International Growth Fund

Comparison of Change in Value of $10,000 Investment

                                Morgan
                                Stanley
                W&R             Capital
                International   International   Lipper
                Growth          E.A.FE.         International
                Fund,           Index           Funds
                Class C         (with net       Universe
                Shares          dividends)      Average
                ---------       ----------      ----------
    09-30-92    10,000          10,000          10,000
    03-31-93    9,753           10,767          10,710
    03-31-94    9,785           13,190          13,291
    03-31-95    10,160          13,992          13,179
    03-31-96    10,937          15,717          15,407
    03-31-97    13,654          15,946          16,885
    03-31-98    18,466          18,913          20,282
    03-31-99    20,378          20,060          20,315
    03-31-00    40,328          25,093          28,474
    03-31-01    24,015          18,600          20,417
    03-31-02    19,518          17,023          18,905

===== W&R International Growth Fund, Class C (2) (3) -- $19,518
***** Morgan Stanley Capital International E.A.FE. Index
          (with net dividends) (2) - $17,023
*-*-* Lipper International Funds Universe Average (2) - $18,905

Past performance is not necessarily indicative of future performance.
Indexes are unmanaged. The performance graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

Comparative performance of W&R International Growth Fund, Class C
Shares following change in objective.

                                    Morgan
                                    Stanley
                    W&R             Capital
                    International   International   Lipper
                    Growth          E.A.FE.         International
                    Fund,           Index           Funds
                    Class C         (with net       Universe
                    Shares          dividends)      Average
                    ---------       ----------      ----------
    04-30-95        10,000          10,000          10,000
    03-31-96        10,625          10,826          11,321
    03-31-97        13,265          10,983          12,407
    03-31-98        17,939          13,027          14,903
    03-31-99        19,797          13,817          14,927
    03-31-00        39,178          17,284          20,923
    03-31-01        23,330          12,811          15,002
    03-31-02        18,961          11,726          13,892

===== W&R International Growth Fund, Class C (3) (4) -- $18,961
***** Morgan Stanley Capital International E.A.FE. Index
          (with net dividends) (4) - $11,726
*-*-* Lipper International Funds Universe Average (4) - $13,892

(1)Effective as of 4-20-95, the name of the Fund was changed to W&R
   International Growth Fund and its investment objective was changed to long-term appreciation, with realization of income as a secondary objective.

(2)Because the Fund commenced operations on a date other than at the end of a month, and partial month calculations of the performance of both the indexes are not available, the investments were effected as of September
   30, 1992.

(3)The value of the investment in the Fund is impacted by the ongoing expenses of the Fund and assumes reinvestment of dividends and distributions.

(4)Because the Fund's new investment objective became effective on a date other than at the end of a month, and partial month calculations of the performance of both the indexes are not available, the investments were effected as of April 30, 1995.

Average Annual Total Return*

                        Class A     Class B     Class C**       Class Y

1-year period
    ended 3-31-02       -22.83%     -22.16%     -18.73%         -17.79%

5-year period
    ended 3-31-02          --          --         7.41%           8.45%

Since inception of
    Class through
    3-31-02***          -29.61%     -29.71%       7.41%          11.15%

  *Performance data quoted represents past performance and is based on deduction of the maximum applicable sales load for each of the periods.
   Class A shares carry a maximum front-end sales load of 5.75%. Class B and
   Class C shares carry maximum contingent deferred sales charges of 5% and
   1%, respectively. Total returns reflect share price appreciation
   (depreciation), including reinvestment of all income and capital gains distributions. Investment return and principal value will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

 **Performance data from 3-24-00 represents the actual performance of Class
   C shares. Performance data prior to 3-24-00 represents the performance of the Fund's original Class B shares. The original Class B shares were combined with Class C shares effective 3-24-00, and redesignated as Class C shares. The original Class B's performance has been adjusted to reflect the current contingent deferred sales charge (CDSC) structure applicable to
   Class C (1.00% maximum and declining to zero at the end of the first year after investment). Accordingly, these returns reflect no CDSC since it only applies to Class C shares held for twelve months or less. New Class B shares, with fees and expenses different from the original Class B shares, were added to the Fund on 6-30-00.

***7-3-00 for Class A shares, 7-10-00 for Class B shares, 9-21-92 for Class
   C shares and 12-29-95 for Class Y shares (the date on which shares were first acquired by shareholders).

Past performance is not necessarily indicative of future performance.
Indexes are unmanaged. The performance graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

SHAREHOLDER SUMMARY OF INTERNATIONAL GROWTH FUND

International Growth Fund

GOALS

To seek long-term appreciation of capital as a primary goal and current income as a secondary goal.

Strategy

Invests primarily in common stocks of foreign companies that have the potential to provide long-term growth. The Fund emphasizes growth stocks which are securities of companies whose earnings are likely to grow faster than the economy.

Founded

1992

Scheduled Dividend Frequency

Annually (December)

Performance Summary - Class C Shares

Per Share Data

For the Fiscal Year Ended March 31, 2002

Capital gains distribution                                    $0.03
                                                              =====
Net asset value on
  3-31-02                   $9.69 adjusted to:               $ 9.72(A)
  3-31-01                                                     11.96
                                                             ------
Change per share                                             $(2.24)
                                                             ======

(A)This number includes the capital gains distribution of $0.03 paid in
   December 2001 added to the actual net asset value on March 31, 2002.

Past performance is not necessarily indicative of future results.

SHAREHOLDER SUMMARY OF INTERNATIONAL GROWTH FUND

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be less than the results shown below. Please check the Waddell & Reed website at www.waddell.com for more current performance information.

Average Annual Total Return (A)

                                  Class A                  Class B
                        -----------------------     -------------------
                        With          Without       With        Without
Period                  Sales Load(B) Sales Load(C) CDSC(D)     CDSC(E)
---------------------   ----------    ----------    ---------   --------
 1-year period
    ended 3-31-02....   -22.83%       -18.12%       -22.16%     -18.93%
 5-year period
    ended 3-31-02....      --            --            --          --
10-year period
    ended 3-31-02....      --            --            --          --
Since inception
    of Class(F)......   -29.61%       -27.18%       -29.71%     -28.55%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
   Performance data represents past performance and is no guarantee of future results. Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

(B)Performance data is based on deduction of 5.75% sales load on the initial purchase in the periods.

(C)Performance data does not take into account the sales load deducted on an initial purchase.

(D)Performance data reflects the effect of paying the applicable contingent deferred sales charge (CDSC) at a maximum of 5.00% upon redemption at the end of each of the periods.

(E)Performance data does not reflect the effect of paying the applicable
   CDSC upon redemption at the end of each of the periods.

(F)7-3-00 for Class A shares and 7-10-00 for Class B shares (the date on which shares were first acquired by shareholders).

Average Annual Total Return(A)

Period                          Class C(B)      Class Y(C)
----------------                ----------      ----------
 1-year period
    ended 3-31-02....           -18.73%          -17.79%
 5-year period
    ended 3-31-02....             7.41%            8.45%
10-year period
    ended 3-31-02....              --               --
Since inception
    of Class(D).....             7.41%            11.15%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
   Performance data represents past performance and is no guarantee of future results. Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

(B)Performance data from 3-24-00 represents the actual performance of Class
   C shares. Performance data prior to 3-24-00 represents the performance of the Fund's original Class B shares. The original Class B shares were combined with Class C shares effective 3-24-00, and redesignated as Class C shares. The original Class B's performance has been adjusted to reflect the current contingent deferred sales charge (CDSC) structure applicable to
   Class C (1.00% maximum and declining to zero at the end of the first year after investment). Accordingly, these returns reflect no CDSC since it only applies to Class C shares held for twelve months or less. New Class B shares, with fees and expenses different from the original Class B shares, were added to the Fund on 6-30-00.

(C)Performance data does not include the effect of sales charges, as Class
   Y shares are not subject to these charges.

(D)9-21-92 for Class C shares and 12-29-95 for Class Y shares (the date on which shares were first acquired by shareholders).

International investing involves special risks, including political, economic and currency risks.

SHAREHOLDER SUMMARY OF INTERNATIONAL GROWTH FUND

Portfolio Highlights

On March 31, 2002, International Growth Fund had net assets totaling
$91,182,343 invested in a diversified portfolio of:

88.35%  Common Stocks

10.99%  Cash and Cash Equivalents and Unrealized Loss on Open Forward
        Currency Contract

 0.66%  Preferred Stocks

As a shareholder of International Growth Fund, for every $100 you had invested on March 31, 2002, your Fund owned:

Common Stocks                                   $88.35

Cash and Cash Equivalents and Unrealized
    Loss on Open Forward Currency Contract      $10.99

Preferred Stocks                                $ 0.66

THE INVESTMENTS OF INTERNATIONAL GROWTH FUND
March 31, 2002

COMMON STOCKS                                      Shares        Value

Australia - 0.76%
     Novogen LTD (A)*........................     474,580    $    696,529
                                                             ------------
Belgium - 3.87%
     Fortis (A)..............................      90,800       2,017,041
     Interbrew S.A. (A)......................      54,700       1,512,340
                                                             ------------
                                                                3,529,381
                                                             ------------
China - 0.67%
     China Unicom Limited (A)*...............     630,000         613,878
                                                             ------------
Finland - 1.14%
     Stora Enso Oyj, R Shares (A)............      48,500         612,390
     UPM-Kymmene Oyj (A).....................      12,400         423,278
                                                             ------------
                                                                1,035,668
                                                             ------------
France - 13.72%
     Altran Technologies Company (A).........      22,000       1,256,739
     ASSURANCES GENERALES DE FRANCE (A)*.....      14,900         731,785
     Aventis S.A. (A)........................      24,000       1,655,217
     BNP Paribas SA (A)......................      23,800       1,199,980
     Carrefour SA (A)*.......................      25,300       1,189,687
     Infogrames Entertainment S.A. (A)*......      26,020         278,243
     Lafarge S.A. (A)........................       6,900         615,873
     Lagardere SCA (A).......................      12,230         579,354
     Publicis Groupe S.A. (A)................      34,300       1,160,688
     SODEXHO ALLIANCE (A)....................       4,500         183,234
     Suez (A)................................      63,400       1,789,867
     TF1 SA (A)..............................      18,200         565,160
     TotalFinaElf, S.A. (A)..................       8,450       1,302,412
                                                             ------------
                                                               12,508,239
                                                             ------------
Germany - 17.09%
     Allianz AG, Registered Shares (A).......       9,800       2,316,938
     Altana AG (A)...........................      13,730         731,712
     BASF Aktiengesellschaft (A).............      14,100         572,168
     DaimlerChrysler AG, Registered Shares (A)     10,600         480,446
     Deutsche Post AG (A)....................      66,000         985,084
     E.ON AG (A).............................      15,500         784,199
     Fraport AG (A)(B)*......................      31,100         709,545
     GEHE AG (A).............................      25,600       1,035,486
     Henkel Kommanditgesellschaft auf Aktien (A)   13,800         853,210
     Infineon Technologies AG (A)............      37,200         836,407
     Munchener Ruckversicherungs -
          Gesellschaft Aktiengesellschaft (A)      10,000       2,481,780
     Rhoen-Klinikum AG (A)...................      32,319       1,726,597
     SAP Aktiengesellschaft (A)..............       4,700         712,140
     Schering AG (A)*........................       9,700         566,778
     Wella AG (A)............................      15,500         794,997
                                                             ------------
                                                               15,587,487
                                                             ------------
Ireland - 1.26%
     DePfa Deutsche Prandbriefbank AG (A)*...      17,100       1,151,198
                                                             ------------
Italy - 9.63%
     Alleanza Assicurazioni SpA (A)..........      62,800         602,642
     Assicurazioni Generali S.p.A. (A).......      38,000         936,127
     Autogrill S.p.A. (A)....................      61,500         675,854
     Autostrade - Concessioni e Costruzioni
          Autostrade S.p.A. (A)..............     116,600         883,357
     Eni S.p.A. (A)..........................      28,000         409,624
     IntesaBCI SpA (A)*......................     158,200         473,896
     RAS S.p.A. (A)..........................      98,500       1,286,607
     Saipem S.p.A. (A).......................     160,500         985,332
     Telecom Italia S.p.A., Ordinary Shares (A)   135,100       1,110,570
     UniCredito Italiano SpA (A).............     326,400       1,415,461
                                                             ------------
                                                                8,779,470
                                                             ------------
Japan - 7.19%
     Canon Inc. (A)..........................      35,000       1,298,398
     Honda Motor Co., Ltd. (A)...............      11,000         446,221
     Kao Corporation (A).....................      52,000         968,445
     NTT DoCoMo, Inc. (A)....................         200         542,884
     Nintendo Co., Ltd. (A)..................       3,700         544,738
     Takeda Chemical Industries, Ltd. (A)....      33,000       1,336,173
     Toshiba Corporation (A).................     110,000         467,785
     Toyota Motor Corporation (A)............      33,000         950,500
                                                             ------------
                                                                6,555,144
                                                             ------------
Korea - 0.52%
     Korea Telecom Corp., ADR*...............      19,800         474,804
                                                             ------------
Luxembourg - 1.50%
     ARCELOR (A)*............................      78,000       1,066,382
     Thiel Logistik AG (A)(B)*...............      21,000         299,904
                                                             ------------
                                                                1,366,286
                                                             ------------
Netherlands - 4.07%
     ASML Holding N.V.*......................      23,700         601,151
     Koninklijke Philips Electronics N.V. (A)*     27,500         837,427
     Ordina N.V. (A)*........................      58,406         688,644
     Unilever N.V. - Certicaaten Van Aandelen (A)  27,700       1,587,172
                                                             ------------
                                                                3,714,394
                                                             ------------
Portugal - 0.95%
     Portugal Telecom, SGPS, S.A. (A)*.......     116,500         865,353
                                                             ------------
Spain - 2.17%
     GRUPO AUXILIAR METALURGICO, S.A. (A)*...      70,000       1,188,642
     Red Electrica de Espana (A).............      80,750         791,067
                                                             ------------
                                                                1,979,709
                                                             ------------
Sweden - 1.06%
     Modern Times Group MTG AB, Class B (A)*       35,000         961,650
                                                             ------------
Switzerland - 2.59%
     Compagnie Financiere Richemont AG (A)*..      20,000         460,186
     Credit Suisse Group, Registered Shares (A)*   11,500         435,322
     Syngenta AG (A)*........................       6,200         378,273
     UBS AG, Registered Shares (A)...........      22,200       1,091,479
                                                             ------------
                                                                2,365,260
                                                             ------------
United Kingdom - 17.76%
     Amdocs Limited*.........................      22,100         588,965
     Amey plc (A)............................     162,300         602,055
     Boots Company PLC (The) (A).............      31,000         296,868
     BP p.l.c. (A)...........................     139,700       1,243,330
     British Sky Broadcasting Group plc (A)*       78,200         926,489
     Capita Group plc (The) (A)..............     174,500       1,031,225
     Compass Group PLC (A)...................     175,400       1,173,917
     Kingfisher plc (A)......................     166,000         914,806
     Lloyds TSB Group plc (A)................      95,200         977,422
     Pearson plc (A).........................      43,300         556,166
     Reckitt Benckiser plc (A)...............     147,100       2,417,288
     Reed International P.L.C. (A)...........     173,000       1,677,657
     Rio Tinto plc (A).......................      45,600         901,289
     Royal Bank of Scotland Group plc (The) (A)    32,500         836,742
     Shire Pharmaceuticals Group plc (A)*....      63,000         487,136
     St. James's Place Capital plc (A).......     181,400         738,777
     Vodafone Group Plc (A)..................     443,350         819,151
                                                             ------------
                                                               16,189,283
                                                             ------------
United States - 2.40%
     Pharmacia Corporation...................      37,200       1,676,976
     UTStarcom, Inc.*........................      19,400         508,959
                                                             ------------
                                                                2,185,935
                                                             ------------

TOTAL COMMON STOCKS - 88.35%                                 $ 80,559,668
     (Cost: $82,168,580)                                     ------------

PREFERRED STOCKS - 0.66%                           Shares        Value

Brazil
     Petroleo Brasileiro S.A. - Petrobras (A)      24,400    $    606,325
     (Cost: $393,373)                                        ------------

                                                     Face
UNREALIZED LOSS ON OPEN FORWARD                   Amount in
     CURRENCY CONTRACT - (0.04%)                  Thousands

          Japanese Yen, 1-28-03 (C)..........     Y260,628   $    (34,614)
                                                             ------------

                                                  Principal
                                                  Amount in
SHORT-TERM SECURITIES                             Thousands

Commercial Paper
     Chemicals - Petroleum and Inorganic - 1.10%
          du Pont (E.I.) de Nemours and Company,
          1.6963092%, Master Note............      $1,000       1,000,000
     Electrical Equipment - 3.29%
          Emerson Electric Co.,
          1.78%, 04-22-02....................       3,000       2,996,885
     Food and Related - 0.54%
          General Mills, Inc.,
          2.0588004%, Master Note............         488         488,000
          Security and Commodity Brokers - 2.74%
          UBS Finance (DE),
          1.85%, 04-01-02....................       2,500       2,500,000
     Utilities - Telephone - 3.29%
          SBC Communications Inc.,
          1.77%, 04-04-02....................       3,000       2,999,558
                                                             ------------

Total Commercial Paper - 10.96%                                 9,984,443
                                                             ------------
Repurchase Agreement - 2.64%
     J.P. Morgan Securities Inc., 1.73% Repurchase
          Agreement dated 3-28-02, to be
          repurchased at $2,410,463 on 04-1-02**    2,410       2,410,000
                                                             ------------
TOTAL SHORT-TERM SECURITIES - 13.60%                         $ 12,394,443
     (Cost: $12,394,443)                                     ------------

TOTAL INVESTMENT SECURITIES - 102.57%                        $ 93,525,822
     (Cost: $94,956,396)                                     ------------

LIABILITIES, NET OF CASH AND OTHER ASSETS - (2.57%)            (2,343,479)
                                                             ------------
NET ASSETS - 100.00%                                         $ 91,182,343
                                                             ------------

Notes to Schedule of Investments

*No income dividends were paid during the preceding 12 months.

**Collateralized by $2,050,000 U.S. Treasury Bond, 7.625% due 2-15-25; market value and accrued interest aggregate $2,468,328.

(A)Listed on an exchange outside the United States.

(B)Security was purchased pursuant to Rule 144A under the Securities Act of
   1933 and may be resold in transactions exempt from registration, normally to qualified institutional buyers. At March 31, 2002, the total value of these securities amounted to $1,009,449 or 1.11% of net assets.

(C)Principal amounts are denominated in the indicated foreign currency, where applicable (Y - Japanese Yen).

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES
INTERNATIONAL GROWTH FUND
March 31, 2002
(In Thousands, Except for Per Share Amounts)

ASSETS
    Investment securities -- at value (Notes 1 and 3)............  $ 93,526
    Cash.........................................................         1
    Receivables:
        Investment securities sold...............................       464
        Dividends and interest...................................       224
        Fund shares sold.........................................        95
    Prepaid insurance premium....................................         1
                                                                   --------
            Total assets.........................................    94,311
                                                                   --------
LIABILITIES
    Payable for investment securities purchased..................     2,622
    Payable to Fund shareholders.................................       358
    Accrued shareholder servicing (Note 2).......................        65
    Accrued management fee (Note 2)..............................        11
    Accrued distribution fee (Note 2)............................         7
    Accrued accounting services fee (Note 2).....................         3
    Accrued service fee (Note 2).................................         2
    Other........................................................        61
                                                                   --------
            Total liabilities....................................     3,129
                                                                   --------
                Total net assets.................................  $ 91,182
                                                                   ========
NET ASSETS
    $0.01 par value capital stock:
        Capital stock............................................  $     93
        Additional paid-in capital...............................   133,351
    Accumulated undistributed loss:
        Accumulated undistributed net investment loss............        (2)
        Accumulated undistributed net realized loss
            on investment transactions...........................   (40,825)
        Net unrealized depreciation in value
            of investments.......................................    (1,435)
                                                                   --------
            Net assets applicable to outstanding units
                of capital.......................................  $ 91,182
                                                                   ========
Net asset value per share (net assets divided by
    shares outstanding):
    Class A......................................................     $9.82
    Class B......................................................     $9.65
    Class C......................................................     $9.69
    Class Y......................................................    $10.55
Capital shares outstanding:
    Class A......................................................       671
    Class B......................................................       220
    Class C......................................................     7,658
    Class Y......................................................       788
Capital shares authorized........................................   400,000

See Notes to Financial Statements.

STATEMENT OF OPERATIONS
INTERNATIONAL GROWTH FUND
For the Fiscal Year Ended March 31, 2002
(In Thousands)

INVESTMENT LOSS
    Income (Note 1B):
        Dividends (net of foreign withholding
            taxes of $136)......................................  $    468
        Interest and amortization...............................     1,287
                                                                  --------
            Total income........................................     1,755
                                                                  --------
    Expenses (Note 2):
        Investment management fee...............................       953
        Distribution fee:
            Class A.............................................         4
            Class B.............................................        16
            Class C.............................................       729
            Class Y.............................................        17
        Shareholder servicing:
            Class A.............................................        31
            Class B.............................................        16
            Class C.............................................       472
            Class Y.............................................        11
        Service fee:
            Class A.............................................        11
            Class B.............................................         5
            Class C.............................................       243
        Custodian fees..........................................       163
        Accounting services fee.................................        44
        Audit fees..............................................        17
        Legal fees..............................................         2
        Other...................................................        84
                                                                  --------
            Total expenses......................................     2,818
                                                                  --------
                Net investment loss.............................    (1,063)
                                                                  --------
REALIZED AND UNREALIZED GAIN (LOSS) ON
INVESTMENTS (NOTES 1 AND 3)
    Realized net loss on securities.............................   (27,854)
    Realized net loss on foreign currency transactions..........       (60)
                                                                  --------
        Realized net loss on investments........................   (27,914)
                                                                  --------
    Unrealized appreciation in value of securities
        during the period.......................................     5,140
    Unrealized depreciation in value of forward
        currency contracts during the period....................      (219)
                                                                  --------
        Unrealized appreciation in value of investments
            during the period...................................     4,921
                                                                  --------
            Net loss on investments.............................   (22,993)
                                                                  --------
                Net decrease in net assets resulting
                    from operations.............................  $(24,056)
                                                                  ========

See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS
INTERNATIONAL GROWTH FUND
(In Thousands)

                                                    For the Fiscal Year
                                                       Ended March 31,
                                                    ---------------------
                                                      2002        2001
                                                    --------    ---------
DECREASE IN NET ASSETS
    Operations:
        Net investment loss....................... $ (1,063)    $ (1,812)
        Realized net loss on investments..........  (27,914)        (566)
        Unrealized appreciation
            (depreciation)........................    4,921      (93,703)
                                                   --------     --------
            Net decrease in net assets
                resulting from operations.........  (24,056)     (96,081)
                                                   --------     --------
    Distributions to shareholders from
        realized net gain on investment
        transactions (Note 1E):*
            Class A...............................      (21)        (909)
            Class B...............................       (7)        (536)
            Class C...............................     (265)     (44,762)
            Class Y...............................      (19)        (892)
                                                   --------     --------
                                                       (312)     (47,099)
                                                   --------     --------
    Capital share transactions
        (Note 5)..................................  (21,059)      41,213
                                                   --------     --------
        Total decrease............................  (45,427)    (101,967)

NET ASSETS
    Beginning of period...........................  136,609      238,576
                                                   --------     --------
    End of period................................. $ 91,182     $136,609
                                                   ========     ========
    Undistributed net investment loss.............      $(2)         $(1)
                                                        ===          ===

*See "Financial Highlights" on pages 76 - 79.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
INTERNATIONAL GROWTH FUND
Class A Shares
For a Share of Capital Stock Outstanding Throughout Each Period:

                                                                  For the
                                                    For the     period from
                                                  fiscal year     7-3-00*
                                                     ended           to
                                                    3-31-02       3-31-01
                                                  ----------     ----------

Net asset value, beginning
    of period...................................... $12.03         $24.33
                                                    ------         ------
Income (loss) from investment operations:
    Net investment loss............................  (0.17)         (0.02)
    Net realized and unrealized loss
        on investments.............................  (2.01)         (6.46)
                                                    ------         ------
Total from investment operations...................  (2.18)         (6.48)
                                                    ------         ------
Less distributions:
    From net investment income.....................  (0.00)         (0.00)
    From capital gains.............................  (0.03)         (5.82)
                                                    ------         ------
Total distributions................................  (0.03)         (5.82)
                                                    ------         ------
Net asset value, end of period..................... $ 9.82         $12.03
                                                    ======         ======
Total return**..................................... -18.12%        -29.73%
Net assets, end of
    period (in millions)...........................     $7             $5
Ratio of expenses to average
    net assets.....................................   1.89%          1.72%***
Ratio of net investment loss
    to average net assets..........................  -0.49%         -0.31%***
Portfolio turnover rate............................ 133.83%        103.03%****

   *Commencement of operations.
  **Total return calculated without taking into account the sales load deducted on an initial purchase.
 ***Annualized.
****For the fiscal year ended March 31, 2001.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
INTERNATIONAL GROWTH FUND
Class B Shares
For a Share of Capital Stock Outstanding Throughout Each Period:

                                                                    For the
                                                    For the       period from
                                                  fiscal year       7-10-00*
                                                     ended             to
                                                    3-31-02          3-31-01
                                                 -------------    ------------
Net asset value, beginning
    of period.....................................  $11.94           $24.59
                                                    ------           ------
Income (loss) from investment
    operations:
    Net investment loss...........................   (0.19)           (0.09)
    Net realized and unrealized loss
        on investments............................   (2.07)           (6.74)
                                                    ------           ------
Total from investment operations..................   (2.26)           (6.83)
                                                    ------           ------
Less distributions:
    From net investment income....................   (0.00)           (0.00)
    From capital gains............................   (0.03)           (5.82)
                                                    ------           ------
Total distributions...............................   (0.03)           (5.82)
                                                    ------           ------
Net asset value, end of period....................  $ 9.65           $11.94
                                                    ======           ======
Total return......................................  -18.93%          -30.89%
Net assets, end of period
    (in millions).................................      $2               $2
Ratio of expenses to average
    net assets....................................    2.89%            2.61%**
Ratio of net investment loss to
    average net assets............................   -1.42%           -1.30%**
Portfolio turnover rate...........................  133.83%          103.03%***

   *Commencement of operations.
  **Annualized.
***For the fiscal year ended March 31, 2001.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
INTERNATIONAL GROWTH FUND
Class C Shares (A)
For a Share of Capital Stock Outstanding Throughout Each Period:

                                      For the fiscal year ended March 31,
                                -------------------------------------------
                                 2002     2001     2000     1999      1998
                                ------   ------   ------   ------    ------
Net asset value, beginning
    of period.................  $11.96   $28.58   $15.58   $15.04    $12.40
                                ------   ------   ------   ------    ------
Income (loss) from investment
    operations:
    Net investment loss.......   (0.11)   (0.17)   (0.34)   (0.07)    (0.10)
    Net realized and unrealized
        gain (loss) on
        investments...........   (2.13)  (10.63)   15.14     1.55      4.12
                                ------   ------   ------   ------    ------
Total from investment
    operations................   (2.24)  (10.80)   14.80     1.48      4.02
                                ------   ------   ------   ------    ------
Less distributions:
    From net investment
        income................   (0.00)   (0.00)   (0.00)   (0.00)    (0.00)
    From capital gains........   (0.03)   (5.82)   (1.80)   (0.94)    (1.38)
                                ------   ------   ------   ------    ------
Total distributions...........   (0.03)   (5.82)   (1.80)   (0.94)    (1.38)
                                ------   ------   ------   ------    ------
Net asset value,
    end of period.............  $ 9.69   $11.96   $28.58   $15.58    $15.04
                                ======   ======   ======   ======    ======
Total return..................  -18.73% - 40.45%   97.89%   10.36%    35.24%
Net assets, end
    of period
    (in millions).............     $74     $123     $233     $100..     $87
Ratio of expenses to
    average net assets........    2.62%    2.36%    2.37%    2.35%     2.35%
Ratio of net investment
    loss to average
    net assets................   -1.03%   -1.03%   -1.48%   -0.53%    -0.82%
Portfolio turnover rate.......  133.83%  103.03%  125.71%  116.25%   105.11%

(A)See Note 5.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
INTERNATIONAL GROWTH FUND
Class Y Shares
For a Share of Capital Stock Outstanding Throughout Each Period:

                                     For the fiscal year ended March 31,
                               ------------------------------------------------
                                2002      2001      2000       1999      1998
                               ------    ------    ------     ------    ------
Net asset value, beginning
    of period................  $12.87    $29.86    $16.08     $15.35    $12.52
                               ------    ------    ------     ------    ------
Income (loss) from
    investment operations:
    Net investment income
        (loss)...............   (0.18)    (0.17)    (1.41)      0.05      0.01
    Net realized and unrealized
        gain (loss) on
        investments..........   (2.11)   (11.00)    16.99..     1.62      4.20
                               ------    ------    ------     ------    ------
Total from investment
    operations...............   (2.29)   (11.17)    15.58..     1.67      4.21
                               ------    ------    ------     ------    ------
Less distributions:
    From net investment
        income...............   (0.00)    (0.00)    (0.00)     (0.00)    (0.00)
    From capital gains.......   (0.03)    (5.82)    (1.80)     (0.94)    (1.38)
                               ------    ------    ------     ------    ------
Total distributions..........   (0.03)    (5.82)    (1.80)     (0.94)    (1.38)
                               ------    ------    ------     ------    ------
Net asset value,
    end of period............  $10.55    $12.87    $29.86     $16.08    $15.35
                               ======    ======    ======     ======    ======
Total return.................  -17.79%   -39.91%    99.74%     11.41%    36.45%
Net assets, end of
    period (000 omitted).....  $8,314    $6,594    $5,296..     $629      $419
Ratio of expenses
    to average net assets....    1.52%     1.44%     1.48%      1.44%     1.51%
Ratio of net investment
    income (loss) to average
    net assets...............   -0.11%    -0.02%    -0.80%      0.36%     0.07%
Portfolio turnover rate......  133.83%   103.03%   125.71%    116.25%   105.11%

See Notes to Financial Statements.

MANAGER'S DISCUSSION

March 31, 2002

An interview with Daniel P. Becker, portfolio manager of W&R Funds,
Inc. - Large Cap Growth Fund

This report relates to the operation of W&R Funds, Inc. - Large Cap
Growth Fund for the fiscal year ended March 31, 2002. The following discussion, graphs and tables provide you with information regarding the
Fund's performance during that period.

How did the Fund perform during the last fiscal year?

During the economically weak environment that dominated the period, the
Fund had a difficult time. The Fund posted negative returns for the period and underperformed its benchmark index. During the fiscal year, the Class A shares of the Fund declined 2.85 percent before the impact of sales load and, with sales load, declined 8.43 percent. This compared with the S&P
500 Index (reflecting the performance of securities that generally represent the stock market), which increased 0.21 percent during the period, and the Lipper Large-Cap Growth Funds Universe Average (generally representing the performance of the universe of funds with similar investment objectives), which declined 5.88 percent during the period. It should be noted that, in the comparison charts, the value for the benchmark index and the Lipper category does not reflect a sales load.

Why did the Fund lag its benchmark index during the fiscal year?

The Fund's underperformance relative to the benchmark index was, we believe, attributable to a somewhat more aggressive positioning in cyclical industries, in preparation for what we felt was an ensuing rebound in economic growth. We still believe that a re-acceleration in growth is likely during the 2002 calendar year. We do feel that the Fund benefited from large holdings in tobacco and health care companies early in the fiscal year, and from holdings in semiconductor companies later in the year.

What other market conditions or events influenced the Fund's performance during the fiscal year?

The year was characterized by a massive collapse in economic growth, which was primarily driven by the capital spending and industrial/cyclical-linked industries. Many years of prosperity had resulted in overcapacity in many economically sensitive industries, and the unwinding of the prior-spending boom ultimately threw the economy into recession. Companies then became quick to restructure, reducing employee levels, capital spending and research and development costs. These further cuts deepened the economic problems and were responsible, we believe, for the sharpest decline in corporate profits in decades. Stocks leveraged to these cyclical events did very poorly in 2002. Some stocks in the health care and consumer staple industries, however, did very well as they were far removed from the economic turmoil.

What strategies and techniques did you employ that specifically affected the Fund's performance?

During the middle of 2001, we felt it was appropriate to begin to attempt to position the Fund to benefit from an economic recovery. We felt the recovery would appear by early 2002, and consequently added to positions in semiconductor and industrial gas stocks, while decreasing positions in what we felt were less-economically-leveraged stocks in consumer related areas.
We feel that the performance of the Fund was initially hurt by these moves but, by late 2001, performance had been enhanced by this strategy.

What industries or sectors did you emphasize during the fiscal year, and what looks attractive to you going forward?

During 2001, we primarily emphasized the pharmaceutical, tobacco, financial and semiconductor industries. We tried to establish a balance between what we view as high quality, very profitable, stable businesses and those that were currently unprofitable but that we felt were set to improve as the economy improved.

Looking forward, we intend to maintain our balance between companies that should benefit from stronger economic growth and those with profits that are relatively immune to economic fluctuations. We intend to emphasize drug, tobacco, financial and capital-spending-linked companies. As we go further into the fiscal year, we expect to increase our exposure to economically linked industries and decrease our holdings in more stable businesses.

Respectfully,

/s/Daniel P. Becker
Daniel P. Becker
Manager
W&R Large Cap Growth Fund

Comparison of Change in Value of $10,000 Investment

                    W&R                         Lipper
                    Large                       Large-Cap
                    Cap                         Growth
                    Growth          S&P         Funds
                    Fund,           500         Universe
                    Class A         Index       Average
                    ---------       ---------   ----------
     07-3-00        $9,425          $10,000     $10,000
    03-31-01         9,023            8,043       6,563
    03-31-02         8,766            8,060       6,177

=====  W&R Large Cap Growth Fund, Class A Shares (1) -- $8,766
 +++++ S&P 500 Index -- $8,060
 ***** Lipper Large-Cap Growth Funds Universe Average -- $6,177

(1)The value of the investment in the Fund is impacted by the sales load at the time of the investment and by the ongoing expenses of the Fund and assumes reinvestment of dividends and distributions.

Average Annual Total Return*

                        Class A     Class B     Class C     Class Y
1-year period
    ended 3-31-02       -8.43%      -7.97%      -3.60%      -2.74%

Since inception of
    Class through
    3-31-02**           -7.25%      -7.62%      -4.88%      -4.10%

 *Performance data quoted represents past performance and is based on deduction of the maximum applicable sales load for each of the periods.
  Class A shares carry a maximum front-end sales load of 5.75%. Class B and
  Class C shares carry a maximum contingent deferred sales charge (CDSC) of
  5% and 1%, respectively. (Accordingly, the Class C shares reflect no CDSC since it only applies to Class C shares held for twelve months or less.)
  Total returns reflect share price appreciation (depreciation), including reinvestment of all income and capital gains distributions. Investment return and principal value will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

**6-30-00 for Class A shares, 7-6-00 for Class B shares, 7-3-00 for Class C shares and 7-6-00 for Class Y shares (the date on which shares were first acquired by shareholders).

Past performance is not predictive of future performance. Indexes are unmanaged. The performance graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

SHAREHOLDER SUMMARY OF LARGE CAP GROWTH FUND

Large Cap Growth Fund

GOAL

To seek the appreciation of your investment.

Strategy

Invests primarily in a diversified portfolio of common stocks issued by growth-oriented large to medium sized U.S. and foreign companies that the
Fund's investment manager believes have appreciation potential.

Founded

2000

Scheduled Dividend Frequency

Annually (December)

Performance Summary - Class A Shares

Per Share Data

For the Fiscal Year Ended March 31, 2002

Net asset value on
  3-31-02                                           $ 9.21
  3-31-01                                             9.48
                                                    ------
Change per share                                    $(0.27)
                                                    ======

Past performance is not necessarily indicative of future results.

SHAREHOLDER SUMMARY OF LARGE CAP GROWTH FUND

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be less than the results shown below. Please check the Waddell & Reed website at www.waddell.com for more current performance information.

Average Annual Total Return (A)

                                 Class A                   Class B
                        -------------------------    --------------------
                        With          Without        With        Without
Period                  Sales Load(B) Sales Load(C)  CDSC(D)     CDSC(E)
-----------------       ----------    ----------     ----------- --------
 1-year period
    ended 3-31-02.....  -8.43%        -2.85%         -7.97%      -4.13%
 5-year period
    ended 3-31-02.....    --            --             --          --
10-year period
    ended 3-31-02.....    --            --             --          --
Since inception
    of Class(F).......  -7.25%        -4.06%         -7.62%      -5.43%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
   Performance data represents past performance and is no guarantee of future results. Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

(B)Performance data is based on deduction of 5.75% sales load on the initial purchase in the periods.

(C)Performance data does not take into account the sales load deducted on an initial purchase.

(D)Performance data reflects the effect of paying the applicable contingent deferred sales charge (CDSC) at a maximum of 5.00% upon redemption at the end of each of the periods.

(E)Performance data does not reflect the effect of paying the applicable
   CDSC upon redemption at the end of each of the periods.

(F)6-30-00 for Class A shares and 7-6-00 for Class B shares (the date on which shares were first acquired by shareholders).

Average Annual Total Return(A)

Period                      Class C(B)      Class Y(C)
-----------------           ---------       ---------
 1-year period
    ended 3-31-02.....      -3.60%          -2.74%
 5-year period
    ended 3-31-02.....        --              --
10-year period
    ended 3-31-02.....        --              --
Since inception
    of Class(D)......       -4.88%          -4.10%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
   Performance data represents past performance and is no guarantee of future results. Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

(B)Performance data reflects the effect of paying the applicable contingent deferred sales charge (CDSC) at a maximum of 1.00% which declines to zero at the end of the first year after investment. Accordingly, these returns reflect no CDSC since it only applies to Class C shares held for twelve months or less.

(C)Performance data does not include the effect of sales charges, as Class
   Y shares are not subject to these charges.

(D)7-3-00 for Class C shares and 7-6-00 for Class Y shares (the date on which shares were first acquired by shareholders).

SHAREHOLDER SUMMARY OF LARGE CAP GROWTH FUND

Portfolio Highlights

On March 31, 2002, Large Cap Growth Fund had net assets totaling
$29,212,745 invested in a diversified portfolio of:

86.29%  Common Stock

13.71%  Cash and Cash Equivalents

As a shareholder of Large Cap Growth Fund, for every $100 you had invested on March 31, 2002, your Fund owned:

Technology Stocks                       $26.71

Health Care Stocks                      $19.42

Financial Services Stocks               $14.17

Cash and Cash Equivalents               $13.71

Consumer Goods and Services Stocks      $10.44

Retail Stocks                           $ 5.02

Business Equipment and Services         $ 4.99

Capital Goods Stocks                    $ 3.33

Miscellaneous Stocks                    $ 2.21

THE INVESTMENTS OF LARGE CAP GROWTH FUND
March 31, 2002

COMMON STOCKS                                     Shares       Value

Aircraft - 2.74%
     Lockheed Martin Corporation.............     13,900   $    800,362
                                                           ------------
Banks - 5.81%
     Bank of America Corporation.............     11,800        802,636
     Citigroup Inc...........................      9,800        485,296
     Wells Fargo & Company...................      8,300        410,020
                                                           ------------
                                                              1,697,952
                                                           ------------
Business Equipment and Services - 4.99%
     Accenture Ltd*..........................     13,619        363,627
     First Data Corporation..................     10,100        881,225
     Office Depot, Inc.*.....................     10,700        212,395
                                                           ------------
                                                              1,457,247
                                                           ------------
Capital Equipment - 1.91%
     Cooper Cameron Corporation*.............     10,900        557,099
                                                           ------------
Chemicals - Specialty - 1.85%
     Air Products and Chemicals, Inc.........      2,800        144,620
     Praxair, Inc............................      6,600        394,680
                                                           ------------
                                                                539,300
                                                           ------------
Communications Equipment - 2.01%
     Cisco Systems, Inc.*....................     34,600        585,605
                                                           ------------
Computers - Peripherals - 7.16%
     EMC Corporation*........................     20,700        246,744
     Microsoft Corporation*..................     16,400        988,182
     Oracle Corporation*.....................     15,200        194,484
     SAP Aktiengesellschaft, ADR.............     17,800        662,160
                                                           ------------
                                                              2,091,570
                                                           ------------
Electronic Components - 7.14%
     Analog Devices, Inc.*...................     10,900        490,936
     Linear Technology Corporation...........      9,700        429,177
     Maxim Integrated Products, Inc.*........      6,300        351,288
     Microchip Technology Incorporated*......     19,500        815,490
                                                           ------------
                                                              2,086,891
                                                           ------------
Electronic Instruments - 7.66%
     Applied Materials, Inc.*................     14,100        765,348
     Lam Research Corporation*...............     22,000        645,150
     Novellus Systems, Inc.*.................      9,500        514,235
     Teradyne, Inc.*.........................      7,900        311,497
                                                           ------------
                                                              2,236,230
                                                           ------------
Farm Machinery - 1.42%
     Deere & Company.........................      9,100        414,505
                                                           ------------
Food and Related - 0.81%
     Kraft Foods Inc.........................      6,100        235,765
                                                           ------------
Health Care - Drugs - 10.42%
     Amgen Inc.*.............................      9,400        561,039
     Forest Laboratories, Inc.*..............      9,200        751,640
     McKesson HBOC, Inc......................     10,500        393,015
     Pfizer Inc..............................     33,700      1,339,238
                                                           ------------
                                                              3,044,932
                                                           ------------
Health Care - General - 6.26%
     Johnson & Johnson.......................     13,900        902,805
     Wyeth...................................     14,100        925,665
                                                           ------------
                                                              1,828,470
                                                           ------------
Homebuilders, Mobile Homes - 0.36%
     Lennar Corporation......................      2,000        105,520
                                                           ------------
Hospital Supply and Management - 2.74%
     Health Management Associates, Inc.,
          Class A*...........................     29,900        619,827
     Medtronic, Inc..........................      4,000        180,840
                                                           ------------
                                                                800,667
                                                           ------------
Household - General Products - 1.17%
     Colgate-Palmolive Company...............      6,000        342,900
                                                           ------------
Leisure Time Industry - 0.48%
     Walt Disney Company (The)...............      6,100        140,788
                                                           ------------
Motion Pictures - 0.00%
     AOL Time Warner Inc.*...................         50          1,182
                                                           ------------
Motor Vehicles - 1.47%
     Harley-Davidson, Inc....................      7,800        430,014
                                                           ------------
Retail - General Merchandise - 2.95%
     Kohl's Corporation*.....................      3,400        241,910
     Target Corporation......................      6,700        288,904
     Wal-Mart Stores, Inc....................      5,400        330,966
                                                           ------------
                                                                861,780
                                                           ------------
Retail - Specialty Stores - 2.07%
     Blockbuster Inc., Class A...............     12,700        298,069
     Home Depot, Inc. (The)..................      6,300        306,243
                                                           ------------
                                                                604,312
                                                           ------------
Security and Commodity Brokers - 8.36%
     Fannie Mae..............................      7,700        615,076
     Freddie Mac.............................      9,300        589,341
     Goldman Sachs Group, Inc. (The).........      8,900        803,225
     Morgan Stanley Dean Witter & Co.........      7,600        435,556
                                                           ------------
                                                              2,443,198
                                                           ------------
Tobacco - 6.51%
     Philip Morris Companies Inc.............     36,100      1,901,387
                                                           ------------

TOTAL COMMON STOCKS - 86.29%                                $25,207,676
     (Cost: $23,420,900)                                   ------------

                                                 Principal
                                                 Amount in
SHORT-TERM SECURITIES                            Thousands

Commercial Paper
     Chemicals - Petroleum and Inorganic - 4.87%
          du Pont (E.I.) de Nemours and Company,
          1.6963092%, Master Note............     $1,422       1,422,000
     Food and Related - 4.19%
          General Mills, Inc.,
          2.0588004%, Master Note............      1,225       1,225,000
                                                            ------------

Total Commercial Paper - 9.06%                                 2,647,000
                                                            ------------
Repurchase Agreement - 4.58%
     J.P. Morgan Securities Inc., 1.73% Repurchase
          Agreement dated 3-28-02, to be
          repurchased at $1,337,257 on 04-1-02**   1,337       1,337,000
                                                            ------------
TOTAL SHORT-TERM SECURITIES - 13.64%                        $  3,984,000
     (Cost: $3,984,000)                                     ------------

TOTAL INVESTMENT SECURITIES - 99.93%                        $ 29,191,676
     (Cost: $27,404,900)                                    ------------

CASH AND OTHER ASSETS, NET OF LIABILITIES - 0.07%                 21,069
                                                            ------------
NET ASSETS - 100.00%                                        $ 29,212,745
                                                            ------------

Notes to Schedules of Investments

*No income dividends were paid during the preceding 12 months.

**Collateralized by $1,140,000 U.S. Treasury Bond, 7.625% due 2-15-25; market value and accrued interest aggregate $1,372,631.

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES

LARGE CAP GROWTH FUND

March 31, 2002

(In Thousands, Except for Per Share Amounts)

ASSETS
    Investment securities -- at value (Notes 1 and 3)..     $29,192
    Cash...............................................           1
    Receivables:
        Fund shares sold...............................          52
        Dividends and interest.........................          34
                                                            -------
            Total assets...............................      29,279
                                                            -------

LIABILITIES
    Payable to Fund shareholders.......................          32
    Accrued shareholder servicing (Note 2).............          14
    Accrued management fee (Note 2)....................           3
    Accrued accounting services fee (Note 2)...........           2
    Accrued distribution fee (Note 2)..................           1
    Accrued service fee (Note 2).......................           1
    Other..............................................          13
                                                            -------
            Total liabilities..........................          66
                                                            -------
                Total net assets.......................     $29,213
                                                            =======

NET ASSETS
    $0.01 par value capital stock:
        Capital stock...................................       $ 32
        Additional paid-in capital......................     36,680
    Accumulated undistributed income (loss):
        Accumulated undistributed net realized loss on
            investment transactions.....................     (9,286)
        Net unrealized appreciation in value
            of investments..............................      1,787
                                                            -------
            Net assets applicable to outstanding units
                of capital..............................    $29,213
                                                            =======

Net asset value per share (net assets divided by
    shares outstanding):
    Class A............................................       $9.21
    Class B............................................       $9.05
    Class C............................................       $9.10
    Class Y............................................       $9.22

Capital shares outstanding:
    Class A............................................       2,118
    Class B............................................         266
    Class C............................................         717
    Class Y............................................          83

Capital shares authorized..............................     400,000

See Notes to Financial Statements.

STATEMENT OF OPERATIONS

LARGE CAP GROWTH FUND

For the Fiscal Year Ended March 31, 2002

(In Thousands)

INVESTMENT LOSS
    Income (Note 1B):
        Dividends..........................................  $  233
        Interest and amortization..........................      93
                                                               -----
            Total income...................................     326
                                                               -----
    Expenses (Note 2):
        Investment management fee..........................     191
        Shareholder servicing:
            Class A........................................      55
            Class B........................................      22
            Class C........................................      28
            Class Y........................................      1
        Registration fees..................................      81
        Distribution fee:
            Class A........................................      12
            Class B........................................      18
            Class C........................................      48
            Class Y........................................       1
        Service fee:
            Class A........................................      34
            Class B........................................       6
            Class C........................................      16
        Accounting services fee............................      21
        Audit fees.........................................      12
        Custodian fees.....................................       7
        Other..............................................       5
                                                               -----
            Total..........................................     558
                Less expenses in excess of voluntary
                    waiver of investment management
                    fee (Note 2)...........................     (36)
                                                               -----
                    Total expenses.........................     522
                                                               -----
                      Net investment loss..................     (196)
                                                               -----

REALIZED AND UNREALIZED LOSS
ON INVESTMENTS (NOTES 1 AND 3)
    Realized net loss on investments....................     (5,708)
    Unrealized appreciation in value of investments
        during the period................................     5,055
                                                               -----
        Net loss on investments...........................     (653)
                                                               -----
            Net decrease in net assets resulting
                from operations..........................     $(849)
                                                               =====

See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS

LARGE CAP GROWTH FUND

(In Thousands)

                                                                     For the fiscal
                                                                       period from
                                                    For the fiscal     June 30,
                                                      year ended    2000* through
                                                       March 31,       March 31,
                                                         2002            2001
INCREASE (DECREASE) IN NET ASSETS
    Operations:
        Net investment income (loss).............     $  (196)...     $    89
        Realized net loss on investments.........      (5,708)....     (3,419)
        Unrealized appreciation (depreciation)...       5,055.....     (3,268)
                                                       ----------------------
            Net decrease in net assets resulting
                from operations.....................     (849)....     (6,598)
                                                       ----------------------
    Distributions to shareholders from (Note 1E):**
        Net investment income:
            Class A...................................     --            (107)
            Class B...................................     --              --
            Class C...................................     --              (7)
            Class Y...................................     --              (2)
        Realized net gain on investment transactions:
            Class A...................................     --            (109)
            Class B...................................     --             (11)
            Class C...................................     --             (37)
            Class Y...................................     --              (1)
                                                       ----------------------
                                                              --         (274)
                                                       ----------------------
    Capital share transactions (Note 5)............     1,934          32,000
                                                       ----------------------
            Total increase.........................     1,085          25,128

NET ASSETS
    Beginning of period...........................     28,128           3,000
                                                       ----------------------
    End of period................................     $29,213         $28,128
                                                      =======================
    Undistributed net investment income..............     $--             $--
                                                      =======================

 *Commencement of operations

**See "Financial Highlights" on pages 93 - 96.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

LARGE CAP GROWTH FUND

Class A Shares

For a Share of Capital Stock Outstanding Throughout Each Period:

                                                                      For the
                                                       For the     period from
                                                      fiscal year     6-30-00*
                                                        ended           to
                                                       3-31-02       3-31-01
                                                      ------------------------
Net asset value, beginning of period...............     $9.48         $10.00
                                                      ------------------------

Income (loss) from investment operations:
    Net investment income (loss)...................     (0.04)          0.05
    Net realized and unrealized loss
        on investments.............................     (0.23)         (0.45)
                                                      ------------------------

Total from investment operations...................     (0.27)         (0.40)
                                                      ------------------------

Less distributions:
    From net investment income.....................     (0.00)         (0.06)
    From capital gains.............................     (0.00)         (0.06)
                                                      ------------------------

Total distributions................................     (0.00)         (0.12)
                                                      ------------------------

Net asset value, end of period.....................     $9.21          $9.48
                                                      ========================

Total return**.....................................     -2.85%         -4.27%

Net assets, end of period (in millions)............       $20            $19

Ratio of expenses to average net assets including
    voluntary expense waiver........................     1.58%          1.13%***

Ratio of net investment income (loss)
    to average net assets including
    voluntary expense waiver.......................     -0.38%          0.89%***

Ratio of expenses to average net assets excluding
    voluntary expense waiver.......................      1.69%          1.34%***

Ratio of net investment income (loss)
    to average net assets excluding
    voluntary expense waiver.......................     -0.49%          0.68%***

Portfolio turnover rate............................     98.59%         75.42%

  *Commencement of operations.

 **Total return calculated without taking into account the sales load deducted on an initial purchase.

***Annualized.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

LARGE CAP GROWTH FUND

Class B Shares

For a Share of Capital Stock Outstanding Throughout Each Period:
                                                                      For the
                                                        For the     period from
                                                      fiscal year    7-6-00*
                                                         ended           to
                                                        3-31-02        3-31-01
                                                       ------------------------
Net asset value, beginning of period...............     $9.44         $10.02
                                                       ------------------------

Income (loss) from investment operations:
    Net investment loss............................     (0.16)         (0.03)
    Net realized and unrealized loss
        on investments.............................     (0.23)         (0.49)
                                                       ------------------------

Total from investment operations...................     (0.39)         (0.52)
                                                       ------------------------

Less distributions:
    From net investment income.....................     (0.00)         (0.00)
    From capital gains.............................     (0.00)         (0.06)
                                                       ------------------------

Total distributions................................     (0.00)         (0.06)
                                                       ------------------------

Net asset value, end of period.....................     $9.05          $9.44
                                                       ========================

Total return.......................................     -4.13%         -5.32%

Net assets, end of period (in millions)...............     $2             $2

Ratio of expenses to average net assets including
    voluntary expense waiver........................     2.98%          2.53%**

Ratio of net investment loss to
    average net assets including
    voluntary expense waiver.......................     -1.79%         -0.60%**

Ratio of expenses to average net assets excluding
    voluntary expense waiver........................     3.19%          3.00%**

Ratio of net investment loss to
    average net assets excluding
    voluntary expense waiver.......................     -2.00%         -1.07%**

Portfolio turnover rate............................     98.59%         75.42%

 *Commencement of operations.

**Annualized.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

LARGE CAP GROWTH FUND

Class C Shares

For a Share of Capital Stock Outstanding Throughout Each Period:
                                                                         For the
                                                         For the      period from
                                                       fiscal year     7-3-00*
                                                          ended          to
                                                         3-31-02       3-31-01
                                                         ------------------------
Net asset value, beginning of period................     $9.45         $10.00
                                                         ------------------------

Income (loss) from investment operations:
    Net investment loss.............................     (0.12)         (0.00)
    Net realized and unrealized loss
        on investments..............................     (0.23)         (0.48)
                                                         ------------------------

Total from investment operations....................     (0.35)         (0.48)
                                                         ------------------------

Less distributions:
    From net investment income......................     (0.00)         (0.01)
    From capital gains..............................     (0.00)         (0.06)
                                                         ------------------------

Total distributions.................................     (0.00)         (0.07)
                                                         ------------------------

Net asset value, end of period......................     $9.10          $9.45
                                                         ========================

Total return........................................     -3.60%         -4.93%

Net assets, end of period (in millions).............        $7             $7

Ratio of expenses to average net assets including
    voluntary expense waiver.........................     2.51%          2.06%**

Ratio of net investment loss to average net assets
    including voluntary expense waiver..............     -1.31%         -0.08%**

Ratio of expenses to average net assets excluding
    voluntary expense waiver.........................     2.68%          2.44%**

Ratio of net investment loss to average net assets
    excluding voluntary expense waiver..............     -1.48%         -0.46%**

Portfolio turnover rate.............................     98.59%         75.42%

 *Commencement of operations.

**Annualized.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

LARGE CAP GROWTH FUND

Class Y Shares

For a Share of Capital Stock Outstanding Throughout Each Period:

                                                                        For the
                                                           For the   period from
                                                         fiscal year    7-6-00*
                                                           ended         to
                                                          3-31-02      3-31-01
                                                         ------------------------
Net asset value, beginning of period.................     $9.48        $10.02
                                                         ------------------------

Income (loss) from investment operations:
    Net investment income (loss).....................     (0.01)         0.09
    Net realized and unrealized
        loss on investments..........................     (0.25)        (0.50)
                                                         ------------------------

Total from investment operations.....................     (0.26)        (0.41)
                                                         ------------------------

Less distributions:
    From net investment income.......................     (0.00)        (0.07)
    From capital gains...............................     (0.00)        (0.06)
                                                         ------------------------

Total distributions..................................     (0.00)        (0.13)
                                                         ------------------------

Net asset value, end of period.......................     $9.22         $9.48
                                                         ========================

Total return.........................................     -2.74%        -4.38%

Net assets, end of period (000 omitted)..............      $768          $279

Ratio of expenses to average net assets including
    voluntary expense waiver.........................      1.36%         1.13%**

Ratio of net investment income (loss) to average
    net assets including voluntary expense waiver....     -0.20%         1.11%**

Ratio of expenses to average net assets excluding
    voluntary expense waiver.........................      1.45%         1.34%**

Ratio of net investment income (loss) to average
    net assets excluding voluntary expense waiver....     -0.29%         0.90%**

Portfolio turnover rate..............................     98.59%        75.42%

 *Commencement of operations.

**Annualized.

See Notes to Financial Statements.

MANAGER'S DISCUSSION

March 31, 2002

An interview with W. Patrick Sterner, portfolio manager of W&R Funds,
Inc. - Limited-Term Bond Fund

This report relates to the operation of W&R Funds, Inc. - Limited-Term
Bond Fund for the fiscal year ended March 31, 2002. The following discussion, graphs and tables provide you with information regarding the
Fund's performance during that period.

How did the Fund perform during the last fiscal year?

The Class C shares of the Fund had a positive return of 4.46 percent, only slightly underperforming its benchmark. The Salomon Brothers 1-5 Years
Treasury/Government Sponsored/Corporate Index (reflecting the performance of securities generally representing the limited-term sector of the bond market) increased 5.60 percent for the fiscal year, while the Lipper
Short-Intermediate Investment Grade Debt Funds Universe Average (generally reflecting the performance of the universe of funds with similar investment objectives) returned 4.09 percent.

Why did the Fund slightly lag its benchmark index during the fiscal year?

While the Fund performed in line with its benchmark in many areas, we feel that our performance may have been hurt somewhat in the final quarter of the period by positions in several telecommunications companies. That industry has been a poor performer of late because of liquidity concerns and questions regarding past accounting practices. There were, however, several factors that contributed positively to the Fund's performance over the last year. The most important, in our opinion, was an overweighting in corporate bonds, the best performing sector of the fixed income market during the period. Exposure to the defense industry, railroads and waste disposal companies within the corporate sector also contributed positively to the overall return.

What other market conditions or events influenced the Fund's performance during the fiscal year?

During the last part of the fiscal year, the Fund weathered a dramatic sell-off in the bond market. A short duration and exposure in 15-year mortgage-backed securities helped returns, in our opinion.

What strategies and techniques did you employ that specifically affected the Fund's performance?

Our management style attempts to identify relative value opportunities between sectors of the market. Those sectors include treasuries, agencies, corporates and mortgage-backed securities. Based on our determination that intermediate-maturity corporates offered good value, we overweighted the sector to what we felt was the benefit of the Fund. In addition, as interest rates declined during the year, we continued to shorten duration.
This helped to insulate the Fund from the dramatic sell-off in the last quarter.

What industries or sectors did you emphasize during the fiscal year, and what looks attractive to you going forward?

We emphasized corporates and mortgage-backed securities during the fiscal year, and we continue to believe that they offer value going forward. In the corporate area, telecommunications companies have cheapened significantly and we feel that they may offer opportunities at some point during the coming year.

Respectfully,

/s/W. Patrick Sterner
W. Patrick Sterner
Manager
W&R Limited-Term Bond Fund

Comparison of Change in Value of $10,000 Investment

                                    Salomon
                    W&R             Brothers        Lipper Short-
                    Limited-        1-5 Years       Intermediate
                    Term            Treasury/       Investment
                    Bond            Government      Grade Debt
                    Fund,           Sponsored/      Funds
                    Class C         Corporate       Universe
                    Shares          Index           Average
                    ---------       ----------      --------------
    09-30-92        10,000          10,000          10,000
    03-31-93        10,206          10,295          10,301
    03-31-94        10,350          10,573          10,539
    03-31-95        10,632          11,033          10,882
    03-31-96        11,419          11,983          11,823
    03-31-97        11,821          12,601          12,384
    03-31-98        12,666          13,655          13,437
    03-31-99        13,255          14,539          14,160
    03-31-00        13,352          14,974          14,469
    03-31-01        14,618          16,634          15,902
    03-31-02        15,269          17,566          16,553

===== W&R Limited-Term Bond Fund, Class C Shares (1) (2) -- $15,269
***** Salomon Brothers 1-5 Years Treasury/ Government Sponsored/ Corporate
          Index (1) -- $17,566
----- Lipper Short-Intermediate Investment Grade Debt Funds Universe
          Average (1) -- $16,553

(1)Because the Fund commenced operations on a date other than at the end of a month, and partial month calculations of the performance of the indexes are not available, the investments were effected as of September 30, 1992.

(2)The value of the investment in the Fund is impacted by the ongoing expenses of the Fund and assumes reinvestment of dividends and distributions.

Average Annual Total Return*

                        Class A     Class B     Class C**       Class Y

1-year period
    ended 3-31-02       0.94%       0.52%       4.46%           5.41%

5-year period
    ended 3-31-02       --          --          5.25%           6.19%

Since inception of
    Class through
    3-31-02***          4.88%       4.74%       4.58%           5.55%

  *Performance data quoted represents past performance and is based on deduction of the maximum applicable sales load for each of the periods.
   Class A shares carry a maximum front-end sales load of 4.25%. Class B and
   Class C shares carry maximum contingent deferred sales charges of 5% and
   1%, respectively. Total returns reflect share price appreciation
   (depreciation), including reinvestment of all income and capital gains distributions. Investment return and principal value will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

 **Performance data from 3-24-00 represents the actual performance of Class
   C shares. Performance data prior to 3-24-00 represents the performance of the Fund's original Class B shares. The original Class B shares were combined with Class C shares effective 3-24-00, and redesignated as Class C shares. The original Class B's performance has been adjusted to reflect the current contingent deferred sales charge (CDSC) structure applicable to
   Class C (1.00% maximum and declining to zero at the end of the first year after investment). Accordingly, these returns reflect no CDSC since it only applies to Class C shares held for twelve months or less. New Class B shares, with fees and expenses different from the original Class B shares, were added to the Fund on 6-30-00.

***8-17-00 for Class A shares, 7-3-00 for Class B shares, 9-21-92 for Class
   C shares and 12-29-95 for Class Y shares (the date on which shares were first acquired by shareholders).

Past performance is not necessarily indicative of future performance.
Indexes are unmanaged. The performance graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

SHAREHOLDER SUMMARY OF LIMITED-TERM BOND FUND

Limited-Term Bond Fund

GOAL

To seek a high level of current income consistent with preservation of capital.

Strategy

Invests primarily in investment-grade debt securities of U.S. issuers, including corporate bonds, mortgage-backed securities and U.S. Government securities. The Fund maintains a dollar-weighted average maturity of not less than two years and not more than five years.

Founded

1992

Scheduled Dividend Frequency

Declared daily, paid monthly

Performance Summary - Class C Shares

Per Share Data

For the Fiscal Year Ended March 31, 2002

Dividends paid                                           $0.42
                                                         =====
Net asset value on
  3-31-02                                               $10.20
  3-31-01                                                10.17
                                                        ------
Change per share                                        $ 0.03
                                                        ======

Past performance is not necessarily indicative of future results.

SHAREHOLDER SUMMARY OF LIMITED-TERM BOND FUND

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be less than the results shown below. Please check the Waddell & Reed website at www.waddell.com for more current performance information.

Average Annual Total Return (A)

                                Class A                 Class B
                        -----------------------     ----------------
                        With          Without       With     Without
Period                  Sales Load(B) Sales Load(C) CDSC(D)  CDSC(E)
-----------------       ----------    ----------    -------  -------
 1-year period
    ended 3-31-02.....    0.94%        5.42%         0.52%    4.52%
 5-year period
    ended 3-31-02.....     --           --            --       --
10-year period
    ended 3-31-02.....     --           --            --       --
Since inception
    of Class(F).......   4.88%        7.73%          4.74%    6.94%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
   Performance data represents past performance and is no guarantee of future results. Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

(B)Performance data is based on deduction of 4.25% sales load on the initial purchase in the periods.

(C)Performance data does not take into account the sales load deducted on an initial purchase.

(D)Performance data reflects the effect of paying the applicable contingent deferred sales charge (CDSC) at a maximum of 5.00% upon redemption at the end of each of the periods.

(E)Performance data does not reflect the effect of paying the applicable
   CDSC upon redemption at the end of each of the periods.

(F)8-17-00 for Class A shares and 7-3-00 for Class B shares (the date on which shares were first acquired by shareholders).

Average Annual Total Return(A)

Period                  Class C(B)  Class Y(C)
-----------------       ----------  ---------
 1-year period
    ended 3-31-02.....   4.46%       5.41%
 5-year period
    ended 3-31-02.....   5.25%       6.19%
10-year period
    ended 3-31-02.....     --          --
Since inception
    of Class(D).......   4.58%       5.55%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
   Performance data represents past performance and is no guarantee of future results. Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

(B)Performance data from 3-24-00 represents the actual performance of Class
   C shares. Performance data prior to 3-24-00 represents the performance of the Fund's original Class B shares. The original Class B shares were combined with Class C shares effective 3-24-00, and redesignated as Class C shares. The original Class B's performance has been adjusted to reflect the current contingent deferred sales charge (CDSC) structure applicable to
   Class C (1.00% maximum and declining to zero at the end of the first year after investment). Accordingly, these returns reflect no CDSC since it only applies to Class C shares held for twelve months or less. New Class B shares, with fees and expenses different from the original Class B shares, were added to the Fund on 6-30-00.

(C)Performance data does not include the effect of sales charges, as Class
   Y shares are not subject to these charges.

(D)9-21-92 for Class C shares and 12-29-95 for Class Y shares (the date on which shares were first acquired by shareholders).

SHAREHOLDER SUMMARY OF LIMITED-TERM BOND FUND

Portfolio Highlights

On March 31, 2002, Limited-Term Bond Fund had net assets totaling
$28,918,618 invested in a diversified portfolio of:

97.28%  Bonds

 2.72%  Cash and Cash Equivalents

As a shareholder of Limited-Term Bond Fund, for every $100 you had invested on March 31, 2002, your Fund owned:

Corporate Bonds                     $56.37

U.S. Government Securities          $40.61

Cash and Cash Equivalents           $ 2.72

Municipal Bond                      $ 0.30

THE INVESTMENTS OF LIMITED-TERM BOND FUND
March 31, 2002

                                                  Principal
                                                  Amount in
CORPORATE DEBT SECURITIES                         Thousands     Value

Aircraft - 5.00%
     Lockheed Martin Corporation,
          7.25%, 5-15-06.....................       $600    $    629,829
     Raytheon Company,
          6.75%, 8-15-07.....................        800         815,148
                                                            ------------
                                                               1,444,977
                                                            ------------
Banks - 2.13%
     Mercantile Bancorporation Inc.,
          7.625%, 10-15-02...................        600         614,837
                                                            ------------
Beverages - 2.20%
     Grand Metropolitan Investment Corp.,
          7.125%, 9-15-04....................        600         635,818
                                                            ------------
Broadcasting - 1.74%
     Time Warner Entertainment Company, L.P.,
          9.625%, 5-1-02.....................        500         502,502
                                                            ------------
Chemicals - Specialty - 2.85%
     Praxair, Inc.,
          6.75%, 3-1-03......................        800         825,166
                                                            ------------
Construction Materials - 2.15%
     Black & Decker Corp.,
          7.5%, 4-1-03.......................        601         622,028
                                                            ------------
Finance Companies - 6.44%
     Aristar, Inc.,
          5.85%, 1-27-04.....................        670         683,984
     General Motors Acceptance Corporation,
          7.0%, 9-15-02......................        600         608,787
     John Deere Capital Corporation,
          5.125%, 10-19-06...................        600         569,680
                                                            ------------
                                                               1,862,451
                                                            ------------
Forest and Paper Products - 1.89%
     International Paper Company,
          6.125%, 11-1-03....................        535         548,175
                                                            ------------
Insurance - Life - 2.38%
     Aon Corporation,
          7.4%, 10-1-02......................        673         687,064
                                                            ------------
Insurance - Property and Casualty - 1.78%
     American General Finance Corporation,
          6.2%, 3-15-03......................        500         514,750
                                                            ------------
Multiple Industry - 8.84%
     Ford Motor Credit Company,
          6.7%, 7-16-04......................        500         506,485
     Household Finance Corporation,
          6.5%, 1-24-06......................        800         800,797
     National Rural Utilities Cooperative
          Finance Corporation,
          6.0%, 5-15-06......................        750         743,565
     UtiliCorp United,
          6.875%, 10-1-04....................        500         505,454
                                                            ------------
                                                               2,556,301
                                                            ------------
Petroleum - Domestic - 3.22%
     Phillips Petroleum Company,
          6.65%, 3-1-03......................        400         410,688
     Union Pacific Corporation,
          6.5%, 5-15-05......................        500         520,322
                                                            ------------
                                                                 931,010
                                                            ------------
Petroleum - International - 0.88%
     Chevron Corporation Profit Sharing/Savings
          Plan Trust Fund,
          8.11%, 12-1-04.....................        243         255,470
                                                            ------------
Railroad - 3.58%
     Norfolk Southern Corporation,
          7.35%, 5-15-07.....................        588         621,106
     Union Pacific Corporation,
          7.6%, 5-1-05.......................        390         415,040
                                                            ------------
                                                               1,036,146
                                                            ------------
Trucking and Shipping - 2.82%
     WMX Technologies, Inc.,
          7.0%, 5-15-05......................        800         814,793
                                                            ------------
Utilities - Gas and Pipeline - 4.15%
     NorAm Energy Corp.,
          6.375%, 11-1-03....................        600         602,338
     Williams Companies, Inc. (The),
          6.5%, 11-15-02.....................        600         597,112
                                                            ------------
                                                               1,199,450
                                                            ------------
Utilities - Telephone - 4.32%
     AT&T Corp.,
          6.75%, 4-1-04......................        377         383,221
     Qwest Corporation,
          7.625%, 6-9-03.....................        500         484,730
     WorldCom, Inc.,
          7.875%, 5-15-03....................        400         382,516
                                                            ------------
                                                               1,250,467
                                                            ------------

TOTAL CORPORATE DEBT SECURITIES - 56.37%                    $ 16,301,405
     (Cost: $16,172,651)                                    ------------

MUNICIPAL BOND - 0.30%

Kansas
     Kansas Development Finance Authority,
          Health Facilities Revenue Bonds
          (Stormont-Vail HealthCare, Inc.), Taxable,
          7.25%, 11-15-02....................         85    $     87,307
     (Cost: $85,000)                                        ------------

UNITED STATES GOVERNMENT SECURITIES

Agency Obligations - 8.45%
     Federal Home Loan Mortgage Corporation:
          5.125%, 1-13-03....................        650         662,146
          4.875%, 5-14-04....................        650         661,068
     Federal National Mortgage Association,
          5.0%, 2-14-03......................        500         509,171
     Tennessee Valley Authority,
          5.0%, 12-18-03.....................        600         610,691
                                                            ------------
Total Agency Obligations                                       2,443,076
                                                            ------------
Mortgage-Backed Obligations - 29.48%
     Federal Home Loan Mortgage Corporation
          Agency REMIC/CMO:
          6.05%, 9-15-20.....................        68          68,473
          6.5%, 6-15-24......................       256         262,304
     Federal Home Loan Mortgage Corporation Fixed
          Rate Participation Certificates:
          5.5%, 2-1-16.......................       752         734,399
          5.5%, 1-1-17.......................       889         868,707
     Federal National Mortgage Association Fixed
          Rate Pass-Through Certificates:
          8.0%, 2-1-08.......................        34          36,440
          6.5%, 12-1-10......................       218         224,220
          6.0%, 1-1-11.......................       200         202,886
          6.5%, 2-1-11.......................       227         233,478
          7.0%, 5-1-11.......................       112         116,729
          7.0%, 7-1-11.......................       142         148,391
          7.0%, 9-1-12.......................       160         166,324
          6.0%, 11-1-13......................       309         310,843
          7.0%, 9-1-14.......................       305         315,603
          7.0%, 10-1-14......................       315         326,465
          6.0%, 6-1-16.......................       545         543,264
          6.5%, 6-1-16.......................       507         516,284
          7.0%, 4-1-26.......................       181         185,470
     Government National Mortgage Association
          Fixed Rate Pass-Through Certificates:
          6.5%, 1-15-14......................       263         269,952
          5.5%, 1-15-17......................       892         874,470
          6.0%, 1-15-17......................       794         796,609
          7.0%, 10-15-28.....................       609         622,534
          7.0%, 4-15-29......................       409         417,437
          7.0%, 7-15-29......................       279         284,879
                                                           ------------
Total Mortgage-Backed Obligations                             8,526,161
                                                           ------------
Treasury Obligation - 2.68%
     U.S. Treasury Note,
          5.0%, 8-15-11......................       800         773,282
                                                           ------------

TOTAL UNITED STATES GOVERNMENT SECURITIES - 40.61%          $ 11,742,519
     (Cost: $11,701,714)                                    ------------

TOTAL SHORT-TERM SECURITIES - 1.54%                         $    446,000
     (Cost: $446,000)                                       ------------

TOTAL INVESTMENT SECURITIES - 98.82%                        $ 28,577,231
     (Cost: $28,405,365)                                    ------------

CASH AND OTHER ASSETS, NET OF LIABILITIES - 1.18%                341,387
                                                            ------------
NET ASSETS - 100.00%                                        $ 28,918,618
                                                            ------------

Notes to Schedule of Investments

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES

LIMITED-TERM BOND FUND

March 31, 2002

(In Thousands, Except for Per Share Amounts)

ASSETS
     Investment securities -- at value (Notes 1 and 3).............. $28,577
     Cash...........................................................       1
     Receivables:
             Interest...............................................     426
             Fund shares sold.......................................      27
                                                                     -------
               Total assets.........................................  29,031
                                                                     -------

LIABILITIES
     Payable to Fund shareholders...................................      74
     Dividends payable..............................................      13
     Accrued shareholder servicing (Note 2).........................      10
     Accrued accounting services fee (Note 2).......................       2
     Accrued distribution fee (Note 2)..............................       2
     Accrued management fee (Note 2)................................       2
     Accrued service fee (Note 2)...................................       1
     Other..........................................................       8
                                                                     -------
               Total liabilities....................................     112
                                                                     -------
                    Total net assets................................ $28,919
                                                                     =======

NET ASSETS
     $0.01 par value capital stock:
             Capital stock............................................     $ 28
             Additional paid-in capital...............................   29,033
     Accumulated undistributed income (loss):
             Accumulated undistributed net realized loss
               on investment transactions.............................     (314)
             Net unrealized appreciation in value of investments......      172
                                                                         ------
                Net assets applicable to outstanding units of capital   $28,919
                                                                        =======

Net asset value per share (net assets divided by
     shares outstanding):
     Class A.....................................................     $10.20
     Class B.....................................................     $10.20
     Class C.....................................................     $10.20
     Class Y.....................................................     $10.20

Capital shares outstanding:
     Class A.....................................................        600
     Class B.....................................................        139
     Class C.....................................................      2,007
     Class Y.....................................................         89

Capital shares authorized........................................    200,000

See Notes to Financial Statements.

STATEMENT OF OPERATIONS

LIMITED-TERM BOND FUND

For the Fiscal Year Ended March 31, 2002

(In Thousands)

INVESTMENT INCOME
     Income (Note 1B):
             Interest and amortization................................. $1,432
                                                                         ------
     Expenses (Note 2):
             Distribution fee:
               Class A.................................................      1
               Class B.................................................      6
               Class C.................................................    139
               Class Y.................................................      4
             Investment management fee.................................    118
             Shareholder servicing:
               Class A.................................................      4
               Class B.................................................      2
               Class C.................................................     63
               Class Y.................................................      2
             Service fee:
               Class A.................................................      6
               Class B.................................................      2
               Class C.................................................     47
             Registration fees.........................................     47
             Accounting services fee...................................     17
             Audit fees................................................     13
             Custodian fees............................................      4
             Other.....................................................     12
                                                                         ------
             Total.....................................................    487
               Less expenses in excess of voluntary waiver of
                    investment management fee (Note 2).................    (60)
                                                                         ------
                    Total expenses.....................................    427
                                                                         ------
                         Net investment income.........................  1,005
                                                                         ------

REALIZED AND UNREALIZED LOSS ON
INVESTMENTS (NOTES 1 AND 3)
     Realized net loss on investments..................................     (6)
     Unrealized depreciation in value of investments
             during the period.........................................    (40)
                                                                         ------
             Net loss on investments...................................    (46)
                                                                         ------
               Net increase in net assets resulting from operations     $  959
                                                                         ======

See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS

LIMITED-TERM BOND FUND

(In Thousands)

                                                                For the Fiscal Year
                                                                   Ended March 31,
                                                               ---------------------

                                                                   2002       2001
INCREASE IN NET ASSETS
     Operations:
             Net investment income............................  $ 1,005    $   967
             Realized net loss on investments.................       (6)       (33)
             Unrealized appreciation (depreciation)...........      (40)       826
                                                               ---------------------
               Net increase in net assets resulting
                    from operations...........................       959      1,760
                                                               ---------------------
     Distributions to shareholders from net
             investment income (Note 1E):*
             Class A..........................................     (121)        (5)
             Class B..........................................      (33)       (11)
             Class C..........................................     (767)      (869)
             Class Y..........................................      (84)       (82)
                                                               ---------------------
                                                                 (1,005)      (967)
                                                               ---------------------
     Capital share transactions (Note 5)......................    8,138       (161)
                                                               ---------------------
             Total increase...................................    8,092        632

NET ASSETS
     Beginning of period......................................   20,827     20,195
                                                               ---------------------
     End of period............................................  $28,919    $20,827
                                                                ==================
     Undistributed net investment income......................      $--        $--
                                                                ==================

*See "Financial Highlights" on pages 111 - 114.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

LIMITED-TERM BOND FUND

Class A Shares

For a Share of Capital Stock Outstanding Throughout Each Period:

                                                                         For the
                                                           For the     period from
                                                          fiscal year    8-17-00*
                                                            ended           to
                                                           3-31-02        3-31-01

Net asset value, beginning of period.....................  $10.17          $9.84
                                                          -------------------------
Income from investment operations:
     Net investment income...............................    0.51           0.36
     Net realized and unrealized
             gain on investments.........................    0.03           0.33
                                                          -------------------------
Total from investment operations.........................    0.54           0.69
                                                          -------------------------
Less distributions:
     Declared from net investment income.................   (0.51)         (0.36)
     From capital gains..................................   (0.00)         (0.00)
                                                          -------------------------
Total distributions......................................   (0.51)         (0.36)
                                                          -------------------------
Net asset value, end of period...........................  $10.20         $10.17
                                                          =========================
Total return**...........................................    5.42%          7.01%

Net assets, end of period (000 omitted)..................  $6,124           $494

Ratio of expenses to average net assets including
     voluntary expense waiver............................    1.04%          0.85%***

Ratio of net investment income to average net
     assets including voluntary expense waiver...........    4.76%          5.83%***

Ratio of expenses to average net assets excluding
     voluntary expense waiver............................    1.19%          1.09%***

Ratio of net investment income to average net
     assets excluding voluntary expense waiver...........    4.61%          5.59%***

Portfolio turnover rate..................................   32.97%         16.10%****

   *Commencement of operations.

  **Total return calculated without taking into account the sales load deducted on an initial purchase.

 ***Annualized.

****For the fiscal year ended March 31, 2001.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

LIMITED-TERM BOND FUND

Class B Shares

For a Share of Capital Stock Outstanding Throughout Each Period:
                                                                      For the
                                                          For the    period from
                                                        fiscal year    7-3-00*
                                                           ended          to
                                                          3-31-02      3-31-01

Net asset value, beginning of period....................  $10.17        $9.80
                                                        -------------------------
Income from investment operations:
     Net investment income..............................    0.42         0.36
     Net realized and unrealized
             gain on investments........................    0.03         0.37
                                                        -------------------------

Total from investment operations........................    0.45         0.73
                                                        -------------------------
Less distributions:
     Declared from net investment income................   (0.42)       (0.36)
     From capital gains.................................   (0.00)       (0.00)
                                                        -------------------------
Total distributions.....................................   (0.42)       (0.36)
                                                        -------------------------
Net asset value, end of period..........................  $10.20       $10.17
                                                        =========================
Total return............................................    4.52%        7.54%

Net assets, end of period (000 omitted).................  $1,419         $425

Ratio of expenses to average net assets including
     voluntary expense waiver...........................    1.88%        1.81%**

Ratio of net investment income to average net
     assets including voluntary expense waiver..........    4.02%        4.91%**

Ratio of expenses to average net assets excluding
     voluntary expense waiver...........................    2.15%        2.33%**

Ratio of net investment income to average net
     assets excluding voluntary expense waiver..........    3.76%        4.39%**

Portfolio turnover rate.................................   32.97%       16.10%***

  *Commencement of operations.

 **Annualized.

***For the fiscal year ended March 31, 2001.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

LIMITED-TERM BOND FUND

Class C Shares (A)

                      For a Share of Capital Stock Outstanding Throughout Each Period:
                                           For the fiscal year ended March 31,
                                    ------------------------------------------
                                     2002     2001       2000      1999     1998
Net asset value,
     beginning of period....       $10.17     $9.76    $10.16    $10.14     $9.90
                                   -----------------------------------------------
Income (loss) from investment
     operations:
     Net investment income.......    0.42      0.48      0.47      0.44      0.45
     Net realized and unrealized
             gain (loss) on
             investments.........    0.03      0.41     (0.40)     0.02      0.24
                                   -----------------------------------------------
Total from investment
     operations..................    0.45      0.89      0.07      0.46      0.69
                                   -----------------------------------------------
Less distributions:
     Declared from net
             investment income      (0.42)    (0.48)    (0.47)    (0.44)    (0.45)
     From capital gains..........   (0.00)    (0.00)    (0.00)    (0.00)    (0.00)
                                   -----------------------------------------------
Total distributions..............   (0.42)    (0.48)    (0.47)    (0.44)    (0.45)
                                   -----------------------------------------------
Net asset value, end
     of period...................  $10.20    $10.17     $9.76    $10.16    $10.14
                                   ===============================================
Total return.....................    4.46%     9.48%     0.73%     4.65%     7.15%

Net assets, end of
     period (in millions)........     $20       $18       $19       $21       $18

Ratio of expenses to
     average net assets
     including voluntary
     expense waiver..............    1.94%     1.82%     1.81%     2.11%     2.12%

Ratio of net investment
     income to average net
     assets including
     voluntary expense waiver....    4.04%     4.97%     4.75%     4.34%     4.52%

Ratio of expenses to
     average net assets
     excluding voluntary
     expense waiver..............    2.21%     2.34%     2.19%       --        --

Ratio of net investment
     income to average net
     assets excluding
     voluntary expense waiver....    3.77%     4.44%     4.37%       --        --

Portfolio turnover rate..........   32.97%    16.10%    37.02%    32.11%    27.37%

(A)See Note 5.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

LIMITED-TERM BOND FUND

Class Y Shares

                     For a Share of Capital Stock Outstanding Throughout Each Period:
                                            For the fiscal year ended March 31,
                                    -----------------------------------------------
                                     2002      2001      2000      1999      1998
Net asset value,
     beginning of period.........  $10.17     $9.76    $10.16    $10.14     $9.90
                                   -----------------------------------------------
Income (loss) from investment
     operations:
     Net investment income.......    0.51      0.59      0.57      0.53      0.53
     Net realized and unrealized
             gain (loss) on
             investments.........    0.03      0.41     (0.40)     0.02      0.24
                                   -----------------------------------------------
Total from investment
     operations..................    0.54      1.00      0.17      0.55      0.77
                                   -----------------------------------------------
Less distributions:
     Declared from net
             investment income...   (0.51)    (0.59)    (0.57)    (0.53)    (0.53)
     From capital gains..........   (0.00)    (0.00)    (0.00)    (0.00)    (0.00)
                                   -----------------------------------------------
Total distributions..............   (0.51)    (0.59)    (0.57)    (0.53)    (0.53)
                                   -----------------------------------------------
Net asset value,
     end of period...............  $10.20    $10.17     $9.76    $10.16    $10.14
                                   ===============================================
Total return.....................    5.41%    10.56%     1.69%     5.60%     7.91%

Net assets, end of
     period (000 omitted)........    $906    $1,836    $1,229      $263      $184

Ratio of expenses to
     average net assets
     including voluntary
     expense waiver..............    1.04%     0.83%     0.69%     1.20%     1.32%

Ratio of net investment
     income to average net
     assets including
     voluntary expense waiver....    4.97%     5.95%     6.03%     5.25%     5.32%

Ratio of expenses to
     average net assets
     excluding voluntary
     expense waiver..............    1.18%     1.07%     0.84%       --        --

Ratio of net investment
     income to average net
     assets excluding
     voluntary expense waiver....    4.83%     5.71%     5.88%       --        --

Portfolio turnover rate..........   32.97%    16.10%    37.02%    32.11%    27.37%

See Notes to Financial Statements.

MANAGER'S DISCUSSION

March 31, 2002

An interview with Kimberly A. Scott, portfolio manager of W&R Funds,
Inc. - Mid Cap Growth Fund

This report relates to the operation of W&R Funds, Inc. - Mid Cap
Growth Fund for the fiscal year ended March 31, 2002. The following discussion, graphs and tables provide you with information regarding the
Fund's performance during that period.

How did the Fund perform during the last fiscal year?

The Fund struggled somewhat in an environment of declining interest rates and weak economic conditions, underperforming its benchmark index. The
Fund's Class A shares declined 1.67 percent before the impact of sales load and, with sales load impact, declined 7.32 percent. This compares with the
Russell Mid-Cap Growth Index (generally reflecting the performance of securities that represent the mid cap sector of the stock market), which increased 4.59 percent during the same period, and the Lipper Mid-Cap
Growth Funds Universe Average (reflecting the universe of funds with similar investment objectives), which declined 0.47 percent for the period.
It should be noted that, in the comparison charts, the values for the benchmark index and the Lipper category do not reflect a sales load.

Why did the Fund lag its benchmark index during the fiscal year?

We feel that our excessive exposure to poorly performing energy, telecommunications and media stocks primarily contributed to the Fund's underperformance. In addition, stock selection issues in both the consumer discretionary and consumer staples sectors, along with the Fund's cash balance, appeared to put a drag on overall performance during the year.

What other market conditions or events influenced the Fund's performance during the fiscal year?

Mid-cap growth stocks staged a rally early in the fiscal year - during the spring of 2001 - that took them to their peak in front of a long descent that ended after the terrorist attacks on September 11. The Federal Reserve provided liquidity to the markets throughout the year, and the economy entered the early stages of a rebound toward the end of 2001. Mid-cap growth stocks regained some ground through December, but closed the fiscal year below the peak set in May of last year. The broader Russell Mid-Cap
Growth Index saw weakness in the technology and telecommunications sectors, due primarily to the earnings struggles related to economic weakness, over-capacity and balance sheets that were loaded with debt. Energy stocks also were weak, as prices for oil and natural gas retreated sharply early in the year. In this environment, the Fund's heavier exposure to the telecommunications and energy sectors, in particular, contributed significantly to its underperformance relative to the benchmark.

What strategies and techniques did you employ that specifically affected the Fund's performance?

The Fund's performance was helped, we feel, by overweight positions in both the consumer discretionary and financial services sectors, where a number of strong stocks made a positive contribution to our performance during the year. These gains were offset, however, by overweight positions in poorly performing telecommunications and energy stocks, as mentioned above.
Furthermore, we now believe that the Fund's cash position was a liability, as stocks regained ground through late September and into December. The
Fund also saw some negative impact from our light exposure to more economically sensitive stocks in the materials-and-processing and producer durables sectors, both of which gained ground late in the fiscal year.

What industries or sectors did you emphasize during the fiscal year, and what looks attractive to you going forward?

Areas of emphasis last year included the consumer discretionary sector, in general, and media and advertising-related names more specifically. The focus on media and advertising came as a result of our expectations for a nice rebound in advertising spending as the economy began to recover last year. However, the advertising downturn proved to be much steeper and more protracted than anticipated, and the stocks of advertising-dependent companies continued to perform poorly. Nonetheless, advertising and media stocks remain an area of focus, as the advertising cycle appears to have finally begun the early part of its upturn. Energy was another area of emphasis during the fiscal year, although at a much-reduced level from the beginning of the year. A significantly overweight position in energy stocks was reduced to what we feel is a modest overweight. Natural-gas-related investments are of particular interest as declining production yields and growing demand are expected to lead to higher gas prices and increases in earnings for the companies. The Fund remains slightly overweighted in the energy sector. We anticipate that additional areas of emphasis going forward may be industrial cyclicals, including select technology names, the consumer discretionary group, and biotechnology and service companies in the health care arena.

Respectfully,

/s/Kimberly A. Scott
Kimberly A. Scott
Manager
W&R Mid Cap Growth Fund

Comparison of Change in Value of $10,000 Investment

                W&R                             Lipper
                Mid                             Mid-Cap
                Cap             Russell         Growth
                Growth          Mid-Cap         Funds
                Fund            Growth          Universe
                Class A         Index           Average
                ---------       ---------       ----------
     7-3-00     $9,425         $10,000         $10,000
    3-31-01      8,871           5,899           6,623
    3-31-02      8,723           6,170           6,591

===== W&R Mid Cap Growth Fund, Class A Shares (1) -- $8,723
+++++ Russell Mid-Cap Growth Index  -- $6,170
***** Lipper Mid-Cap Growth Funds Universe Average  -- $6,591

(1)The value of the investment in the Fund is impacted by the sales load at the time of the investment and by the ongoing expenses of the Fund and assumes reinvestment of dividends and distributions.

Average Annual Total Return*

                        Class A     Class B     Class C     Class Y

1-year period
    ended 3-31-02       -7.32%      -6.75%      -2.53%      -1.52%

Since inception of
    Class through
    3-31-02**           -7.50%      -7.74%      -5.24%      -5.55%

 *Performance data quoted represents past performance and is based on deduction of the maximum applicable sales load for each of the periods.
  Class A shares carry a maximum front-end sales load of 5.75%. Class B and
  Class C shares carry a maximum contingent deferred sales charge (CDSC) of
  5% and 1%, respectively. (Accordingly, the Class C shares reflect no CDSC since it only applies to Class C shares held for twelve months or less.)
  Total returns reflect share price appreciation (depreciation), including reinvestment of all income and capital gains distributions. Investment return and principal value will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

**6-30-00 for Class A shares, 7-6-00 for Class B shares, 7-3-00 for Class C shares and 7-10-00 for Class Y shares (the date on which shares were first acquired by shareholders).

Past performance is not predictive of future performance. Indexes are unmanaged. The performance graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

SHAREHOLDER SUMMARY OF MID CAP GROWTH FUND

Mid Cap Growth Fund

GOAL

To seek the growth of your investment.

Strategy

Invests primarily in common stocks of U.S. and foreign companies whose market capitalizations are within the range of capitalizations of companies comprising the Russell Mid Cap Growth Index and that the Fund's investment manager believes offer above-average growth potential.

Founded

2000

Scheduled Dividend Frequency

Annually (December)

Performance Summary - Class A Shares

Per Share Data

For the Fiscal Year Ended March 31, 2002

Dividends paid                                       $0.05
                                                     =====
Net asset value on
  3-31-02                                           $ 8.91
  3-31-01                                             9.11
                                                    ------
Change per share                                    $(0.20)
                                                    ======

Past performance is not necessarily indicative of future results.

SHAREHOLDER SUMMARY OF MID CAP GROWTH FUND

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be less than the results shown below. Please check the Waddell & Reed website at www.waddell.com for more current performance information.

Average Annual Total Return (A)
                                Class A                     Class B
                        -------------------------       --------------------
                        With           Without          With        Without
Period                  Sales Load(B)  Sales Load(C)    CDSC(D)     CDSC(E)
---------------------   ------------   ----------       -------     --------
 1-year period
    ended 3-31-02....   -7.32%          -1.67%          -6.75%      -2.87%
 5-year period
    ended 3-31-02....     --              --              --          --
10-year period
    ended 3-31-02....     --              --              --          --
Since inception
    of Class(F)......   -7.50%          -4.32%          -7.74%      -5.60%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
   Performance data represents past performance and is no guarantee of future results. Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

(B)Performance data is based on deduction of 5.75% sales load on the initial purchase in the periods.

(C)Performance data does not take into account the sales load deducted on an initial purchase.

(D)Performance data reflects the effect of paying the applicable contingent deferred sales charge (CDSC) at a maximum of 5.00% upon redemption at the end of each of the periods.

(E)Performance data does not reflect the effect of paying the applicable
   CDSC upon redemption at the end of each of the periods.

(F)6-30-00 for Class A shares and 7-6-00 for Class B shares (the date on which shares were first acquired by shareholders).

Average Annual Total Return(A)

Period                  Class C(B)      Class Y(C)
-----------------       ----------      ---------
 1-year period
    ended 3-31-02.....   -2.53%          -1.52%
 5-year period
    ended 3-31-02.....    --              --
10-year period
    ended 3-31-02.....    --              --
Since inception
    of Class(D).......   -5.24%          -5.55%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
   Performance data represents past performance and is no guarantee of future results. Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

(B)Performance data reflects the effect of paying the applicable contingent deferred sales charge (CDSC) at a maximum of 1.00% which declines to zero at the end of the first year after investment. Accordingly, these returns reflect no CDSC since it only applies to Class C shares held for twelve months or less.

(C)Performance data does not include the effect of sales charges, as Class
   Y shares are not subject to these charges.

(D)7-3-00 for Class C shares and 7-10-00 for Class Y shares (the date on which shares were first acquired by shareholders).

SHAREHOLDER SUMMARY OF MID CAP GROWTH FUND

Portfolio Highlights

On March 31, 2002, Mid Cap Growth Fund had net assets totaling $21,512,013 invested in a diversified portfolio of:

78.45%  Common Stock

16.20%  Cash and Cash Equivalents

 4.64%  United States Government Security

 0.71%  Preferred Stock

As a shareholder of Mid Cap Growth Fund, for every $100 you had invested on
March 31, 2002, your Fund owned:

Business Equipment and Services Stocks      $19.33

Cash and Cash Equivalents                   $16.20

Technology Stocks                           $12.63

Health Care Stocks                          $11.49

Financial Services Stocks                   $ 7.53

Capital Goods Stocks                        $ 6.41

Utilities Stocks                            $ 6.16

Consumer Goods and Services Stocks          $ 5.61

Energy Stocks                               $ 4.90

United States Government Security           $ 4.64

Retail Stocks                               $ 3.55

Raw Materials Stocks                        $ 0.84

Preferred Stock                             $ 0.71

THE INVESTMENTS OF MID CAP GROWTH FUND
March 31, 2002

COMMON STOCKS                                     Shares       Value

Banks - 4.78%
     Charter One Financial, Inc..............     17,450    $    544,789
     Synovus Financial Corp..................     15,850         483,108
                                                            ------------
                                                               1,027,897

Broadcasting - 3.38%
     Charter Communications, Inc.*...........     34,100         385,671
     Cox Radio, Inc., Class A*...............     12,000         340,800
                                                            ------------
                                                                 726,471
                                                            ------------
Business Equipment and Services - 11.91%
     Arbitron Inc.*..........................      6,350         214,630
     Convergys Corporation*..................      3,650         107,930
     Getty Images, Inc.*.....................     12,200         365,329
     Interpublic Group of Companies, Inc. (The)   10,850         371,938
     KPMG Consulting, Inc.*..................     29,350         594,191
     Lamar Advertising Company*..............      9,750         395,753
     TMP Worldwide Inc.*.....................      9,350         322,248
     Total System Services, Inc..............      7,600         191,140
                                                            ------------
                                                               2,563,159
                                                            ------------
Capital Equipment - 1.06%
     Cooper Cameron Corporation*.............      4,450         227,439
                                                            ------------
Chemicals - Specialty - 0.84%
     OM Group, Inc...........................      2,500         180,750
                                                            ------------
Communications Equipment - 2.52%
     ADC Telecommunications, Inc.*...........     90,700         369,149
     McData Corporation, Class A*............     12,350         146,595
     McData Corporation, Class B*............      2,250          27,315
                                                            ------------
                                                                 543,059
                                                            ------------
Computers - Micro - 1.58%
     Apple Computer, Inc.*...................     14,350         339,593
                                                            ------------
Computers - Peripherals - 2.57%
     Brocade Communications Systems, Inc.*...      4,300         116,143
     Siebel Systems, Inc.*...................      6,650         216,823
     Veritas Software Corp. (A)*.............      5,050         221,266
                                                            ------------
                                                                 554,232
                                                            ------------
Cosmetics and Toiletries - 1.25%
     Estee Lauder Companies Inc. (The), Class A   7,900          269,864
                                                            ------------
Electrical Equipment - 1.71%
     Federal Signal Corporation..............     2,900           68,788
     Molex Incorporated......................     5,100          177,149
     Molex Incorporated, Class A.............     4,000          122,420
                                                            ------------
                                                                 368,357
                                                            ------------
Electronic Components - 5.96%
     Altera Corporation*.....................     8,200          179,047
     Cypress Semiconductor Corporation*......     6,150          141,450
     Intersil Holding Corporation  *.........     8,850          250,676
     Lattice Semiconductor Corporation*......     4,900           86,069
     Microchip Technology Incorporated (A)*..     5,800          242,556
     Network Appliance, Inc.*................    18,750          382,031
                                                            ------------
                                                               1,281,829
                                                            ------------
Farm Machinery - 1.80%
     Deere & Company.........................     8,500          387,175
                                                            ------------
Health Care - Drugs - 7.04%
     Alcon, Inc.*............................     7,500          253,875
     Biogen, Inc.*...........................     9,150          448,853
     Cell Therapeutics, Inc.*................     4,400          108,746
     Cephalon, Inc.*.........................     1,700          107,091
     Forest Laboratories, Inc.*..............     2,700          220,590
     Genzyme Corporation - General Division*      4,100          179,313
     NPS Pharmaceuticals, Inc.*..............     3,000           97,875
     Neurocrine Biosciences, Inc.*...........     2,400           97,416
                                                            ------------
                                                               1,513,759
                                                            ------------
Health Care - General - 2.06%
     Biomet, Inc.............................    16,375          442,862
                                                            ------------
Hospital Supply and Management - 2.39%
     Express Scripts, Inc., Class A (A)*.....     5,200          299,494
     Laboratory Corporation  of America Holdings* 2,250          215,685
                                                            ------------
                                                                 515,179
                                                            ------------
Metal Fabrication - 1.84%
     Fastenal Company........................     5,250          395,010
                                                            ------------
Petroleum - Domestic - 3.60%
     Burlington Resources Inc................    11,600          465,044
     Noble Affiliates, Inc...................     7,900          308,574
                                                            ------------
                                                                 773,618
                                                            ------------
Petroleum - Services - 1.30%
     Baker Hughes Incorporated...............     7,300          279,225
                                                            ------------
Publishing - 0.98%
     Martha Stewart Living Omnimedia, Inc.*..    11,750          210,325
                                                            ------------
Restaurants - 0.63%
     Starbucks Corporation*..................     5,900          136,438
                                                            ------------
Retail - Food Stores - 1.15%
     Rite Aid Corporation*...................    71,750          248,255
                                                            ------------
Retail - Specialty Stores - 1.77%
     Abercrombie & Fitch, Class A*...........    12,350          380,380
                                                            ------------
Security and Commodity Brokers - 2.75%
     Charles Schwab Corporation (The)........    37,300          488,257
     Prudential Financial, Inc...............     3,300          102,465
                                                            ------------
                                                                 590,722
                                                            ------------
Timesharing and Software - 7.42%
     Concord EFS, Inc.*......................     14,050         467,233
     Digital Insight Corporation*............     11,000         302,500
     eBay Inc.*..............................     14,600         825,557
                                                            ------------
                                                               1,595,290
                                                            ------------
Utilities - Gas and Pipeline - 1.25%
     El Paso Corporation.....................      6,100         268,583
                                                            ------------
Utilities - Telephone - 4.91%
     CenturyTel, Inc.........................      6,200         210,800
     Citizens Communications Company*........     40,550         435,912
     Commonwealth Telephone Enterprises, Inc.*     4,000         154,060
     Sprint Corporation - PCS Group*.........     24,800         255,192
                                                            ------------
                                                               1,055,964
                                                            ------------
TOTAL COMMON STOCKS - 78.45%                                $ 16,875,435
     (Cost: $16,902,214)                                    ------------

PREFERRED STOCK - 0.71%

Security and Commodity Brokers
     Prudential Financial, Inc. and Prudential
          Financial Capital Trust I, 6.75% Equity
          Security Units, Convertible*.......      2,750    $    151,882
     (Cost: $146,181)                                       ------------

                                                  Principal
                                                  Amount in
UNITED STATES GOVERNMENT SECURITY - 4.64%         Thousands
     Federal Home Loan Bank,
          1.77%, 4-23-02.....................     $1,000    $    998,918
     (Cost: $998,918)                                       ------------

SHORT-TERM SECURITIES

Commercial Paper
     Chemicals - Petroleum and Inorganic - 4.39%
          du Pont (E.I.) de Nemours and Company,
          1.69631%, Master Note..............        945         945,000
     Food and Related - 4.34%
          General Mills, Inc.,
          2.0588004%, Master Note............        934         934,000
                                                            ------------
Total Commercial Paper - 8.73%                                 1,879,000
                                                            ------------
Repurchase Agreement - 8.22%
     J.P. Morgan Securities Inc., 1.73% Repurchase
          Agreement dated 3-28-02, to be
          repurchased at $1,769,340 on 4-1-02**    1,769      1,769,000
                                                            ------------
TOTAL SHORT-TERM SECURITIES - 16.95%                        $ 3,648,000
     (Cost: $3,648,000)                                     -----------

TOTAL INVESTMENT SECURITIES - 100.75%                       $21,674,235
     (Cost: $21,695,313)                                    -----------

LIABILITIES, NET OF CASH AND OTHER ASSETS - (0.75%)            (162,222)
                                                            ------------
NET ASSETS - 100.00%                                        $21,512,013
                                                            ------------

Notes to Schedule of Investments

*No income dividends were paid during the preceding 12 months.

**Collateralized by $1,505,000 U.S. Treasury Bond, 7.625% due 2-15-25; market value and accrued interest aggregate $1,812,114.

(A)Security serves as cover for the following written call options outstanding at March 31, 2002. (See Note 6 to financial statements): Contracts

Underlying                    Subject   Expiration Month/   Premium   Market
Security                      to Call   Exercise Price      Received  Value
------------------------------------------------------------------------------
Express Scripts, Inc., Class A     29   May/60              $4,263    $4,930

Microchip Technology
  Incorporated                     58   July/50              9,686     10,440

Veritas Software Corp.             50   May/50              11,100      7,000
                                                            ------------------
                                                            $25,049   $22,370
                                                            ==================

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES
MID CAP GROWTH FUND
March 31, 2002
(In Thousands, Except for Per Share Amounts)

ASSETS
    Investment securities -- at value (Notes 1 and 3).............  $21,674
    Cash..........................................................        1
    Receivables:
        Investment securities sold................................      135
        Fund shares sold..........................................       50
        Dividends and interest....................................       14
                                                                    -------
            Total assets..........................................   21,874
                                                                    -------
LIABILITIES
    Payable for investment securities purchased...................      270
    Payable to Fund shareholders..................................       44
    Outstanding call options at market (Note 6)...................       22
    Accrued shareholder servicing (Note 2)........................       11
    Accrued accounting services fee (Note 2)......................        1
    Accrued distribution fee (Note 2).............................        1
    Accrued service fee (Note 2)..................................        1
    Other.........................................................       12
                                                                    -------
            Total liabilities.....................................      362
                                                                    -------
                Total net assets..................................  $21,512
                                                                    =======
NET ASSETS
    $0.01 par value capital stock:
        Capital stock.............................................  $    24
        Additional paid-in capital................................   25,266
    Accumulated undistributed income (loss):
        Accumulated undistributed net investment income...........        5
        Accumulated undistributed net realized loss
            on investment transactions............................   (3,765)
        Net unrealized depreciation in value of securities........      (21)
        Net unrealized appreciation in value of written
            call options..........................................        3
                                                                    -------
            Net assets applicable to outstanding
                units of capital..................................  $21,512
                                                                    =======
Net asset value per share (net assets divided by
    shares outstanding):
    Class A.......................................................    $8.91
    Class B.......................................................    $8.81
    Class C.......................................................    $8.85
    Class Y.......................................................    $8.91
Capital shares outstanding:
    Class A.......................................................    1,657
    Class B.......................................................      221
    Class C.......................................................      493
    Class Y.......................................................       49
Capital shares authorized.........................................  400,000

See Notes to Financial Statements.

STATEMENT OF OPERATIONS
MID CAP GROWTH FUND
For the Fiscal Year Ended March 31, 2002
(In Thousands)

INVESTMENT INCOME
    Income (Note 1B):
        Interest and amortization.................................  $ 245
        Dividends.................................................     51
                                                                    -----
            Total income..........................................    296
                                                                    -----
    Expenses (Note 2):
        Investment management fee.................................    166
        Shareholder servicing:
            Class A...............................................     47
            Class B...............................................     17
            Class C...............................................     20
            Class Y...............................................     --*
        Registration fees.........................................     72
        Distribution fee:
            Class A...............................................      8
            Class B...............................................     14
            Class C...............................................     31
            Class Y...............................................      1
        Service fee:
            Class A...............................................     26
            Class B...............................................      5
            Class C...............................................     10
        Audit fees................................................     12
        Accounting services fee...................................     12
        Custodian fees............................................     11
        Other.....................................................      4
                                                                    -----
            Total.................................................    456
                Less expenses in excess of voluntary waiver of
                    investment management fee (Note 2)............   (165)
                                                                    -----
                    Total expenses................................    291
                                                                    -----
                           Net investment income..................      5
                                                                    -----
REALIZED AND UNREALIZED GAIN (LOSS) ON
INVESTMENTS (NOTES 1 AND 3)
    Realized net loss on securities............................... (1,919)
    Realized net gain on written call options.....................     18
    Realized net loss on written put options......................    (18)
                                                                    -----
        Realized net loss on investments.......................... (1,919)
                                                                    -----
    Unrealized appreciation in value of securities
        during the period.........................................  1,414
    Unrealized appreciation in value of written call
        options during the period.................................      1
                                                                    -----
        Unrealized appreciation in value of investments
            during the period.....................................  1,415
                                                                    -----
            Net loss on investments...............................   (504)
                                                                    -----
                Net decrease in net assets resulting
                    from operations...............................  $(499)
                                                                    =====

*Not shown due to rounding.

See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS
MID CAP GROWTH FUND
(In Thousands)

                                                                  For the fiscal
                                                                     period from
                                                 For the fiscal       6-30-00*
                                                   year ended         through
                                                     3-31-02           3-31-01
                                                 --------------  ---------------
INCREASE (DECREASE) IN NET ASSETS
    Operations
        Net investment income...................   $     5             $   140
        Realized net loss on
            investments.........................    (1,919)             (1,438)
        Unrealized appreciation
            (depreciation)......................     1,415              (1,434)
                                                   -------             -------
            Net decrease in net assets
                resulting
                from operations.................      (499)             (2,732)
                                                   -------             -------
    Distributions to shareholders
        from (Note 1E):**
        Net investment income:
            Class A.............................       (75)                (55)
            Class B.............................        --                  (1)
            Class C.............................        --                  (5)
            Class Y.............................        (3)                 (1)
        Realized net gain on investment
            transactions:
            Class A.............................        --                (269)
            Class B.............................        --                 (40)
            Class C.............................        --                 (94)
            Class Y.............................        --                  (5)
                                                   -------             -------
                                                       (78)               (470)
                                                   -------             -------
    Capital share transactions
        (Note 5)................................     4,911              17,380
                                                   -------             -------
        Total increase..........................     4,334              14,178
NET ASSETS
    Beginning of period.........................    17,178               3,000
                                                   -------             -------
    End of period...............................   $21,512             $17,178
                                                   =======             =======
    Undistributed net
        investment income.......................     $5                 $78
                                                    ===                 ===

 *Commencement of operations.
**See "Financial Highlights" on pages 128 - 131.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
MID CAP GROWTH FUND
Class A Shares
For a Share of Capital Stock Outstanding Throughout Each Period:

                                                                     For the
                                                       For the     period from
                                                     fiscal year     6-30-00*
                                                       ended           to
                                                       3-31-02       3-31-01
                                                     -----------   -----------

Net asset value, beginning
    of period....................................     $9.11        $10.00
                                                      -----        ------
Income (loss) from investment operations:
    Net investment income........................      0.02          0.11
    Net realized and unrealized
        loss on investments......................     (0.17)        (0.65)
                                                      -----        ------
Total from investment operations.................     (0.15)        (0.54)
                                                      -----        ------
Less distributions:
    From net investment income...................     (0.05)        (0.06)
    From capital gains...........................     (0.00)        (0.29)
                                                      -----        ------
Total distributions..............................     (0.05)        (0.35)
                                                      -----        ------
Net asset value, end of period...................     $8.91        $ 9.11
                                                      =====        ======
Total return**...................................     -1.67%        -5.88%
Net assets, end of period
    (in millions)................................       $15           $11
Ratio of expenses to average net
    assets including
    voluntary expense waiver.....................      1.17%         1.01%***
Ratio of net investment income to
    average net assets including
    voluntary expense waiver.....................      0.34%         1.85%***
Ratio of expenses to average
    net assets excluding
    voluntary expense waiver.....................      1.84%         1.65%***
Ratio of net investment income (loss)
    to average net assets excluding
    voluntary expense waiver.....................     -0.33%         1.21%***
Portfolio turnover rate..........................     39.05%       110.18%

  *Commencement of operations.
 **Total return calculated without taking into account the sales load deducted on an initial purchase.
***Annualized.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
MID CAP GROWTH FUND
Class B Shares
For a Share of Capital Stock Outstanding Throughout Each Period:

                                                                     For the
                                                       For the     period from
                                                     fiscal year     7-6-00*
                                                        ended          to
                                                       3-31-02       3-31-01
                                                     -----------   -----------
Net asset value, beginning
    of period....................................     $9.07         $10.01
                                                      -----         ------
Income (loss) from investment operations:
    Net investment income (loss).................     (0.09)          0.02
    Net realized and unrealized
        loss on investments......................     (0.17)         (0.66)
                                                      -----         ------
Total from investment operations.................     (0.26)         (0.64)
                                                      -----         ------
Less distributions:
    From net investment income...................     (0.00)         (0.01)
    From capital gains...........................     (0.00)         (0.29)
                                                      -----         ------
Total distributions..............................     (0.00)         (0.30)
                                                      -----         ------
Net asset value, end of period...................     $8.81         $ 9.07
                                                      =====         ======
Total return.....................................     -2.87%         -6.85%
Net assets, end of period
    (in millions)................................        $2             $2
Ratio of expenses to average
    net assets including
    voluntary expense waiver.....................      2.49%          2.40%**
Ratio of net investment income (loss)
    to average net assets including
    voluntary expense waiver.....................     -0.95%          0.44%**
Ratio of expenses to average
    net assets excluding
    voluntary expense waiver.....................      3.90%          3.93%**
Ratio of net investment loss to
    average net assets excluding
    voluntary expense waiver.....................     -2.37%         -1.09%**
Portfolio turnover rate..........................     39.05%        110.18%

 *Commencement of operations.
**Annualized.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
MID CAP GROWTH FUND
Class C Shares
For a Share of Capital Stock Outstanding Throughout Each Period:

                                                                      For the
                                                       For the      period from
                                                     fiscal year      7-3-00*
                                                        ended           to
                                                       3-31-02       3-31-01
                                                     -----------    -----------
Net asset value, beginning
    of period......................................     $9.08         $10.00
                                                        -----         ------
Income (loss) from investment
    operations:
    Net investment
        income (loss)..............................     (0.05)          0.04
    Net realized and unrealized loss
        on investments.............................     (0.18)         (0.66)
                                                        -----         ------
Total from investment
    operations.....................................     (0.23)         (0.62)
                                                        -----         ------
Less distributions:
    From net investment income.....................     (0.00)         (0.01)
    From capital gains.............................     (0.00)         (0.29)
                                                        -----         ------
Total distributions................................     (0.00)         (0.30)
                                                        -----         ------
Net asset value, end of period.....................     $8.85         $ 9.08
                                                        =====         ======
Total return.......................................     -2.53%         -6.58%
Net assets, end of period
    (in millions)..................................        $4             $4
Ratio of expenses to average net
    assets including
    voluntary expense waiver.......................      2.10%          1.99%**
Ratio of net investment income (loss)
    to average net assets including
    voluntary expense waiver.......................     -0.55%          0.84%**
Ratio of expenses to average net
    assets excluding
    voluntary expense waiver.......................      3.30%          3.26%**
Ratio of net investment loss to
    average net assets excluding
    voluntary expense waiver.......................     -1.74%         -0.43%**
Portfolio turnover rate............................     39.05%        110.18%

 *Commencement of operations.
**Annualized.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
MID CAP GROWTH FUND
Class Y Shares
For a Share of Capital Stock Outstanding Throughout Each Period:

                                                                         For the
                                                        For the      period from
                                                      fiscal year      7-10-00*
                                                           ended           to
                                                        3-31-02      3-31-01
                                                      -----------    -----------
Net asset value, beginning
    of period........................................     $9.11        $10.23
                                                          -----        ------
Income (loss) from investment operations:
    Net investment income............................      0.00          0.11
    Net realized and unrealized loss
        on investments...............................     (0.14)        (0.88)
                                                          -----        ------
Total from investment
    operations.......................................     (0.14)        (0.77)
                                                          -----        ------
Less distributions:
    From net investment income.......................     (0.06)        (0.06)
    From capital gains...............................     (0.00)        (0.29)
                                                          -----        ------
Total distributions..................................     (0.06)        (0.35)
                                                          -----        ------
Net asset value, end of period.......................     $8.91        $ 9.11
                                                          =====        ======
Total return.........................................     -1.52%        -7.97%
Net assets, end of period
    (000 omitted)....................................      $438          $184
Ratio of expenses to average
    net assets including
    voluntary expense waiver.........................     0.83%         1.03%**
Ratio of net investment income to
    average net assets including
    voluntary expense waiver.........................     0.50%          .77%**
Ratio of expenses to average
    net assets excluding
    voluntary expense waiver.........................     1.30%         1.68%**
Ratio of net investment income to
    average net assets excluding
    voluntary expense waiver.........................     0.03%         1.11%**
Portfolio turnover rate..............................    39.05%       110.18%

 *Commencement of operations.
**Annualized.

See Notes to Financial Statements.

MANAGER'S DISCUSSION

March 31, 2002

An interview with Mira Stevovich, portfolio manager of W&R Funds, Inc.
- Money Market Fund

This report relates to the operation of W&R Funds, Inc. - Money Market
Fund for the fiscal year ended March 31, 2002. The following discussion and tables provide you with information regarding the Fund's performance during that period.

How did the Fund perform during the last fiscal year?

The Fund's return declined somewhat during the fiscal year, due primarily to the sharp decline in interest rates throughout 2001, as the Federal
Reserve cut its target rates several times in an attempt to stimulate the
U.S. economy. Overall, however, the Fund's yield has compared favorably with peer money market funds, all of which were impacted by the interest rate environment.

What market conditions or events influenced the Fund's performance during the fiscal year?

The weak U.S. economy during the fiscal year resulted in lower credit quality among companies issuing debt securities. We remain vigilant in our review and monitoring of companies in which we invest during uncertain economic times, while attempting to invest only in companies with the highest credit quality. However, securities issued by the highest quality companies are issued at premium rates of interest (the lowest yielding securities). Therefore, our emphasis on the highest credit quality and safest investments has translated into a somewhat lower overall return for the Fund than would be realized under more normal market conditions.

What strategies and techniques did you employ that specifically affected the Fund's performance?

Our concern with credit quality was the primary focus of our management strategy during the fiscal year. We have chosen to extend overall Fund maturity with very select securities that we believe are of the highest quality, based on our strict credit risk constraints. Following the terrorist attacks of September 11, we assumed a defensive posture and kept new security purchases relatively short, to help maintain liquidity during uncertain times.

What industries did you emphasize during the fiscal year, and what looks attractive to you going forward?

We have extended the average maturity of the Fund, primarily with U.S.
Treasury securities and U.S. Government Agency securities, which carry the highest credit quality ratings. Currently, we feel that U.S. Government
Agency securities look attractive and carry less credit risk than other securities. Although there appeared to be evidence of improvement in the
U.S. economy by fiscal year-end, we feel that potential for volatility remains. We thus intend to review security purchases on a case-by-case basis, following closely the developments in all industries and the effects on each company in which we invest.

Respectfully,

/s/Mira Stevovich
Mira Stevovich
Manager
W&R Money Market Fund

THE INVESTMENTS OF MONEY MARKET FUND
March 31, 2002

                                                  Principal
                                                  Amount in
CORPORATE OBLIGATIONS                             Thousands     Value

Commercial Paper
     Beverages - 2.74%
          Diageo Capital plc,
               1.8%, 5-14-02.................       $358    $    357,230
                                                            ------------
     Food and Related - 6.52%
          Nestle Capital Corp.:
               1.77%, 4-17-02................        250         249,803
               1.8%, 5-7-02..................        250         249,550
          Unilever Capital Corporation:
               1.76%, 4-8-02.................        350         349,880
                                                            ------------
                                                                 849,233
                                                            ------------
     Health Care - Drugs - 9.20%
          GlaxoSmithKline Finance plc:
               1.81%, 4-24-02................        250         249,711
               1.82%, 5-7-02.................        250         249,545
          Merck & Co., Inc.,
               1.76%, 4-15-02................        199         198,864
          Pharmacia Corporation:
               1.78%, 4-10-02................        250         249,889
               1.79%, 4-16-02................        250         249,814
                                                            ------------
                                                               1,197,823
                                                            ------------
     Household - General Products - 3.83%
          Procter & Gamble Company (The):
               1.81%, 4-29-02................        250         249,648
               1.81%, 5-8-02.................        250         249,535
                                                            ------------
                                                                 499,183
                                                            ------------
     Multiple Industry - 3.84%
          BOC Group Inc.,
               1.85%, 4-1-02.................        500         500,000
                                                            ------------
     Retail - General Merchandise - 2.00%
          Wal-Mart Stores, Inc.,
               1.9%, 4-2-02..................        260         259,986
                                                            ------------
     Utilities - Electric - 11.89%
          AES Hawaii Inc. (Bank of America N.A.):
               1.85%, 4-11-02................        200         199,897
               1.85%, 4-26-02................        350         349,550
          Idaho Power Co.:
               1.83%, 4-11-02................        250         249,873
               1.82%, 4-19-02................        250         249,773
          Tampa Electric Co.:
               1.83%, 4-2-02.................        250         249,987
               1.83%, 4-9-02.................        250         249,898
                                                            ------------
                                                               1,548,978
                                                            ------------
     Utilities - Gas and Pipeline - 3.84%
          Northern Illinois Gas Company,
               1.82%, 4-11-02................        250         249,874
          Questar Corp.,
               1.83%, 4-2-02.................        250         249,987
                                                            ------------
                                                                 499,861
                                                            ------------
     Utilities - Telephone - 1.92%
          SBC Communications Inc.,
               1.81%, 4-11-02................        250         249,874
                                                            ------------
Total Commercial Paper - 45.78%                                5,962,168
                                                            ------------
Notes
     Capital Equipment - 1.92%
          Caterpillar Financial Services Corp.:
               2.01125%, 6-5-02..............        250         250,073
                                                            ------------
     Finance Companies - 1.92%
          Deere (John) Capital Corp.:
               1.89%, 7-19-02................        250         250,041
                                                            ------------
     Health Care - Drugs - 2.72%
          Lilly (Eli) and Company,
               4.226%, 3-22-03...............        350         354,737
                                                            ------------
     Hospital Supply and Management - 1.92%
          Meriter Management Services, Inc. (U.S. Bank
               Milwaukee, National Association),
               2.05%, 4-3-02.................        250         250,000
                                                            ------------
     Utilities - Gas and Pipeline - 1.92%
          Questar Corp.,
               2.02%, 4-3-02.................        250         250,000
                                                            ------------
     Utilities - Telephone - 2.30%
          BellSouth Corporation,
               4.287%, 4-26-02...............       $300    $    299,962
                                                            ------------

Total Notes - 12.70%                                           1,654,813
                                                            ------------

TOTAL CORPORATE OBLIGATIONS - 58.48%                        $  7,616,981
     (Cost: $7,616,981)                                     ------------

MUNICIPAL OBLIGATIONS

California - 1.57%
     Pollution Control Financing Authority,
          Environmental Improvement Revenue Bonds, Shell
          Oil Company Project, Series 1998A (Taxable),
          1.86%, 4-1-02......................        205         205,000
                                                            ------------
Colorado - 2.49%
     City and County of Denver, Colorado, Department
          of Aviation, Airport System, Subordinate
          Commercial Paper Taxable Notes, Series 2000B
          (Westdeutsche Landesbank Girozentrale and
          Bayerische Landesbank Girozentrale),
          1.79%, 4-8-02......................        325         324,887
                                                            ------------
Indiana - 1.54%
     City of Whiting, Indiana, Industrial Sewage and Solid
          Waste Disposal Revenue Bonds (Amoco Oil Company
          Project), Taxable Series 1995 (Amoco Corporation),
          1.8%, 5-7-02.......................        200         200,000
                                                            ------------
Louisiana - 3.46%
     Industrial Development Board of the Parish Of
          Calcasieu, Inc., Environmental Revenue Bonds (CITGO
          Petroleum Corporation Project), Series 1996 (Taxable),
          (Westdeutsche Landesbank Girozentrale),
          1.82%, 4-10-02.....................        450         450,000
                                                            ------------
New York - 2.50%
     The City of New York, General Obligation Bonds, Fiscal 1995
          Series B, Taxable Adjustable Rate Bonds (Bayerische
          Landesbank Girozentrale, New York Branch),
          1.85%, 4-8-02......................        325         325,000
                                                            ------------
Ohio - 3.46%
     State of Ohio, Taxable Solid Waste Revenue
          Bonds, Series 2000, Taxable (BP Exploration &
          Oil Inc. Project - BP Amoco P.L.C. Guarantor),
          1.78%, 5-2-02......................       $450         450,000
                                                            ------------
Washington - 6.84%
     Watts Brothers Frozen Foods, L.L.C.,
          Variable Rate Demand Taxable Revenue
          Bonds, 1997 (U.S. Bank of Washington,
          National Association),
          2.05%, 4- 4-02.....................       546          546,000
     Washington State Housing Finance Commission: Taxable
          Variable Rate Demand Multifamily Revenue Bonds:
          Springfield Meadows Apartments Project,
          Series 2001B (U.S. Bank, National Association),
          1.9%, 4-1-02.......................       250          250,000
          Brittany Park Project, Series 1996B
          (U.S. Bank of Washington, National Association),
          2.1%, 4- 4-02......................        95           95,000
                                                            ------------
                                                                 891,000
                                                            ------------
Wisconsin - 3.42%
     Sheboygan County, Wisconsin, Taxable
          General Obligation Promissory Notes,
          2.5%, 2-1-03.......................       445          445,000
                                                            ------------
TOTAL MUNICIPAL OBLIGATIONS - 25.28%                        $  3,290,887
     (Cost: $3,290,887)                                     ------------

UNITED STATES GOVERNMENT SECURITIES
     Federal Home Loan Bank,
          2.075%, 2-14-03....................       400          400,000
     Federal Home Loan Mortgage Corporation,
          2.25%, 2-14-03.....................       400          400,000
     Federal National Mortgage Association,
          1.69%, 4-1-02......................       500          500,000
     United States Treasury Bill:
          1.75%, 5-30-02.....................       200          199,426
          1.8%, 6-6-02.......................       250          249,175
          1.86%, 6-6-02......................       400          398,640

TOTAL UNITED STATES GOVERNMENT SECURITIES - 16.48%          $  2,147,241
     (Cost: $2,147,241)                                     ------------

TOTAL INVESTMENT SECURITIES - 100.24%                       $ 13,055,109
     (Cost: $13,055,109)                                    ------------

LIABILITIES, NET OF CASH AND OTHER ASSETS - (0.24%)              (31,665)
                                                            ------------
NET ASSETS - 100.00%                                        $ 13,023,444
                                                            ------------

Notes to Schedule of Investments

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES

MONEY MARKET FUND

March 31, 2002

(In Thousands, Except for Per Share Amounts)

ASSETS
    Investment securities -- at value (Notes 1 and 3)..     $13,055
    Cash...............................................          21
    Receivables
        Fund shares sold...............................          57
        Interest.......................................          24
    Prepaid insurance premium..........................           1
                                                            -------
            Total assets...............................      13,158
                                                            -------

LIABILITIES
    Payable to Fund shareholders.......................         106
    Accrued shareholder servicing (Note 2).............           3
    Accrued accounting services fee (Note 2)...........           1
    Accrued distribution fee (Note 2)..................           1
    Dividends payable..................................           1
    Other..............................................          23
                                                            -------
            Total liabilities..........................         135
                                                            -------
                Total net assets.......................     $13,023
                                                            =======

NET ASSETS
    $0.01 par value capital stock:
        Capital stock...................................       $130
        Additional paid-in capital......................     12,893
                                                            -------
            Net assets applicable to outstanding
                units of capital.......................     $13,023
                                                            =======
Net asset value, redemption and offering price per share:
    Class A..............................................     $1.00
    Class B..............................................     $1.00
    Class C..............................................     $1.00

Capital shares outstanding:
    Class A..............................................     5,317
    Class B..............................................       578
    Class C..............................................     7,128

Capital shares authorized..............................     400,000

See Notes to Financial Statements.

STATEMENT OF OPERATIONS

MONEY MARKET FUND

For the Fiscal Year Ended March 31, 2002

(In Thousands)

INVESTMENT INCOME
    Income (Note 1B):
        Interest and amortization............................     $475
                                                                  ----
    Expenses (Note 2):
        Distribution fee:
            Class B...........................................       4
            Class C...........................................      64
        Investment management fee.............................      56
        Registration fees.....................................      55
        Service fee:
            Class B...........................................       1
            Class C...........................................      21
        Shareholder servicing:
            Class A...........................................       6
            Class B...........................................       1
            Class C...........................................      12
        Accounting services fee...............................      12
        Custodian fees........................................      10
        Audit fee.............................................       8
        Legal fees............................................       2
        Other.................................................       8
                                                                  ----
            Total.............................................     260
                Less expenses in excess of voluntary
                    waiver of investment management
                    fee (Note 2)..............................     (56)
                                                                  ----
                    Total expenses............................     204
                                                                  ----
                           Net investment income..............     271
                                                                  ----
                           Net increase in net assets resulting
                               from operations...............     $271
                                                                  ====

See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS

MONEY MARKET FUND

(In Thousands)

                                                                 For the fiscal
                                                      For the      period from
                                                      fiscal        June 30,
                                                     year ended  2000* through
                                                       March 31,   March 31,
                                                        2002         2001
                                                      ---------------------
INCREASE (DECREASE) IN NET ASSETS
    Operations:
        Net investment income.....................    $   271       $   257
                                                      ---------------------
            Net increase in net assets resulting
                from operations...................        271           257
                                                      ---------------------
    Distributions to shareholders from
        net investment income (Note 1E):**
        Class A...................................       (130)         (154)
        Class B...................................         (7)           (6)
        Class C...................................       (134)          (97)
                                                      ---------------------
                                                         (271)         (257)
                                                      ---------------------
    Capital share transactions (Note 5)...........     (2,179)       12,202
                                                      ---------------------
        Total increase (decrease).................     (2,179)       12,202

NET ASSETS
    Beginning of period...........................     15,202         3,000
                                                      ---------------------
    End of period.................................    $13,023       $15,202
                                                      =====================
    Undistributed net investment income...........        $--           $--
                                                         ==================

 *Commencement of operations

**See "Financial Highlights" on pages 142 - 144.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

MONEY MARKET FUND

Class A Shares

For a Share of Capital Stock Outstanding Throughout Each Period:

                                                                   For the
                                                      For the    period from
                                                    fiscal year    6-30-00*
                                                      ended           to
                                                     3-31-02       3-31-01
                                                     =====================
Net asset value, beginning of period............     $1.00         $1.00
                                                     ---------------------
Net investment income............................     0.0259        0.0413

Less dividends declared.........................     (0.0259)      (0.0413)
                                                     ---------------------
Net asset value, end of period..................     $1.00         $1.00
                                                     =====================

Total return.....................................     2.70%         4.11%

Net assets, end of period (in millions)..........       $5            $5

Ratio of expenses to average net assets including
    voluntary expense waiver.....................     0.81%         0.92%**

Ratio of net investment income to
    average net assets including
    voluntary expense waiver.....................     2.60%         5.49%**

Ratio of expenses to average net assets excluding
    voluntary expense waiver.....................     1.03%         1.18%**

Ratio of net investment income to
    average net assets excluding
    voluntary expense waiver.....................     2.38%         5.23%**

 *Commencement of operations.

**Annualized.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

MONEY MARKET FUND

Class B Shares

For a Share of Capital Stock Outstanding Throughout Each Period:
                                                                        For the
                                                         For the    period from
                                                       fiscal year     7-12-00*
                                                          ended            to
                                                         3-31-02       3-31-01
                                                        ---------------------
Net asset value, beginning of period...............     $1.00           $1.00
                                                        ---------------------
Net investment income...............................     0.0147          0.0299

Less dividends declared............................     (0.0147)        (0.0299)
                                                        ---------------------
Net asset value, end of period.....................     $1.00           $1.00
                                                        =====================
Total return........................................     1.55%           2.97%

Net assets, end of period (000 omitted).............     $578            $431

Ratio of expenses to average net assets including
    voluntary expense waiver........................     1.88%           2.29%**

Ratio of net investment income to
    average net assets including
    voluntary expense waiver........................     1.33%           4.05%**

Ratio of expenses to average net assets excluding
    voluntary expense waiver........................     2.39%           2.94%**

Ratio of net investment income to
    average net assets excluding
    voluntary expense waiver........................     0.82%           3.41%**

 *Commencement of operations.

**Annualized.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

MONEY MARKET FUND

Class C Shares

For a Share of Capital Stock Outstanding Throughout Each Period:
                                                                   For the
                                                     For the      period from
                                                    fiscal year    7-3-00*
                                                      ended          to
                                                     3-31-02       3-31-01
                                                     ---------------------
Net asset value, beginning of period............     $1.00           $1.00
                                                     ---------------------
Net investment income...........................      0.0157          0.0332

Less dividends declared.........................     (0.0157)        (0.0332)
                                                     ---------------------
Net asset value, end of period..................     $1.00           $1.00
                                                     =====================
Total return....................................      1.63%           3.32%

Net assets, end of period (in millions).........        $7             $10

Ratio of expenses to average net assets including
    voluntary expense waiver.....................     1.81%           1.98%**

Ratio of net investment income to
    average net assets including
    voluntary expense waiver.....................     1.58%           4.34%**

Ratio of expenses to average net assets excluding
    voluntary expense waiver.....................     2.31%           2.54%**

Ratio of net investment income to
    average net assets excluding
    voluntary expense waiver.....................     1.08%           3.78%**

 *Commencement of operations.

**Annualized.

See Notes to Financial Statements.

MANAGER'S DISCUSSION

March 31, 2002

An interview with Bryan J. Bailey, portfolio manager of W&R Funds, Inc.
- Municipal Bond Fund

This report relates to the operation of W&R Funds, Inc. - Municipal
Bond Fund for the fiscal year ended March 31, 2002. The following discussion, graphs and tables provide you with information regarding the
Fund's performance during that period.

How did the Fund perform during the last fiscal year?

The Fund performed well during the fiscal year, outperforming its benchmark index. The Fund's Class C shares increased 4.40 percent for the fiscal year, compared with the Lehman Brothers Municipal Bond Index (reflecting the performance of securities that generally represent the municipal bond market), which increased 3.82 percent for the period, and the Lipper
General Municipal Debt Funds Universe Average (reflecting the performance of funds with similar investment objectives), which increased 2.74 percent for the period.

What helped the Fund outperform its benchmark index during the fiscal year?

There were several factors that contributed positively to the Fund's performance throughout the fiscal year. The primary factor, we believe, that enabled the Fund to produce superior performance results was our ability to avoid many of the credit disasters that plagued the market during this very difficult period. The year was fraught with events that resulted in severe underperformance in several sectors. The terrorist attacks on September 11, and the subsequent fear of additional attacks, severely hampered the market for municipal bonds backed by the airline industry in the latter part of 2001. Accounting fraud and financial statement transparency concerns resulted in major markdowns for certain corporate-backed resource recovery issues. Additionally, many power bonds were pressured by the Enron debacle and the state of California energy crisis. Several paper companies were beaten down on concerns of litigation risk resulting from asbestos exposure. Fortunately, the Fund had very little exposure to these problem sectors, which served to enhance our relative performance. An overweight position in lower-tier investment grade hospitals also benefited the Fund, we believe.

What other market conditions or events influenced the Fund's performance during the fiscal year?

The Fund's defensive posture on interest rates helped preserve performance during the fourth calendar quarter of 2001, as the bond market sold off dramatically. A heavily underweight position in California municipal bonds also contributed positively to relative performance.

What strategies and techniques did you employ that specifically affected the Fund's performance?

Patience with our overweight position in lower-tier investment grade hospitals paid off quite nicely. We were early in identifying the sector, which produced disappointing results last year, but we were rewarded by being patient. Our management style is essentially top-down, with an emphasis on identifying relative value opportunities between sectors of the market. Ongoing analysis of global macro-economic data led us to conclude that the risks of interest rates moving higher began to outweigh the potential rewards of rates moving lower, as the year progressed. Fund duration was shortened throughout the year in an attempt to capitalize on the sell-off that materialized in the final quarter. A diligent approach to ongoing credit analysis and subsequent surveillance upon purchase enabled the Fund to avoid many of the credit disasters that, we believe, plagued peer group funds.

What industries or sectors did you emphasize during the fiscal year, and what looks attractive to you going forward?

We continue to feel that we are in an investment environment where the winners likely will be managers who can avoid the credit disasters. We are therefore proceeding with extreme caution. We expect to maintain the Fund's neutral-to-defensive exposure to interest rate risk. Going forward, we intend to continue to upgrade the credit quality of the Fund by moving out of some lower-rated hospital and industrial development revenue bonds and pollution control revenue bonds, when appropriate, and re-deploying assets into higher quality general obligation and essential-service revenue bonds.
We expect to continue to lighten corporate municipal positions as liquidity continues to deteriorate. We feel that the Fund currently is well positioned relative to its peers. In order to most effectively pursue the
Fund's objective, we plan to continue investing in intermediate and longer-term (when appropriate) investment grade municipal bonds, with an emphasis on quality and capital preservation and minimal yield sacrifice.

Respectfully,

/s/Bryan J. Bailey
Bryan J. Bailey
Manager
W&R Municipal Bond Fund

Comparison of Change in Value of $10,000 Investment

                W&R                             Lipper
                Municipal       Lehman          General
                Bond            Brothers        Municipal
                Fund,           Municipal       Debt Funds
                Class C         Bond            Universe
                Shares          Index           Average
                ---------       ---------       ----------
    09-30-92    10,000          10,000          10,000
    03-31-93    10,700          10,560          10,593
    03-31-94    10,782          10,805          10,785
    03-31-95    11,469          11,608          11,457
    03-31-96    12,327          12,581          12,280
    03-31-97    12,983          13,269          12,865
    03-31-98    14,397          14,691          14,239
    03-31-99    15,065          15,602          14,940
    03-31-00    14,129          15,589          14,586
    03-31-01    15,291          17,293          16,036
    03-31-02    15,959          17,953          16,476

===== W&R Municipal Bond Fund, Class C Shares (1) (2)-- $15,959
+++++ Lehman Brothers Municipal Bond Index  (1) -- $17,953
----- Lipper General Municipal Debt Funds Universe Average (1) -- $16,476

(1)Because the Fund commenced operations on a date other than at the end of a month, and partial month calculations of the performance of the indexes are not available, the investments were effected as of September 30, 1992.

(2)The value of the investment in the Fund is impacted by the ongoing expenses of the Fund and assumes reinvestment of dividends and distributions.

Average Annual Total Return*

                        Class A     Class B     Class C**       Class Y

1-year period
    ended 3-31-02       0.90%       -0.03%      4.40%           5.10%

5-year period
    ended 3-31-02        --          --         4.22%            --

Since inception
    of Class through
    3-31-02***          3.38%        2.90%      5.07%           2.76%

  *Performance data quoted represents past performance and is based on deduction of the maximum applicable sales load for each of the periods.
   Class A shares carry a maximum front-end sales load of 4.25%. Class B and
   Class C shares carry maximum contingent deferred sales charges of 5% and
   1%, respectively. Total returns reflect share price appreciation
   (depreciation), including reinvestment of all income and capital gains distributions. Investment return and principal value will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

 **Performance data from 3-24-00 represents the actual performance of Class
   C shares. Performance data prior to 3-24-00 represents the performance of the Fund's original Class B shares. The original Class B shares were combined with Class C shares effective 3-24-00, and redesignated as Class C shares. The original Class B's performance has been adjusted to reflect the current contingent deferred sales charge (CDSC) structure applicable to
   Class C (1.00% maximum and declining to zero at the end of the first year after investment). Accordingly, these returns reflect no CDSC since it only applies to Class C shares held for twelve months or less. New Class B shares, with fees and expenses different from the original Class B shares, were added to the Fund on 6-30-00.

***9-15-00 for Class A shares, 8-8-00 for Class B shares, 9-21-92 for Class
   C shares and 12-30-98 for Class Y shares (the date on which shares were first acquired and continuously held by shareholders).

Past performance is not necessarily indicative of future performance.
Indexes are unmanaged. The performance graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

SHAREHOLDER SUMMARY OF MUNICIPAL BOND FUND

Municipal Bond Fund

GOAL

To seek income which is not subject to Federal income tax. (Income may be subject to state and local taxes, and a significant portion may be subject to the Federal alternative minimum tax.)

Strategy

Invests primarily in tax-exempt municipal bonds, mainly of investment grade. The Fund diversifies its holdings among two main types of municipal bonds: general obligation bonds and revenue bonds.

Founded

1992

Scheduled Dividend Frequency

Declared daily, paid monthly

Performance Summary - Class C Shares

Per Share Data

For the Fiscal Year Ended March 31, 2002

Dividends paid                                          $0.37
                                                        =====
Net asset value on
  3-31-02                                               $10.61
  3-31-01                                               10.52
                                                        ------
Change per share                                        $0.09
                                                        ======

Past performance is not necessarily indicative of future results.

SHAREHOLDER SUMMARY OF MUNICIPAL BOND FUND

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be less than the results shown below. Please check the Waddell & Reed website at www.waddell.com for more current performance information.

Average Annual Total Return (A)

                             Class A    Class B
                    ----------------------- ---------------------------
                    With            Without         With        Without
Period              Sales Load(B)   Sales Load(C)   CDSC(D)     CDSC(E)
-----------------   ----------      ----------      -------     --------
 1-year period
    ended 3-31-02....   0.90%       5.38%           -0.03%      3.97%
 5-year period
    ended 3-31-02....    --          --              --          --
10-year period
    ended 3-31-02....    --          --              --          --
Since inception
    of Class(F)......   3.38%       6.34%            2.90%      5.27%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
   Performance data represents past performance and is no guarantee of future results. Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

(B)Performance data is based on deduction of 4.25% sales load on the initial purchase in the periods.

(C)Performance data does not take into account the sales load deducted on an initial purchase.

(D)Performance data reflects the effect of paying the applicable contingent deferred sales charge (CDSC) at a maximum of 5.00% upon redemption at the end of each of the periods.

(E)Performance data does not reflect the effect of paying the applicable
   CDSC upon redemption at the end of each of the periods.

(F)9-15-00 for Class A shares and 8-8-00 for Class B shares (the date on which shares were first acquired by shareholders).

Average Annual Total Return(A)

Period                  Class C(B)      Class Y(C)
-----------------       ----------      ----------
 1-year period
    ended 3-31-02...    4.40%           5.10%
 5-year period
    ended 3-31-02...    4.22%            --
10-year period
    ended 3-31-02...     --              --
Since inception
    of Class(D).....    5.07%           2.76%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
   Performance data represents past performance and is no guarantee of future results. Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

(B)Performance data from 3-24-00 represents the actual performance of Class
   C shares. Performance data prior to 3-24-00 represents the performance of the Fund's original Class B shares. The original Class B shares were combined with Class C shares effective 3-24-00, and redesignated as Class C shares. The original Class B's performance has been adjusted to reflect the current contingent deferred sales charge (CDSC) structure applicable to
   Class C (1.00% maximum and declining to zero at the end of the first year after investment). Accordingly, these returns reflect no CDSC since it only applies to Class C shares held for twelve months or less. New Class B shares, with fees and expenses different from the original Class B shares, were added to the Fund on 6-30-00.

(C)Performance data does not include the effect of sales charges, as Class
   Y shares are not subject to these charges.

(D)9-21-92 for Class C shares and 12-30-98 for Class Y shares (the date on which shares were first acquired and continuously held by shareholders).

SHAREHOLDER SUMMARY OF MUNICIPAL BOND FUND

Portfolio Highlights

On March 31, 2002, Municipal Bond Fund had net assets totaling $26,508,924 invested in a diversified portfolio.

As a shareholder of Municipal Bond Fund, for every $100 you had invested on
March 31, 2002, your Fund owned:

Hospital Revenue Bonds                          $20.13

Other Municipal Bonds                           $15.96

Education Revenue Bonds                         $10.25

Industrial Revenue Bonds                        $ 8.70

Housing Revenue Bonds                           $ 8.22

Special Tax Bonds                               $ 7.57

Water and Sewer Revenue Bonds                   $ 6.78

Sales Revenue Bonds                             $ 5.99

School General Obligation Bonds                 $ 5.74

City and County General Obligation Bonds        $ 5.15

Lease/Certificate of Participation Bonds        $ 4.87

Cash and Cash Equivalents                       $ 0.64

2002 TAX YEAR TAXABLE EQUIVALENT YIELDS*
---------------------------------------------------------------------------
If your Taxable Income is:
                                       Your               Equivalent
                                     Marginal           Tax Free Yields
      Joint             Single         Tax        ---------------------------
      return            Return      Bracket Is    5%      6%       7%      8%

$      0- 12,000    $      0-  6,000    10%      5.56%   6.67%    7.78%   8.89%

$ 12,001- 46,700       6,001- 27,950    15%      5.88%   7.06%    8.24%   9.41%

$ 46,701-112,850    $ 27,951- 67,700    27%      6.85%   8.22%    9.59%  10.96%

$112,851-171,950    $ 67,701-141,250    30%      7.14%   8.57%   10.00%  11.43%

$171,951-307,050    $141,251-307,050    35%      7.69%   9.23%   10.77%  12.31%

$307,051 and above  $307,051 and above  38.6%    8.10%   9.72%   11.34%  12.96%

*Table is for illustration only and does not represent the actual performance of W&R Funds, Inc. - Municipal Bond Fund.

THE INVESTMENTS OF MUNICIPAL BOND FUND
March 31, 2002

                                                  Principal
                                                  Amount in
MUNICIPAL BONDS                                   Thousands      Value

Arizona - 1.05%
     City of Bullhead City, Arizona, Bullhead Parkway
          Improvement District, Improvement Bonds,
          6.1%, 1-1-13.......................        $270   $    277,776
                                                            ------------
Arkansas - 1.60%
     Baxter County, Arkansas, Industrial Development
          Revenue Refunding Bonds (Aeroquip
          Corporation Project), Series 1993,
          5.8%, 10-1-13......................        400         423,768
                                                            ------------
Colorado - 7.39%
     City of Aspen, Colorado, Sales Tax Revenue
          Bonds, Series 1999,
          5.25%, 11-1-15.....................      1,050       1,061,728
     Boulder County, Colorado, Hospital Development
          Revenue Bonds (Longmont United Hospital
          Project), Series 1997,
          5.6%, 12-1-27......................      1,000         897,620
                                                            ------------
                                                               1,959,348
                                                            ------------
Florida - 1.98%
     School District of Hillsborough County, Florida,
          Sales Tax Revenue Bonds, Series 2002,
          5.375%, 10-1-13....................        500         525,610
                                                            ------------
Illinois - 8.17%
     Village of Bedford Park, Cook County, Illinois,
          Water Revenue Bonds, Series 2000A,
          6.0%, 12-15-12.....................        955       1,016,703
     Bloomington-Normal Airport Authority of McLean
          County, Illinois, Central Illinois Regional
          Airport, Passenger Facility Charge Revenue
          Bonds, Series 2001,
          6.05%, 12-15-19....................        645         597,438
     School District Number 116, Champaign County,
          Illinois (Urbana), General Obligation School
          Building Bonds, Series 1999C,
          0.0%, 1-1-11.......................        850         552,296
                                                            ------------
                                                               2,166,437
                                                            ------------
Indiana - 11.78%
     Dyer (Indiana) Redevelopment Authority,
          Economic Development Lease Rental Bonds,
          Series 1999,
          6.5%, 1-15-24......................      1,000       1,022,940
     New Albany-Floyd County School Building
          Corporation First Mortgage Bonds,3
          Series 2002 (Floyd County, Indiana),
          5.75%, 7-15-17.....................        675         718,612
     Ball State University Board of Trustees,
          Ball State University Student Fee Bonds,
          Series K,
          5.75%, 7-1-18......................        500         525,060
     Westfield High School 1995 Building Corporation
          (Hamilton County, Indiana), First
          Mortgage Bonds, Series 2002,
          5.5%, 7-15-16......................        435         455,058
East Chicago Elementary School Building
          Corporation (Lake County, Indiana),
          First Mortgage Bonds, Series 1993A,
          5.5%, 1-15-16......................        400         401,180
                                                            ------------
                                                               3,122,850
                                                            ------------
Iowa - 1.30%
     Scott County, Iowa, Refunding Certificates
          of Participation (County Golf Course
          Project, Series 1993),
          6.2%, 5-1-13.......................        340         343,325
                                                            ------------
Kansas - 5.39%
     Chisholm Creek Utility Authority, Water and
          Wastewater Facilities Revenue Bonds
          (Cities of Bel Aire and Park City,
          Kansas Project), Series 2002,
          5.25%, 9-1-15......................        755         781,297
     Sedgwick County, Kansas and Shawnee County,
          Kansas, Single Family Mortgage Revenue
          Bonds (Mortgage-Backed Securities Program),
          2001 Series A-1 (AMT),
          5.25%, 12-1-32.....................        470         497,847
     Kansas Development Finance Authority, Athletic
          Facilities Revenue Bonds, Series 2002E
          (The Intercollegiate Athletic Council of
          Kansas State University, Inc. Project),
          0.0%, 7-1-15.......................        300         149,664
                                                            ------------
                                                               1,428,808
                                                            ------------
Maryland - 4.38%
     Montgomery County Revenue Authority
          (Maryland), Golf Course System Revenue
          Bonds, Series 1996A,
          6.125%, 10-1-22....................        650         648,115
     Maryland Transportation Authority, Airport
          Parking Revenue Bonds, Series 2002B,
          Baltimore/Washington International
          Airport Projects (Qualified
          Airport Bonds - AMT),
          5.375%, 3-1-15.....................        500         513,035
                                                            ------------
                                                               1,161,150
                                                            ------------
Minnesota - 4.60%
     City of Victoria, Minnesota, Private School
          Facility Revenue Bonds (Holy Family
          Catholic High School Project),
          Series 1999A,
          5.6%, 9-1-19.......................        750         736,875
     City of Perham, Minnesota, General Obligation
          Disposal System Revenue Bonds,
          Series 2001,
          6.0%, 5-1-22.......................        500         483,015
                                                            ------------
                                                               1,219,890
                                                            ------------
Missouri - 6.97%
     The Industrial Development Authority of the
          County of Taney, Missouri, Hospital Revenue
          Bonds (The Skaggs Community Hospital
          Association), Series 1998,
          5.3%, 5-15-18......................        860         779,598
     Tax Increment Financing Commission of Kansas
          City, Missouri, Tax Increment Revenue
          Bond Anticipation Bonds (Briarcliff
          West Project), Series 2001A,
          6.75%, 4-1-02......................        705         705,000
     City of Kearney, Missouri, General Obligation
          Bonds, Series 2001,
          5.5%, 3-1-16.......................        350         363,209
                                                            ------------
                                                               1,847,807
                                                            ------------
Nebraska - 3.94%
     Nebraska Higher Education Loan Program, Inc.,
          Senior Subordinate Bonds, 1993-2,
          Series A-5A,
          6.2%, 6-1-13.......................        500         538,815
     Municipal Energy Agency of Nebraska, Power
          Supply System Revenue Refunding Bonds,
          2002 Series A,
          5.25%, 4-1-17......................        500         506,205
                                                            ------------
                                                               1,045,020
                                                            ------------
Nevada - 0.98%
     Carson City, Nevada Hospital Revenue Bonds
          (Carson-Tahoe Hospital Project),
          Series 2002,
          6.0%, 9-1-15.......................        255         260,266
                                                            ------------
New Mexico - 3.84%
     New Mexico Hospital Equipment Loan Council,
          Hospital Revenue Bonds (Memorial Medical
          Center, Inc. Project), Series 1998:
          4.85%, 6-1-08......................        750         716,835
          5.375%, 6-1-18.....................        355         300,877
                                                            ------------
                                                               1,017,712
                                                            ------------
Oklahoma - 3.53%
     Oklahoma Housing Finance Agency, Single
          Family Mortgage Revenue Bonds
          (Homeownership Loan Program),
          1996 Series A,
          7.05%, 9-1-26......................        660         705,890
     Tulsa Public Facilities Authority (Oklahoma),
          Assembly Center Lease Payment Revenue
          Bonds, Refunding Series 1985,
          6.6%, 7-1-14.......................        200         229,158
                                                            ------------
                                                                 935,048
                                                            ------------
Pennsylvania - 1.94%
     The School District of Philadelphia,
          Pennsylvania General Obligation Bonds,
          Series A of 2002,
          5.5%, 2-1-18.......................        500         514,100
                                                            ------------
Rhode Island - 4.04%
     Rhode Island Health and Educational Building
          Corporation, Hospital Financing Revenue Bonds,
          St. Joseph Health Services of Rhode Island
          Issue, Series 1999,
          5.4%, 10-1-09......................      1,100       1,072,258
                                                            ------------
South Carolina - 1.92%
     Tobacco Settlement Revenue Management Authority,
          Tobacco Settlement Asset-Backed Bonds,
          Series 2001B (Tax-Exempt),
          6.375%, 5-15-28....................        500         508,715
                                                            ------------
Texas - 11.87%
     Texas Department of Housing and Community
          Affairs, Single Family Mortgage Revenue
          Bonds, 1997 Series D (AMT) TEAMS Structure,
          5.7%, 9-1-29.......................        975         975,526
     Lufkin Health Facilities Development Corporation,
          Health System Revenue and Refunding Bonds
          (Memorial Health System of East Texas),
          Series 1995,
          6.875%, 2-15-26....................        740         688,881
     Board of Regents of Texas Tech University System,
          Revenue Financing System Bonds, Seventh
          Series (2001),
          5.5%, 8-15-17......................        500         515,715
     AllianceAirport Authority, Inc., Special
          Facilities Revenue Bonds, Series 1991
          (American Airlines, Inc. Project),
          7.0%, 12-1-11......................        500         487,305
     Dallas-Fort Worth International Airport,
          Facility Improvement Corporation,
          American Airlines, Inc., Revenue
          Refunding Bonds, Series 2000B,
          6.05%, 5-1-29......................        500         480,290
                                                            ------------
                                                               3,147,717
                                                            ------------
Utah - 3.45%
     Tooele County, Utah, Hazardous Waste Treatment
          Revenue Bonds (Union Pacific Corporation/
          USPCI, Inc. Project), Series A,
          5.7%, 11-1-26......................      1,000         914,620
                                                            ------------
Virginia - 1.96%
     City of Chesapeake, Virginia, General Obligation
          Public Improvement and Refunding Bonds,
          Series of 2001,
          5.5%, 12-1-17......................        500         518,935
                                                            ------------
Washington - 2.00%
     Energy Northwest, Project No. 1 Refunding
          Electric Revenue Bonds, Series 2002-A,
          5.75%, 7-1-16......................        500         528,910
                                                            ------------
Wisconsin - 2.34%
     Wisconsin Health and Educational Facilities
          Authority, Wheaton Franciscan Services, Inc.
          System, Revenue and Refunding Bonds,
          Series 2002,
          6.0%, 8-15-15......................        600         619,788
                                                            ------------
Wyoming - 2.94%
     Wyoming Student Loan Corporation, Student
          Loan Revenue Refunding Bonds,
          Series 1999A (Non-AMT),
          6.2%, 6-1-24.......................       $75     $    779,115
                                                            ------------
TOTAL MUNICIPAL BONDS - 99.36%                              $ 26,338,973
     (Cost: $26,488,142)                                    ------------

TOTAL SHORT-TERM SECURITIES - 2.07%                         $    550,000
     (Cost: $550,000)                                       ------------

TOTAL INVESTMENT SECURITIES - 101.43%                       $ 26,888,973
     (Cost: $27,038,142)                                    ------------

LIABILITIES, NET OF CASH AND OTHER ASSETS - (1.43%)             (380,049)
                                                            ------------
NET ASSETS - 100.00%                                        $ 26,508,924
                                                            ------------

Notes to Schedule of Investments

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES

MUNICIPAL BOND FUND

March 31, 2002

(In Thousands, Except for Per Share and Share Amounts)

ASSETS
     Investment securities -- at value (Notes 1 and 3)................  $26,889
     Receivables:
             Interest.................................................      437
             Fund shares sold.........................................       10
                                                                        -------
               Total assets...........................................   27,336
                                                                        -------

LIABILITIES
     Payable for investment securities purchased......................      711
     Payable to Fund shareholders.....................................       75
     Dividends payable................................................       11
     Accrued shareholder servicing (Note 2)...........................        7
     Accrued accounting services fee (Note 2).........................        2
     Accrued distribution fee (Note 2)................................        2
     Accrued management fee (Note 2)..................................        2
     Due to custodian.................................................        2
     Accrued service fee (Note 2).....................................        1
     Other............................................................       14
                                                                        -------
               Total liabilities......................................      827
                                                                        -------
                    Total net assets..................................  $26,509
                                                                        =======

NET ASSETS
     $0.01 par value capital stock:
             Capital stock..............................................     $ 25
             Additional paid-in capital.................................   27,582
     Accumulated undistributed income (loss):
             Accumulated undistributed net realized loss on investments.     (949)
             Net unrealized depreciation in value of securities.........     (149)
                                                                          -------
               Net assets applicable to outstanding units of capital..    $26,509
                                                                          =======

Net asset value per share (net assets divided by shares outstanding):
     Class A..........................................................     $10.61
     Class B..........................................................     $10.61
     Class C..........................................................     $10.61
     Class Y..........................................................     $10.61

Capital shares outstanding:
     Class A.........................................................     197,294
     Class B.........................................................      11,289
     Class C.........................................................   2,289,550
     Class Y.........................................................         205

Capital shares authorized............................................ 200,000,000

See Notes to Financial Statements.

STATEMENT OF OPERATIONS

MUNICIPAL BOND FUND

For the Fiscal Year Ended March 31, 2002

(In Thousands)

INVESTMENT INCOME
     Income (Note 1B):
             Interest and amortization.................................  $1,503
                                                                         ------
     Expenses (Note 2):
             Distribution fee:
               Class A..................................................      1
               Class B..................................................    --*
               Class C..................................................    190
               Class Y..................................................    --*
             Investment management fee..................................    142
             Service fee:
               Class A..................................................      3
               Class B..................................................     --*
               Class C..................................................     63
             Shareholder servicing:
               Class A..................................................      1
               Class B..................................................     --*
               Class C..................................................     57
               Class Y..................................................     --*
             Registration fees..........................................     45
             Accounting services fee....................................     24
             Audit fees.................................................     12
             Custodian fees.............................................      3
             Other......................................................     18
                                                                         ------
               Total expenses..........................................     559
                                                                         ------
                    Net investment income..............................     944
                                                                         ------

REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS (NOTES 1 AND 3)
     Realized net loss on securities....................................   (140)
     Realized net loss on futures contracts closed......................   (130)
                                                                         ------
             Realized net loss on investments...........................   (270)
                                                                         ------
     Unrealized appreciation in value of investments
             during the period..........................................    509
                                                                         ------
               Net gain on investments..................................    239
                                                                         ------
                    Net increase in net assets resulting
                         from operations................................ $1,183
                                                                         ======

*Not shown due to rounding.

See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS

MUNICIPAL BOND FUND

(In Thousands)

                                                            For the Fiscal Year
                                                              Ended March 31,
                                                          ----------------------
                                                             2002         2001
                                                          ---------------------
INCREASE (DECREASE) IN NET ASSETS
     Operations:
             Net investment income...................     $   944       $1,047
             Realized net loss on investments........        (270)        (600)
             Unrealized appreciation.................         509        1,634
                                                          ---------------------
               Net increase in net assets
                    resulting from operations........       1,183        2,081
                                                          ---------------------
     Distributions to shareholders from
             net investment income (Note 1E):*
               Class A................................        (70)          (16)
               Class B................................         (2)           (1)
               Class C................................       (872)       (1,030)
               Class Y................................         --**          --**
                                                          ---------------------
                                                             (944)       (1,047)
                                                          ---------------------
     Capital share transactions (Note 5)..............       (748)       (2,379)
                                                          ---------------------
             Total decrease...........................       (509)       (1,345)

NET ASSETS
     Beginning of period..............................     27,018        28,363
                                                          ---------------------
     End of period....................................    $26,509       $27,018
                                                          =====================
     Undistributed net investment income..............        $--           $--
                                                              =================

 *See "Financial Highlights" on pages 160 - 163.

**Not shown due to rounding.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

MUNICIPAL BOND FUND

Class A Shares

For a Share of Capital Stock Outstanding Throughout Each Period:

                                                                    For the
                                                      For the     period from
                                                    fiscal year     9-15-00*
                                                        ended          to
                                                       3-31-02       3-31-01
                                                     -------------------------
Net asset value, beginning of period.............    $10.52       $10.33
                                                     -------------------------
Income from investment operations:
     Net investment income.......................      0.47          0.26
     Net realized and unrealized gain
             on investments......................      0.09          0.19
                                                     -------------------------
Total from investment operations.................      0.56          0.45
                                                     -------------------------
Less distributions:
     Declared from net investment income.........     (0.47)        (0.26)
     From capital gains..........................     (0.00)        (0.00)
                                                     -------------------------
Total distributions..............................     (0.47)        (0.26)
                                                     -------------------------
Net asset value, end of period...................    $10.61         $10.52
                                                     =========================
Total return**...................................      5.38%          4.32%

Net assets, end of period (in millions)..........      $2             $1

Ratio of expenses to average net assets..........      1.17%          1.21%***

Ratio of net investment income to average
     net assets..................................      4.37%          4.69%***

Portfolio turnover rate.........................      36.41%         34.78%****

   *Commencement of operations.

  **Total return calculated without taking into account the sales load deducted on an  initial purchase.

 ***Annualized.

****For the fiscal year ended March 31, 2001.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

MUNICIPAL BOND FUND

Class B Shares

For a Share of Capital Stock Outstanding Throughout Each Period:
                                                                       For the
                                                       For the      period from
                                                     fiscal year       8-8-00*
                                                        ended            to
                                                       3-31-02        3-31-01
                                                      -------------------------

Net asset value, beginning of period..............     $10.52        $10.26
                                                      -------------------------
Income from investment operations:
     Net investment income........................       0.32          0.22
     Net realized and unrealized gain
             on investments.......................       0.09          0.26
                                                      -------------------------
Total from investment operations..................       0.41          0.48
                                                      -------------------------
Less distributions:
     Declared from net investment income..........      (0.32)        (0.22)
     From capital gains...........................      (0.00)        (0.00)
                                                      -------------------------
Total distributions...............................      (0.32)        (0.22)
                                                      -------------------------
Net asset value, end of period....................     $10.61         $10.52
                                                      =========================
Total return......................................      3.97%           4.66%

Net assets, end of period (000 omitted)...........      $120             $37

Ratio of expenses to average net assets...........      2.44%           2.82%**

 Ratio of net investment income to average
     net assets...................................      3.09%           3.11%**

Portfolio turnover rate...........................     36.41%          34.78%***

  *Commencement of operations.

 **Annualized.

***For the fiscal year ended March 31, 2001.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

MUNICIPAL BOND FUND

Class C Shares (A)

For a Share of Capital Stock Outstanding Throughout Each Period:

                                        For the fiscal year ended March 31,
                               -----------------------------------------------
                                 2002     2001     2000      1999      1998
                               -----------------------------------------------
Net asset value,
     beginning of period...    $10.52   $10.11    $11.24    $11.45    $10.74
                               -----------------------------------------------
Income (loss) from
     investment operations:
     Net investment income..     0.37      0.40      0.42      0.42      0.44
     Net realized and
         unrealized gain
         (loss) on investments   0.09      0.41     (1.11)     0.10      0.71
                               -----------------------------------------------
Total from investment
     operations.............     0.46      0.81     (0.69)     0.52      1.15
                               -----------------------------------------------
Less distributions:
     Declared from net
        investment income..  (0.37)    (0.40)    (0.42)    (0.42)    (0.44)
     From capital gains....     (0.00)    (0.00)    (0.02)    (0.31)    (0.00)
                               -----------------------------------------------
Total distributions........     (0.37)    (0.40)    (0.44)    (0.73)    (0.44)
                               -----------------------------------------------
Net asset value,
     end of period........     $10.61    $10.52    $10.11    $11.24    $11.45
                               ===============================================
Total return..............      4.40%      8.22%    -6.21%    4.64%     10.89%

Net assets, end of
     period (in millions)        $24        $26       $28      $43        $40

Ratio of expenses
     to average net assets      2.13%     2.13%     1.98%     1.88%     1.89%

Ratio of net investment
     income to average
     net assets............     3.44%     3.94%     3.94%     3.68%     3.94%

Portfolio turnover rate...     36.41%    34.78%    16.95%    41.53%    27.86%

(A)See Note 5.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

MUNICIPAL BOND FUND

Class Y Shares

For a Share of Capital Stock Outstanding Throughout Each Period:

                                                            For the    For the
                                     For the fiscal year  period from  period
                                       ended March 31,     12-30-98**   from
                               ---------------------------   to      4-1-97 to
                                2002      2001     2000    3-31-99    6-23-97
                               ==============================================
Net asset value,
     beginning of period..     $10.52    $10.11   $11.24    $11.58    $10.74
                              -----------------------------------------------
Income (loss) from investment
     operations:
     Net investment income      0.44      0.47      0.48      0.13     0.10
     Net realized and unrealized
             gain (loss) on
             investments...     0.09      0.41     (1.11)    (0.03)    0.29
                              -----------------------------------------------
Total from investment
     operations............     0.53      0.88     (0.63)     0.10     0.39
                              -----------------------------------------------
Less distributions:
     Declared from net
          investment income    (0.44)    (0.47)    (0.48)    (0.13)    (0.10)
     From capital gains...     (0.00)    (0.00)    (0.02)    (0.31)    (0.00)
                              -----------------------------------------------
Total distributions.......     (0.44)    (0.47)    (0.50)    (0.44)    (0.10)
                              -----------------------------------------------
Net asset value,
     end of period.......     $10.61    $10.52    $10.11    $11.24    $11.03
                              ===============================================
Total return..............     5.10%     9.04%     -5.69%    0.80%     3.22%

Net assets, end of period
     (000 omitted).......        $2        $2         $2       $2         $0

Ratio of expenses to
     average net assets...     1.44%     1.47%     1.40%     1.00%***  4.95%***

Ratio of net investment
     income to average
     net assets...........     4.09%     4.61%     4.52%     4.40%***  4.12%***

Portfolio turnover rate..     36.41%    34.78%    16.95%    41.53%*** 27.86%***

  *All outstanding shares were redeemed on June 23, 1997 at the ending net asset value shown in the table.

 **Recommencement of operations.

***Annualized.

See Notes to Financial Statements.

MANAGER'S DISCUSSION

March 31, 2002

An interview with Zachary H. Shafran, portfolio manager of W&R Funds,
Inc. - Science and Technology Fund

This report relates to the operation of W&R Funds, Inc. - Science and
Technology Fund for the fiscal year ended March 31, 2002. The following discussion, graphs and tables provide you with information regarding the
Fund's performance during that period.

How did the Fund perform during the last fiscal year?

Overall, the Fund performed relatively well, as it significantly outperformed its benchmark index. The Class C shares of the Fund increased
0.89 percent during the fiscal year, compared with the Goldman Sachs
Technology Industry Composite Index (reflecting the performance of securities that generally represent the technology sector of the stock market), which declined 8.59 percent during the period, and the Lipper
Science & Technology Funds Universe Average (generally reflecting the performance of the universe of funds with similar investment objectives), which decreased 12.29 percent for the year.

What helped the Fund outperform its benchmark index during the fiscal year?

We feel that we were able to outperform the benchmark during the fiscal year for two primary reasons. First, we remained relatively underweight in the technology sector. Second, we maintained a cash reserve that was higher than normal.

What other market conditions or events influenced the Fund's performance during the fiscal year?

No events or conditions during the fiscal year had a greater influence on the global community than the terrorist attacks of September 11. They were events to which we continue to work to understand and respond. They influenced global economic uncertainty and market volatility, which made for a challenging year. The technology sector continued to see the fallout from years of excess capital spending that, in turn, led to excess capacity in many areas. The science sector remained largely immune from many of the economic issues, in our opinion, but it did have its share of clinical disappointments and regulatory delays.

What strategies and techniques did you employ that specifically affected the Fund's performance?

We worked during the fiscal year to avoid investing in the wrong areas, and we feel that we were largely successful. Our underweight position in the technology sector served us well, we believe, despite the sector's strong performance during the latter part of the fiscal year. We were overweight in the science sector through much of the period, and that sector proved mostly to be disappointing. The science sector, specifically pharmaceuticals, has historically been much more defensive than it was this past year. Higher-than-normal cash reserves also played an important role in our portfolio during the period, allowing us to be both defensive and opportunistic.

What industries or sectors did you emphasize during the fiscal year, and what looks attractive to you going forward?

Our emphasis during the fiscal year was on pharmaceuticals, biotechnology, health care services and transaction processors, with a lesser focus on an array of technology companies. This likely will change in the coming year.
We see signs of economic recovery, but remain cautious. During the last year, the consumer remained strong in the face of adversity, and so we wonder if spending can continue at the same rate. Interest rates were extremely low over the course of the year, and energy prices fell. We typically look to identify trends or themes when making investment decisions, but do not find any at present. The health care sector has been helped by very strong pricing in some areas, yet continues to encounter regulatory, clinical and competitive challenges. Technology suffers from overcapacity, in our opinion. Global competition is on the rise. All of this leads to a difficult pricing environment. So what do we do? We believe that the science and technology sectors of the market still hold great opportunities for wealth creation through change, creativity and innovation generated through substantial investments in research and development.
Until we can identify what we believe to be solid themes or trends, we intend to focus on individual companies that we feel have the ability to prosper in this ever-changing environment.

Respectfully,

/s/Zachary H. Shafran
Zachary H. Shafran
Manager
W&R Science and Technology Fund

Comparison of Change in Value of $10,000 Investment

                                  Goldman         Lipper
                                  Sachs           Science &
                W&R               Technology      Technology
                Science and       Industry        Funds
                Technology Fund,  Composite       Universe
                Class C Shares    Index           Average
                ------------      ---------       -------
    07-31-97    10,000            10,000          10,000
    03-31-98    12,010            10,550          10,961
    03-31-99    17,450            16,689          16,923
    03-31-00    45,325            32,935          40,214
    03-31-01    23,802            12,805          15,192
    03-31-02    24,015            11,704          13,324

===== W&R Science and Technology Fund, Class C Shares (1) - $24,015
....... Goldman Sachs Technology Industry Composite Index - $11,704
***** Lipper Science & Technology Funds Universe Average - $13,324

(1)The value of the investment in the Fund is impacted by the ongoing expenses of the Fund and assumes reinvestment of dividends and distributions.

Average Annual Total Return*

                        Class A     Class B     Class C**   Class Y

1-year period
    ended 3-31-02       -4.28%      -3.44%      0.89%       1.92%

Since inception of
    Class through
    3-31-02***          -21.81%     -21.24%     20.64%      20.28%

  *Performance data quoted represents past performance and is based on deduction of the maximum applicable sales load for each of the periods.
   Class A shares carry a maximum front-end sales load of 5.75%. Class B and
   Class C shares carry maximum contingent deferred sales charges of 5% and
   1%, respectively. Total returns reflect share price appreciation
   (depreciation), including reinvestment of all income and capital gains distributions. Investment return and principal value will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

 **Performance data from 3-24-00 represents the actual performance of Class
   C shares. Performance data prior to 3-24-00 represents the performance of the Fund's original Class B shares. The original Class B shares were combined with Class C shares effective 3-24-00, and redesignated as Class C shares. The original Class B's performance has been adjusted to reflect the current contingent deferred sales charge (CDSC) structure applicable to
   Class C (1.00% maximum and declining to zero at the end of the first year after investment). Accordingly, these returns reflect no CDSC since it only applies to Class C shares held for twelve months or less. New Class B shares, with fees and expenses different from the original Class B shares, were added to the Fund on 6-30-00.

***7-3-00 for Class A and Class B shares, 7-31-97 for Class C shares and
   6-9-98 for Class Y shares (the date on which shares were first acquired by shareholders).

Past performance is not necessarily indicative of future performance.
Indexes are unmanaged. The performance graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

SHAREHOLDER SUMMARY OF SCIENCE AND TECHNOLOGY FUND

Science and Technology Fund

GOAL

To seek long-term capital growth.

Strategy

Invests primarily in the equity securities of U.S. and foreign science and technology companies. Science and technology companies have products, processes or services that are being or are expected to be significantly benefited by the use or commercial application of scientific or technological developments or discoveries.

Founded

1997

Scheduled Dividend Frequency

Annually (December)

Performance Summary - Class C Shares

Per Share Data

For the Fiscal Year Ended March 31, 2002

Capital gains distribution                           $0.02
                                                     =====
Net asset value on
  3-31-02               $17.97 adjusted to:         $17.99(A)
  3-31-01                                            17.83
                                                    ------
Change per share                                    $ 0.16
                                                    ======

(A)This number includes the capital gains distribution of $0.02 paid in
   December 2001 added to the actual net asset value on March 31, 2002.

Past performance is not necessarily indicative of future results.

SHAREHOLDER SUMMARY OF SCIENCE AND TECHNOLOGY FUND

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be less than the results shown below. Please check the Waddell & Reed website at www.waddell.com for more current performance information.

Average Annual Total Return (A)
                                Class A                     Class B
                        ----------------------------    --------------------
                        With            Without         With        Without
Period                  Sales Load(B)   Sales Load(C)   CDSC(D)     CDSC(E)
-----------------       ------------    ------------    ----------- --------
 1-year period
    ended 3-31-02...     -4.28%          1.56%           -3.44%       0.56%
 5-year period
    ended 3-31-02...      --              --               --          --
10-year period
    ended 3-31-02...      --              --               --          --
Since inception
    of Class(F).....    -21.81%        -19.10%          -21.24%     -19.85%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
   Performance data represents past performance and is no guarantee of future results. Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

(B)Performance data is based on deduction of 5.75% sales load on the initial purchase in the periods.

(C)Performance data does not take into account the sales load deducted on an initial purchase.

(D)Performance data reflects the effect of paying the applicable contingent deferred sales charge (CDSC) at a maximum of 5.00% upon redemption at the end of each of the periods.

(E)Performance data does not reflect the effect of paying the applicable
   CDSC upon redemption at the end of each of the periods.

(F)7-3-00 for Class A shares and Class B shares (the date on which shares were first acquired by shareholders).

Average Annual Total Return(A)

Period                  Class C(B)  Class Y(C)
-----------------       ----------  ----------
 1-year period
    ended 3-31-02...     0.89%       1.92%
 5-year period
    ended 3-31-02...      --          --
10-year period
    ended 3-31-02...      --          --
Since inception
    of Class(D).....    20.64%      20.28%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
   Performance data represents past performance and is no guarantee of future results. Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

(B)Performance data from 3-24-00 represents the actual performance of Class
   C shares. Performance data prior to 3-24-00 represents the performance of the Fund's original Class B shares. The original Class B shares were combined with Class C shares effective 3-24-00, and redesignated as Class C shares. The original Class B's performance has been adjusted to reflect the current contingent deferred sales charge (CDSC) structure applicable to
   Class C (1.00% maximum and declining to zero at the end of the first year after investment). Accordingly, these returns reflect no CDSC since it only applies to Class C shares held for twelve months or less. New Class B shares, with fees and expenses different from the original Class B shares, were added to the Fund on 6-30-00.

(C)Performance data does not include the effect of sales charges, as Class
   Y shares are not subject to these charges.

(D)7-31-97 for Class C shares and 6-9-98 for Class Y shares (the date on which shares were first acquired by shareholders).

Investing in companies involved in one specified sector may involve a greater degree of risk than an investment with greater diversification.

SHAREHOLDER SUMMARY OF SCIENCE AND TECHNOLOGY FUND

Portfolio Highlights

On March 31, 2002, Science and Technology Fund had net assets totaling
$130,843,987 invested in a diversified portfolio of:

81.70%  Common Stocks

18.30%  Cash and Cash Equivalents and Options

As a shareholder of Science and Technology Fund, for every $100 you had invested on March 31, 2002, your Fund owned:

Health Care Stocks                          $34.65

Cash and Cash Equivalents and Options       $18.30

Business Equipment and Services Stocks      $13.45

Technology Stocks                           $ 9.57

Energy Stocks                               $ 8.85

Utilities Stocks                            $ 5.44

Multi-Industry Stocks                       $ 4.25

Consumer Services Stocks                    $ 3.53

Raw Materials Stocks                        $ 1.43

Capital Goods Stocks                        $ 0.53

THE INVESTMENTS OF SCIENCE AND TECHNOLOGY FUND
March 31, 2002

COMMON STOCKS                                     Shares        Value

Broadcasting - 1.63%
     Adelphia Communications Corporation,
          Class A*...........................     142,900   $  2,129,925
                                                            ------------
Business Equipment and Services - 5.37%
     Edison Schools Inc.*....................     154,000      2,132,130
     Euronet Worldwide, Inc.*................      89,800      1,526,151
     Euronet Worldwide, Inc. (A)*............      31,000        526,845
     Getty Images, Inc.*.....................      72,000      2,156,040
     RSA Security Inc.*......................      76,100        686,041
                                                            ------------
                                                               7,027,207
                                                            ------------
Capital Equipment - 0.53%
     Cooper Cameron Corporation*.............     13,600         695,096
                                                            ------------
Chemicals - Specialty - 0.96%
     Pall Corporation........................     61,500       1,260,135
                                                            ------------
Communications Equipment - 4.92%
     ADC Telecommunications, Inc.*...........    136,300         554,741
     Cisco Systems, Inc.*....................     95,000       1,607,875
     NetScreen Technologies, Inc.*...........     14,000         231,490
     QUALCOMM Incorporated*..................     26,200         985,513
     Symbol Technologies, Inc................    204,575       2,299,423
     Telefonaktiebolaget LM Ericsson, ADR,
          Class B............................    181,100         756,093
                                                            ------------
                                                               6,435,135
                                                            ------------
Computers - Micro - 0.65%
     Compaq Computer Corporation.............     80,700         843,315
                                                            ------------
Computers - Peripherals - 1.00%
     Microsoft Corporation*..................     21,800       1,313,559
                                                            ------------
Electronic Components - 3.00%
     Agere Systems Inc.*.....................    385,500       1,499,595
     IXYS Corporation*.......................     23,700         277,171
     Taiwan Semiconductor Manufacturing
          Company Limited, ADR*..............     67,800       1,406,850
     United Microelectronics Corporation*....     69,900         744,435
                                                            ------------
                                                               3,928,051
                                                            ------------
Health Care - Drugs - 19.43%
     Alcon, Inc.    *........................     60,600       2,051,310
     Biogen, Inc.*...........................     76,500       3,752,708
     Cubist Pharmaceuticals, Inc.*...........     25,000         463,625
     Forest Laboratories, Inc. (B)*..........     59,100       4,828,470
     Genzyme Corporation - General Division*      27,000       1,180,845
     Incyte Pharmaceuticals, Inc.*...........     45,000         535,725
     IVAX Corporation*.......................    104,600       1,678,830
     Merck & Co., Inc........................     21,800       1,255,244
     Noven Pharmaceuticals, Inc.*............     70,600       1,472,363
     Pfizer Inc..............................     64,500       2,563,230
     Pharmacyclics, Inc.*....................     50,500         396,425
     Priority Healthcare Corporation, Class B*    21,700         563,983
     QLT Inc.*...............................     39,600         674,388
     SICOR Inc.*.............................     43,200         737,640
     Transkaryotic Therapies, Inc.*..........     75,850       3,265,343
                                                            ------------
                                                              25,420,129
                                                            ------------
Health Care - General - 6.56%
     Bristol-Myers Squibb Company............     62,200       2,518,478
     Johnson & Johnson.......................     49,800       3,234,510
     Wyeth...................................     43,100       2,829,515
                                                            ------------
                                                               8,582,503
                                                            ------------
Hospital Supply and Management - 8.66%
     Anthem, Inc.*...........................     57,700       3,321,789
     Cerner Corporation*.....................     20,200         963,641
     Guidant Corporation*....................    131,150       5,681,418
     Health Management Associates, Inc.,
          Class A*...........................     65,700       1,361,961
                                                            ------------
                                                              11,328,809
                                                            ------------
Motion Pictures - 1.90%
     AOL Time Warner Inc.*...................    105,100       2,485,615
                                                            ------------
Multiple Industry - 4.25%
     Garmin Ltd.*............................     30,000         687,750
     Research In Motion Limited*.............     78,400       2,179,520
     Samsung Electronics Co., Ltd............     10,000       2,699,132
                                                            ------------
                                                               5,566,402
                                                            ------------
Petroleum - Domestic - 7.69%
     Apache Corporation......................     72,050       4,098,204
     Burlington Resources Inc................     35,809       1,435,583
     Noble Affiliates, Inc...................     50,800       1,984,248
     Phillips Petroleum Company..............     14,400         904,320
     Unocal Corporation......................     42,200       1,643,690
                                                            ------------
                                                              10,066,045
                                                            ------------
Petroleum - Services - 1.16%
     Baker Hughes Incorporated...............     39,700       1,518,525
                                                            ------------
Steel - 0.47%
     Lone Star Technologies, Inc.*...........     26,700         609,027
                                                            ------------
Timesharing and Software - 8.08%
     Concord EFS, Inc.*......................    185,100       6,155,500
     Eclipsys Corporation*...................     17,300         283,287
     Micromuse Inc.*.........................     81,100         711,652
     Paychex, Inc............................     57,600       2,286,432
     VeriSign, Inc.*.........................     42,200       1,139,611
                                                            ------------
                                                              10,576,482
                                                            ------------
Utilities - Telephone - 5.44%
     Cox Communications, Inc., Class A*......     63,500       2,390,140
     Sprint Corporation - FON Group..........    214,400       3,278,176
     Vodafone Group Plc, ADR.................     78,500       1,446,755
                                                            ------------
                                                               7,115,071

TOTAL COMMON STOCKS - 81.70%                                $106,901,031
     (Cost: $113,543,569)                                   ------------

                                                  Principal
                                                  Amount in
SHORT-TERM SECURITIES                             Thousands

Electrical Equipment - 3.05%
     Emerson Electric Co.,
          1.78%, 04-22-02....................     $4,000       3,995,847
                                                            ------------
Food and Related - 3.99%
     General Mills, Inc.,
          2.0588004%, Master Note............      5,220       5,220,000
                                                            ------------
Chemicals - Petroleum and Inorganic - 3.06%
     du Pont (E.I.) de Nemours and Company.,
          1.6963092%, Master Note............      4,000       4,000,000
                                                            ------------
Restaurants - 3.82%
     McDonald's Corporation,
          1.78%, 04-10-02....................      5,000       4,997,775
                                                            ------------
Security and Commodity Brokers - 2.90%
     UBS Finance (DE)    ,
          1.85%, 04-01-02....................      3,793       3,793,000
                                                            ------------

TOTAL SHORT-TERM SECURITIES - 16.82%                        $ 22,006,622
     (Cost: $22,006,622)                                    ------------

TOTAL INVESTMENT SECURITIES - 98.52%                        $128,907,653
     (Cost: $135,550,191)                                   ------------

CASH AND OTHER ASSETS, NET OF LIABILITIES - 1.48%              1,936,334
                                                            ------------
NET ASSETS - 100.00%                                        $130,843,987
                                                            ------------

Notes to Schedule of Investments

*No income dividends were paid during the preceding 12 months.

(A)Security was purchased pursuant to Rule 144A under the Securities Act of
   1933 and may be resold in transactions exempt from registration, normally to qualified institutional buyers. At March 31, 2002, the total value of this security amounted to 0.40% of net assets.

(B)Security serves as cover for the following written call options outstanding at March 31, 2002. (See Note 6 to financial statements): Contracts

Underlying                    Subject   Expiration Month/   Premium   Market
Security                      to Call   Exercise Price      Received  Value
-----------------------------------------------------------------------------
Forest Laboratories, Inc.     95        May/85              $28,804   $20,900
                                                            =================

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES
SCIENCE AND TECHNOLOGY FUND
March 31, 2002
(In Thousands, Except for Per Share Amounts)

ASSETS
    Investment securities -- at value (Notes 1 and 3)............   $128,908
    Cash.........................................................          1
    Receivables:
        Investment securities sold...............................      2,328
        Fund shares sold.........................................        270
        Dividends and interest...................................         58
    Prepaid insurance premium....................................          1
                                                                    --------
            Total assets.........................................    131,566
                                                                    --------
LIABILITIES
    Payable to Fund shareholders.................................        564
    Accrued shareholder servicing (Note 2).......................         83
    Outstanding call options at market (Note 6)..................         21
    Accrued management fee (Note 2)..............................         15
    Accrued distribution fee (Note 2)............................         10
    Accrued accounting services fee (Note 2).....................          4
    Accrued service fee (Note 2).................................          3
    Other........................................................         22
                                                                    --------
            Total liabilities....................................        722
                                                                    --------
                Total net assets.................................   $130,844
                                                                    ========
NET ASSETS
    $0.01 par value capital stock:
        Capital stock............................................   $     73
        Additional paid-in capital...............................    160,825
    Accumulated undistributed income (loss):
        Accumulated undistributed net investment loss............         (2)
        Accumulated undistributed net realized loss
            on investment transactions...........................    (23,417)
        Net unrealized depreciation in value
            of securities........................................     (6,643)
        Net unrealized appreciation in value of written
            call options.........................................          8
                                                                    --------
            Net assets applicable to outstanding
                units of capital.................................   $130,844
                                                                    ========
Net asset value per share (net assets divided
    by shares outstanding):
    Class A......................................................     $18.19
    Class B......................................................     $17.88
    Class C......................................................     $17.97
    Class Y......................................................     $18.54
Capital shares outstanding:
    Class A......................................................        666
    Class B......................................................        240
    Class C......................................................      6,201
    Class Y......................................................        164
Capital shares authorized........................................    400,000

See Notes to Financial Statements.

STATEMENT OF OPERATIONS
SCIENCE AND TECHNOLOGY FUND
For the Fiscal Year Ended March 31, 2002
(In Thousands)

INVESTMENT LOSS
    Income (Note 1B):
        Interest and amortization................................     $  967
        Dividends (net of foreign withholding
            taxes of $5).........................................        529
                                                                      ------
            Total income.........................................      1,496
                                                                      ------
    Expenses (Note 2):.....
        Investment management fee................................      1,212
        Distribution fee:
            Class A..............................................          6
            Class B..............................................         29
            Class C..............................................        956
            Class Y..............................................          5
        Shareholder servicing:
            Class A..............................................         46
            Class B..............................................         30
            Class C..............................................        600
            Class Y..............................................          4
        Service fee:
            Class A..............................................         16
            Class B..............................................         10
            Class C..............................................        319
        Accounting services fee..................................         47
        Custodian fees...........................................         24
        Audit fees...............................................         12
        Legal fees...............................................          2
        Other....................................................        100
                                                                      ------
            Total expenses.......................................      3,418
                                                                      ------
                Net investment loss..............................     (1,922)
                                                                      ------
REALIZED AND UNREALIZED GAIN (LOSS) ON
INVESTMENTS (NOTES 1 AND 3)
    Realized net loss on securities..............................    (21,999)
    Realized net gain from foreign currency
        transactions.............................................          8
    Realized net loss on purchased call options..................       (255)
    Realized net gain on written call options....................        199
    Realized net loss on purchased put options...................         (2)
                                                                      ------
        Realized net loss on investments.........................    (22,049)
                                                                      ------
    Unrealized appreciation in value of securities
        during the period........................................     25,105
    Unrealized depreciation in value of written
        call options during the period...........................        (91)
                                                                      ------
        Unrealized appreciation in value of investments
            during the period....................................     25,014
                                                                      ------
            Net gain on investments..............................      2,965
                                                                      ------
                Net increase in net assets resulting
                    from operations..............................     $1,043
                                                                      ======

See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS
SCIENCE AND TECHNOLOGY FUND
(In Thousands)

                                                       For the Fiscal Year
                                                          Ended March 31,
                                                     -----------------------
                                                      2002            2001
                                                     ------          ------
INCREASE (DECREASE) IN NET ASSETS
    Operations:
        Net investment loss....................    $ (1,922)       $    (864)
        Realized net gain (loss)
            on investments.....................     (22,049)          42,562
        Unrealized appreciation
            (depreciation).....................      25,014         (176,877)
                                                   --------         --------
            Net increase (decrease) in
                net assets resulting
                from operations................       1,043         (135,179)
                                                   --------         --------
    Distributions to shareholders
        from realized net
        gain on investment
        transactions (Note 1E):*
        Class A................................         (12)          (1,046)
        Class B................................          (4)            (736)
        Class C................................        (134)         (46,068)
        Class Y................................          (3)            (361)
                                                   --------         --------
                                                       (153)         (48,211)
                                                   --------         --------
    Capital share transactions
        (Note 5)...............................     (14,291)          42,654
                                                   --------         --------
        Total decrease.........................     (13,401)        (140,736)

NET ASSETS
    Beginning of period........................     144,245          284,981
                                                   --------         --------
    End of period..............................    $130,844         $144,245
                                                   ========         ========
    Undistributed net
        investment loss........................       $(2)             $(1)
                                                      ====             ===

*See "Financial Highlights" on pages 177 - 180.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
SCIENCE AND TECHNOLOGY FUND
Class A Shares
For a Share of Capital Stock Outstanding Throughout Each Period:

                                                                  For the
                                                    For the     period from
                                                  fiscal year     7-3-00*
                                                     ended          to
                                                    3-31-02       3-31-01
                                                  -----------   -----------
Net asset value, beginning
    of period..................................     $17.93       $34.91
                                                    ------       ------
Income (loss) from investment operations:
    Net investment income (loss)...............      (0.45)        0.02
    Net realized and unrealized gain
        (loss) on investments..................       0.73        (9.35)
                                                    ------       ------
Total from investment operations...............       0.28        (9.33)
                                                    ------       ------
Less distribution from
    capital gains..............................      (0.02)       (7.65)
                                                    ------       ------
Net asset value, end of period.................     $18.19       $17.93
                                                    ======       ======
Total return**.................................       1.56%      -31.95%
Net assets, end of period
    (in millions)..............................        $12           $6
Ratio of expenses to average
    net assets.................................       1.75%        1.70%***
Ratio of net investment income (loss)
    to average net assets......................      -0.76%        0.26%***
Portfolio turnover rate........................      90.92%      111.25%****

   *Commencement of operations.
  **Total return calculated without taking into account the sales load deducted on an initial purchase.
 ***Annualized.
****For the fiscal year ended March 31, 2001.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
SCIENCE AND TECHNOLOGY FUND
Class B Shares
For a Share of Capital Stock Outstanding Throughout Each Period:

                                                                    For the
                                                   For the        period from
                                                 fiscal year        7-3-00*
                                                    ended             to
                                                   3-31-02          3-31-01
                                                 -----------      -----------
Net asset value, beginning
    of period.................................     $17.80           $34.91
                                                   ------           ------
Income (loss) from investment operations:
    Net investment loss.......................      (0.38)           (0.06)
    Net realized and unrealized
        gain (loss)
        on investments........................       0.48            (9.40)
                                                   ------           ------
Total from investment
    operations................................       0.10            (9.46)
                                                   ------           ------
Less distribution from
    capital gains.............................      (0.02)           (7.65)
                                                   ------           ------
Net asset value, end
    of period.................................     $17.88           $17.80
                                                   ======           ======
Total return..................................       0.56%          -32.37%
Net assets, end of period
    (in millions).............................         $4               $3
Ratio of expenses to average
    net assets................................       2.75%            2.53%**
Ratio of net investment
    loss to average
    net assets................................      -1.73%           -0.55%**
Portfolio turnover rate.......................      90.92%          111.25%***

  *Commencement of operations.
 **Annualized.
***For the fiscal year ended March 31, 2001.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
SCIENCE AND TECHNOLOGY FUND
Class C Shares (A)
For a Share of Capital Stock Outstanding Throughout Each Period:

                                                                   For the
                                                                    period
                                          For the fiscal             from
                                       year ended March 31,        7-31-97*
                                 -------------------------------      to
                                  2002     2001    2000    1999    3-31-98
                                 ------   ------  ------  ------  ---------
Net asset value,
    beginning of period.......   $17.83   $45.03  $17.45  $12.01    $10.00
                                 ------   ------  ------  ------    ------
Income (loss) from investment
    operations:
    Net investment loss.......    (0.24)   (0.12)  (0.95)  (0.09)    (0.07)
    Net realized and
        unrealized gain (loss)
        on investments........     0.40   (19.43)  28.77    5.53      2.08
                                 ------   ------  ------  ------    ------
Total from investment
    operations................     0.16   (19.55)  27.82    5.44      2.01
                                 ------   ------  ------  ------    ------
Less distribution from
    capital gains.............    (0.02)   (7.65)  (0.24)  (0.00)    (0.00)
                                 ------   ------  ------  ------    ------
Net asset value,
    end of period.............   $17.97   $17.83  $45.03  $17.45    $12.01
                                 ======   ======  ======  ======    ======
Total return..................     0.89% - 47.49% 159.75%  45.30%    20.10%
Net assets, end of
    period (in millions)......     $112     $134    $283     $44        $8
Ratio of expenses to
    average net assets........     2.45%    2.27%   2.20%   2.57%     3.20%**
Ratio of net investment
    loss to average
    net assets................    -1.40%   -0.44%  -1.68%  -1.26%    -1.66%**
Portfolio turnover rate.......    90.92%  111.25%  44.19%  51.00%    26.64%

(A)See Note 5.
  *Commencement of operations.
 **Annualized.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
SCIENCE AND TECHNOLOGY FUND
Class Y Shares
For a Share of Capital Stock Outstanding Throughout Each Period:

                                                                      For the
                                                For the fiscal      period from
                                            year ended March 31,      6-9-98*
                                         -------------------------      to
                                          2002     2001     2000      3-31-99
                                         ------   ------   ------   -----------
Net asset value,
    beginning of period...............   $18.21   $45.36   $17.65     $12.20
                                         ------   ------   ------     ------
Income (loss) from
    investment operations:
    Net investment
        income (loss).................    (0.51)   (0.01)   (6.09)      0.01
    Net realized and
        unrealized gain (loss)
        on investments................     0.86   (19.49)   34.04       5.44
                                         ------   ------   ------     ------
Total from investment
    operations........................     0.35   (19.50)   27.95       5.45
                                         ------   ------   ------     ------
Less distribution from
    capital gains.....................    (0.02)   (7.65)   (0.24)      0.00)
                                         ------   ------   ------     ------
Net asset value,
    end of period.....................   $18.54   $18.21   $45.36     $17.65
                                         ======   ======   ======     ======
Total return..........................     1.92%  -47.00%  158.67%     44.67%
Net assets, end of
    period (000 omitted)..............   $3,035   $1,466   $2,108        $53
Ratio of expenses to
    average net assets................     1.39%    1.35%    1.36%      0.62%**
Ratio of net investment
    income (loss) to average
    net assets........................    -0.43%    0.47%   -0.96%      0.54%**
Portfolio turnover rate...............    90.92%  111.25%   44.19%     51.00%**

 *Commencement of operations.
**Annualized.

See Notes to Financial Statements.

MANAGER'S DISCUSSION

March 31, 2002

An interview with Grant P. Sarris, portfolio manager of W&R Funds, Inc.
- Small Cap Growth Fund

This report relates to the operation of W&R Funds, Inc. - Small Cap
Growth Fund for the fiscal year ended March 31, 2002. The following discussion, graphs and tables provide you with information regarding the
Fund's performance during that period.

How did the Fund perform during the last fiscal year?

The Fund performed quite well during the fiscal year, significantly outperforming its benchmark index. The Class C shares of the Fund increased
11.30 percent for the fiscal year, compared with the Russell 2000 Growth
Index (reflecting the performance of securities that generally represent the small companies sector of the stock market), which increased 5.02 percent for the year, and the Lipper Small-Cap Growth Funds Universe
Average (reflecting the performance of the universe of funds with similar investment objectives), which increased 6.52 percent for the same period.

What helped the Fund outperform its benchmark index during the fiscal year?

The Fund was helped, we believe, by a move away from high-growth, high-valuation stocks to what we felt were more reasonably valued, consistent growth stocks. We also reduced our exposure to companies that were exposed to capital spending, such as technology companies, which helped our relative performance. This was somewhat offset by low exposure to retail and other economically sensitive industrial stocks, which we feel hurt our performance on a relative basis.

What other market conditions or events influenced the Fund's performance during the fiscal year?

It obviously was a very tumultuous year, with the tragic events of
September 11, an economic downturn, and the Enron accounting scandal all having a great influence on the markets and how we consequently managed the
Fund. In the early to middle portion of the fiscal year, we felt that we needed to be defensive, focusing on risk avoidance, valuation and cash flow. Toward the end of 2001, the focus shifted to cyclical stocks, as the economy and interest rates appeared to have bottomed. Small cap stocks as a whole performed very well, on a relative basis, although most of that performance was in the value side of the market. Small cap value stocks have now outperformed growth stocks for more than two years, making up most of the ground that was lost in the late 1990s.

What strategies and techniques did you employ that specifically affected the Fund's performance?

We tried to emphasize consistent growth stocks at reasonable valuations. We also attempted to reduce the number of very small, speculative stocks that were in the start-up phase of their growth. We continued to carry sizable amounts of cash, due to what we felt were high levels of uncertainty last year, as well as to provide more flexibility to invest as visibility improved.

What industries or sectors did you emphasize during the fiscal year, and what looks attractive to you going forward?

During the fiscal year, we tried to emphasize industries such as health care and consumer staples, whose fortunes were not tied to strength in the economy. We reduced exposure to capital goods and technology issues that we thought would be influenced poorly by over-capacity that was built into the system in the late '90s on the back of the stock market boom. We added some energy exposure that we have not had in the past. On the margin, we have become a little more aggressive recently. We anticipate looking at areas that have performed poorly in the past 12 months, such as technology and biotechnology, on the belief that some issues may be positioned for a rebound.

Respectfully,

/s/Grant P. Sarris
Grant P. Sarris
Manager
W&R Small Cap Growth Fund

Please note that, effective March 18, 2002, Grant Sarris is the sole portfolio manager for the Fund.

Comparison of Change in Value of $10,000 Investment

                W&R                             Lipper
                Small Cap                       Small-Cap
                Growth          Russell         Growth
                Fund,           2000            Funds
                Class C         Growth          Universe
                Shares          Index           Average
                -------         ---------       --------
    09-30-92    10,000          10,000          10,000
    03-31-93    11,771          11,486          11,760
    03-31-94    14,497          12,721          13,200
    03-31-95    17,775          13,621          14,432
    03-31-96    22,497          17,870          19,910
    03-31-97    20,029          16,828          20,046
    03-31-98    33,122          23,761          29,576
    03-31-99    40,279          21,129          27,426
    03-31-00    69,836          33,593          52,388
    03-31-01    45,274          20,242          34,095
    03-31-02    50,391          21,258          36,318

===== W&R Small Cap Growth Fund, Class C Shares (1) (2) -- $50,391
....... Russell 2000 Growth Index (1) -- $21,258
----- Lipper Small-Cap Growth Funds Universe Average (1) -- $36,318

(1)Because the Fund commenced operations on a date other than at the end of a month, and partial month calculations of the performance of all the indexes are not available, the investments were effected as of September
   30, 1992.

(2)The value of the investment in the Fund is impacted by the ongoing expenses of the Fund and assumes reinvestment of dividends and distributions.

Average Annual Total Return*
                        Class A     Class B     Class C**   Class Y

1-year period
    ended 3-31-02       5.84%       7.11%       11.30%      12.33%

5-year period
    ended 3-31-02        --          --         20.26%      21.28%

Since inception of
    Class through
    3-31-02***         -14.64%     -12.95%      18.50%      15.39%

  *Performance data quoted represents past performance and is based on deduction of the maximum applicable sales load for each of the periods.
   Class A shares carry a maximum front-end sales load of 5.75%. Class B and
   Class C shares carry maximum contingent deferred sales charges of 5% and
   1%, respectively. Total returns reflect share price appreciation
   (depreciation), including reinvestment of all income and capital gains distributions. Investment return and principal value will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

 **Performance data from 3-24-00 represents the actual performance of Class
   C shares. Performance data prior to 3-24-00 represents the performance of the Fund's original Class B shares. The original Class B shares were combined with Class C shares effective 3-24-00, and redesignated as Class C shares. The original Class B's performance has been adjusted to reflect the current contingent deferred sales charge (CDSC) structure applicable to
   Class C (1.00% maximum and declining to zero at the end of the first year after investment). Accordingly, these returns reflect no CDSC since it only applies to Class C shares held for twelve months or less. New Class B shares, with fees and expenses different from the original Class B shares, were added to the Fund on 6-30-00.

***7-3-00 for Class A shares, 7-6-00 for Class B shares, 9-21-92 for Class
   C shares and 12-29-95 for Class Y shares (the date on which shares were first acquired by shareholders).

Past performance is not necessarily indicative of future performance.
Indexes are unmanaged. The performance graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

SHAREHOLDER SUMMARY OF SMALL CAP GROWTH FUND

Small Cap Growth Fund

GOAL

To seek growth of capital.

Strategy

Invests primarily in common stocks of U.S. and foreign companies whose market capitalizations are within the range of capitalizations of companies included in the Lipper, Inc. Small Cap Category. The Fund emphasizes relatively new or unseasoned companies in the early stages of development or smaller companies positioned in new or emerging industries where there is an opportunity for rapid growth.

Founded

1992

Scheduled Dividend Frequency

Annually (December)

Performance Summary - Class C Shares

Per Share Data

For the Fiscal Year Ended March 31, 2002

Net asset value on
  3-31-02                                           $10.44
  3-31-01                                             9.38
                                                     -----
Change per share                                    $ 1.06
                                                    ======

Past performance is not necessarily indicative of future results.

SHAREHOLDER SUMMARY OF SMALL CAP GROWTH FUND

Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be less than the results shown below. Please check the Waddell & Reed website at www.waddell.com for more current performance information.

Average Annual Total Return (A)

                                 Class A                    Class B
                        ----------------------------    -------------------
                        With            Without         With        Without
Period                  Sales Load(B)   Sales Load(C)   CDSC(D)     CDSC(E)
-----------------       ------------    ------------    -------     -------
 1-year period
    ended 3-31-02...      5.84%         12.30%            7.11%     11.11%
 5-year period
    ended 3-31-02...       --             --               --         --
10-year period
    ended 3-31-02...       --             --               --         --
Since inception
    of Class(F)....     -14.64%        -11.69%         -12.95%      11.58%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
   Performance data represents past performance and is no guarantee of future results. Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

(B)Performance data is based on deduction of 5.75% sales load on the initial purchase in the periods.

(C)Performance data does not take into account the sales load deducted on an initial purchase.

(D)Performance data reflects the effect of paying the applicable contingent deferred sales charge (CDSC) at a maximum of 5.00% upon redemption at the end of each of the periods.

(E)Performance data does not reflect the effect of paying the applicable
   CDSC upon redemption at the end of each of the periods.

(F)7-3-00 for Class A shares and 7-6-00 for Class B shares (the date on which shares were first acquired by shareholders).

Average Annual Total Return(A)

Period                  Class C(B)      Class Y(C)
-----------------       ----------      ----------
 1-year period
    ended 3-31-02...    11.30%          12.33%
 5-year period
    ended 3-31-02...    20.26%          21.28%
10-year period
    ended 3-31-02...     --              --
Since inception
    of Class(D).....    18.50%          15.39%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
   Performance data represents past performance and is no guarantee of future results. Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

(B)Performance data from 3-24-00 represents the actual performance of Class
   C shares. Performance data prior to 3-24-00 represents the performance of the Fund's original Class B shares. The original Class B shares were combined with Class C shares effective 3-24-00, and redesignated as Class C shares. The original Class B's performance has been adjusted to reflect the current contingent deferred sales charge (CDSC) structure applicable to
   Class C (1.00% maximum and declining to zero at the end of the first year after investment). Accordingly, these returns reflect no CDSC since it only applies to Class C shares held for twelve months or less. New Class B shares, with fees and expenses different from the original Class B shares, were added to the Fund on 6-30-00.

(C)Performance data does not include the effect of sales charges, as Class
   Y shares are not subject to these charges.

(D)9-21-92 for Class C shares and 12-29-95 for Class Y shares (the date on which shares were first acquired by shareholders).

Investing in small cap stocks may carry more risk than investing in stocks of larger, more well-established companies.

SHAREHOLDER SUMMARY OF SMALL CAP GROWTH FUND

Portfolio Highlights

On March 31, 2002, Small Cap Growth Fund had net assets totaling
$506,548,672 invested in a diversified portfolio of:

84.04%  Common Stocks

15.88%  Cash and Cash Equivalents

 0.08%  Corporate Debt Security

As a shareholder of Small Cap Growth Fund, for every $100 you had invested on March 31, 2002, your Fund owned:

Business Equipment and Services Stocks      $26.16

Cash and Cash Equivalents                   $15.88

Health Care Stocks                          $15.86

Technology Stocks                           $12.04

Consumer Goods and Services Stocks          $ 8.24

Retail Stocks                               $ 6.59

Energy Stocks                               $ 4.03

Multi-Industry Stocks                       $ 3.24

Financial Services Stocks                   $ 2.66

Raw Materials Stocks                        $ 2.24

Transportation Stocks                       $ 1.83

Utilities Stocks                            $ 0.68

Capital Goods Stocks                        $ 0.47

Corporate Debt Security                     $ 0.08

THE INVESTMENTS OF SMALL CAP GROWTH FUND
March 31, 2002

COMMON STOCKS                                     Shares        Value

Business Equipment and Services - 19.35%
     Acxiom Corporation*.....................     715,200   $ 12,258,528
     Catalina Marketing Corporation*.........     319,500     11,661,750
     CheckFree Corporation*..................     538,994      8,265,473
     Corporate Executive Board Company (The)*     213,400      8,004,634
     Dendrite International, Inc.*...........     893,200      9,561,706
     Getty Images, Inc.*.....................     620,000     18,565,900
     ITT Educational Services, Inc.*.........     214,400      9,648,000
     MAXIMUS, Inc.*..........................     290,500      8,927,065
     MemberWorks Incorporated*...............     380,800      7,202,832
     ProBusiness Services, Inc.*.............     182,500      3,935,612
                                                            ------------
                                                              98,031,500
                                                            ------------
Chemicals - Specialty - 2.24%
     IMC Global Inc..........................     181,300      2,674,175
     OM Group, Inc...........................     119,600      8,647,080
                                                            ------------
                                                              11,321,255
                                                            ------------
Communications Equipment - 2.80%
     Advanced Fibre Communications, Inc.*....     410,100      7,869,819
     Tekelec*................................     458,100      5,233,793
     Tellium, Inc.*..........................     466,400      1,079,716
                                                            ------------
                                                              14,183,328
                                                            ------------
Computers - Peripherals - 4.52%
     Citrix Systems, Inc.*...................     302,000      5,214,030
     Sanchez Computer Associates, Inc.*......     468,000      3,191,760
     Take-Two Interactive Software, Inc.*....     384,200      7,724,341
     Transaction Systems Architects, Inc.,
          Class A*...........................     603,700      6,779,551
                                                            ------------
                                                              22,909,682
                                                            ------------
Electrical Equipment - 0.47%
     Intermagnetics General Corp.*...........      87,200      2,376,636
                                                            ------------
Electronic Components - 1.13%
     Cree, Inc.*.............................     420,300      5,737,095
                                                            ------------
Electronic Instruments - 3.59%
     Lam Research Corporation*...............     417,500     12,243,187
     PerkinElmer, Inc........................     322,001      5,957,019
                                                            ------------
                                                              18,200,206
                                                            ------------
Finance Companies - 2.66%
     Financial Federal Corporation*..........     410,000     13,452,100
                                                            ------------
Food and Related - 3.71%
     American Italian Pasta Company, Class A*     414,300     18,809,220
                                                            ------------
Health Care - Drugs - 4.15%
     Affymetrix, Inc.*.......................     394,173     11,458,609
     Cell Therapeutics, Inc.*................      23,600        583,274
     Gene Logic Inc.*........................     462,400      9,000,616
                                                            ------------
                                                              21,042,499
                                                            ------------
Health Care - General - 8.43%
     ArthroCare Corporation*.................       3,300         59,416
     Cholestech Corporation*.................      39,700        713,409
     IMPATH Inc.*............................     148,000      6,076,140
     Omnicare, Inc...........................     454,700     11,772,183
     Urologix, Inc.*.........................     368,100      6,686,537
     VISX, Incorporated*.....................     985,800     17,409,228
                                                            ------------
                                                              42,716,913
                                                            ------------
Hospital Supply and Management - 3.28%
     American Healthways, Inc.*..............     301,000      8,199,240
     Cerner Corporation*.....................     176,500      8,419,932
                                                            ------------
                                                              16,619,172
                                                            ------------
Hotels and Gaming - 0.34%
     VAIL RESORTS, INC.*.....................      81,000      1,719,630
                                                            ------------
Motor Vehicle Parts - 4.19%
     Gentex Corporation*.....................     714,700     21,198,002
                                                            ------------
Multiple Industry - 3.24%
     Amsurg Corp.*...........................     602,509     16,391,257
                                                            ------------
Petroleum - Domestic - 2.62%
     Newfield Exploration Company*...........     359,000     13,279,410
                                                            ------------
Petroleum - Services - 1.41%
     Global Industries, Ltd.*................     767,100      7,122,524
                                                            ------------
Railroad - 1.83%
     Kansas City Southern Industries, Inc.*..     583,000      9,293,020
                                                            ------------
Retail - General Merchandise - 4.04%
     MSC Industrial Direct Co., Inc.,
          Class A*...........................     893,800     20,468,020
                                                            ------------
Retail - Specialty Stores - 2.55%
     O'Reilly Automotive, Inc.*..............     411,600     12,913,950
                                                            ------------
Timesharing and Software - 6.81%
     Digital Insight Corporation*............     525,000     14,437,500
     FactSet Research Systems, Inc...........     338,000     13,638,300
     OTG Software, Inc.*.....................     744,200      6,400,120
                                                            ------------
                                                              34,475,920
                                                            ------------
Utilities - Telephone - 0.68%
     Commonwealth Telephone Enterprises, Inc.*    89,500       3,447,093
                                                            ------------
TOTAL COMMON STOCKS - 84.04%                                $425,708,432
     (Cost: $373,859,892)                                   ------------

                                                  Principal
                                                  Amount in
CORPORATE DEBT SECURITY - 0.08%                   Thousands

Multiple Industry
     Kestrel Solutions, Inc.,
          5.5%, 7-15-05, Convertible (A).....     $3,000     $   390,000
     (Cost: $3,000,000)                                      -----------

SHORT-TERM SECURITIES

Beverages - 0.99%
     Anheuser-Busch Companies, Inc.,
          1.75%, 04-09-02....................      5,000       4,998,055
                                                            ------------
Electrical Equipment - 1.97%
     Emerson Electric Co.,
          1.78%, 04-22-02....................     10,000       9,989,617
                                                            ------------
Food and Related - 2.39%
     General Mills, Inc.,
          2.0588004%, Master Note............      2,128       2,128,000
     Unilever Capital Corporation,
          1.80%, 05-15-02....................     10,000       9,978,000
                                                            ------------
                                                              12,106,000
                                                            ------------
Health Care - Drugs - 3.16%
     Abbott Laboratories,
          1.81%, 05-08-02....................      5,875       5,864,071
     Pharmacia Corporation,
          1.75%, 04-15-02....................     10,135      10,128,103
                                                            ------------
                                                              15,992,174
                                                            ------------
Household - General Products - 0.79%
     Kimberly-Clark Corporation,
          2.45%, 10-15-01....................      4,000       3,995,477
                                                            ------------
Retail - General Merchandise - 0.99%
     Wal-Mart Stores, Inc.,
          1.79%, 04-02-02....................      5,000       4,999,751
                                                            ------------
Security and Commodity Brokers - 1.14%
     UBS Finance Delaware LLC,
          1.85%, 04-01-02....................      5,787       5,787,000
                                                            ------------
Utilities - Gas and Pipeline - 1.38%
     Northern Illinois Gas Company ,
          1.82%, 04-11-02....................      7,000       6,996,461
                                                            ------------
Utilities - Telephone - 1.97%
     SBC Communications Inc.,
          1.75%, 04-03-02....................     10,000       9,999,028
                                                            ------------
TOTAL SHORT-TERM SECURITIES - 14.78%                        $ 74,863,563
     (Cost: $74,863,563)                                    ------------

TOTAL INVESTMENT SECURITIES - 98.90%                        $500,961,995
     (Cost: $451,723,455)                                   ------------

CASH AND OTHER ASSETS, NET OF LIABILITIES - 1.10%              5,586,677
                                                            ------------
NET ASSETS - 100.00%                                        $506,548,672
                                                            ------------

Notes to Schedule of Investments

*No income dividends were paid during the preceding 12 months.

(A)Security was purchased pursuant to Rule 144A under the Securities Act of
   1933 and may be resold in transactions exempt from registration, normally to qualified institutional buyers. At March 31, 2002, the value of this security amounted to 0.08% of net assets.

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES

SMALL CAP GROWTH FUND

March 31, 2002

(In Thousands, Except for Per Share Amounts)

ASSETS
     Investment securities -- at value (Notes 1 and 3)  $500,962
     Receivables:
          Fund shares sold............................................    7,795
          Investment securities sold..................................    4,351
          Dividends and interest......................................       39
     Prepaid insurance premium........................................        2
                                                                       --------
               Total assets...........................................  513,149
                                                                       --------

LIABILITIES
     Payable for investment securities purchased......................    4,853
     Payable to Fund shareholders.....................................    1,412
     Accrued shareholder servicing (Note 2)...........................      177
     Accrued management fee (Note 2)..................................       56
     Accrued distribution fee (Note 2)................................       37
     Accrued service fee (Note 2).....................................       12
     Accrued accounting services fee (Note 2).........................        6
     Due to custodian.................................................        3
     Other............................................................       44
                                                                       --------
              Total liabilities.......................................    6,600
                                                                       --------
                   Total net assets................................... $506,549
                                                                       ========

NET ASSETS
     $0.01 par value capital stock:
          Capital stock..............................................  $    481
          Additional paid-in capital.................................   527,393
     Accumulated undistributed income (loss):
          Accumulated undistributed net investment loss..............        (7)
          Accumulated undistributed net realized loss on
               investment transactions...............................   (70,557)
          Net unrealized appreciation in value of investments........    49,239
                                                                       --------
               Net assets applicable to outstanding units of capital.  $506,549
                                                                       ========

Net asset value per share (net assets divided by
     shares outstanding):
     Class A......................................................     $10.59
     Class B......................................................     $10.40
     Class C......................................................     $10.44
     Class Y......................................................     $11.39

Capital shares outstanding:
     Class A......................................................      1,499
     Class B......................................................        769
     Class C......................................................     41,638
     Class Y......................................................      4,229

Capital shares authorized.........................................    400,000

See Notes to Financial Statements.

STATEMENT OF OPERATIONS

SMALL CAP GROWTH FUND

For the Fiscal Year Ended March 31, 2002

(In Thousands)

INVESTMENT LOSS
     Income (Note 1B):
          Interest and amortization..................................  $ 2,408
          Dividends..................................................      164
                                                                       --------
               Total income..........................................    2,572
                                                                       --------
     Expenses (Note 2):
          Investment management fee..................................    4,409
          Distribution fee:
               Class A...............................................       4
               Class B...............................................       49
               Class C...............................................    3,462
               Class Y...............................................       92
          Shareholder servicing:
               Class A...............................................       31
               Class B...............................................       33
               Class C...............................................    1,307
               Class Y...............................................       55
          Service fee:
               Class A...............................................       29
               Class B...............................................       16
               Class C...............................................    1,153
          Accounting services fee....................................       75
          Custodian fees.............................................       30
          Audit fees.................................................       18
          Legal fees.................................................        5
          Other......................................................      212
                                                                       --------
               Total expenses........................................   10,980
                                                                       --------
                    Net investment loss..............................   (8,408)
                                                                       --------

REALIZED AND UNREALIZED GAIN (LOSS) ON

INVESTMENTS (NOTES 1 AND 3)
     Realized net loss on investments................................  (51,517)
     Unrealized appreciation in value of investments
     during the period...............................................  111,638
                                                                       --------
               Net gain on investments...............................   60,121
                                                                       --------
               Net increase in net assets
                     resulting from operations.......................  $51,713
                                                                       ========
See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS

SMALL CAP GROWTH FUND

(In Thousands)

                                                          For the Fiscal Year
                                                            Ended March 31,
                                                           -----------------
                                                              2002      2001
                                                           -----------------
INCREASE (DECREASE) IN NET ASSETS
     Operations:
          Net investment loss...........................  $ (8,408) $ (5,174)
          Realized net gain (loss) on investments.......   (51,517)   20,079
          Unrealized appreciation (depreciation)........   111,638  (292,313)
                                                           -----------------
               Net increase (decrease) in net assets
                    resulting from operations...........    51,713  (277,408)
                                                           -----------------
     Distributions to shareholders from realized net
          gain on investment transactions (Note 1E):*
          Class A.......................................        --    (1,030)
          Class B.......................................        --    (1,447)
          Class C.......................................        --  (187,675)
          Class Y.......................................        --    (4,749)
                                                           -----------------
                                                                --  (194,901)
                                                           -----------------
     Capital share transactions (Note 5)................   (34,621)  144,420
                                                           -----------------
          Total increase (decrease).....................    17,092  (327,889)

NET ASSETS
     Beginning of period................................   489,457   817,346
                                                           -----------------
     End of period......................................  $506,549  $489,457
                                                           =================
     Undistributed net investment loss..................       $(7)    $(2)
                                                           =================

*See "Financial Highlights" on pages 194 - 197.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

SMALL CAP GROWTH FUND

Class A Shares

For a Share of Capital Stock Outstanding Throughout Each Period:
                                                                  For the
                                                     For the    period from
                                                   fiscal year    7-3-00*
                                                      ended        to
                                                     3-31-02      3-31-01
                                                    -------------------------
Net asset value, beginning of period...............   $9.43       $19.64
                                                    -------------------------
Income (loss) from investment operations:
     Net investment loss...........................   (0.59)       (0.02)
     Net realized and unrealized gain
          (loss) on investments....................    1.75        (4.74)
                                                    -------------------------
Total from investment operations...................    1.16        (4.76)
                                                    -------------------------
Less distribution from capital gains...............   (0.00)       (5.45)
                                                    -------------------------
Net asset value, end of period.....................  $10.59        $9.43
                                                    =========================

Total return**.....................................   12.30%      -28.30%

Net assets, end of period (in millions)............     $16           $4

Ratio of expenses to average net assets............    1.39%        1.49%***

Ratio of net investment loss to average
     net assets....................................   -0.93%       -0.39%***

Portfolio turnover rate............................   28.77%       47.85%****

   *Commencement of operations.

  **Total return calculated without taking into account
    the sales load deducted on an initial purchase.

 ***Annualized.

****For the fiscal year ended March 31, 2001.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

SMALL CAP GROWTH FUND

Class B Shares

For a Share of Capital Stock Outstanding Throughout Each Period:

                                                                For the
                                                  For the     period from
                                                 fiscal year    7-6-00*
                                                   ended          to
                                                   3-31-02     3-31-01
                                                  -------------------------

Net asset value, beginning of period.............  $9.36        $19.26
                                                  -------------------------
Income (loss) from investment operations:
     Net investment loss.........................  (0.26)        (0.06)
     Net realized and unrealized gain (loss)
          on investments.........................   1.30         (4.39)
                                                  -------------------------
Total from investment operations.................   1.04         (4.45)
                                                  -------------------------
Less distribution from capital gains.............  (0.00)        (5.45)
                                                  -------------------------
Net asset value, end of period...................  $10.40         $9.36
                                                  =========================
Total return.....................................  11.11%        -27.29%

Net assets, end of period (in millions)..........     $8             $5

Ratio of expenses to average net assets..........   2.43%          2.31%**

Ratio of net investment loss to average
     net assets..................................  -1.94%         -1.18%**

Portfolio turnover rate..........................  28.77%         47.85%***

  *Commencement of operations.

 **Annualized.

***For the fiscal year ended March 31, 2001.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

SMALL CAP GROWTH FUND(A)

Class C Shares(B)

For a Share of Capital Stock Outstanding Throughout Each Period:*

                                        For the fiscal year ended March 31,
                                   ----------------------------------------------
                                     2002      2001      2000      1999      1998
                                   ----------------------------------------------
Net asset value,
     beginning of period........    $9.38    $21.64    $14.74    $14.29     $9.08
                                   ----------------------------------------------
Income (loss) from
     investment operations:
     Net investment loss........    (0.16)    (0.10)    (0.18)    (0.11)    (0.13)
     Net realized and
        unrealized gain (loss)
        on investments..........     1.22     (6.71)    10.22      2.91      5.91
                                   ----------------------------------------------
Total from investment
     operations.................     1.06     (6.81)    10.04      2.80      5.78
                                   ----------------------------------------------
Less distribution
     from capital gains.........    (0.00)    (5.45)    (3.14)    (2.35)    (0.57)
                                   ----------------------------------------------
Net asset value,
     end of period..............   $10.44     $9.38    $21.64    $14.74    $14.29
                                  ===============================================
Total return....................    11.30%   -35.17%    73.38%    21.61%    65.37%

Net assets, end of
     period (in millions).......     $435      $459      $801      $425      $330

Ratio of expenses
     to average net assets......     2.20%     2.12%     2.11%     2.10%     2.13%

Ratio of net investment
    loss to average net assets..    -1.70%    -0.81%    -0.90%    -0.90%    -1.12%

Portfolio turnover rate.........    28.77%    47.85%    82.24%    51.41%    33.46%

(A)Small Cap Growth Fund (formerly Growth Fund) changed its name effective
   June 30, 2000.

(B)See Note 5.

  *Per-share amounts have been adjusted retroactively to reflect the 100%
   stock dividend effected June 26, 1998.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

SMALL CAP GROWTH FUND(A)

Class Y Shares

For a Share of Capital Stock Outstanding Throughout Each Period:*

                                        For the fiscal year ended March 31,
                                  -----------------------------------------------
                                     2002      2001      2000      1999      1998
                                  -----------------------------------------------
Net asset value,
     beginning of period.........  $10.14    $22.65    $15.21    $14.55     $9.16
                                  -----------------------------------------------
Income (loss) from investment
     operations:
     Net investment
          income (loss)..........   (0.34)    (0.20)    (0.15)     0.00     (0.03)
     Net realized and
          unrealized gain (loss)
          on investments.........    1.59     (6.86)    10.73      3.01      5.99
                                  -----------------------------------------------
Total from investment
     operations..................    1.25     (7.06)    10.58      3.01      5.96
                                  -----------------------------------------------
Less distribution
     from capital gains..........   (0.00)    (5.45)    (3.14)    (2.35)    (0.57)
                                  -----------------------------------------------
Net asset value,
     end of period...............  $11.39    $10.14    $22.65    $15.21    $14.55
                                  ===============================================
Total return.....................   12.33%   -34.67%    74.71%    22.73%    66.78%

Net assets, end of
     period (000 omitted)........ $48,165   $21,027   $16,770    $7,942      $633

Ratio of expenses
     to average net assets.......    1.31%     1.30%     1.30%     1.18%     1.30%

Ratio of net investment
     income (loss) to average
     net assets..................   -0.83%    -0.02%    -0.09%     0.08%    -0.30%

Portfolio turnover rate..........   28.77%    47.85%    82.24%    51.41%    33.46%

(A)Small Cap Growth Fund (formerly Growth Fund) changed its name effective June 30, 2000.

  *Per-share amounts have been adjusted retroactively to reflect the 100% stock dividend effected June 26, 1998.

See Notes to Financial Statements.

MANAGER'S DISCUSSION

March 31, 2002

An interview with Barry Ogden, portfolio manager of W&R Funds, Inc. -
Tax-Managed Equity Fund

This report relates to the operation of W&R Funds, Inc. - Tax-Managed
Equity Fund for the fiscal year ended March 31, 2002. The following discussion, graphs and tables provide you with information regarding the
Fund's performance during that period.

How did the Fund perform during the last fiscal year?

The Fund was impacted by the extremely difficult environment for stocks during the last year. For the fiscal year, the Fund's Class A shares declined 10.57 percent without the impact of sales load and, with the sales load impact, declined 15.71 percent. This compares with the S&P 500
Index (reflecting the performance of securities that generally represent the stock market), which increased 0.21 percent during the period, and the
Lipper Large-Cap Growth Funds Universe Average (generally reflecting the performance of the universe of funds with similar investment objectives), which declined 5.88 percent during the period. It should be noted that, in the comparison charts, the values for the benchmark index and the Lipper category do not reflect a sales load. In addition, please note that the
Fund's performance numbers do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or on the redemption of Fund shares.

Why did the Fund lag its benchmark index during the fiscal year?

We believe that the Fund lagged its benchmark primarily due to our positions in the telecommunications, advertising and cable TV sectors.
Following the change in portfolio managers in early calendar year 2002, we largely eliminated our exposure to these sectors, with certain exceptions, and the Fund is now in a significant underweight position as it relates to these sectors. We believe the outlook for these areas remains challenging for the rest of the year, particularly within telecommunications. We intend to remain underweight in these areas until we see signs of a sustainable improvement in their fundamental outlook.

What other market conditions or events influenced the Fund's performance during the fiscal year?

This fiscal year brought at least two very important events that impacted the market. First, Fed policy was accommodative throughout the year and actually accelerated following the tragic attacks on September 11. The Fed aggressively cut interest rates 11 times for a total of 475 basis points during calendar year 2001 in an attempt to stimulate the U.S. economy and avoid a recession. By fiscal year-end in March 2002, Fed policy was changed, moving to a neutral bias, presumably because the Fed believes the risk of the U.S. economy spiraling into recession is low. We agree that the economy appears to have recovered from the lows around September, but we remain concerned that the market has become too optimistic regarding the slope of an eventual economic recovery and, as such, we remain cautious over the near-term. Second, the tragedy on September 11 surely impacted us all from a psychological standpoint, while it also temporarily slowed the spending patterns of corporate America and the consumer. Surprisingly, the consumer has proven extremely resilient, as evidenced by strong monthly retail sales, improving consumer confidence and continued demand for housing and new automobiles. However, we remain concerned that the demand from the consumer is being inflated by above-trend price discounting by the merchants. To date, we have not seen a sustainable improvement in the corporate profit outlook and, as such, we expect capital spending, advertising and technology spending to remain below the trend levels until the end of 2002, at the earliest. Ultimately, the decline in corporate spending and advertising throughout 2001 negatively impacted the performance of the Fund relative to its benchmark index.

What strategies and techniques did you employ that specifically affected the Fund's performance?

At the beginning of calendar year 2002, we made several strategic changes and positioned the Fund more defensively, as we remain concerned that the market's rebound following September 11 is discounting an overly optimistic economic recovery. Specifically, we increased positions in health care, aerospace/defense and retail, as we felt that all three sectors were trading at reasonable valuations. Health care and aerospace/defense are two sectors on which we remain bullish, due to the near-term and long-term fundamental outlook of each. Our retail exposure was increased as we expect consumer spending to remain above trend, due both to the surge in mortgage refinancing that occurred in 2001 and to overall lower interest rates. We also significantly increased the Fund's cash position, as we reduced our exposure to the telecommunications, technology, advertising and cable TV sectors. These strategies appear to have had a positive impact on the Fund during the last fiscal quarter, but unfortunately were not enough to improve the Fund's overall performance during the period

What industries or sectors did you emphasize during the fiscal year, and what looks attractive to you going forward?

As mentioned above, we were overweight in telecommunications, advertising and cable TV during much of the fiscal year, which unfortunately hurt the
Fund's performance overall. Another area emphasized throughout the year was energy, which also may have hurt the Fund's performance slightly. Going forward, we remain bullish on health care, aerospace/defense, retail and energy and, near-term, would not hesitate to add to positions in these areas should the market warrant. The Fund currently is overweight in each of these sectors, as we remain positive on the near-term and long-term potential for these sectors. We believe that these sectors combine for a strong fundamental outlook at reasonable valuations, which we feel, over the long term, should provide solid investment returns. We intend to continue to focus our efforts on buying new stocks and sectors that exhibit these types of characteristics, while seeking to reduce our exposure to areas where the outlook is poor. We also remain committed to minimizing tax consequences for shareholders by limiting the turnover in the Fund, while investing in companies and ideas with a long-term perspective.

Respectfully,

/s/Barry M. Ogden
Barry M. Ogden
Manager
W&R Tax-Managed Equity Fund

Please note that, effective January 9, 2002, Mr. Ogden assumed portfolio management responsibilities for the Fund, replacing Cynthia Prince-Fox, who served as portfolio manager of the Fund since its inception.

Comparison of Change in Value of $10,000 Investment

                        W&R                             Lipper
                        Tax-                            Large-Cap
                        Managed                         Growth
                        Equity          S&P             Funds
                        Fund,           500             Universe
                        Class A         Index           Average
                        ---------       ---------       ----------
    06-30-00 Purchase   $9,425          $10,000         $10,000
    03-31-01            6,777           8,043           6,563
    03-31-02            6,060           8,060           6,177

===== W&R Tax-Managed Equity Fund, Class A Shares (1) -- $6,060
+++++ S&P 500 Index -- $8,060
***** Lipper Large-Cap Growth Funds Universe Average -- $6,177

(1)The value of the investment in the Fund is impacted by the sales load at the time of the investment and by the ongoing expenses of the Fund and assumes reinvestment of dividends and distributions.

Average Annual Total Return*

                        Class A     Class B     Class C

1-year period
    ended 3-31-02       -15.71%     -14.92%     -11.36%

Since inception of
    Class through
    3-31-02**           -24.88%     -25.60%     -23.29%

 *Performance data quoted represents past performance and is based on deduction of the maximum applicable sales load for each of the periods.
  Class A shares carry a maximum front-end sales load of 5.75%. Class B and
  Class C shares carry a maximum contingent deferred sales charge (CDSC) of
  5% and 1%, respectively. (Accordingly, the Class C shares reflect no CDSC since it only applies to Class C shares held for twelve months or less.)
  Total returns reflect share price appreciation (depreciation), including reinvestment of all income and capital gains distributions. Investment return and principal value will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

**6-30-00 for Class A shares, 7-13-00 for Class B shares and 7-6-00 for
  Class C shares (the date on which shares were first acquired by shareholders).

Past performance is not predictive of future performance. Indexes are unmanaged. The performance graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

SHAREHOLDER SUMMARY OF TAX-MANAGED EQUITY FUND

Tax-Managed Equity Fund

GOAL

To seek long-term growth of capital while minimizing taxable gains and income to shareholders.

Strategy

Invests primarily in a diversified portfolio of common stocks issued by large to medium sized U.S. and foreign companies. The Fund seeks stocks that are favorably priced in relation to their fundamental value and that will likely grow over time.

Founded

2000

Scheduled Dividend Frequency

Annually (December)

Performance Summary - Class A Shares

Per Share Data

For the Fiscal Year Ended March 31, 2002

Net asset value on
  3-31-02                                           $ 6.43
  3-31-01                                             7.19
                                                    ------
Change per share                                    $(0.76)
                                                    ======

Past performance is not necessarily indicative of future results.

SHAREHOLDER SUMMARY OF TAX-MANAGED EQUITY FUND

Portfolio Highlights

On March 31, 2002, Tax-Managed Equity Fund had net assets totaling
$5,648,925 invested in a diversified portfolio of:

74.97%  Common Stock

13.26%  U.S. Government Security

11.77%  Cash and Cash Equivalents

As a shareholder of Tax-Managed Equity Fund, for every $100 you had invested on March 31, 2002, your Fund owned:

Health Care Stocks                          $21.74

Technology Stocks                           $15.25

U.S. Government Security                    $13.26

Cash and Cash Equivalents                   $11.77

Energy Stocks                               $10.40

Financial Services Stocks                   $10.03

Retail Stocks                               $ 7.68

Business Equipment and Services Stocks      $ 5.98

Miscellaneous Stocks                        $ 3.89

THE INVESTMENTS OF TAX-MANAGED EQUITY FUND
March 31, 2002

COMMON STOCKS                                     Shares        Value

Air Transportation - 1.64%
     Continental Airlines, Inc., Class B*....       600     $     16,992
     Southwest Airlines Co...................     3,900           75,465
                                                            ------------
                                                                  92,457
                                                            ------------
Aircraft - 4.47%
     Lockheed Martin Corporation.............     3,400          195,772
     Northrop Grumman Corporation............       500           56,525
                                                            ------------
                                                                 252,297
                                                            ------------
Banks - 1.49%
     Citigroup Inc...........................     1,700           84,184
                                                            ------------
Business Equipment and Services - 2.98%
     Accenture Ltd*..........................     2,700           72,090
     Anteon International Corporation*.......     1,800           37,440
     KPMG Consulting, Inc.*..................     2,900           58,711
                                                            ------------
                                                                 168,241
                                                            ------------
Communications Equipment - 1.63%
     Cisco Systems, Inc.*....................     4,100           69,393
     Nokia Corporation, Series A, ADR........     1,100           22,814
                                                            ------------
                                                                  92,207
                                                            ------------
Computers - Main and Mini - 1.86%
     Hewlett-Packard Company.................     1,500           26,910
     International Business Machines
          Corporation........................       750           78,000
                                                            ------------
                                                                 104,910
                                                            ------------
Computers - Micro - 0.78%
     Dell Computer Corporation*..............     1,700           44,361
                                                            ------------
Computers - Peripherals - 4.61%
     Lexmark International, Inc.*............     1,600           91,488
     Microsoft Corporation*..................     2,800          168,714
                                                            ------------
                                                                 260,202
                                                            ------------
Electrical Equipment - 0.74%
     Tyco International Ltd..................     1,300           42,016
                                                            ------------
Electronic Components - 1.90%
     Intel Corporation.......................     1,200           36,498
     Linear Technology Corporation...........     1,600           70,792
                                                            ------------
                                                                 107,290
                                                            ------------
Health Care - Drugs - 16.72%
     Abbott Laboratories.....................     1,400           73,640
     Alcon, Inc.*............................     3,900          132,015
     Allergan, Inc...........................     1,800          116,370
     Forest Laboratories, Inc.*..............     2,000          163,400
     King Pharmaceuticals, Inc.*.............     5,500          192,555
     Eli Lilly and Company...................       700           53,340
     Pfizer Inc..............................     4,000          158,960
     Shire Pharmaceuticals Group plc, ADR*...     2,300           53,992
                                                            ------------
                                                                 944,272
                                                            ------------
Health Care - General - 0.86%
     Bristol-Myers Squibb Company............     1,200           48,588
                                                            ------------
Hospital Supply and Management - 4.16%
     HCA - The Healthcare Company............     4,300          189,544
     Medtronic, Inc..........................     1,000           45,210
                                                            ------------
                                                                 234,754
                                                            ------------
Insurance - Property and Casualty - 5.67%
     American International Group, Inc.*.....     2,800          201,992
     Berkshire Hathaway Inc., Class B*.......        50          118,450
                                                            ------------
                                                                 320,442
                                                            ------------
Motor Vehicle Parts - 1.51%
     Danaher Corporation.....................     1,200           85,224
                                                            ------------
Petroleum - Domestic - 9.08%
     Anadarko Petroleum Corporation..........     2,600          146,744
     Apache Corporation......................     2,500          142,200
     Burlington Resources Inc................     3,300          132,297
     Spinnaker Exploration Company*..........     2,200           91,630
                                                            ------------
                                                                 512,871
                                                            ------------
Petroleum - International - 1.32%
     Exxon Mobil Corporation.................     1,700           74,511
                                                            ------------
Retail - General Merchandise - 1.90%
     Kohl's Corporation*.....................       300           21,345
     Target Corporation......................     2,000           86,240
                                                            ------------
                                                                 107,585
                                                            ------------
Retail - Specialty Stores - 5.78%
     Best Buy Co., Inc.*.....................     1,300          102,960
     Blockbuster Inc., Class A...............     4,100           96,227
     Home Depot, Inc. (The)..................     1,100           53,471
     Lowe's Companies, Inc...................     1,700           73,933
                                                            ------------
                                                                 326,591
                                                            ------------
Security and Commodity Brokers - 2.87%
     Goldman Sachs Group, Inc. (The).........     1,100           99,275
     Morgan Stanley Dean Witter & Co.........     1,100           63,041
                                                            ------------
                                                                 162,316
                                                            ------------
Timesharing and Software - 3.00%
     eBay Inc.*..............................     3,000     $    169,635
                                                            ------------

TOTAL COMMON STOCKS - 74.97%                                $  4,234,954
     (Cost: $4,134,040)                                     ------------

                                                  Principal
                                                  Amount in
UNITED STATES GOVERNMENT SECURITY - 13.26%        Thousands
     Federal Home Loan Bank,
          1.775%, 4-23-02....................      $750     $    749,189
     (Cost: $749,189)                                       ------------

SHORT-TERM SECURITIES

Commercial Paper
     Chemicals - Petroleum and Inorganic - 4.09%
          du Pont (E.I.) de Nemours and Company,
          1.69631%, Master Note..............       231          231,000
     Food and Related - 4.18%
          General Mills, Inc.,
          2.0588004%, Master Note............       236          236,000
                                                            ------------

Total Commercial Paper - 8.27%                                   467,000
                                                            ------------
Repurchase Agreement - 6.99%
     J.P. Morgan Securities Inc., 1.73% Repurchase
          Agreement dated 3-28-02, to be
          repurchased at $395,076 on 4-1-02**       395          395,000
                                                            ------------

TOTAL SHORT-TERM SECURITIES - 15.26%                        $    862,000
     (Cost: $862,000)                                       ------------

TOTAL INVESTMENT SECURITIES - 103.49%                       $  5,846,143
     (Cost: $5,745,229)                                     ------------

LIABILITIES, NET OF CASH AND OTHER ASSETS - (3.49%)             (197,218)
                                                            ------------

NET ASSETS - 100.00%                                        $  5,648,925
                                                            ------------

Notes to Schedule of Investments

*No income dividends were paid during the preceding 12 months.

**Collateralized by $340,000 U.S. Treasury Bond, 7.625% due 2-15-25; market value and accrued interest aggregate $409,381.

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES

TAX-MANAGED EQUITY FUND

March 31, 2002

(In Thousands, Except for Per Share Amounts)

ASSETS
    Investment securities -- at value (Notes 1 and 3)..     $5,846
    Cash...............................................          2
    Receivables:
        Investment securities sold.....................        178
        Dividends and interest receivable..............          2
                                                            ------
            Total assets...............................      6,028
                                                            ------
LIABILITIES
    Payable for investment securities purchased........        364
    Payable to Fund shareholders.......................          3
    Accrued shareholder servicing (Note 2).............          1
    Other..............................................         11
                                                            ------
            Total liabilities..........................        379
                                                            ------
                Total net assets.......................     $5,649
                                                            ======

NET ASSETS
    $0.01 par value capital stock:
        Capital stock..................................         $9
        Additional paid-in capital.....................      8,220
    Accumulated undistributed income (loss):
        Accumulated undistributed net realized loss on
            investment transactions....................     (2,681)
        Net unrealized appreciation in value
            of investments.............................        101
                                                            ------
            Net assets applicable to outstanding
                units of capital.......................     $5,649
                                                            ======

Net asset value per share (net assets divided by
    shares outstanding):
    Class A.............................................     $6.43
    Class B.............................................     $6.31
    Class C.............................................     $6.32

Capital shares outstanding:
    Class A..............................................      688
    Class B..............................................       57
    Class C..............................................      137

Capital shares authorized................................  400,000

See Notes to Financial Statements.

STATEMENT OF OPERATIONS

TAX-MANAGED EQUITY FUND

For the Fiscal Year Ended March 31, 2002

(In Thousands)

INVESTMENT LOSS
    Income (Note 1B):
        Dividends..........................................   $ 29
        Interest and amortization..........................     11
                                                            ------
            Total income...................................     40
                                                            ------
    Expenses (Note 2):
        Registration fees..................................     59
        Investment management fee..........................     37
        Distribution fee:

        Service fee:
            Class A........................................      8
            Class B........................................      1
            Class C........................................      3
        Audit fees.........................................     11
        Shareholder servicing:
            Class A........................................      4
            Class B........................................      1
            Class C........................................      4
        Other..............................................      4
                                                            ------
        Total..............................................    147
            Less expenses in excess of voluntary waiver of
                investment management fee (Note 2)........     (37)
                                                            ------
                Total expenses............................     110
                                                            ------
                    Net investment loss...................     (70)
                                                            ------
REALIZED AND UNREALIZED GAIN (LOSS) ON
INVESTMENTS (NOTES 1 AND 3)
    Realized net loss on investments...................     (1,417)
    Unrealized appreciation in value of investments
        during the period.................................     828
                                                            ------
            Net loss on investments......................     (589)
                                                            ------
                Net decrease in net assets resulting
                    from operations.....................     $(659)
                                                             =====
See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS

TAX-MANAGED EQUITY FUND

(In Thousands)

                                                                  For the fiscal
                                                                    period from
                                                    For the fiscal    June 30,
                                                      year ended   2000* through
                                                      March 31,       March 31,
                                                        2002            2001
                                                        --------------------
INCREASE (DECREASE) IN NET ASSETS
    Operations:
        Net investment loss........................       $(70)         $(18)
        Realized net loss on investments...........     (1,417)       (1,264)
        Unrealized appreciation (depreciation).....        828          (727)
                                                        --------------------
            Net decrease in net assets resulting
                from operations....................       (659)       (2,009)
                                                        --------------------
    Capital share transactions (Note 5)............        570         4,747
                                                        --------------------
        Total increase (decrease)..................        (89)        2,738

NET ASSETS
    Beginning of period............................      5,738         3,000
                                                        --------------------
    End of period..................................     $5,649        $5,738
                                                        ====================
    Undistributed net investment income............        $--           $--
                                                          ==================

*Commencement of operations.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

TAX-MANAGED EQUITY FUND

Class A Shares

For a Share of Capital Stock Outstanding Throughout Each Period:
                                                                   For the
                                                   For the       period from
                                                  fiscal year       6-30-00*
                                                     ended           to
                                                   3-31-02         3-31-01
                                                    ------------------------
Net asset value, beginning of period...........     $7.19             $10.00
                                                    ------------------------
Income (loss) from investment operations:
    Net investment loss........................     (0.08)            (0.00)
    Net realized and unrealized loss
        on investments.........................     (0.68)            (2.81)
                                                    ------------------------
Total from investment operations...............     (0.76)            (2.81)
                                                    ------------------------
Less distributions:
    From net investment income.................     (0.00)            (0.00)
    From capital gains.........................     (0.00)            (0.00)
                                                    ------------------------
Total distributions............................     (0.00)            (0.00)
                                                    ------------------------
Net asset value, end of period.................     $6.43             $7.19
                                                    ========================

Total return**.................................     -10.57%          -28.10%

Net assets, end of period (in millions)........         $4               $4

Ratio of expenses to average net assets
    including voluntary expense waiver.........       1.62%            1.27%***

Ratio of net investment loss to average net
    assets including voluntary expense waiver..      -0.92%           -0.09%***

Ratio of expenses to average net assets
    excluding voluntary expense waiver.........       2.17%            1.80%***

Ratio of net investment loss to average net
    assets excluding voluntary expense waiver..      -1.46%           -0.62%***

Portfolio turnover rate........................      95.60%           73.46%

  *Commencement of operations.

 **Total return calculated without taking into account the sales load deducted on an initial purchase.

***Annualized.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

TAX-MANAGED EQUITY FUND

Class B Shares

For a Share of Capital Stock Outstanding Throughout Each Period:
                                                                     For the
                                                     For the      period from
                                                    fiscal year      7-13-00*
                                                      ended           to
                                                     3-31-02         3-31-01
                                                    ------------------------
Net asset value, beginning of period............     $7.12           $10.06
                                                    ------------------------
Income (loss) from investment operations:
    Net investment loss.........................     (0.13)          (0.05)
    Net realized and unrealized loss
        on investments..........................     (0.68)          (2.89)
                                                    ------------------------
Total from investment operations................     (0.81)          (2.94)
                                                    ------------------------
Less distributions:
    From net investment income..................     (0.00)          (0.00)
    From capital gains..........................     (0.00)          (0.00)
                                                    ------------------------
Total distributions.............................     (0.00)          (0.00)
                                                    ------------------------
Net asset value, end of period..................     $6.31           $7.12
                                                    ========================

Total return....................................    -11.38%         -29.22%

Net assets, end of period (000 omitted).........     $358            $296

Ratio of expenses to average net assets
    including voluntary expense waiver..........     2.56%           2.45%**

Ratio of net investment loss to average net
    assets including voluntary expense waiver..     -1.86%          -1.74%**

Ratio of expenses to average net assets
    excluding voluntary expense waiver..........     3.42%           3.48%**

Ratio of net investment loss to average net
    assets excluding voluntary expense waiver..     -2.71%          -2.77%**

Portfolio turnover rate.........................     95.60%          73.46%

 *Commencement of operations.

**Annualized.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

TAX-MANAGED EQUITY FUND

Class C Shares

For a Share of Capital Stock Outstanding Throughout Each Period:
                                                                       For the
                                                       For the      period from
                                                     fiscal year       7-6-00*
                                                       ended               to
                                                       3-31-02         3-31-01
                                                        ------------------------
Net asset value, beginning of period...............     $7.13           $10.01
                                                        ------------------------
Income (loss) from investment operations:
    Net investment loss............................     (0.19)          (0.06)
    Net realized and unrealized loss
        on investments.............................     (0.62)          (2.82)
                                                       ------------------------
Total from investment operations...................     (0.81)          (2.88)
                                                       ------------------------
Less distributions:
    From net investment income.....................     (0.00)          (0.00)
    From capital gains.............................     (0.00)          (0.00)
                                                       ------------------------
Total distributions................................     (0.00)          (0.00)
                                                       ------------------------
Net asset value, end of period.....................     $6.32           $7.13
                                                       ========================

Total return.....................................      -11.36%         -28.77%

Net assets, end of period (000 omitted).............     $865              $2

Ratio of expenses to average net assets
    including voluntary expense waiver..............     2.76%           2.35%**

Ratio of net investment loss to average net
    assets including voluntary expense waiver......     -2.07%          -1.52%**

Ratio of expenses to average net assets
    excluding voluntary expense waiver..............     3.69%           3.34%**

Ratio of net investment loss to average net
    assets excluding voluntary expense waiver......     -2.99%          -2.50%**

Portfolio turnover rate............................     95.60%          73.46%

 *Commencement of operations.

**Annualized.

See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
March 31, 2002

Note 1 - Significant Accounting Policies

W&R Funds, Inc. (the "Corporation") is registered under the
Investment Company Act of 1940 as a diversified, open-end management investment company. The Corporation issues twelve series of capital shares;
each series represents ownership of a separate mutual fund. The assets belonging to each Fund are held separately by the custodian. The capital shares of each Fund represent a pro rata beneficial interest in the principal, net income and realized and unrealized capital gains or losses of its respective investments and other assets. The following is a summary of significant accounting policies consistently followed by the Corporation in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America.

A.   Security valuation - Each stock and convertible bond is valued at the latest sale price thereof on each business day of the fiscal period as reported by the principal securities exchange on which the issue is traded or, if no sale is reported for a stock, the average of the latest bid and asked prices. Bonds, other than convertible bonds, are valued using a pricing system provided by a pricing service or dealer in bonds. Convertible bonds are valued using this pricing system only on days when there is no sale reported. Stocks which are traded over-the-counter are priced using the Nasdaq Stock Market, which provides information on bid and asked prices quoted by major dealers in such stocks. Gold bullion is valued at the last settlement price for current delivery as calculated by the Commodity Exchange, Inc. as of the close of that exchange. Restricted securities and securities for which quotations are not readily available are valued as determined in good faith in accordance with procedures established by and under the general supervision of the
Corporation's Board of Directors. Short-term debt securities are valued at amortized cost, which approximates market value. Short-term debt securities denominated in foreign currencies are valued at amortized cost in that currency.

B.   Security transactions and related investment income - Security transactions are accounted for on the trade date (date the order to buy or sell is executed). Securities gains and losses are calculated on the identified cost basis. Premium and discount on the purchase of bonds are amortized for both financial and tax reporting purposes over the remaining lives of the bonds. Dividend income is recorded on the ex-dividend date except that certain dividends from foreign securities are recorded as soon as the
Fund is informed of the ex-dividend date. Interest income is recorded on the accrual basis. See Note 3 - Investment Securities Transactions.

C.   Foreign currency translations - All assets and liabilities denominated in foreign currencies are translated into U.S. dollars daily. Purchases and sales of investment securities and accruals of income and expenses are translated at the rate of exchange prevailing on the date of the transaction.
For assets and liabilities other than investments in securities, net realized and unrealized gains and losses from foreign currency translation arise from changes in currency exchange rates. The Corporation combines fluctuations from currency exchange rates and fluctuations in market value when computing net realized and unrealized gain or loss from investments.

D.   Forward foreign currency exchange contracts - A forward foreign currency exchange contract (Forward Contract) is an obligation to purchase or sell a specific currency at a future date at a fixed price. Forward Contracts are "marked-to-market" daily at the applicable translation rates and the resulting unrealized gains or losses are reflected in the Corporation's financial statements. Gains or losses are realized by the Corporation at the time the forward contract is extinguished. Contracts may be extinguished either by entry into a closing transaction or by delivery of the currency.
Risks may arise from the possibility that the other party will not complete the obligations of the contract and from unanticipated movements in the value of the foreign currency relative to the U.S. dollar. The Corporation used forward contracts to attempt to reduce the overall risk of its investments.

E.   Federal income taxes - It is the Corporation's policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal
Revenue Code. In addition, the Corporation intends to pay distributions as required to avoid imposition of excise tax. Accordingly, provision has not been made for Federal income taxes. See Note 4 - Federal Income Tax Matters.

F.   Dividends and distributions - Dividends and distributions to shareholders are recorded by each Fund on the business day following record date. Net investment income dividends and capital gains distributions are determined in accordance with income tax regulations which may differ from accounting principles generally accepted in the United States of America.
These differences are due to differing treatments for items such as deferral of wash sales and post-October losses, foreign currency transactions, net operating losses and expiring capital loss carryovers. At March 31, 2002, the following amounts were reclassified:

                                   Accumulated
                                   Undistributed
                                   Net Investment      Additional
                                   Income              Paid-in Capital

Core Equity Fund                   $3,691,474          $(3,691,474)
International Growth Fund           1,198,344           (1,198,344)
Large Cap Growth Fund                 195,791             (195,791)
Science and Technology Fund         1,913,482           (1,913,482)
Small Cap Growth Fund               8,402,760           (8,402,760)
Tax-Managed Equity Fund                70,071              (70,071)

G. Options - See Note 6 - Options

H. Futures - See Note 7 - Futures.

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

NOTE 2 - Investment Management And Payments To Affiliated Persons

Waddell & Reed Investment Management Company ("WRIMCO"), a wholly owned subsidiary of Waddell & Reed, Inc. ("W&R"), serves as the
Corporation's investment manager. WRIMCO provides advice and supervises investments for which services it is paid a fee. The fee is payable by each
Fund at the following annual rates:

Fund                          Net Assets Breakpoints             Annual Rate

W&R Asset Strategy Fund       Up to $1 Billion                   .700%
                              Over $1 Billion up to $2 Billion   .650%
                              Over $2 Billion up to $3 Billion   .600%
                              Over $3 Billion                    .550%

W&R Core Equity Fund          Up to $1 Billion                   .700%
                              Over $1 Billion up to $2 Billion   .650%
                              Over $2 Billion up to $3 Billion   .600%
                              Over $3 Billion                    .550%

W&R High Income Fund          Up to $500 Million                 .625%
                              Over $500 Million up to $1 Billion .600%
                              Over $1 Billion up to $1.5 Billion .550%
                              Over $1.5 Billion                  .500%

W&R International             Up to $1 Billion                   .850%
Growth Fund                   Over $1 Billion up to $2 Billion   .830%
                              Over $2 Billion up to $3 Billion   .800%
                              Over $3 Billion                    .760%

W&R Large Cap Growth Fund     Up to $1 Billion                   .700%
                              Over $1 Billion up to $2 Billion   .650%
                              Over $2 Billion up to $3 Billion   .600%
                              Over $3 Billion                    .550%

W&R Limited-Term Bond Fund    Up to $500 Million                 .500%
                              Over $500 Million up to $1 Billion .450%
                              Over $1 Billion up to $1.5 Billion .400%
                              Over $1.5 Billion                  .350%

W&R Mid Cap Growth Fund       Up to $1 Billion                   .850%
                              Over $1 Billion up to $2 Billion   .830%
                              Over $2 Billion up to $3 Billion   .800%
                              Over $3 Billion                    .760%

Fund                          Net Assets Breakpoints             Annual Rate

W&R Money Market Fund         All levels                         .400%
W&R Municipal Bond Fund       Up to $500 Million                 .525%
                              Over $500 Million up to $1 Billion .500%
                              Over $1 Billion up to $1.5 Billion .450%
                              Over $1.5 Billion                  .400%

W&R Science and               Up to $1 Billion                   .850%
Technology Fund               Over $1 Billion up to $2 Billion   .830%
                              Over $2 Billion up to $3 Billion   .800%
                              Over $3 Billion                    .760%

W&R Small Cap Growth Fund     Up to $1 Billion                   .850%
                              Over $1 Billion up to $2 Billion   .830%
                              Over $2 Billion up to $3 Billion   .800%
                              Over $3 Billion                    .760%

W&R Tax-Managed               Up to $1 Billion                   .650%
Equity Fund                   Over $1 Billion up to $2 Billion   .600%
                              Over $2 Billion up to $3 Billion   .550%
                              Over $3 Billion                    .500%

The fee is accrued and paid daily. However, WRIMCO has agreed to waive a Fund's management fee on any day that the Fund's net assets are less than $25 million, subject to WRIMCO's right to change or modify this waiver. During the period ended
March 31, 2002, WRIMCO voluntarily waived its fee as shown in the following table:

     High Income Fund              $123,648
     Large Cap Growth Fund           35,950
     Limited-Term Bond Fund          60,360
     Mid Cap Growth Fund            165,432
     Money Market Fund               56,110
     Tax-Managed Equity Fund         36,744

The Corporation also reimburses WRIMCO for certain out-of-pocket costs.

The Corporation has an Accounting Services Agreement with Waddell & Reed
Services Company ("WRSCO"), a wholly owned subsidiary of W&R. Under the agreement, WRSCO acts as the agent in providing bookkeeping and accounting services and assistance to the Corporation, including maintenance of Fund records, pricing of Fund shares, preparation of prospectuses for existing shareholders, preparation of proxy statements and certain shareholder reports.
For these services, each of the Funds pays WRSCO a monthly fee of one-twelfth of the annual fee shown in the following table.

               Accounting Services Fee
     Average
     Net Asset Level                    Annual Fee
     (all dollars in millions)          Rate for Each Level
     From $    0 to $   10              $      0
     From $   10 to $   25              $ 11,000
     From $   25 to $   50              $ 22,000
     From $   50 to $  100              $ 33,000
     From $  100 to $  200              $ 44,000
     From $  200 to $  350              $ 55,000
     From $  350 to $  550              $ 66,000
     From $  550 to $  750              $ 77,000
     From $  750 to $1,000              $ 93,500
          $1,000 and Over               $110,000

In addition, for each class of shares in excess of one, each Fund pays the Agent a monthly per-class fee equal to 2.5% of the monthly base fee.

Under the Shareholder Servicing Agreement, with respect to Class A, Class B and Class C shares, for each shareholder account that was in existence at any time during the prior month: Asset Strategy Fund pays the Agent a monthly fee of $1.5792; High Income Fund, Limited-Term Bond Fund and Municipal Bond Fund
each pay the Agent a monthly fee of $1.6958; and Core Equity Fund,
International Growth Fund, Large Cap Growth Fund, Mid Cap Growth Fund, Science
and Technology Fund, Small Cap Growth Fund and Tax-Managed Equity Fund each pay the Agent a monthly fee of $1.5042. Money Market Fund pays the Agent a monthly fee of $1.75 for each shareholder account that was in existence at any time during the prior month plus, for Class A shareholder accounts, $0.75 for each shareholder check processed in the prior month. Prior to December 1,
2001, the monthly fee was as follows: Asset Strategy Fund - $1.4125; High
Income Fund, Limited-Term Bond Fund and Municipal Bond Fund - $1.6125; and
Core Equity Fund, International Growth Fund, Large Cap Growth Fund, Mid Cap
Growth Fund, Science and Technology Fund, Small Cap Growth Fund and
Tax-Managed Equity Fund - $1.3375. For Class Y shares, each Fund pays the
Agent a monthly fee equal to one-twelfth of .15 of 1% of the average daily net assets of the class for the preceding month. Each Fund also reimburses W&R and
WRSCO for certain out-of-pocket costs for all classes.

As principal underwriter for the Corporation's shares, W&R receives gross sales commissions (which are not an expense of the Corporation) for Class A shares. A contingent deferred sales charge ("CDSC") may be assessed against a shareholder's redemption amount of Class B, Class C or certain Class
A shares and is paid to W&R. During the period ended March 31, 2002, W&R received the following amounts in gross sales commissions and deferred sales charges:

                                                              CDSC
                              Gross Sales         ----------------------------
                              Commissions         Class A   Class B   Class C

Asset Strategy Fund           $49,220             $--       $ 9,074   $2,201
Core Equity Fund               99,876              --         6,559    9,889
High Income Fund               26,214              --         2,063      585
International Growth Fund      43,432              --         5,074    1,901
Large Cap Growth Fund          93,171              --        13,047    1,293
Limited-Term Bond Fund         76,997              --           878      706
Mid Cap Growth Fund            94,488              --         9,288    1,264
Money Market Fund               --                 --         3,530    4,554
Municipal Bond Fund             9,628              --          --      1,013
Science and Technology Fund    92,478              --         8,035    4,189
Small Cap Growth Fund         151,481              --         9,820    8,311
Tax-Managed Equity Fund        13,670              --         1,081      241

With respect to Class A, Class B and Class C shares, W&R pays sales commissions and all expenses in connection with the sale of the Corporation's shares, except for registration fees and related expenses. During the period ended March 31, 2002, W&R paid the following amounts:

Asset Strategy Fund              $ 66,284
Core Equity Fund                  185,842
High Income Fund                   25,103
International Growth Fund          60,879
Large Cap Growth Fund              77,690
Limited-Term Bond Fund             62,674
Mid Cap Growth Fund                76,236
Money Market Fund                   8,681
Municipal Bond Fund                13,452
Science and Technology Fund       134,673
Small Cap Growth Fund             232,344
Tax-Managed Equity Fund            10,029

Under a Distribution and Service Plan for Class A shares adopted by the
Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940, each Fund may pay a distribution and/or service fee to W&R in an amount not to exceed 0.25% of the Fund's average annual net assets. The fee is to be paid to compensate W&R for amounts it expends in connection with the distribution of the Class A shares and/or provision of personal services to Fund shareholders and/or maintenance of shareholder accounts.

Under the Distribution and Service Plan adopted by the Corporation for Class B shares and Class C shares, respectively, each Fund may pay W&R a service fee not to exceed 0.25% and a distribution fee not to exceed 0.75% of a Fund's average annual net assets attributable to that class to compensate W&R for its services in connection with the distribution of shares of that class and/or the service and/or maintenance of shareholder accounts of that class. The
Class B Plan and the Class C Plan each permit W&R to receive compensation, through the distribution fee and service fee, respectively, for its distribution activities for that class, which are similar to the distribution activities described with respect to the Class A Plan, and for its activities in providing personal services to shareholders of that class and/or maintaining shareholder accounts of that class, which are similar to the corresponding activities for which it is entitled to compensation under the
Class A Plan.

Under the Class Y Plan, each Fund may pay W&R a fee of up to 0.25%, on an annual basis, of the average daily net assets of the Fund's Class Y shares to compensate W&R for, either directly or through third parties, distributing the
Class Y shares of that Fund, providing personal service to Class Y shareholders and/or maintaining Class Y shareholder accounts.

The Corporation paid Directors' fees of $53,813, which are included in other expenses.

W&R is a subsidiary of Waddell & Reed Financial, Inc., a public holding company, and a direct subsidiary of Waddell & Reed Financial Services, Inc., a holding company.

NOTE 3 - Investment Securities Transactions

Investment securities transactions for the period ended March 31, 2002 are summarized as follows:

                                                  Asset          Core        High
                                                  Strategy       Equity     Income
                                                  Fund           Fund        Fund
Purchases of investment securities,
  excluding short-term and
  U.S. Government securities                $ 46,395,859   $ 89,974,585   $ 16,395,476
Purchases of bullion                             412,400             --             --
Purchases of U.S. Government
  securities                                  30,221,182             --             --
Purchases of short-term securities           246,077,637    655,394,655    200,609,752
Purchases of options                           2,155,831        930,578             --
Proceeds from maturities and sales of
  investment securities, excluding
  short-term and U.S. Government
  securities                                  43,419,294    171,767,371     14,990,328
Proceeds from sales of bullion                   120,400             --             --
Proceeds from maturities and sales of
  U.S. Government securities                  27,111,690             --             --
Proceeds from maturities and sales of
  short-term securities                      258,735,804    637,231,309    201,822,666
Proceeds from options                          1,907,248        135,987             --

                                              International  Large Cap     Limited-
                                              Growth         Growth        Term Bond
                                              Fund           Fund          Fund
Purchases of investment securities,
  excluding short-term and
  U.S. Government securities                 $129,910,255   $ 24,816,004   $ 7,654,233
Purchases of U.S. Government
  securities                                           --             --     9,033,777
Purchases of short-term
  securities                                  947,157,637    130,150,878    25,717,045
Purchases of options                                   --             --            --
Proceeds from maturities and sales
  of investment securities, excluding
  short-term and U.S. Government
  securities                                  134,285,796     23,588,020     4,519,473
Proceeds from maturities and sales of
  U.S. Government securities                           --             --     3,003,197
Proceeds from maturities and sales of
  short-term securities                       962,005,657    129,597,000    26,512,000
Proceeds from options                                  --             --            --

                                               Mid Cap        Municipal      Science and
                                               Growth         Bond           Technology
                                               Fund           Fund           Fund
Purchases of investment securities,
  excluding short-term and
  U.S. Government securities                 $ 14,235,935   $10,033,592    $ 102,797,431
Purchases of U.S. Government securities                --            --               --
Purchases of short-term securities            906,462,204    13,104,000     1,336,970,838
Purchases of options                              187,317            --         6,054,505
Proceeds from maturities and sales of
  investment securities, excluding
  short-term and U.S. Government
  securities                                    4,661,116     9,169,292       104,822,014
Proceeds from maturities and sales of
  U.S. Government securities                           --            --                --
Proceeds from maturities and sales of
  short-term securities                       911,298,000    15,598,000      1,356,489,000
Proceeds from options                             217,026            --          6,606,949

                                                 Small Cap        Tax-Managed
                                                 Growth           Equity
                                                 Fund             Fund
Purchases of investment securities,
  excluding short- term and
  U.S. Government securities                 $ 127,929,627       $ 4,943,851
Purchases of U.S. Government securities                 --                --
Purchases of short-term securities           3,374,403,208        50,285,820
Purchases of options                                    --                --
Proceeds from maturities and sales of
  investment securities, excluding
  short-term and U.S. Government
  securities                                   198,085,930         5,558,977
Proceeds from maturities and sales of
  U.S. Government securities                            --                --
Proceeds from maturities and sales of
  short-term securities                      3,350,061,367        48,936,000
Proceeds from options                                   --                --

For Federal income tax purposes, cost of investments owned at March 31, 2002 and the related unrealized appreciation (depreciation) were as follows:

                                                                       Aggregate
                                                                    Appreciation
                              Cost       Appreciation Depreciation (Depreciation)

Asset Strategy Fund         $ 49,184,745 $  1,900,658  $   308,259  $ 1,592,399
Core Equity Fund             292,738,048   94,964,991   13,190,017   81,774,974
High Income Fund              19,405,512      844,389      326,125      518,264
International Growth Fund     95,023,740    5,586,294    7,049,598   (1,463,304)
Large Cap Growth Fund         27,447,059    2,927,443    1,182,826    1,744,617
Limited-Term Bond Fund        28,405,365      376,806      204,940      171,866
Mid Cap Growth Fund           21,728,152    1,685,949    1,739,866      (53,917)
Money Market Fund             13,055,109           --           --           --
Municipal Bond Fund           27,154,950      212,787      478,764     (265,977)
Science and Technology Fund  135,599,807   14,310,937   21,003,091   (6,692,154)
Small Cap Growth Fund        455,619,372  109,806,962   64,464,339   45,342,623
Tax-Managed Equity Fund        5,781,391      274,543      209,791       64,752

NOTE 4 - Federal Income Tax Matters

For Federal income tax purposes, the Funds' distributed and undistributed earnings and profit for the fiscal year ended March 31, 2002 and the related capital loss carryover and post-October activity were as follows:

                                             Asset          Core         High
                                             Strategy       Equity       Income
                                             Fund           Fund         Fund

Net ordinary income                        $ 942,445    $       --    $1,595,664
Distributed ordinary income                  867,328            --     1,565,160
Undistributed ordinary income                 75,117            --        30,504

Realized long-term capital gains                  --            --            --
Distributed long-term capital gains               --            --            --
Undistributed long-term capital gains             --            --            --

Capital loss carryover                     2,923,843    28,691,576     1,271,702

Post-October losses deferred                 514,205     8,186,117        79,881

                                             International  Large Cap      Limited-
                                             Growth         Growth         Term Bond
                                             Fund           Fund           Fund

Net ordinary income                          $    --      $      --     $1,005,440
Distributed ordinary income                       --             --        991,645
Undistributed ordinary income                     --             --         13,795

Realized long-term capital gains                  --             --             --
Distributed long-term capital gains               --             --             --
Undistributed long-term capital gains             --             --             --

Capital loss carryover                       31,762,625     7,188,151           --

Post-October losses deferred                  9,029,721     2,056,060       17,620

                                             Mid Cap        Money          Municipal
                                             Growth         Market         Bond
                                             Fund           Fund           Fund

Net ordinary income                          $ 5,580        $270,865       $944,160
Distributed ordinary income                    3,179         269,385        932,874
Undistributed ordinary income                  2,401           1,480         11,286

Realized long-term capital gains                  --              --             --
Distributed long-term capital gains               --              --             --
Undistributed long-term capital gains             --              --             --

Capital loss carryover                     2,752,716              --         230,753

Post-October losses deferred                 976,024              --          82,079

                                             Science and    Small Cap      Tax-Managed
                                             Technology     Growth         Equity
                                             Fund           Fund           Fund

Net ordinary income                          $    --        $    --        $    --
Distributed ordinary income                       --             --             --
Undistributed ordinary income                     --             --             --

Realized long-term capital gains                  --             --             --
Distributed long-term capital gains               --             --             --
Undistributed long-term capital gains             --             --             --

Capital loss carryover                       21,421,176     60,539,358     1,914,377

Post-October losses deferred                  1,946,612      6,121,311       671,390

Internal Revenue Code regulations permit each Fund to defer into its next fiscal year net capital losses or net long-term capital losses incurred between each November 1 and the end of its fiscal year ("post-October losses").

Capital loss carryovers are available to offset future realized capital gain net income for Federal income tax purposes. The following shows the totals by year in which the capital loss carryovers will expire if not utilized.

                         Asset          Core           High         International
                         Strategy       Equity         Income       Growth
                         Fund           Fund           Fund         Fund

2007                     $       --     $        --    $  501,692  $        --
2008                             --              --       472,930           --
2009                             --              --     2,581,600           --
2010                      2,923,843      28,691,576     1,271,702   31,762,625
                         -----------------------------------------------------
Total Carryover          $2,923,843     $28,691,576    $4,827,924  $31,762,625
                         =====================================================
                         Large Cap      Limited-       Mid Cap        Municipal
                         Growth         Term Bond      Growth         Bond
                         Fund           Fund           Fund           Fund

2007                     $       --     $   72,427    $       --     $     --
2008                             --         64,500            --           --
2009                             --        159,953            --      519,288
2010                      7,188,151             --     2,752,716      230,753
                         -----------------------------------------------------
Total Carryover          $7,188,151       $296,880    $2,752,716     $750,041
                         =====================================================
                                        Science and    Small Cap      Tax-Managed
                                        Technology     Growth         Equity
                                        Fund           Fund           Fund
2009                                    $        --    $        --    $   59,107
2010                                     21,421,176     60,539,358     1,914,377
                                        ----------------------------------------
Total Carryover                         $21,421,176    $60,539,358    $1,973,484
                                        ========================================

NOTE 5 - Multiclass Operations

Each Fund within the Corporation (other than Money Market Fund which offers only Class A, Class B and Class C shares) currently offers four classes of shares, Class A, Class B, Class C and Class Y, each of which have equal rights as to assets and voting privileges. A comprehensive discussion of the terms under which shares of each class are offered is contained in the Prospectus and the Statement of Additional Information for the Corporation.

Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class of shares based on the value of their relative net assets as of the beginning of each day adjusted for the prior day's capital share activity.

Class B shares were combined with Class C shares effective March 24, 2000 and were redesignated Class C shares.

Transactions in capital stock for the fiscal year ended March 31, 2002 are summarized below. Amounts are in thousands.

                                          Asset          Core           High
                                          Strategy       Equity         Income
                                          Fund           Fund           Fund
Shares issued from sale of shares:
  Class A                                   278            932           216
  Class B                                   123            343            54
  Class C                                   807          3,045           371
  Class Y                                    17            215            11
Shares issued from reinvestment of
  dividends and/or capital gains
  distribution:
  Class A                                    13              28           10
  Class B                                     8              23            7
  Class C                                   154           1,474          164
  Class Y                                     2              12           --*
Shares redeemed:
  Class A                                  (135)           (335)         (54)
  Class B                                   (62)           (145)         (28)
  Class C                                (1,340)        (10,459)        (661)
  Class Y                                   (10)            (91)          (5)
                                        -----------------------------------------
Increase (decrease) in outstanding
  capital shares                           (145)         (4,958)          85
                                        =========================================
Value issued from sale of shares:
  Class A                               $ 3,215        $  8,461    $   1,820
  Class B                                 1,438           3,155          458
  Class C                                 9,437          27,796        3,139
  Class Y                                   195           2,087           93
Value issued from reinvestment of
  dividends and/or capital gains
  distribution:
  Class A                                   152             243           83
  Class B                                    86             196           56
  Class C                                 1,728          12,760        1,380
  Class Y                                    26             111            2
Value redeemed:
  Class A                                (1,530)         (2,990)        (456)
  Class B                                  (717)         (1,284)        (236)
  Class C                               (15,529)        (94,385)      (5,563)
  Class Y                                  (109)           (864)         (43)
                                        -----------------------------------------
Increase (decrease) in outstanding
  capital                               $(1,608)       $(44,714)   $     733
                                        =========================================
*Not shown due to rounding.

                                           International  Large Cap     Limited-
                                           Growth         Growth        Term Bond
                                           Fund           Fund          Fund
Shares issued from sale of shares:
  Class A                                    647          1,094           664
  Class B                                     92            106           116
  Class C                                    519            406           796
  Class Y                                  1,834            171            15
Shares issued from reinvestment of
  dividends and/or capital gains
  distribution:
  Class A                                      2             --            11
  Class B                                      1             --             3
  Class C                                     26             --            74
  Class Y                                      2             --             8
Shares redeemed:
  Class A                                   (426)          (965)         (124)
  Class B                                    (45)           (92)          (21)
  Class C                                 (3,137)          (390)         (639)
  Class Y                                 (1,560)          (117)         (115)
                                        ------------------------------------------
Increase (decrease) in outstanding
  capital shares                          (2,045)           213           788
                                         ==========================================
Value issued from sale of shares:
  Class A                               $  6,829       $  9,985      $  6,852
  Class B                                    979            968         1,191
  Class C                                  5,559          3,717         8,205
  Class Y                                 19,389          1,580           151
Value issued from reinvestment of
  dividends and/or capital gains
  distribution:
  Class A                                     20             --           115
  Class B                                      6             --            31
  Class C                                    258             --           756
  Class Y                                     19             --            84
Value redeemed:
  Class A                                 (4,428)        (8,924)       (1,275)
  Class B                                   (461)          (821)         (220)
  Class C                                (32,705)        (3,504)       (6,573)
  Class Y                                (16,524)        (1,067)       (1,179)
                                        ------------------------------------------
Increase (decrease) in outstanding
  capital                               $(21,059)      $  1,934      $  8,138
                                        ==========================================

                                          Mid Cap        Money          Municipal
                                          Growth         Market         Bond
                                          Fund           Fund           Fund
Shares issued from sale of shares:
  Class A                                    883          6,770           141
  Class B                                     98          1,094             8
  Class C                                    314         18,256           222
  Class Y                                    150           n/a            --
Shares issued from reinvestment of
  dividends and/or capital gains
  distribution:
  Class A                                      8            128            6
  Class B                                     --              7           --*
  Class C                                     --            129           71
  Class Y                                     --*           n/a           --*
Shares redeemed:
  Class A                                   (507)        (6,390)         (63)
  Class B                                    (60)          (954)          (1)
  Class C                                   (232)       (21,219)        (455)
  Class Y                                   (122)           n/a           --
                                        -----------------------------------------
Increase (decrease) in outstanding
  capital shares                             532         (2,179)         (71)
                                        =========================================
Value issued from sale of shares:
  Class A                                $ 7,968        $ 6,770        $1,516
  Class B                                    881          1,094            87
  Class C                                  2,828         18,256         2,389
  Class Y                                  1,337            n/a            --
Value issued from reinvestment of
  dividends and/or capital gains
  distribution:
  Class A                                     75             128            61
  Class B                                     --               7             2
  Class C                                     --             129           758
  Class Y                                      3             n/a            --*
Value redeemed:
  Class A                                 (4,559)         (6,390)         (680)
  Class B                                   (529)           (954)           (6)
  Class C                                 (2,047)        (21,219)       (4,875)
  Class Y                                 (1,046)            n/a            --
                                        -----------------------------------------
Increase (decrease) in outstanding
  capital                                $ 4,911        $(2,179)       $ (748)
                                        =========================================
*Not shown due to rounding.

                                          Science and    Small Cap      Tax-Managed
                                          Technology     Growth         Equity
                                          Fund           Fund           Fund
Shares issued from sale of shares:
  Class A                                    566            5,892         248
  Class B                                    129              396          26
  Class C                                    720            3,337          63
  Class Y                                    141           24,633          --
Shares issued from reinvestment of
  dividends and/or capital gains
  distribution:
  Class A                                     --*              --          --
  Class B                                     --*              --          --
  Class C                                      7               --          --
  Class Y                                     --*              --          --
Shares redeemed:
  Class A                                   (224)          (4,819)        (80)
  Class B                                    (66)            (158)        (11)
  Class C                                 (2,030)         (10,698)       (164)
  Class Y                                    (58)         (22,478)        --
                                        ------------------------------------------
Increase (decrease) in outstanding
  capital shares                            (815)          (3,895)          82
                                        ==========================================
Value issued from sale of shares:
  Class A                               $ 10,531        $  59,708      $ 1,672
  Class B                                  2,365            4,011          181
  Class C                                 13,288           33,660          441
  Class Y                                  2,655          273,657           --
Value issued from reinvestment of
  dividends and/or capital gains
  distribution:
  Class A                                     11               --           --
  Class B                                      4               --           --
  Class C                                    129               --           --
  Class Y                                      3               --           --
Value redeemed:
  Class A                                 (4,148)         (49,068)        (540)
  Class B                                 (1,191)          (1,578)         (77)
  Class C                                (36,830)        (106,518)      (1,107)
  Class Y                                 (1,108)        (248,493)          --
                                        ------------------------------------------
Increase (decrease) in outstanding
  capital                               $(14,291)      $  (34,621)    $    570
                                        ==========================================
*Not shown due to rounding.

Transactions in capital stock for the fiscal period ended March 31, 2001 are summarized below. Amounts are in thousands.

                                           Asset          Core           High
                                           Strategy       Equity         Income
                                           Fund           Fund           Fund
Shares issued from sale of shares:
  Class A                                   236             515            71
  Class B                                   154             445            80
  Class C                                 1,013           3,310           269
  Class Y                                    11              82             1
Shares issued from reinvestment
  of dividends and/or capital
  gains distribution:
  Class A                                    24              39             2
  Class B                                    11              55             2
  Class C                                   780           8,511           185
  Class Y                                     8              36            --*
Shares redeemed:
  Class A                                   (54)           (131)          (21)
  Class B                                    (6)            (23)           (2)
  Class C                                  (711)         (7,842)         (753)
  Class Y                                    (6)            (28)           --*
                                        ------------------------------------------
Increase (decrease) in outstanding
   capital shares                         1,460           4,969          (166)
                                        ==========================================
Value issued from sale of shares:
  Class A                               $ 3,253         $ 6,097        $  611
  Class B                                 2,098           5,544           696
  Class C                                14,492          41,573         2,351
  Class Y                                   150           1,031             7
Value issued from reinvestment of
  dividends and/or capital gains
  distribution:
  Class A                                   300             426            17
  Class B                                   144             600            19
  Class C                                 9,813          93,199         1,622
  Class Y                                   105             404             1
Value redeemed:
  Class A                                  (678)         (1,389)         (180)
  Class B                                   (82)           (249)          (14)
  Class C                               (10,041)        (96,735)       (6,635)
  Class Y                                   (90)           (371)           (1)
                                        ------------------------------------------
Increase (decrease) in outstanding
  capital                               $19,464         $50,130       $(1,506)
                                        ==========================================
*Not shown due to rounding.

                                        International  Large Cap     Limited-
                                        Growth         Growth        Term Bond
                                        Fund           Fund          Fund
Shares issued from sale of shares:
  Class A                                    420         2,035             49
  Class B                                    156           282             42
  Class C                                    900           922            249
  Class Y                                    362            30             58
Shares issued from reinvestment of
  dividends and/or capital gains
  distribution:
  Class A                                     66            19             --*
  Class B                                     39             1              1
  Class C                                  3,184             4             87
  Class Y                                     57            --*             8
Shares redeemed:
  Class A                                    (38)         (365)            (1)
  Class B                                    (23)          (31)            (1)
  Class C                                 (1,996)         (225)          (504)
  Class Y                                    (85)           (1)           (11)
                                        ------------------------------------------
Increase (decrease) in outstanding
capital shares                             3,042         2,671          (23)
                                        ==========================================
Value issued from sale of shares:
  Class A                               $  7,120       $24,251       $  491
  Class B                                  3,011         3,285          419
  Class C                                 18,702        10,939        2,499
  Class Y                                  5,880           335          578
Value issued from reinvestment of
  dividends and/or capital gains
  distribution:
  Class A                                    909           215            5
  Class B                                    536            11           10
  Class C                                 43,808            44          855
  Class Y                                    849             3           82
Value redeemed:
  Class A                                   (577)       (4,225)          (6)
  Class B                                   (320)         (355)         (15)
  Class C                                (36,667)       (2,492)      (4,967)
  Class Y                                 (2,038)          (11)        (112)
                                        ------------------------------------------
Increase (decrease) in outstanding
  capital                               $ 41,213       $32,000       $ (161)
                                        ==========================================
*Not shown due to rounding.

                                        Mid Cap        Money          Municipal
                                        Growth         Market         Bond
                                        Fund           Fund           Fund
Shares issued from sale of shares:
Class A                                   1,017           3,165         113
Class B                                     204             653           4
Class C                                     622          22,623          94
Class Y                                      19             n/a          --*
Shares issued from reinvestment of
  dividends and/or capital gains
  distribution:
  Class A                                    31             146            1
  Class B                                     4               5           --*
  Class C                                     9              83          156
  Class Y                                     1             n/a           --*
Shares redeemed:
  Class A                                   (75)         (1,502)          (1)
  Class B                                   (24)           (227)          --
  Class C                                  (220)        (12,744)        (603)
Class Y                                      --*            n/a           --
                                        ------------------------------------------
Increase (decrease) in outstanding
  capital shares                          1,588         12,202           (236)
                                        ==========================================
Value issued from sale of shares:
  Class A                               $11,044        $ 3,165       $  1,176
  Class B                                 2,209            653             37
  Class C                                 6,846         22,623          1,687
  Class Y                                   218            n/a             --*
Value issued from reinvestment of
  dividends and/or capital gains
  distribution:
  Class A                                   323            146             11
  Class B                                    40              5             --*
  Class C                                    95             83            898
  Class Y                                     6            n/a             --*
Value redeemed:
  Class A                                  (761)        (1,502)           (13)
  Class B                                  (244)          (227)            --
  Class C                                (2,396)       (12,744)        (6,175)
  Class Y                                    --*            n/a            --
                                        ------------------------------------------
Increase (decrease) in outstanding
  capital                               $17,380        $12,202        $(2,379)
                                        ==========================================
*Not shown due to rounding.

                                        Science and     Small Cap     Tax-Managed
                                        Technology      Growth        Equity
                                        Fund            Fund          Fund
Shares issued from sale of shares:
  Class A                                    313            408          466
  Class B                                    161            444           45
  Class C                                  1,361          2,809          454
  Class Y                                     71          2,450           --
Shares issued from reinvestment of
  dividends and/or capital gains
  distribution:
  Class A                                     44             93           --
  Class B                                     31            130           --
  Class C                                  1,930         16,665           --
  Class Y                                     15            398           --
Shares redeemed:
  Class A                                    (34)           (74)        (246)
  Class B                                    (15)           (43)          (4)
  Class C                                 (2,067)        (7,479)        (215)
  Class Y                                    (52)        (1,515)          --
                                        ------------------------------------
Increase (decrease) in outstanding
  capital shares                           1,758         14,286          500
                                        =====================================
Value issued from sale of shares:
  Class A                               $  8,557        $ 6,082     $  4,220
  Class B                                  4,693          6,938          399
  Class C                                 41,214         43,656        4,099
  Class Y                                  2,138         33,613           --
Value issued from reinvestment of
  dividends and/or capital gains
  distribution:
  Class A                                  1,046          1,030           --
  Class B                                    736          1,430           --
  Class C                                 45,259        183,313           --
  Class Y                                    361          4,728           --
Value redeemed:
  Class A                                   (854)        (1,032)      (2,120)
  Class B                                   (367)          (584)         (31)
  Class C                                (58,506)      (112,387)      (1,820)
  Class Y                                 (1,623)       (22,367)          --
                                        -------------------------------------
Increase (decrease) in outstanding
  capital                               $ 42,654       $144,420       $ 4,747
                                        =====================================

NOTE 6 - Options

Options purchased by a Fund are accounted for in the same manner as marketable portfolio securities. The cost of portfolio securities acquired through the exercise of call options is increased by the premium paid to purchase the call. The proceeds from securities sold through the exercise of put options are decreased by the premium paid to purchase the put.

When the Fund writes (sells) an option, an amount equal to the premium received by the Fund is recorded as a liability. The amount of the liability is subsequently adjusted to reflect the current market value of the option written. The current market value of an option is the last sales price on the principal exchange on which the option is traded or, in the absence of transactions, the mean between the bid and asked prices or at a value supplied by a broker-dealer. When an option expires on its stipulated expiration date or the Fund enters into a closing purchase transaction, the Fund realizes a gain (or loss if the cost of a closing purchase transaction exceeds the premium received when the call option was sold) and the liability related to such option is extinguished. When a call option is exercised, the premium is added to the proceeds from the sale of the underlying security in determining whether the Fund has realized a gain or loss. For the Fund, when a  written put is exercised, the cost basis of the securities purchased by the Fund is reduced by the amount of the premium received.

For Asset Strategy Fund, transactions in call options written were as follows:

                                        Number of      Premiums
                                        Contracts      Received

Outstanding at March 31, 2001               891      $  220,704
Options written                           8,398       1,750,106
Options terminated in closing purchase
  transactions                           (9,154)     (1,922,295)
Options exercised                            --              --
Options expired                              --              --
                                        -----------------------
Outstanding at March 31, 2002               135      $   48,515
                                        =======================

For Core Equity Fund, transactions in call options written were as follows:

                                        Number of      Premiums
                                        Contracts      Received

Outstanding at March 31, 2001                --      $      --
Options written                             639        135,987
Options terminated in closing purchase
  transactions                             (639)      (135,987)
Options exercised                            --             --
Options expired                              --             --
                                        -----------------------
Outstanding at March 31, 2002                --      $      --
                                        =======================

For Mid Cap Growth Fund, transactions in call options written were as follows:

                                        Number of      Premiums
                                        Contracts      Received

Outstanding at March 31, 2001                21      $   6,258
Options written                           1,140        210,521
Options terminated in closing purchase
  transactions                             (916)      (175,282)
Options exercised                           (55)        (7,485)
Options expired                             (53)        (8,963)
                                        -----------------------
Outstanding at March 31, 2002               137      $  25,049
                                        =======================

For Mid Cap Growth Fund, transactions in put options written were as follows:

                                        Number of      Premiums
                                        Contracts      Received

Outstanding at March 31, 2001                --       $     --
Options written                              40          6,505
Options terminated in closing purchase
  transactions                              (22)        (3,459)
Options exercised                           (18)        (3,046)
Options expired                              --             --
                                        -----------------------
Outstanding at March 31, 2002                --        $    --
                                        =======================

For Science and Technology Fund, transactions in call options written were as follows:
                                        Number of      Premiums
                                        Contracts      Received

Outstanding at March 31, 2001               930      $  259,750
Options written                          19,525       5,504,073
Options terminated in closing purchase
  transactions                          (15,377)     (4,591,831)
Options exercised                        (3,785)       (841,287)
Options expired                          (1,198)       (301,901)
                                        -----------------------
Outstanding at March 31, 2002                95       $  28,804
                                        =======================

NOTE 7 - Futures

The Corporation may engage in buying and selling interest rate futures contracts, but only Debt Futures and Municipal Bond Index Futures. Upon entering into a futures contract, the Corporation is required to deposit, in a segregated account, an amount of cash or U.S. Treasury Bills equal to a varying specified percentage of the contract amount. This amount is known as the initial margin. Subsequent payments ("variation margins") are made or received by the Corporation each day, dependent on the daily fluctuations in the value of the underlying debt security or index. These changes in the variation margins are recorded by the Corporation as unrealized gains or losses. Upon the closing of the contracts, the cumulative net change in the variation margin is recorded as realized gain or loss. The Corporation uses futures to attempt to reduce the overall risk of its investments.

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders,
W&R Funds, Inc.:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of Asset Strategy Fund, Core Equity
Fund, High Income Fund, International Growth Fund, Large Cap Growth Fund,
Limited-Term Bond Fund, Mid Cap Growth Fund, Money Market Fund, Municipal Bond
Fund, Science and Technology Fund, Small Cap Growth Fund and Tax-Managed
Equity Fund (collectively the "Funds") comprising W&R Funds, Inc. as of March 31, 2002, and the related statements of operations for the fiscal year then ended, the statements of changes in net assets for each of the two fiscal years in the period then ended, and the financial highlights for the periods presented. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of March 31, 2002, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial positions of each of the respective Funds comprising W&R Funds, Inc., as of March 31, 2002, the results of their operations for the fiscal year then ended, the changes in their net assets for each of the two fiscal years in the period then ended, and their financial highlights for the periods presented, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Kansas City, Missouri
May 10, 2002

INCOME TAX INFORMATION

The amounts of the dividends and long-term capital gains below, multiplied by the number of shares owned by you in Asset Strategy Fund, Core Equity Fund,
International Growth Fund, Mid Cap Growth Fund or Science and Technology Fund,
respectively, on the record dates, will give you the total amounts to be reported in your Federal income tax return for the years in which they were received or reinvested.

                                     Per-Share Amounts Reportable As:
                     ------------------------------------------------------------
                        For Individuals                 For Corporations
                     ----------------------   -----------------------------------
Record               Ordinary  Long-Term                   Non-      Long-Term
Date        Total     Income   Capital Gain  Qualifying  Qualifying  Capital Gain
------     -------   -------   ------------  ----------  ----------  -------------
                                   Asset Strategy Fund
                                        Class A
6-13-01    $0.0640   $0.0640    $    --        $0.0333     $0.0307     $    --
9-19-01     0.0820    0.0820         --         0.0075      0.0745          --
12-12-01    0.2954    0.1265     0.1689         0.0091      0.1174      0.1689
03-13-02    0.0510    0.0510         --         0.0060      0.0450          --
           -------   -------    -------        -------     -------     -------
Total      $0.4924   $0.3235    $0.1689        $0.0559     $0.2676     $0.1689
           =======   =======    =======        =======     =======     =======

                                   Asset Strategy Fund
                                        Class B
6-13-01    $0.0400   $0.0400    $    --        $0.0208     $0.0192     $    --
9-19-01     0.0570    0.0570         --         0.0052      0.0518          --
12-12-01    0.2744    0.1055     0.1689         0.0072      0.0983      0.1689
03-13-02    0.0290    0.0290         --         0.0034      0.0256          --
           -------   -------    -------        -------     -------     -------
Total      $0.4004   $0.2315    $0.1689        $0.0366     $0.1949     $0.1689
           =======   =======    =======        =======     =======     =======

                                   Asset Strategy Fund
                                        Class C
6-13-01    $0.0400   $0.0400    $    --        $0.0208     $0.0192     $    --
9-19-01     0.0600    0.0600         --         0.0055      0.0545          --
12-12-01    0.2764    0.1075     0.1689         0.0074      0.1001      0.1689
03-13-02    0.0300    0.0300         --         0.0035      0.0265          --
           -------   -------    -------        -------     -------     -------
Total      $0.4064   $0.2375    $0.1689        $0.0372     $0.2003     $0.1689
           =======   =======    =======        =======     =======     =======

                                   Asset Strategy Fund
                                        Class Y
6-13-01    $0.0640   $0.0640    $    --         $0.0333    $0.0307     $    --
9-19-01     0.0880    0.0880         --          0.0080     0.0800          --
12-12-01    0.2984    0.1295     0.1689          0.0094     0.1201      0.1689
03-13-02    0.0550    0.0550         --          0.0064     0.0486          --
           -------   -------    -------        -------     -------     -------
Total      $0.5054   $0.3365    $0.1689         $0.0571    $.02794     $0.1689
           =======   =======    =======        =======     =======     =======

                                   Core Equity Fund
                          Class A, Class B, Class C and Class Y
12-12-01   $0.3136   $   --     $0.3136         $    --    $    --     $0.3136
           =======   =======    =======        =======     =======     =======

                              International Growth Fund
                          Class A, Class B, Class C and Class Y
12-12-01   $0.0311   $    --    $0.0311         $    --    $    --     $0.0311

                                   Mid Cap Growth Fund
                                        Class A
12-12-01   $0.0476   $0.0476     $    --        $0.0041    $0.0435     $    --
           =======   =======    =======        =======     =======     =======

                                   Mid Cap Growth Fund
                                        Class Y
12-12-01   $0.0606   $0.0606     $    --        $0.0052    $0.0554     $    --
           =======   =======    =======        =======     =======     =======

                              Science and Technology Fund
                              Class A, Class B, Class C and Class Y
12-12-01   $0.0202   $0.0141     $0.0061        $    --    $0.0141     $0.0061
           =======   =======    =======        =======     =======     =======

Dividends are declared and recorded by each Fund on each day the New York Stock
Exchange is open for business. Dividends are paid monthly usually on the 27th of the month or on the preceding business day if the 27th is a weekend or holiday.

Exempt Interest Dividends - The exempt interest portion of dividends paid represents the distribution of state and municipal bond interest and is exempt from Federal income taxation.

The table below shows the taxability of dividends and long-term capital gains paid during the fiscal year ended March 31, 2001:

                                      Per-Share Amounts Reportable As:
                       --------------------------------------------------------
                          For Individuals              For Corporations
                       ---------------------  ---------------------------------
Record                 Ordinary   Long-Term                Non-      Long-Term
Date          Total    Income   Capital Gain Qualifying Qualifying Capital Gain
-------     ---------  -------- ------------ ---------- ---------- ------- ----
                                        High Income Fund
                              Class A, Class B, Class C and Class Y
April 2001
through
December
2001        100.0000%  100.0000%     --%       9.8173%    90.1827%       --%

January
2002
through
March
2002        100.0000%  100.0000%     --%       5.2039%    94.7961%       --%

                                   Limited-Term Bond Fund
                              Class A, Class B, Class C and Class Y
April 2001
through
March
2002        100.0000%  100.0000%     --%           --%    100.0000%      --%

                                        Money Market Fund
                                   Class A, Class B and Class C
April 2000
through
March
2002        100.0000%  100.0000%     --%           --%    100.0000%      --%

                                        Municipal Bond Fund
                              Class A, Class B, Class C and Class Y
                               For Individuals                For Corporations
                      ------------------------------ --------------------------------
Record                Ordinary   Long-Term   Exempt     Non-      Long-Term   Exempt
Date        Total     Income   Capital Gain Interest Qualifying Capital Gain Interest
------      --------  -------- ------------ -------- ---------- ------------ --------
April 2001
through
December
2001        100.0000% 1.9477%      --%      98.0523%     --%       1.9477%   98.0523%

January 2002
through
March
2002        100.0000% 0.8355%      --%      99.1645%     --%       0.8355%   99.1645%

CORPORATION DEDUCTIONS - Under Federal tax law, the
amounts reportable as Qualifying Dividends are eligible for the dividends received deduction in the year received as provided by Section 243 of the
Internal Revenue Code.

The tax status of dividends paid will be reported to you on Form 1099-DIV after the close of the applicable calendar year.

Income from Municipal Bond Fund may be subject to the alternative minimum tax.
Shareholders are advised to consult with their tax advisors concerning the tax treatment of dividends and distributions from all the Funds.

The Board of Directors of W&R Funds, Inc.

Each of the individuals listed below serves as a director for each of the portfolios within the Waddell & Reed Advisors Funds, W&R Funds, Inc.,
Waddell & Reed InvestEd Portfolios, Inc. and W&R Target Funds, Inc. for a
total of 47 portfolios served. Four of the five interested directors are
"interested" by virtue of their current or former engagement as officers of Waddell & Reed Financial, Inc. (WDR) or its wholly-owned subsidiaries, including the funds' investment advisor, Waddell & Reed
Investment Management Company (WRIMCO); the funds' principal underwriter,
Waddell & Reed, Inc. (W&R); and the funds' transfer agent, Waddell & Reed
Services Company (WRSCO), as well as by virtue of their personal ownership of shares of WDR. The fifth interested director is a partner in a law firm that has represented W&R within the past two years.

The other directors (more than a majority of the total number) are disinterested; that is, they are not employees or officers of, and have no financial interest in, WDR or any of its wholly-owned subsidiaries, including W&R, WRIMCO and WRSCO.

Disinterested Directors

James M. Concannon (54)

Washburn Law School, 1700 College, Topeka, KS 66621

Position held with Fund: Director

Director since: 1997

Principal Occupations During Past 5 Years: Professor of Law, Washburn Law
School; formerly, Dean, Washburn Law School

Other Directorships held by Director: Director, Am Vestors CBO II, Inc., a bond investment company

John A. Dillingham (62)

6300 Lamar Avenue, Overland Park, KS 66202

Position held with Fund: Director

Director since: 1997

Principal Occupations During Past 5 Years: President and Director, JoDill
Corp. and Dillingham Enterprises, Inc., both farming enterprises; formerly,
Instructor at Central Missouri State University; formerly, Consultant and
Director, McDougal Construction Co.

Other Directorships held by Director: Chairman, Clay Co. IDA and Kansas
City Municipal Assistance Corp., both bonding authorities; Director,
American Royal and Salvation Army

David P. Gardner (68)

2441 Iron Canyon Drive, Park City UT 84060

Position held with Fund: Director

Director since: 1998

Principal Occupation During Past 5 Years: formerly, President, William and
Flora Hewlett Foundation

Other Directorships held by Director: Chairman, J. Paul Getty Trust;
Director, Fluor Corp., Campus Pipeline, John & Karen Huntsman Foundation
and Huntsman Cancer Foundation; formerly, Chairman, George S. and Dolores
Dor'e Eccles Foundation; formerly, Director, First Security Corp., Digital
Ventures and Charitableway

Linda K. Graves (48)

6300 Lamar Avenue, Overland Park, KS 66202

Position held with Fund: Director

Director since: 1995

Principal Occupation During Past 5 Years: First Lady of Kansas

Other Directorships held by Director: Chairman & Director, Community
Foundation of Johnson County; Director, Greater Kansas City Community
Foundation, and Friends of Cedar Crest Association; Director, American
Guaranty Life Insurance Company

Joseph Harroz, Jr. (34)

6300 Lamar Avenue, Overland Park, KS 66202

Position held with Fund: Director

Director since: 1998

Principal Occupations During Past 5 Years: Vice President & General
Counsel, Board of Regents, University of Oklahoma; Adjunct Professor,
University of Oklahoma Law School; Managing Member, Harroz Investments,
LLC, commercial enterprise investments

Other Directorships held by Director: Treasurer, Oklahoma Appleseed (Center for Law and Justice)

John F. Hayes (82)

6300 Lamar Avenue, Overland Park, KS 66202

Position held with Fund: Director

Director since: 1988

Principal Occupation During Past 5 Years: Chairman, Gilliland & Hayes, PA,
a law firm

Other Directorships held by Director: Director, Central Bank & Trust and
Central Financial Corp.; formerly, Director, Central Properties, Inc.

Glendon E. Johnson (77)

13635 Deering Bay Drive, Unit 284, Miami, FL 33158

Position held with Fund: Director

Director since: 1971

Principal Occupations During Past 5 Years: Retired; formerly, Chief
Executive Officer and Director, John Alden Financial Corp.

Other Directorships held by Director: Manager, Castle Valley Ranches LLC;
Chairman, Wellness Council of America; Chairman, Bank Assurance Partners,
marketing; Executive Board and Advisory Committee, Boy Scouts of America

Eleanor B. Schwartz (64)

1213 W. 95th Ct., Chartwell #4, Kansas City, MO 64114

Position held with Fund: Director

Director since: 1995

Principal Occupations During Past 5 Years: Professor, University of
Missouri at Kansas City; formerly, Chancellor, University of Missouri at
Kansas City

Other Directorships held by Director: None

Frederick Vogel III (66)

6300 Lamar Avenue, Overland Park, KS 66202

Position held with Fund: Director

Director since: 1971

Principal Occupation During Past 5 Years: Retired

Other Directorships held by Director: None

Interested Directors

Robert L. Hechler (65)

6300 Lamar Avenue, Overland Park, KS 66202

Positions held with Fund: Director; formerly, President, Principal
Financial Officer; formerly, Vice President

Director since: 1998

Principal Occupations During Past 5 Years: Consultant of WDR and W&R (2001
to present); Director of WDR (1998 to present); Executive Vice President and Chief Operating Officer of WDR (1998 to 2001); Director, Principal
Financial Officer and Treasurer of W&R (1981 to 2001); Chief Executive
Officer and President of W&R (1993 to 2001); Director, Executive Vice
President, Principal Financial Officer and Treasurer of WRIMCO (1985 to
2001); Director and Treasurer of WRSCO (1981 to 2001); President of WRSCO
(1981 to 1999)

Other Directorships held by Director: None

Henry J. Herrmann (59)

6300 Lamar Avenue, Overland Park, KS 66202

Positions held with Fund: Director and President; formerly, Vice President

Director since: 1998; President since: 2001

Principal Occupation(s) During Past 5 Years: Director, President and Chief
Investment Officer of WDR (1998 to present); Treasurer of WDR (1998 to
1999); Director of W&R (1993 to present); Director of WRIMCO (1992 to present); President and Chief Executive Officer of WRIMCO (1993 to
present); Chief Investment Officer of WRIMCO (1991 to present)

Other Directorships held by Director: None

William T. Morgan (73)

928 Glorietta Blvd., Coronado, CA 92118

Position held with Fund: Director

Director since: 1985

Principal Occupation(s) During Past 5 Years: Retired; Mr. Morgan retired as
Chairman of the Board of Directors and President of each of the funds in the Fund Complex then in existence on April 30, 1993

Other Directorships held by Director: None

Frank J. Ross, Jr. (48)

Polsinelli, Shalton & Welte,700 West 47th Street, Suite 1000, Kansas City,
MO 64112

Position held with Fund: Director

Director since: 1996

Principal Occupation During Past 5 Years: Shareholder/Director, Polsinelli,
Shalton & Welte, a law firm

Other Directorships held by Director: Director, Columbian Bank & Trust

Keith A. Tucker (56)

6300 Lamar Avenue, Overland Park, KS 66202

Positions held with Fund: Chairman of the Board of Directors and Director;
formerly, President

Director since: 1993; Chairman of the Board of Directors since: 1998

Principal Occupation(s) During Past 5 Years: Chairman of the Board of
Directors, Director and Chief Executive Officer of WDR (1998 to present);
Principal Financial Officer of WDR (1998 to 1999); Chairman of the Board of
Directors and Director of W&R, WRIMCO and WRSCO (1993 to present); Vice
Chairman of the Board of Directors of Torchmark Corporation (1991 to 1998);
Chairman of the Board of Directors of Torchmark Distributors, Inc. (1993 to
1997)

Other Directorships held by Director: Director, Vesta Insurance Group (1996 to 1997)

Officers

Theodore W. Howard (59)

6300 Lamar Avenue, Overland Park, KS 66202

Positions held with Fund: Vice President, Treasurer, Principal Accounting
Officer, and Principal Financial Officer

Length of Time Served: Vice President, Treasurer and Principal Accounting
Officer, 15 years; Principal Financial Officer, since 2002

Principal Occupation(s) During Past 5 Years: Senior Vice President of WRSCO
(2001 to present); Vice President of WRSCO (1988 to 2001)

Directorships held: None

Kristen A. Richards (34)

6300 Lamar Avenue, Overland Park, KS 66202

Positions held with Fund: Vice President, Secretary and Associate General
Counsel

Length of Time Served: 2 years

Principal Occupation(s) During Past 5 Years: Vice President, Associate
General Counsel and Chief Compliance Officer of WRIMCO (2000 to present);
Assistant Secretary of each of the funds in the Fund Complex (1998 to
2000); Compliance Officer of WRIMCO (1995 to 1998)

Directorships held: None

Daniel C. Schulte (36)

6300 Lamar Avenue, Overland Park, KS 66202

Positions held with Fund: Vice President, Assistant Secretary and General
Counsel

Length of Time Served: 2 years

Principal Occupation(s) During Past 5 Years: Vice President, Secretary and
General Counsel of WDR (2000 to present); Senior Vice President, Secretary and General Counsel of W&R, WRIMCO and WRSCO (2000 to present); Assistant
Secretary of WDR (1998 to 2000); an attorney with Klenda, Mitchell,
Austerman & Zuercher, L.L.C. (1994 to 1998)

Directorships held: None

Michael L. Avery (48)

6300 Lamar Avenue, Overland Park, KS 66202

Positions held with Fund: Vice President and portfolio manager

Length of Time Served: 5 years

Principal Occupation(s) During Past 5 Years: Senior Vice President/Vice
President and Director of Research of WRIMCO (1987 to present); portfolio manager for investment companies managed by WRIMCO and its predecessor
(1994 to present)

Directorships held: None

Bryan J. Bailey (38)

6300 Lamar Avenue, Overland Park, KS 66202

Positions held with Fund: Vice President and portfolio manager

Length of Time Served: 2 years

Principal Occupation(s) During Past 5 Years: Vice President of WRIMCO (2000
to present); assistant portfolio manager for investment companies managed by WRIMCO (1999 to 2000); employee of WRIMCO (1993 to present)

Directorships held: None

Daniel P. Becker (37)

6300 Lamar Avenue, Overland Park, KS 66202

Positions held with Fund: Vice President and portfolio manager

Length of Time Served: 2 years

Principal Occupation(s) During Past 5 Years: Senior Vice President of
WRIMCO (2000 to present); Vice President of WRIMCO (1997 to 2000);
portfolio manager for investment companies managed by WRIMCO (1997 to present)

Directorships held: None

Thomas A. Mengel (44)

6300 Lamar Avenue, Overland Park, KS 66202

Positions held with Fund: Vice President and portfolio manager

Length of Time Served: 6 years

Principal Occupation(s) During Past 5 Years: Senior Vice President of
WRIMCO (2000 to present); Vice President of WRIMCO (1996 to 2000)

Directorships held: None

Barry M. Ogden (32)

6300 Lamar Avenue, Overland Park, KS 66202

Positions held with Fund: Vice President and portfolio manager

Length of Time Served: since 2002

Principal Occupation(s) During Past 5 Years: Vice President of WRIMCO (2000
to present); assistant portfolio manager for investment companies managed by WRIMCO (1999 to present); employee of WRIMCO (1994 to present)

Directorships held: None

Louise D. Rieke (52)

6300 Lamar Avenue, Overland Park, KS 66202

Positions held with Fund: Vice President and portfolio manager

Length of Time Served: 5 years

Principal Occupation(s) During Past 5 Years: Senior Vice President/Vice
President of WRIMCO (1986 to present); portfolio manager for investment companies managed by WRIMCO and its predecessor (1986 to present)

Directorships held: None

Grant P. Sarris (35)

6300 Lamar Avenue, Overland Park, KS 66202

Positions held with Fund: Vice President and portfolio manager

Length of Time Served: 4 years

Principal Occupation(s) During Past 5 Years: Senior Vice President of
WRIMCO (2000 to present); Vice President of WRIMCO (1998 to 2000);
assistant portfolio manager for investment companies managed by WRIMCO
(1996 to 1998)

Directorships held: None

Kimberly Scott (41)

6300 Lamar Avenue, Overland Park, KS 66202

Positions held with Fund: Vice President and portfolio manager

Length of Time Served: 1 year

Principal Occupation(s) During Past 5 Years: Vice President of WRIMCO (2001
to present); investment analyst for WRIMCO (1999 to 2001); equity analyst for Bartlett & Company (1994 to 1999)

Directorships held: None

Zachary H. Shafran (36)

6300 Lamar Avenue, Overland Park, KS 66202

Positions held with Fund: Vice President and portfolio manager

Length of Time Served: 1 year

Principal Occupation(s) During Past 5 Years: Senior Vice President of
WRIMCO (2000 to present); Vice President of WRIMCO (1996 to 2000);
portfolio manager for investment companies managed by WRIMCO (1996 to present)

Directorships held: None

W. Patrick Sterner (52)

6300 Lamar Avenue, Overland Park, KS 66202

Positions held with Fund: Vice President and portfolio manager

Length of Time Served: 10 years

Principal Occupation(s) During Past 5 Years: Senior Vice President of
WRIMCO (2000 to present); Vice President of WRIMCO (1992 to 2000)

Directorships held: None

Mira Stevovich (48)

6300 Lamar Avenue, Overland Park, KS 66202

Positions held with Fund: Vice President, Assistant Treasurer and portfolio manager

Length of Time Served: 2 years

Principal Occupation(s) During Past 5 Years: Vice President of WRIMCO (1998
to present); assistant portfolio manager for investment companies managed by WRIMCO and its predecessor (1989 to 1998)

Directorships held: None

Daniel J. Vrabac (47)

6300 Lamar Avenue, Overland Park, KS 66202

Positions held with Fund: Vice President and portfolio manager

Length of Time Served: 5 years

Principal Occupation(s) During Past 5 Years: Senior Vice President and Head
of Fixed Income for WRIMCO (2000 to present); Vice President of WRIMCO
(1994 to 2000)

Directorships held: None

James D. Wineland (50)

6300 Lamar Avenue, Overland Park, KS 66202

Positions held with Fund: Vice President and portfolio manager

Length of Time Served: 5 years

Principal Occupation(s) During Past 5 Years: Senior Vice President/Vice
President of WRIMCO (1988 to present); portfolio manager for investment companies managed by WRIMCO and its predecessor (1988 to present)

Directorships held: None

DIRECTORS

Keith A. Tucker
Overland Park, Kansas
Chairman of the Board

James M. Concannon
Topeka, Kansas

John A. Dillingham
Kansas City, Missouri

David P. Gardner
San Mateo, California

Linda K. Graves
Topeka, Kansas

Joseph Harroz, Jr.
Norman, Oklahoma

John F. Hayes
Hutchinson, Kansas

Robert L. Hechler
Overland Park, Kansas

Henry J. Herrmann
Overland Park, Kansas

Glendon E. Johnson
Miami, Florida

William T. Morgan
Coronado, California

Frank J. Ross, Jr.
Kansas City, Missouri

Eleanor B. Schwartz
Kansas City, Missouri

Frederick Vogel III
Milwaukee, Wisconsin

OFFICERS

Henry J. Herrmann
President

Michael L. Avery
Vice President

Bryan J. Bailey
Vice President

Daniel P. Becker
Vice President

Theodore W. Howard
Vice President and Treasurer

Thomas A. Mengel
Vice President

Cynthia P. Prince-Fox
Vice President

Kristen A. Richards
Vice President and Secretary

Louise D. Rieke
Vice President

Grant P. Sarris
Vice President

Daniel C. Schulte
Vice President

Kimberly A. Scott
Vice President

Zachary H. Shafran
Vice President

W. Patrick Sterner
Vice President

Mira Stevovich
Vice President

Daniel J. Vrabac
Vice President

James D. Wineland
Vice President

Annual Privacy Notice

Waddell & Reed, Inc., Waddell & Reed Advisors Group of Mutual Funds, W&R
Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc. ("Waddell &
Reed") are committed to ensuring their customers have access to a broad range of products and services to help them achieve their personal financial goals. In the course of doing business with Waddell & Reed, customers are requested to share financial information and they may be asked to provide other personal details. Customers can be assured that
Waddell & Reed is diligent in its efforts to keep such information confidential.

Recognition of a Customer's Expectation of Privacy

At Waddell & Reed, we believe the confidentiality and protection of customer information is one of our fundamental responsibilities. And while information is critical to providing quality service, we recognize that one of our most important assets is our customers' trust. Thus, the safekeeping of customer information is a priority for Waddell & Reed.

Information Collected

In order to tailor available financial products to your specific needs,
Waddell & Reed may request that you complete a variety of forms that require nonpublic personal information about your financial history and other personal details, including but not limited to, your name, address, social security number, assets, income and investments. Waddell & Reed may also gather information about your transactions with us, our affiliates and others.

Categories of Information that may be Disclosed

While Waddell & Reed may disclose information it collects from applications and other forms, as described above, we at Waddell & Reed also want to assure all of our customers that whenever information is used, it is done with discretion. The safeguarding of customer information is an issue we take seriously.

Categories of Parties to whom we disclose nonpublic personal information

Waddell & Reed may disclose nonpublic personal information about you to the following types of third parties: selectively chosen financial service providers, whom we believe have valuable products or services that could benefit you. Whenever we do this, we carefully review the company and the product or service to make sure that it provides value to our customers. We share the minimum amount of information necessary for that company to offer its product or service. We may also share information with unaffiliated companies that assist us in providing our products and services to our customers; in the normal course of our business (for example, with consumer reporting agencies and government agencies); when legally required or permitted in connection with fraud investigations and litigation; and at the request or with the permission of a customer.

Opt Out Right

If you prefer that we not disclose nonpublic personal information about you to nonaffiliated third parties, you may opt out of those disclosures, that is, you may direct us not to make those disclosures (other than disclosures permitted by law). If you wish to opt out of disclosures to nonaffiliated third parties, please provide a written request to opt-out with your name and account number(s) or social security number to: Waddell & Reed, Attn:
Opt Out Notices, P.O. Box 29220, Shawnee Mission, Kansas 66201. You may
also call 1-888-Waddell and a Client Services Representative will assist you.

Confidentiality and Security

We restrict access to nonpublic personal information about you to those employees who need to know that information to provide products and services to you. We maintain physical, electronic, and procedural safeguards that comply with federal standards to guard your nonpublic personal information. If you decide to close your account(s) or become an inactive customer, we will adhere to the privacy policies and practices as described in this notice.

Householding Notice

If you currently receive one copy of the shareholder reports and prospectus for your household (even if more than one person in your household owns shares of the Fund) and you would prefer to receive separate shareholder reports and prospectuses for each account holder living at your address, you can do either of the following:

Fax your request to 800-532-2749.

Write to us at the address listed on the inside back cover for Waddell &
Reed, Inc.

Please list each account for which you would like to receive separate shareholder reports and prospectus mailings. We will resume sending separate documents within 30 days of receiving your request.

To all traditional IRA Planholders:

As required by law, income tax will automatically be withheld from any distribution or withdrawal from a traditional IRA unless you make a written election not to have taxes withheld. The election may be made on the distribution/withdrawal form provided by Waddell & Reed, Inc. which can be obtained from your Waddell & Reed representative or by submitting Internal
Revenue Service Form W-4P. Once made, an election can be revoked by providing written notice to Waddell & Reed, Inc. If you elect not to have tax withheld you may be required to make payments of estimated tax.
Penalties may be imposed by the IRS if withholding and estimated tax payments are not adequate.

This page for your notes and calculations.

W&R Funds, Inc.
  Asset Strategy Fund
  Core Equity Fund
  High Income Fund
  International Growth Fund
  Large Cap Growth Fund
  Limited-Term Bond Fund
  Mid Cap Growth Fund
  Money Market Fund
  Municipal Bond Fund
  Science and Technology Fund
  Small Cap Growth Fund
  Tax-Managed Equity Fund

FOR MORE INFORMATION:

Contact your representative, or your
local office as listed on your
Account Statement, or contact:

  WADDELL & REED
  CLIENT SERVICES
  6300 Lamar Avenue
  P.O. Box 29217
  Shawnee Mission, KS  66201-9217
  (888) WADDELL
  (888) 923-3355

Our INTERNET address is:
  http://www.waddell.com

For more complete information regarding any of the mutual funds in W&R
Funds, Inc., including charges and expenses, please obtain the
Corporation's prospectus by calling or writing to the number or address listed above. Please read the prospectus carefully before investing.

W&R Funds, Inc.
6300 Lamar Avenue
P.O. Box 29217
Shawnee Mission, Kansas 66201-9217

WRR3000A(3-02)
printed on recycled paper